UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Amendment No. 1

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Maxco, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
X	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The proposed transaction is valued at $58,000,000.00 which is the maximum consideration to be paid for the sale of the assets described in the proxy statement.

	(4)	Proposed maximum aggregate value of transaction: $58,000,000.00
	(5)	Total fee paid: $11,600.00
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

1005 Charlevoix Drive Suite 100
Grand Ledge, Michigan 48837
December 29, 2006

To Our Stockholders:

You are cordially invited to attend an annual meeting of stockholders of Maxco, Inc. to be held at the corporate office, located at 1005 Charlevoix Drive, Suite 100, Grand Ledge, MI 48837, on Tuesday, January 30, 2007 at 10:30 a.m., local time.

The board of directors is soliciting your vote to (i) approve and adopt the sale of substantially all of the assets of our wholly owned subsidiary, Atmosphere Annealing, Inc. (“AAI”), and AAI’s wholly owned subsidiary, BCGW, Inc. (“BCGW”) to Quanex Technologies, Inc., the wholly owned subsidiary of Quanex Corporation, pursuant to the terms of the Asset Purchase and Sale Agreement, dated as of December 13, 2006, by and among Maxco, Inc., AAI, BCGW, Quanex Technologies, Inc. and Quanex Corporation (the “Asset Purchase Agreement”); (ii) to elect a board of directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified; and (iii) to transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting. More information about the asset sale is contained in the accompanying proxy statement, which we strongly encourage you to read in its entirety. A copy of the Asset Purchase Agreement is attached as Annex A to the proxy statement.

After careful consideration, our board of directors has approved the Asset Purchase Agreement and asset sale and determined that it is expedient and for the best interests of Maxco, Inc. and its stockholders that Maxco, Inc., AAI and BCGW enter into the Asset Purchase Agreement and consummate the asset sale. The asset sale cannot be completed unless, among other things, stockholders holding a majority of the outstanding shares of our common stock and voting preferred stock approve and adopt the transactions contemplated by the Asset Purchase Agreement.

Our board of directors recommends that you vote FOR the proposal to approve and adopt the sale of assets and FOR the election of each of the directors nominated.

Your vote is very important. If you are a stockholder of record, you have the right to vote by proxy or to vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, we encourage you to mark, sign and date your proxy and return it promptly in the enclosed, pre-addressed, prepaid envelope to ensure that your shares will be represented and voted at the meeting. As a stockholder of record, if you sign, date and send us your proxy but do not indicate how you want to vote, your proxy will be voted "FOR" the approval and adoption of the transactions contemplated by the Asset Purchase Agreement, and “FOR” the election of the nominees to the Board of Directors and “FOR” the transaction of any other business as may properly come before the annual meeting, or any adjournments or postponements. If you are a beneficial owner of shares held in street name, such as your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote on each proposal in accordance with the voting instruction form furnished by your broker, bank or nominee. If you do not instruct your broker, bank or other nominee how to vote on the particular proposals, your vote will not count as votes cast on the particular proposal.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

Max A. Coon
President and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 30, 2007

An annual meeting of the stockholders of Maxco, Inc. will be held at the corporate office, located at 1005 Charlevoix Drive, Suite 100, Grand Ledge, MI 48837, on Tuesday, January 30, 2007 at 10:30 a.m., local time, to consider and vote on the following matters:

1. To approve and adopt the asset purchase agreement among Maxco, Atmosphere Annealing, BCGW, and Quanex Technologies and Quanex Corporation pursuant to which Quanex Technologies will acquire substantially all of the assets of our wholly owned subsidiary, Atmosphere Annealing, and its wholly-owned subsidiary, BCGW;

2. Elect a board of directors to serve until the next annual meeting of stockholders;

3. To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The foregoing items of business, including the proposed sale of assets, are more fully described in the proxy statement that is attached to, and a part of, this notice.

For more information about the asset sale and the other transactions contemplated by the Asset Purchase Agreement, we strongly encourage you to review the accompanying proxy statement and the Asset Purchase Agreement attached as Annex A to the proxy statement.

Our board of directors recommends that you vote FOR the proposal to approve and adopt the sale of assets and FOR the election of each of the directors nominated.

Only stockholders of record (common, Series Three Preferred and Series Six Preferred) at the close of business on December 18, 2006, the record date for the annual meeting, may vote at the annual meeting and any adjournments or postponements of the annual meeting. A complete list of stockholders of record entitled to vote at the annual meeting will be available for review during ordinary business hours for a period of 10 days before the annual meeting at our executive offices for any purpose germane to the annual meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, please submit your proxy or voting instructions as soon as possible to make sure that your shares are represented and voted. Whether or not you attend the annual meeting, you may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date or by appearing at the annual meeting and voting in person, regardless of the method used to deliver your previous proxy. Attendance at the annual meeting without voting will not itself revoke a proxy. If your shares are held in an account at a brokerage firm, bank or other nominee, you must contact your broker, bank or nominee to revoke your proxy.

By Order of the Board of Directors,

Eric L. Cross Secretary

Grand Ledge, Michigan December 29, 2006

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PROPOSAL 2: ELECTION OF DIRECTORS	23
Committees of the Board of Directors	24
Communication with the Board of Directors	26
Executive Officers	27
Executive Compensation	27
Security Ownership of Certain Beneficial Owners and Management	29
Compensation Committee Report on Executive Compensation	31
Compensation Committee Interlocks and Insider Participation	32
Section 16(a) Beneficial Ownership Reporting Compliance	32
Comparative Stock Performance	33
Certain Relationships and Related Transactions	34
Shareholder Proposals	35
Delivery to Shareholders Sharing an Address	35

OTHER BUSINESS	36

PROXY CARD	37

SELECTED FINANCIAL DATA OF ATMOSPHERE ANNEALING, INC.	38

ANNEXES

Annex A Asset Purchase and Sale Agreement
Annex B Unaudited Pro Forma Condensed Consolidated Financial Statements
Annex C Selected Financial Data of Maxco, Inc.
Annex D Summary Historical Financial Data, Fiscal Year Ended March 31, 2006
Annex E Summary Historical Financial Data, Three Months Ended September 30, 2006
Annex F Audit Committee Charter
Annex G Opinion of the Financial Advisor

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MAXCO, INC.
1005 Charlevoix Dr., Suite 100
Grand Ledge, Michigan 48837

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Maxco, Inc. (the “Company”), 1005 Charlevoix Dr. Suite 100, Grand Ledge, Michigan 48837, for use at the Annual Meeting of Shareholders of the Company to be held on January 30, 2007, at 10:30 a.m., or any adjournments thereof. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about December 29, 2006.

PURPOSE OF THE MEETING

The purpose of this Annual Meeting of Shareholders shall be (i) to approve and adopt the sale of substantially all of the assets (the “Transaction”) of our wholly owned subsidiary, Atmosphere Annealing, Inc. (“AAI”), and AAI’s wholly owned subsidiary, BCGW, Inc. (“BCGW”) to Quanex Technologies, Inc., the wholly owned subsidiary of Quanex Corporation, pursuant to the terms of the Asset Purchase and Sale Agreement, dated as of December 13, 2006, by and among Maxco, Inc., AAI, BCGW and Quanex Corporation (the “Asset Purchase Agreement”), (ii) to elect a board of directors and (iii) to transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

VOTING

Common stock, par value $1.00 per share (the “Common Stock”), series three preferred shares, par value $60.00 per share (the “Series Three Preferred Stock”), and series six preferred shares, par value $160 per share (the “Series Six Preferred Stock”) are the only voting stock of the Company. Holders of record at the close of business on December 18, 2006, are entitled to one (1) vote for each share of Common Stock held, and twenty (20) votes for each share of Series Three Preferred Stock held, and twenty (20) votes for each share of Series Six Preferred Stock held. As of September 30, 2006, the Company had 3,454,039 shares of Common Stock, 14,784 shares of Series Three Preferred Stock, and 7,812.5 shares of Series Six Preferred Stock outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

All shares represented by proxies shall be voted FOR each of the matters recommended by management unless the shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any shareholder of record who executes the proxy referred to in this statement may revoke it at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date or by appearing at the annual meeting and voting in person. If you are a beneficial owner of our stock, you must contact your nominee as the procedure required to revoke your proxy. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

For Proposal 1 relating to the Transaction, the affirmative vote of a majority of our outstanding voting shares is required in order for the proposal to be approved by our stockholders. For Proposal 2 relating to director elections, the nominees for election as directors will be elected by a plurality of the votes of the voting shares present in person or represented by proxy at the meeting, meaning that the five persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most other corporate governance actions, other than elections of directors, are authorized by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation as to the presence of a quorum, but will not be counted as votes cast in favor of such matter in the calculation as to the needed vote.

Max A. Coon, the Chairman of our Board, EM Investors, LLC(“EM”), and ROI Capital Management, Inc. (“ROI”) have each entered into a voting agreement indicating that they will vote, or cause to be voted, voting shares that they directly control, or indirectly control in a brokerage account, in favor of the Transaction. As of December 18, 2006, the shares of voting stock directly controlled or indirectly controlled in a brokerage account held by Mr. Coon, EM and ROI, represents approximately 55.44% of the voting power of our stock and, if voted as indicated in the voting agreements, will provide the requisite vote required for approval of the Transaction.

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SUMMARY TERM SHEET

At the annual meeting, you will be asked to consider and vote upon a proposal to approve the Transaction, which may be deemed to be a sale of substantially all of our assets. This summary highlights selected information from this proxy statement and the Asset Purchase Agreement and may not contain all of the information about the Transaction that is important to you. To understand the Transaction fully and for a more complete description of the legal terms of the Transaction, you should carefully read this proxy statement, the Asset Purchase Agreement and the other documents to which we refer you in their entirety.

•	The Companies (page 10)

The parties to the Asset Purchase Agreement are Maxco, Inc. (“Maxco” or “Company”), and our subsidiary, Atmosphere Annealing, Inc. (“AAI”), and AAI’s subsidiary, BCGW, Inc. (“BCGW”), all of which are Michigan corporations, and Quanex Technologies, Inc. (“Quanex”) and Quanex Corporation, both of which are Delaware corporations. AAI and BCGW are the sellers, and Quanex is the purchaser. In this proxy statement, the terms “we,” “us,” our,” “our company” and “the Company” refer to Maxco.

•	Description of the Assets to be Sold (page 11)

We have agreed to sell to Quanex substantially all of the assets (except for certain assets to be retained discussed below) relating to our AAI and BCGW business (collectively, “AAI business”), including all tangible assets (including all machinery, equipment, fixed assets, furniture, tools, dies, automobiles, trucks, loaders, vehicles and other rolling stock, maintenance equipment and materials), data processing hardware and software, inventory, owned real estate, intangibles, other current assets, permits, accounts receivable, books and records, all contracts that relate to the AAI business, all purchase orders incurred in the ordinary course of business, certain insurance claims relating to assumed obligations, certain warranty and indemnification rights, the name “Atmosphere Annealing” and certain other assets. The business and assets of AAI and BCGW being sold accounted for 100% of our revenues for the fiscal year ending March 31, 2006 and the six months ending September 30, 2006.

•	Description of the Assets to be Retained by Maxco (page 12)

We will retain all other assets of AAI and BCGW not sold to Quanex, including the following: employee benefits and records, cash investments and cash equivalent items, certain corporate records, BCGW stock, foreign qualifications, taxpayer and other identification numbers, tax benefits and rights to refunds including rights to any net operating losses, rights under debt agreements, receivables by related parties, insurance contracts and policies or refunds, deposits or rights under such contracts, any assets, contracts or rights relating to AAI benefit plan rights and prepaid loan closing costs and related accumulated amortization. We will also retain all other assets that are owned by us, including our investments in other real estate and in other companies.

•	Description of Liabilities to be Assumed (page 12)

Quanex has agreed to assume certain liabilities relating to our AAI business, including: obligations under contracts and purchase orders assigned to Quanex except for obligations arising from a breach or default by AAI or BCGW, accounts payable, all warranty obligations to repurchase or replace products in process before consummation of the Transaction up to $75,000 and accrued employee compensation including vacation,, holiday pay, and bonuses as of the effective time of the Transaction.

•	Description of Liabilities to be Retained by AAI, BCGW and Maxco (page 12)

We will retain all liabilities not assumed by Quanex, including liabilities relating to: any liabilities or obligations relating to assets not being purchased by Quanex, all debt or other obligations relating to borrowed money or interest payable on such debt or prepayment which debt is estimated to be $11.5 million; any liability or obligation for any taxes of either AAI or BCGW including tax accruals for periods prior to closing plus any taxes due for the period prior to the sale or taxes caused by the sale, fees and expenses incurred as a result of the proposed Transaction, any obligation for employees or employee benefit plans except as specifically assumed, any environmental liabilities of AAI, BCGW, or any of their affiliates or relating to the operation of the AAI business or assets being sold arising before the Transaction, certain payables related to affiliates of AAI or BCGW, product liability claims if the replacement costs are over $75,000, certain litigation matters, any other general obligations not specifically assumed relating to events occurring, or arising from ownership or use of the assets being sold, or conduct of the AAI business prior to the effective time of the Closing, and any other liability not specifically assumed.

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•	Purchase Price (page 13)

The total purchase price is $58 million, subject to an adjustment for the working capital of AAI as of the Closing Date and subject to an adjustment for the AAI earnings before income taxes, depreciation and amortization as of December 31, 2006 if below $9.6 million. Additionally, $2 million is to be held in escrow for three to four years, depending on the satisfaction of certain conditions, to assure compliance with environmental representations and warranties, and $3 million of the purchase price is to be held in escrow for 18 months to assure compliance with certain representations, warranties, and covenants, including environmental claims that exceed the environmental escrow. Upon consummation of the Transaction, at Closing, AAI will receive $49.975 million in cash, and BCGW will receive $3.025 million in cash, in each case, as adjusted pursuant to the Asset Purchase Agreement to prorate pre-and post-closing expenses, deposits and other liabilities.

•	Reasons for the Transaction (page 18)

We are proposing to sell our AAI business to Quanex because we believe that the Transaction and the terms of the Asset Purchase Agreement are in the best interests of Maxco and our stockholders. In reaching its determination to approve the Transaction, the Asset Purchase Agreement and related agreements, our board of directors consulted with senior management and our financial and legal advisors and considered a number of factors, including other potential strategic alternatives, the opportunities and challenges facing Maxco. and the terms of the Asset Purchase Agreement. Maxco has been in default since January 1, 2002 on the payments due to preferred stockholders, which is at a 10% rate. Without a sale, there is no immediate prospect of paying these dividends, and the liabilities will continue to accrue. We also reviewed the nature of the AAI business and the high capital requirements for that business and concluded that a sale would maximize the amount of cash available for distribution to stockholders.

•	Terms of the Asset Purchase Agreement (page 10)

The Asset Purchase Agreement is the primary legal document governing the rights and obligations of Maxco, AAI, BCGW, Quanex, and Quanex Corporation. In the Asset Purchase Agreement, we make certain representations and warranties and agree to perform or to refrain from performing certain actions. You are encouraged to carefully read the Asset Purchase Agreement, a copy of which is attached as Annex A to this proxy statement.

•	Recommendation of Our Board of Directors (page 21)

After careful consideration, our board recommends that you vote FOR the proposal to approve and adopt the Transaction (Proposal no. 1) pursuant to the Asset Purchase Agreement.

•	Vote Required to Approve the Transaction (page 21)

The Transaction requires approval and adoption by the holders of a majority of the outstanding shares of our common stock and voting preferred entitled to vote on the Transaction. If we fail to obtain the requisite vote for the proposal, we will not be able to consummate the Transaction

•	Representations, Warranties and Covenants (page 14)

Under the Asset Purchase Agreement, we have made a number of representations, warranties and covenants, including non-compete provisions and other customary representations, warranties and covenants governing the operation of our AAI business prior to the closing. Certain of the proceeds of the sale will be held in escrow to assure the compliance with the representation, warranties and covenants. $2 million will be held in escrow for three to four years, depending on the satisfaction of certain conditions, to assure compliance with the environmental warranties and covenants. $3 million will be held in escrow for a period of 18 months to assure Quanex and Quanex Corporation of the accuracy of the representations and warranties and the performance of the covenants, including environmental claims that exceed the environmental escrow. We have also agreed not to solicit or negotiate any other offers for the assets being sold under the Asset Purchase Agreement.

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•	Conditions to Completion of the Transaction (page 15)

Each party’s obligations to consummate the Transaction are subject to the prior satisfaction or waiver of a number of closing conditions, including the following: the representations and warranties of the parties to the transaction shall be true and correct, each party shall have performed or complied with all of its covenants, obligations and agreements required by the Asset Purchase Agreement on or before the closing date, all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated without any action to prevent the consummation of the Transaction, no temporary restraining order, preliminary injunction, injunction or other pending or threatened action by any third party or governmental authority shall be in effect that would restrain or prohibit the consummation of the Transaction and each party shall have delivered to the other party the documents required by the Asset Purchase Agreement.

Quanex’s obligations to effect the Transaction contemplated by the Asset Purchase Agreement are subject to the prior satisfaction or waiver of a number of additional conditions, including the following: Quanex shall have received a binding commitment to issue a policy of title insurance for the owned real property, AAI and BCGW shall have obtained all of the necessary consents required by the Asset Purchase Agreement, the findings of the environmental assessment shall be satisfactory to Quanex, AAI shall have obtained certain successor liability insurance policies, AAI shall have made certain amendments to its employee handbook and shall have satisfied certain obligations with respect to employee vacation pay, Sanjeev Deshpande shall have executed an employment agreement with Quanex and no material adverse effect on AAI or BCGW shall have occurred and be continuing.

Maxco’s obligations to effect the Transaction contemplated by the Asset Purchase Agreement are subject to the prior satisfaction or waiver of one additional condition, which is the approval of Maxco’s shareholders.

•	Termination of the Asset Purchase Agreement; Expense Reimbursement (page 16)

We and Quanex may terminate the Asset Purchase Agreement by mutual agreement and under other circumstances specified in the Asset Purchase Agreement, including by mutual written agreement, if under certain conditions, the closing shall not have occurred by February 28, 2007 through no fault of either party, in the event of a court or other governmental authority ruling prohibiting the Transaction, or in the event of an uncured breach of a material representation, warranty or covenant under the Asset Purchase Agreement.

•	Interests of Certain Persons in the Transaction (page 22)

On April 20, 2004 the Company entered into an incentive agreement with Sanjeev Deshpande, the President of AAI and a director of Maxco. The agreement provides for compensation Mr. Deshpande based on the increased value, as defined, of AAI by March 31, 2006. The incentive is equal to 1% of the first $25 million in value plus 10% above that base amount. Because of the special effort made by Mr. Deshpande, the Company intends to pay such incentive bonus even though the proposed sale of assets to Quanex is to occur after March 31, 2006. The total amount of such incentive compensation is expected to be approximately $3.44 million, subject to a final closing, certain adjustments to be made at closing on the sale price, and any adjustments resulting from escrow claims. As party to the agreement, Maxco has previously recognized incentive compensation expense on a pro-rata basis under the terms of the agreement. As of March 31, 2006, the amount accrued was $2.0 million. Other than these agreements, no director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the asset sale that is not otherwise shared on a pro rata basis by all other stockholders of the same class.

•	Tax Consequences of the Transaction (page 22)

The sale of assets by Maxco pursuant to the Asset Purchase Agreement will be a taxable transaction for United States federal income tax and state tax purposes as discussed in this proxy statement.

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•	No Appraisal or Dissenters’ Rights (page 22)

Holders of stock are not entitled to appraisal or dissenters’ rights in connection with the Transaction under the Michigan Business Corporation Act, our Articles of Incorporation, as amended, or our Bylaws, as amended. There may exist other rights or actions under federal law or state securities law for stockholders who are aggrieved by the proposed Transaction generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

•	Regulatory Approvals (page 22)

The Transaction is subject to review by the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The required filings were made in December 2006.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTION,
THE ASSET PURCHASE AGREEMENT AND THE ANNUAL MEETING

Following are some commonly asked questions that may be raised by our stockholders and answers to each of those questions.

1.     WHAT AM I BEING ASKED TO VOTE ON AT THE ANNUAL MEETING?

You are being asked to consider and vote on three proposals: 1) a proposal to approve and adopt the sale of substantially all of the assets relating to our AAI business to Quanex pursuant to the Asset Purchase Agreement among Maxco, AAI (our subsidiary), BCGW (AAI’s subsidiary) and Quanex and its parent company, Quanex Corporation, (for a purchase price of $58,000,000 in cash (subject to escrowed monies and adjustment), 2) a proposal to elect five directors to serve until the next annual meeting, and 3) a proposal to transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

2.     WHAT DOES IT MEAN TO SELL SUBSTANTIALLY ALL OF THE ASSETS RELATING TO OUR "AAI BUSINESS"?

We are proposing to sell to Quanex substantially all of the assets related to the AAI business we have historically conducted in the AAI subsidiary, including metal heat treating, phosphate coating and bar shearing and sawing services to the cold forming, stamping, forging and casting industries, as well as the real estate owned by AAI and BCGW upon which AAI conducts its operations. We refer to this as our AAI business in this proxy statement.

3.     WHAT WILL HAPPEN IF THE TRANSACTION IS APPROVED AND ADOPTED BY OUR STOCKHOLDERS?

If the Transaction pursuant to the Asset Purchase Agreement is approved and adopted by our stockholders, we will sell substantially all of the assets relating to our AAI business to Quanex under the terms of the Asset Purchase Agreement, as more fully described in this proxy statement. In connection with the Transaction, we have made certain covenants, representations and warranties, as more fully described in this proxy statement. Following the sale of the assets relating to the AAI business, we will have no immediate significant operating product or services business but will only retain the Company’s interest in certain real estate ventures, its investments in Integral Vision, Inc, Phoenix Financial Group, Robinson Oil, Provant Inc., and other miscellaneous assets. We will continue our efforts to resolve outstanding liabilities and prosecute and pursue other claims as appropriate that we may have against third parties. We also intend to evaluate and potentially explore all available alternatives. We will continue to work to maximize stockholder interests with a goal of returning value to our stockholders. As part of the closing, the Company will be obligated to pay certain outstanding liabilities secured by the assets of AAI and BCGW, which are approximately $11.8 million. Although our board of directors has not yet made any determination, the alternatives then may include redemption of part or all outstanding preferred shares (with approximately $7.4 million outstanding face value and accrued dividends as of December 31, 2006), dissolution and liquidation of Maxco, a going private transaction effected through a reverse stock split or otherwise in order to reduce the costs associated with being a public company, an extraordinary dividend or other transactions to maximize stockholder value and manage our outstanding liabilities.

4.     WHAT WILL HAPPEN IF THE TRANSACTION IS NOT APPROVED AND ADOPTED BY OUR STOCKHOLDERS?

If the Transaction is not approved by our stockholders, we will not sell our assets to Quanex and we will continue to conduct our business in the ordinary course and evaluate all available strategic alternatives. However, because of the voting agreements with Max A. Coon, EM, and ROI, we anticipate that the requisite approval of our shareholders will be obtained.

5.     WHEN IS THE TRANSACTION EXPECTED TO BE COMPLETED?

If the Transaction pursuant to the Asset Purchase Agreement is approved and adopted at the annual meeting, we expect to complete the Transaction as soon as practicable after all of the conditions in the Asset Purchase Agreement have been satisfied or waived. Maxco and Quanex are working toward satisfying the conditions to closing and completing the Transaction as soon as reasonably possible. We expect to be able to complete the Transaction by February 1, 2007.

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6.     HOW WAS THE PURCHASE PRICE FOR THE ASSETS DETERMINED?

The purchase price for the assets proposed to be sold to Quanex was negotiated between representatives of Maxco and representatives of Quanex. The Company also actively sought other purchasers through GBQ Consulting, LLC (“GBQ”) the Company’s financial consultants. After considering the financial wherewithal of other potential buyers and their respective levels of interest, we determined that Quanex’s offer provided the best value for the Company and its shareholders.

7.     AM I ENTITLED TO APPRAISAL OR DISSENTERS’ RIGHTS IN CONNECTION WITH THE TRANSACTION?

No. Michigan law does not provide for stockholder appraisal or dissenters’ rights in connection with the sale of the Company's assets. There may exist other rights or actions under federal law or state securities law for stockholders who are aggrieved by the proposed Transaction generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

8.     WHAT WILL HAPPEN TO MY MAXCO SHARES IF THE TRANSACTION IS APPROVED?

The Transaction will not alter the rights, privileges or nature of the outstanding shares of Maxco. A stockholder who owns shares of Maxco common stock immediately prior to the closing of the Transaction will continue to hold the same number of shares immediately following the closing. It is possible that the Board may later determine to redeem part or all of the outstanding preferred stock which would eliminate those preferred shares so redeemed and decrease the obligation the Company has under such shares.

9.     HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE PROPOSAL?

The board of directors recommends that you vote FOR the proposal to approve and adopt the Transaction pursuant to the Asset Purchase Agreement.

10.   HOW DO I VOTE?

Sign and date each proxy card you receive and return it in the enclosed envelope prior to the annual meeting.

11.   CAN I CHANGE MY VOTE?

Yes.

If you are a stockholder of record (other than Max A. Coon, EM, or ROI), you may change your proxy instructions at any time before your proxy is voted at the annual meeting. Proxies may be revoked by taking any of the following actions:

•	filing a written notice of revocation with our corporate secretary at our principal executive office (1005 Charlevoix Drive, Suite 100, Grand Ledge, MI 48837);

•	filing a properly executed proxy showing a later date with our corporate secretary at our principal executive office; or

•	attending the annual meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

If you are a beneficial owner of our stock (other than Max A. Coon, EM, or ROI), you must contact your nominee as the procedure required to revoke your proxy.

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12.   WHAT SHARES ARE INCLUDED ON THE PROXY CARD(S)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

13.   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

14.   WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only holders of record of our common stock and voting preferred stock (series three and six) as of the close of business on December 18, 2006 are entitled to vote at the annual meeting.

15.   HOW MANY SHARES WERE OUTSTANDING ON THE RECORD DATE?

Each share of common stock is entitled to one vote, and each share of series three preferred and series six preferred is entitled to 20 votes. At the close of business on the record date, December 18, 2006, the Company had 3,454,039 shares of common stock outstanding and entitled to vote, 14,784 shares of series three preferred outstanding and entitled to vote, and 7,812.5 shares of series six preferred outstanding and entitled to vote, for a total of 3,905,969 shareholder votes. As of December 18, 2006, the shares of voting stock directly controlled or indirectly controlled in a brokerage account held by Mr. Coon, EM and ROI, represent approximately 55.44% of the voting power of our stock and, if voted as indicated in their voting agreements will provide the requisite vote required for approval of the Transaction. A stockholder may vote: (a) shares that are held of record directly in the stockholder's name, and (b) shares held for the stockholder, as the beneficial owner, through a broker, bank or other nominee.

16.   WHAT IS A "QUORUM" FOR PURPOSES OF THE ANNUAL MEETING?

In order to conduct business at the annual meeting, a quorum must be present. A "quorum" is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

17.   WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

Once a quorum has been established, for the Transaction to be approved and adopted, a majority of our outstanding voting shares (common shares, series three preferred shares, and series six preferred shares) must vote FOR the proposal.

If your shares are held in street name, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of Maxco common stock without specific instructions from you. Because the affirmative vote of a majority of the outstanding shares of Maxco common stock and voting preferred is required to approve and adopt the Transaction and the Asset Purchase Agreement, if you fail to provide your broker with instructions on how to vote your shares, your vote will not count as votes cast on the proposal to approve and adopt the Transaction pursuant to the Asset Purchase Agreement.

18.   WHAT HAPPENS IF I ABSTAIN?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as votes cast on the proposal.

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19.   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement to (i) approve and adopt the Asset Purchase Agreement, (ii) elect a board of directors and (iii) transact any other business properly presented at the annual meeting, your signed proxy card in favor of transacting such business gives authority to the proxy holders, Max A. Coon and Eric L. Cross, to vote on such matters.

20.   WHO WILL BEAR THE COST OF THIS SOLICITATION?

Maxco will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerages, fiduciaries and custodians holding in their names shares of our common stock and voting preferred beneficially owned by others so that they may forward these proxy materials to the beneficial owners. We may solicit proxies by personal interview, mail, telephone and electronic communications. Maxco has not retained a proxy solicitor to assist with the solicitation of proxies for the annual meeting. Our directors, officers, and employees (acting without additional compensation) may assist in soliciting proxies by telephone, email, or direct contact. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Those statements herein that involve expectations or intentions (such as those related to the closing of the Transaction contemplated by the Asset Purchase Agreement) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of our stockholders; business disruptions resulting from the announcement of the Transaction; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the annual report on Form 10-K for the year ended March 31, 2006. All forward-looking statements are effective only as of the date they are made and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROPOSAL 1

THE TRANSACTION AND THE TERMS OF THE ASSET PURCHASE AGREEMENT

This section of the proxy statement describes certain aspects of the sale of substantially all of the assets relating to our AAI business to Quanex. However, this description may not be complete or may not provide all the information that may be important to you. We highly recommend that you carefully read the complete Asset Purchase Agreement included as Annex A to this proxy statement for the precise legal terms of the agreement and other information that may be important to you.

The Companies

Maxco, AAI, and BCGW

Maxco is a Michigan corporation incorporated in 1946. Maxco currently operates in the heat-treating business segment through AAI, a production metal heat-treating service company. Maxco also has investments in real estate and investments representing less than majority interests in the following businesses: a registered broker-dealer of securities that is primarily focused on the trading of fixed income investments (Phoenix Financial Group); a developer, manufacturer and marketer of microprocessor-based process monitoring and inspection systems for use in industrial manufacturing environments (Integral Vision, Inc.); and an energy-related business (Robinson Oil). Maxco also has several investments in real estate and has money owed to it in the form of notes receivables. The address of Maxco’s principal executive office is 1005 Charlevoix Drive, Suite 100, Grand Ledge, MI 48837, and the telephone number of its principal executive office is (517) 627-1734.

Atmosphere Annealing, Inc., a Michigan corporation, provides metal heat treating, phosphate coating and bar shearing and sawing services to the cold forming, stamping, forging and casting industries. Its services are sold through AAI’s own sales personnel and outside sales representatives, primarily to automotive companies and automotive suppliers. This unit’s facilities are located in Lansing, Michigan; Canton, Ohio; and North Vernon, Indiana. The facilities in Ohio and Indiana are located on real estate owned by AAI. The facilities in Michigan are located on real estate owned by AAI’s wholly owned subsidiary, BCGW, also a Michigan corporation. The address of the principal executive office of both AAI and BCGW is 209 W. Mt. Hope Ave., Lansing, MI 48910, and the telephone number is (517) 485-5090.

Since AAI is a service business, inventory levels for this segment are traditionally small and consist mainly of steel inventory, various lubricants and other materials used in the heat treating, phosphate coating or bar shearing and sawing process. The majority of heat treating services are completed on customer owned parts shipped to AAI’s plants for heat treating. Title to these parts does not transfer to AAI and therefore customer owned parts heat treated by AAI are not included in AAI’s inventory. Inventories of this segment represent 100% of Maxco’s total inventories at March 31, 2006.

AAI is a service provider, not a manufacturer. With one exception, the parts processed are customer owned parts and therefore the right to return is not a material issue. Extended payment terms are not provided to customers.

The heat-treating industry is competitive with over 250 heat treaters in Michigan, Ohio, and Indiana. AAI specializes in high volume, ferrous heat-treating, using large furnaces. In its market niche of this type of heat-treating, AAI competes with only a limited number of competitors. Much of the commercial heat treating industry is comprised of smaller companies that specialize in batch heat-treating such as carburizing, nitriding, tool and die, brazing, salt bath or induction hardening.

Quanex Technologies, Inc. and Quanex Corporation

Quanex Corporation was organized in 1927 as a Michigan corporation under the name Michigan Seamless Tube Company. Quanex Corporation reincorporated in Delaware in 1968 under the same name and then changed its name to Quanex Corporation in 1977. Quanex Corporation’s businesses are focused on two end markets, vehicular products and building products, and are managed on a decentralized basis. Each business has administrative operating and marketing functions. Quanex Corporation measures each business’ return on investment and seeks to reward superior performance with incentive compensation, which is a significant portion of total compensation for salaried employees. Intercompany sales are conducted on an arms-length basis Operational activities and policies are managed by corporate officers and key division executives. Also, a small corporate staff provides corporate accounting, financial and treasury management, tax, legal, internal audit, information technology and human resource services to the operating divisions.

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Quanex Corporation is a technological leader in the production of engineered carbon and alloy steel bars, heat treated bars, aluminum flat-rolled products, flexible insulating glass spacer systems, extruded profiles, and precision-formed metal and wood products which primarily serve the North American vehicular products and building products markets. Quanex Corporation uses state-of-the-art manufacturing technologies, low-cost production processes, and engineering and metallurgical expertise to provide customers with specialized products for specific applications. Quanex Corporation believes these capabilities also provide Quanex Corporation with unique competitive advantages. Quanex’s growth strategy is focused on the continued development of its two target markets, vehicular products and building materials, and protecting, nurturing and growing its core businesses that serve those markets.

Quanex Technologies, Inc. is a wholly owned subsidiary of Quanex Corporation and currently conducts no operations and has no material assets or obligations.

The address of the principal executive officer of Quanex Corporation and Quanex Technologies, Inc. is 1900 West Loop South, Suite 1500 Houston Texas 77027 and the telephone number of its principal executive officer is 713-961-4600.

Description of Assets to be Sold and Retained

Assets to be Sold to Quanex

Subject to and upon the terms and conditions set forth in the asset purchase agreement, we are selling to Quanex substantially all of the assets relating to our AAI business, including the following:

• Tangible assets, including all machinery, equipment, fixed assets, furniture, tools, dies, automobiles, trucks, loaders, vehicles and other rolling stock, and maintenance equipment and materials;

• Data processing hardware and software used in the operation of the AAI business;

• Inventory, including all supplies, materials, work-in-progress, semi-finished goods, finished goods, components, stores, goods in transit, spare parts, packaging materials and other consumables;

• All of the real property owned by AAI and BCGW upon which the AAI business is operated in Lansing, MI, Canton, OH and North Vernon, IN, and all buildings, structures, and improvements thereon,

• Intangibles, including all of the intellectual property of AAI and BCGW used in the AAI business;

• Goodwill and going concern value relating to the AAI business;

• Certain prepaid expenses and prepayments, credits, deposits, employee receivables, letters of credit, claims, certain refunds, rebates, warranties, choses-in-action, certain accounts and certain rights to payment, commodity contracts, and rights under derivative, hedging and similar certain contracts;

• Transferable permits;

• Accounts receivable due as a result of goods sold or services provided by the AAI business, except tax refunds or credits;

• Certain books and records of AAI and BCGW;

• Certain contracts to be assigned and insurance claims relating to our AAI business; and

• Certain warranty and indemnification rights from suppliers related to our AAI business.

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Assets to be Retained by AAI and BCGW

We will retain all assets relating to our AAI business not sold to Quanex, including the following:

• All of the pension and employee benefit plan assets, and contracts or rights thereto, of AAI;

• All AAI employee records pertaining to employee performance ratings and evaluations, disciplinary records and medical records;

• All of our cash and cash equivalent items and all equity interests in BCGW;

• Corporate organizational documents and tax returns of AAI and BCGW;

• Foreign qualifications and taxpayer and other identification numbers of AAI and BCGW;

• Tax benefits and rights to refunds, including any rights to net operating losses;

• Rights under debt agreements relating to borrowed money;

• Related party receivables owing to AAI or BCGW;

• All of AAI’s and BCGW’s insurance contracts and policies, and prepaid insurance premiums, deposits, recoveries and rights under any current or prior insurance contracts or policies; and

• Pre-paid loan closing costs and related accumulated amortization.

Description of Liabilities to be Assumed and Retained

Liabilities to be Assumed by Quanex

In connection with the purchase of the assets, Quanex will assume certain liabilities related to our AAI business, including:

• Obligations and liabilities of AAI and BCGW under or with respect to the assigned contracts and assigned purchase orders transferred to Quanex that are to be paid, discharged and performed after the closing of the Transaction, but only to the extent they do not arise from a previous default and are attributable to the period after the closing of the Transaction, except for certain taxes;

• Accounts payable, except certain taxes and accrued expenses relating to the assets not sold to Quanex;

• Certain warranty obligations to repurchase or replace products produced in the AAI business; and

• Certain employee compensation accruals, including vacation,, holiday pay, and bonuses, as of the effective time of the Transaction relating to employees offered employment by Quanex or a Quanex affiliate.

Liabilities to be Retained by AAI or Maxco.

We will retain all liabilities not assumed by Quanex, including liabilities relating to:

• All assets not sold to Quanex;

• All debt for borrowed money or interest payables on such debt or prepayment penalties (short and long  term; external or inter-company) which is estimated to be $11.5 million as of December 31, 2006;

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• Tax accruals for periods prior to closing;

• All employee benefit plans and obligations to employees other than obligations and liabilities relating to certain employee accruals for vacation, holiday pay, and bonuses of employees offered employment by Quanex or a Quanex affiliate;

• Our fees and expenses in connection with the sale;

• Environmental liabilities arising out of the AAI business prior to the effective time of the closing;

• Related party payables owed by AAI and BCGW;

• Certain product liabilities;

• Certain litigation;

• The conduct or operation of our AAI business or the ownership of the transferred assets during the period prior to the effective time of the closing, including contingent liabilities; and

• Any liability or obligation not expressly assumed by Quanex in the Asset Purchase Agreement.

Purchase Price and Adjustments

Quanex has agreed to pay a total of $58 million in cash to AAI and BCGW for the assets to be sold, subject to adjustment for the following:

•
A performance guarantee that AAI will achieve $9.6 million of EBITDA (as adjusted under the Asset Purchase Agreement) for the 12 month period ending December 31, 2006. Any shortfall in this amount will be subtracted from the purchase price on a dollar-for-dollar basis.

•
The purchase price paid at closing is subject to adjustment based on changes in the Working Capital of AAI; “Working Capital” is defined as (i) accounts receivable, plus (ii) inventory, minus (iii) accounts payable, minus (iv) accrued employee compensation payables. The consolidated Working Capital of AAI as of June 30, 2006, less $446,453.00, is defined as the "Baseline Working Capital Amount". A “Statement of Working Capital” will be prepared as of the closing date using the same methodology as was used to prepare the calculation of the Baseline Working Capital Amount, except that the $446,453.00 will not be subtracted from the Statement of Working Capital. To the extent that the amount set forth in the Statement of Working Capital is greater than or less than the Baseline Working Capital Amount, the purchase price would be adjusted, upward or downward, on a dollar-for-dollar basis by the full amount of the difference between the amount set forth in the Statement of Working Capital and Baseline Working Capital Amount. For purposes of this adjustment, as well any post closing adjustments, Working Capital would be determined consistent with the past accounting principles, policies and practices of AAI’s business.

•
At least two (2) business days prior to the closing, we will deliver to Quanex a preliminary determination of the Statement of Working Capital described above. We will negotiate in good faith with Quanex to resolve any disputes and to reach an agreement prior to the closing date on the preliminary adjustments to the purchase price paid at closing. As soon as practicable, but not later than 30 days after the closing, we must prepare and supply to Quanex (i) unaudited consolidated financial statements of AAI as of the closing date, (ii) a final Statement of Working Capital and an EBITDA statement for the 12 month period ending December 31, 2006. Not later than thirty (30) days after receiving our final Statement of Working Capital and EBITDA statement, Quanex must notify us of any dispute it may have regarding those statements. If we determine that there are any discrepancies, we will negotiate in good faith with Quanex to resolve them. If we cannot resolve the discrepancies we and Quanex will jointly retain a mutually agreeable independent public accounting firm to make a final determination.

•
There will be two escrows established. An escrow of $2 million will be established, which is to cover any environmental problems for which we are responsible that may be discovered. This escrow is to last three years from the closing date if authoritative closure has been achieved with respect to any formalized environmental remediation plan filed before the third anniversary of the closing date with respect to the property located at 1801 Bassett Street, Lansing, Michigan and will last four years from the closing date if such closure is not achieved. Another escrow will be to provide funds to return to Quanex in the event that there is a breach of any representation, warranty or covenant (including environmental claims that exceed the environmental escrow), provided in the Asset Purchase Agreement by Maxco, AAI or BCGW. This escrow will contain $3 million, which is to be held for a maximum of 18 months from the closing date. All interest on each of the escrow funds will be paid to Maxco on a quarterly basis.

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Representations and Warranties

Under the terms of the Asset Purchase Agreement, each of Maxco, AAI and BCGW has made certain customary representations and warranties to Quanex and Quanex Corporation, including representations and warranties related to:

• their respective valid corporate existence, authorization and organization;

• the absence of conflicts to consummate the Transaction;

• the consents required in connection with the consummation of the Transaction;

• the accuracy and method of preparation of the balance sheets and related statements of income and cash flow of AAI for the year ended March 31, 2006 and the six months ended October 31, 2006 that we provided under the Asset Purchase Agreement;

• the validity of title and the sufficiency of the assets to be sold;

• their compliance with applicable laws relating to the AAI business;

• certain tax matters relating to the AAI business;

• pending or threatened litigation affecting the AAI business;

• the consulting agreement with GBQ Consulting, LLC;

• contracts relating to the AAI business that will be transferred to Quanex;

• certain employee information and employee benefit matters relating to AAI employees;

• certain environmental matters relating to the AAI business;

• the validity of the list of insurance policies and any unsettled or pending insurance claims;

• the absence of any adverse change since March 31, 2006 to the AAI business;

• the accuracy of the books and records and the listing of the inventory of the AAI business;

• the validity of the accounts receivable in the AAI business;

• customers and suppliers;

• transactions among affiliates; and

• the absence of undisclosed liabilities.

Under the Asset Purchase Agreement, each of Quanex and Quanex Corporation has made certain customary representations and warranties to Maxco, AAI and BCGW, including their valid corporate existence, authorization and organization, the absence of conflicts to consummate the Transaction, the consents which must be obtained to consummate the Transaction and the absence of any litigation to which they are a party that would prohibit consummation of the Transaction.

Covenants

Under the terms of the Asset Purchase Agreement, each of Maxco, AAI and BCGW has agreed to customary covenants, including that at all times prior to the closing of the Transaction, they will cause AAI and BCGW to carry on their business in the ordinary course consistent with past practice, including maintaining inventory levels, paying accounts payable, complying with AAI and BCGW warranty policies and using commercially reasonable efforts to preserve the goodwill of their business and customer, supplier and employee relationships.

Each of Maxco, AAI and BCGW has also agreed that unless Quanex and Quanex Corporation have given their consent, AAI and BCGW will not, and will not agree in writing to:

• enter into, modify or amend any material contracts of the AAI business;

• sell, transfer, lease, encumber or dispose of the assets being sold to Quanex outside of the ordinary course of business;

• increase any rate of compensation to any AAI employee, or amend any AAI employee benefit plan, except as otherwise disclosed;

• incur any obligation or liability except in the ordinary course of the AAI business which would not have a material adverse effect on the AAI business;

• forgive, cancel or compromise any material debt or claim, or intentionally waive or release any material right of substantial value;

• fail to maintain the tangible assets to be sold in normal operating repair, working order and maintenance, consistent with past practice

• make any cash payments or prepayments of accounts payable other than in the ordinary course of business;

• acquire any assets or assume any liabilities which would be transferred to Quanex, except in the ordinary course of business;

• change any accounting policies, principles, or methods or make any material changes to selling practices or product return policies;

• declare or pay any dividend or other capital stock distribution; and

• make any advances to any AAI or BCGW employee in excess of $10,000.

Toward consummation of the Transaction, Maxco, AAI, BCGW, Quanex and Quanex Corporation have also agreed to proceed with filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, obtain the consents needed to consummate the Transaction, provide Quanex and Quanex Corporation with reasonable access to perform due diligence, exchange title commitments and surveys for the real property to be sold, prepare documents to effectuate transfer of the assets to be sold, and pro-rate real and personal property taxes.

Each of Maxco, AAI, BCGW, Quanex and Quanex Corporation has also agreed that (i) any public announcements made relating to the Transaction must be agreed to by Quanex Corporation and Maxco and (ii) for a period of 5 years after closing, Maxco, AAI, BCGW, Quanex and Quanex Corporation, and their respective officers, directors, affiliates, employees, agents and representatives, will keep proprietary and other non-public information about each other confidential (except as otherwise required by law).

Under the terms of the Asset Purchase Agreement, neither Maxco, AAI nor BCGW, nor any of their directors, officers employees, representatives or agents, shall directly or indirectly solicit, encourage, respond to, negotiate or assist in any offers, bids, or proposals, involving the sale or other disposition of the AAI business (other than in the ordinary course of business), or the sale or exchange of the stock of AAI or BCGW, other than with Quanex and Quanex Corporation.

Indemnification Provisions

Our Indemnification Obligations. Under the terms of the Asset Purchase Agreement, Maxco, AAI and BCGW have agreed to indemnify Quanex and Quanex Corporation, certain of their affiliates, and their stockholders, officers, directors, employees, agents, representatives, successors and assigns, from and against any and all damages incurred or suffered by any of them, arising out of, or relating to any of the following:

• any breach of any of our representations or warranties made in the Asset Purchase Agreement and other transaction documents delivered in connection with the consummation of the Transaction;

• any breach or failure by us to perform any or our covenants or obligations under Asset Purchase Agreement and other Transaction documents delivered in connection with the consummation of the Transaction;

• the ownership of the assets or operation of the AAI business not being sold to Quanex;

• any failure to comply with any applicable bulk transfers or sales laws;

• any AAI employee benefit plan or other employee benefit liabilities not being assumed by Quanex;

• the employment of any of our employees by us;

• any employee termination matters arising from any of our acts or omissions or the decision by Quanex not to hire our employees;

• any COBRA liabilities arising from any employees not hired by Quanex;

• the ownership of the assets or operation of the AAI business prior to the effective time of the closing; and

• our liabilities not being assumed by Quanex; and

• any environmental liabilities relating the assets being sold, or the AAI business, arising from or attributable to any period before the effective time of the closing.

However, we are generally not required to indemnify Quanex or any other indemnified party described above for damages arising or incurred from the matters described above (except as to our liabilities not being assumed by Quanex or any breach of any or our representations, warranties or covenants relating to taxes) until such damages exceed $100,000 in the aggregate, but in such event, we will only be responsible for any such damages to the extent they exceed $100,000 in the aggregate, and then only up to a maximum of $5,800,000. We remain responsible to indemnify Quanex and any other indemnified party described above for all damages arising or incurred from any of our liabilities not being assumed by Quanex, and any breach of our representations, warranties or covenants relating to taxes. Further our indemnification obligations are subject to certain time frames, and subject to reduction by any recovery of applicable amounts from third parties by Quanex or any indemnified party described above.

Quanex and Quanex Corporation’s Indemnification Obligations. Under the terms of the Asset Purchase Agreement, Quanex and Quanex Corporation have agreed to indemnify Maxco, AAI, BCGW, certain of their affiliates, and their stockholders, officers, directors, employees, agents, representatives, successors and assigns, from and against any damages incurred or suffered by any of the foregoing, arising out of, or relating to any of the following:

• any breach of any of Quanex’s or Quanex Corporation’s representations or warranties made in the Asset Purchase Agreement and other Transaction documents delivered in connection with the consummation of the Transaction;

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• any breach or failure by Quanex or Quanex Corporation to perform any of their covenants or obligations under the Asset Purchase Agreement and other Transaction documents delivered in connection with the consummation of the Transaction;

• any of our liabilities being assumed by Quanex; and

• certain losses directly caused by Quanex or Quanex Corporation’s access and inspections of the AAI business other than certain losses related to the detection, discovery or evaluation of hazardous substances in the course of those inspections.

However, Quanex and Quanex Corporation are generally not required to indemnify us or any other indemnified party described above for damages arising or incurred from the matters described above (except as to our liabilities assumed by Quanex) until such damages exceed $100,000 in the aggregate, but in such event, they will only be responsible for any such damages to the extent they exceed $100,000 in the aggregate, and then only up to a maximum of $3,000,000. Quanex and Quanex Corporation remain responsible for all damages arising or incurred from any of our liabilities being assumed by Quanex. Further, Quanex and Quanex Corporation’s indemnification obligations are subject to certain time frames, and subject to reduction by any recovery of applicable amounts from third parties by us or any indemnified party described above.

Conditions to Completion of the Asset Sale

The parties' obligations to consummate the asset sale are subject to the prior satisfaction, or waiver by the requiring party, of the conditions set forth below:

• the representations and warranties of Maxco, AAI, BCGW, Quanex, and Quanex Corporation in the Asset Purchase Agreement and other Transaction documents delivered in connection with the consummation of the Transaction must be true and correct as of specified times;

• Maxco, AAI, BCGW, Quanex and Quanex Corporation shall have performed and complied with all of their respective covenants, obligations and agreements contained in the Asset Purchase Agreement;

• all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to prevent the consummation of the Transaction described in the Asset Purchase Agreement and the documents to be delivered in connection therewith;

• there shall not be any injunctions, court or other governmental orders, issued, pending or threatened by any third party restraining or prohibiting the closing of the Transaction described in the Asset Purchase Agreement and the documents to be delivered in connection therewith;

• Quanex shall have received possession of the assets being purchased, and all documents required of Maxco, AAI and BCGW in connection with the Asset Purchase Agreement, including all documents to be delivered by Maxco, AAI and BCGW at closing, required consents, the required title insurance commitments and policies for the real estate it is purchasing, required documents of transfer for the assets being purchased, required documents related to unassignable permits or contracts; required officers’ certificates, and the required legal opinion of our counsel;

• We shall have received the payment of the purchase price to be paid at closing, and all documents required of Quanex and Quanex Corporation in connection with the Asset Purchase Agreement, including all documents to be delivered by them at closing, required consents, required officers’ certificates, and the required legal opinion of their counsel; and

• approval and adoption by our stockholders of the Transaction pursuant to the Asset Purchase Agreement.

• AAI shall have obtained successor liability and discountinued product liability insurrance coverage for commercial general liabilities and aviation related liabilities, including all liabilities related to product produced or in process before the closing of the Transaction, naming Quanex as an additional insured. Each of these policies shall provide limits of liability of $2.0 million, with no deductible, and shall be in force for 3 years beginning on the closing date.

• AAI shall have amended its employee manual and satisified all employee compensation obligations, including as to vacation pay, that are not being assumed by Quanex.

• Sanjeev Deshpande shall have executed an employment agreement with Quanex.

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Termination of the Asset Purchase Agreement

The Asset Purchase Agreement may be terminated and the Transaction may be abandoned at any time prior to the closing (whether before or after stockholder approval) upon any of the following circumstances:

• by mutual written consent of Maxco, and Quanex Corporation;

• by Maxco or Quanex Corporation if the closing does not occur by March 1, 2007, other than as a result of a failure by the party proposing to terminate the Asset Purchase Agreement to perform any of its obligations;

• by Maxco or Quanex Corporation if any court of competent jurisdiction, or other governmental authority shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the Transaction described in the Asset Purchase Agreement;

• by Maxco, upon Quanex or Quanex Corporation's failure to timely cure a material breach of any of their representations, warranties, covenants or agreements contained within the Asset Purchase Agreement;

• by Quanex Corporation, upon Maxco, AAI or BCGW’s failure to timely cure a material breach of any their representations, warranties, covenants or agreements contained within the Asset Purchase Agreement.

Effect of Termination

If the Asset Purchase Agreement is properly terminated, all obligations of the parties thereto shall terminate, except for: (i) the indemnification provisions described above, (ii) certain dispute resolution provisions, (iii) certain miscellaneous provisions including amendment, interpretation, notice and other miscellaneous provisions and (iii) certain confidentiality provisions, including certain provisions regarding employee non-solicitation.

Background of the Transaction

After several months of consideration, the Company announced on December 11, 2005 that the board of directors approved a proposed reverse and forward common stock split which would have had the effect of taking the Company private. Such an action would have required the Company to file a proxy statement and Schedule 13e-3 with the SEC. The Company had received a fairness opinion from GBQ that the proposed cash consideration of $6.00 per share to be paid to common stockholders in the proposed transaction was fair from a financial point of view.

Although the fairness opinion from GBQ dated October 17, 2005 addressed whether a per share value of $6.00 per share for the entire Company was fair, from financial point of view, to those common stockholders who would be receiving the cash contribution in the proposed reverse and forward common stock split and was not done for the present proposed Transaction, a discussion of that report is included in Annex G for review by the stockholders.

The required proxy statement and Schedule 13e-3 were filed with the SEC and comments were made by the SEC. During the period after the proposed reverse and forward common stock split was announced and changes were being made to the filings based upon SEC comments, the stock price began to gradually increase. By the beginning of April 2006, the stock was trading close to the proposed cash consideration of $6.00 per share to be paid in the proposed stock split transaction. As a result, the board of directors decided to abandon its proposed stock split in order to consider a sale option based upon the possibility that the Company would create more value for its shareholders by selling the AAI business than some of them would have received in the proposed stock split. The Company announced its abandonment of the proposed stock split to the public on April 3, 2006.

Additionally, on April 3, 2006, the Company announced that it had engaged GBQ to locate an investor or purchaser to acquire the AAI business.

On April 20, 2006, the board of directors met and discussed the Company and its general future outlook as to pursuing a transaction. The board of directors considered the continual challenges facing the Company including the Company’s inability to generate sufficient cash to pay the required dividends on, or redeem, the outstanding preferred stock, as well its inability to continue paying current obligations without the continued deferment of compensation owed to Mr. Coon, the Company’s Chairman and President.

The board of directors also specifically discussed the AAI business and the industries in which AAI operates. The Board discussed the AAI growth strategies; specifically diversification of its capabilities, achieving greater geographic diversity, and consolidation within the industry. The board of directors discussed the significant capital required in order to successfully execute the AAI growth strategies in relation to the Company’s overall financial condition.

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The board of directors recognized the risks involved in pursuing a transaction involving AAI, including the inherent diversion of management’s attention from day to day operations, the possible loss of key employees or customers, and additional expenditures to facilitate a transaction. Additional risks if a transaction was not completed were also discussed, including that the stock price may decrease, other buyers may not become available and the continual challenges and uncertainties in being able to achieve business success. After lengthy discussion, the board of directors decided pursuing a transaction was in the best interests of the Company and its shareholders and directed management to focus on finding a buyer.

In May through June, 2006, GBQ sent out approximately 125 inquiries to potential investors or purchasers, announcing in general terms the availability of AAI. As a result of these initial solicitations, 50 different potential investors or purchasers signed confidentially agreements and received more specific information on AAI. Six different potential buyers took the further step of meeting with Company officers and/or visiting AAI. Quanex indicated to us that it would be interested in potentially acquiring the AAI business but not our entire Company. Over the course of months, we engaged in a number of business discussions with Quanex and other potential buyers regarding the framework for a potential sale of the AAI business. After considering the financial wherewithal of other potential buyers and their respective levels of interest, it was determined that the Quanex offer provided the best value for the Company and its stockholders. In late July 2006, we began negotiation of principal terms with Quanex regarding a proposed purchase of the assets of AAI. Quanex indicated it was prepared to proceed with completion of its due diligence and negotiation of definitive agreements once the parties reached a preliminary understanding with respect to principal terms. However, Quanex requested that we enter into an exclusive negotiation commitment as a condition to Quanex proceeding with further diligence and negotiation of definitive agreements for the proposed transaction. The Company agreed to this condition as it had already determined that the Quanex offer provided the best value for the Company and its shareholders. On August 15, 2006, we reached a preliminary understanding with Quanex and entered into a letter agreement pursuant to which we agreed to engage in exclusive negotiations with Quanex with respect to an asset purchase of AAI for a period of 45 days from August 15, 2006. The signing of the letter agreement was announced to the public by a press release on August 15, 2006 without naming Quanex, and a Form 8-K was subsequently filed with the SEC by the Company. Subsequently, as a result of further negotiations, a new letter agreement dated October 3, 2006 was signed by us and Quanex in which we agreed to extend our exclusive negotiations with Quanex with respect to an asset purchase of AAI for a period of 30 days beginning October 4, 2006.

On October 11, 2006, the board of directors held a meeting to discuss the terms of the October 3, 2006 letter agreement with Quanex. Our management and a representative of our legal counsel provided an update to the board of directors on the negotiations with Quanex, and reviewed a detailed summary of the terms of the October 3, 2006 letter agreement. A representative of our legal counsel also advised the board of directors of its legal obligations and fiduciary duties in the context of the proposed asset sale to Quanex. The board of directors discussed in detail the reasons for the sale, justification of the fairness of the proposed transaction, possible risks involved, and various alternatives of the future of the company upon completion of the proposed transaction. Following discussion, our board of directors determined that the proposed transaction with Quanex was expedient and for the best interests of Maxco and its stockholders. The board of directors approved the October 3, 2006 letter agreement and pursuit of the transactions contemplated thereby, and instructed management to continue its negotiations with Quanex.

A preliminary draft of a definitive agreement was provided to us by Quanex on or about October 18, 2006. We and Quanex and our respective legal counsels engaged in numerous negotiations of the terms of the Asset Purchase Agreement, including terms relating to assumed liabilities, price adjustments, employee related obligations, deal protection, indemnity obligations, closing contingencies and other customary terms for this type of transaction.

Concurrently with our negotiations, Quanex continued its extensive due diligence review of our AAI business. Quanex and its legal counsel made frequent and numerous requests for, and were provided with, documents and materials pertaining to the AAI business. Quanex also made several site visits to the AAI plants to perform detailed diligence.

On December 8, 2006, our board of directors met, reviewed the status of the negotiations with Quanex, reviewed the terms and conditions of the proposed Asset Purchase Agreement and resolved to recommend that our stockholders approve the Transaction, subject to the execution of a final definitive agreement.

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On December 13, 2006, Maxco, AAI, BCGW, Quanex, and Quanex Corporation executed and exchanged signature pages to the Asset Purchase Agreement and other Transaction documents.

On December 13, 2006, Quanex and Maxco issued a joint press release announcing the purchase by Quanex of substantially all of the assets relating to Maxco's AAI business pursuant to the Asset Purchase Agreement.

Reasons for the Transaction

In reaching its decision to approve and recommend the Asset Purchase Agreement and the Transaction, our board of directors consulted with our management and financial and legal advisors, and considered a variety of factors, including the following:

The Opportunities and Challenges Facing Maxco. and the Uncertainties Surrounding Maxco’'s Ability to Achieve Business Success. Our board of directors considered the opportunities and challenges facing us, as well as the uncertainties surrounding our ability to successfully execute our business plan. The Company has been unable to generate sufficient cash flow to pay the required dividends on the outstanding preferred stock since January 1, 2002. The accrued dividends through December 31, 2006 total $2.3 million. The dividends on such preferred stock are at a rate of 10% with principal outstanding of $5.1 million. Without a significant influx of cash, the Company does not see the ability to redeem the preferred stock, which would decrease the obligations, in the foreseeable future. Additionally, the Company has been able to pay its current obligations, in part, because Max A. Coon, the Chairman and President of the Company, has deferred a portion of his compensation and is currently owed $490,000. The Company will have some difficulty meeting this obligation in the near future.

In looking at AAI specifically, the board of directors discussed the AAI growth strategies; specifically diversification of its capabilities, achieving greater geographic diversity, and consolidation within the industry. The board of directors discussed the significant capital required in order to successfully execute the AAI growth strategies in relation to the Company’s overall financial condition. We have made substantial capital investments to improve capacity, productivity and to meet customer requirements. More investment is required to maintain and expand our future business. If we are unable to meet future capital requirements, our business may be materially adversely affected. We depend on the services of key individuals, particularly our executive officers and senior managers. The loss of any key individual could materially and adversely harm us. Our customers or suppliers may be subject to work stoppages at their facilities, which could materially and adversely harm us. Our business may be materially and adversely affected by compliance obligations and liabilities under environmental laws and regulations.

Finally, the Company has never paid its stockholders any dividends and does not see that the Company will be able to do so in the foreseeable future without a major transaction such as the sale of the AAI business. In the board of directors’ judgment, the sale of the AAI business would provide the best opportunity to ultimately make distributions to its shareholders after paying its liabilities and establishing reserves for its ongoing investments.

Alternatives. Our board of directors considered the fact that, over a period of approximately three months, we solicited indications of interest from a number of parties in potential strategic transactions with Maxco, including the possible sale of all or a portion of Maxco's assets or business. The unanimous view of our board of directors was that the final agreement with Quanex was the best available alternative for Maxco and our stockholders, taking into account the terms of the Transaction, including price and type of consideration, assumed liabilities, closing contingencies, the ability of Quanex to consummate a transaction in cash without a financing contingency and in the most expeditious time and manner.

If the Transaction is not approved by our stockholders, we will not sell our assets to Quanex and we will continue to conduct our business in the ordinary course and evaluate all available strategic alternatives. However, because of the voting agreements with Max A. Coon, EM, and ROI, we anticipate that the requisite approval of our shareholders will be obtained.

Fairness.  Although the board of directors did not obtain a fairness opinion regarding the transaction, GBQ expressed its recommendation that the Transaction offered the greatest benefit for stockholders. The Board determined not to seek a fairness opinion after considering the expense involved and that we had vigorously explored strategic alternatives, such as finding additional acquirers. Additionally, the Board reviewed its analysis conducted in 2005 when the Company was working on a proposal for a reverse and forward stock split and considered the effect that changes since that time could have on the conclusions reached. Finally, the board of directors discussed two other sales that were made in recent months of businesses that are similar to AAI, and concluded that Quanex’s offer was at least equal to, or exceeded those sales.

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Business Synergies and Customer Approval. Our board of directors considered the business synergies between AAI and Quanex. Quanex, through its Macsteel group, is a both a customer and provider of certain types of services to many of our customers and has an intimate understanding and appreciation of our AAI organization.

Terms of the Asset Purchase Agreement. Our board of directors considered the general terms and conditions of the Asset Purchase Agreement, and, with the assistance of legal counsel, considered in detail specific provisions of the Asset Purchase Agreement, including: (i) the extent of the assets to be purchased, and the liabilities to be assumed, (ii) the cash consideration being offered without a financing contingency, (iii) the limited escrowed monies, and (iv) the time frame offered to consummate the Transaction.

Employment Offers. Our board of directors also considered that Quanex would consider extending offers of employment to substantially all AAI employees who are actively employed in and/or primarily provide services to our AAI business.

Lack of Financing Condition. Our board of directors considered that the purchase price in the Asset Purchase Agreement is in cash and Quanex's obligation to consummate the Transaction is not subject to any financing contingencies, providing greater certainty for Maxco and our stockholders.

Taxable Transaction. Our board of directors considered that although the Transaction will result in a taxable gain to Maxco for United States federal income tax purposes, a substantial portion of the taxable gain is anticipated to be offset by available net operating loss carryforwards.

Expenses. Our board of directors also considered that Maxco will, in addition to income tax liabilities, incur costs and expenses in connection with completing the Transaction which are estimated to be approximately $1.75 million and there will be substantial management time and effort devoted to closing the Transaction, which could cause disruptions to our other business.

Risk of Not Completing Asset Sale. While our board of directors expects to complete the Transaction, our board of directors also considered that there is no assurance that all conditions to the parties' obligations to complete the Transaction will be satisfied or waived and, as a result, it is possible that the Transaction may not be completed.

The foregoing discussion of the information and factors considered by our board of directors is not exhaustive. Our board of directors did not quantify or attach any particular relative or specific weight to the various factors it considered in reaching its determination that the Transaction is fair to and in the best interests of Maxco. and its stockholders. Rather, the determination to recommend that our stockholders approve the Asset Purchase Agreement and the Transaction was made after consideration of all of the factors taken as a whole. In addition, individual members of our board of directors may have given different weights to different factors.

Use of Proceeds

Uses in Connection with the Closing:

In connection with the closing, we would be using the proceeds from the Transaction as follows:

•  approximately $11.5 million will be used to satisfy AAI bank debt;

•  approximately a net $11 million, after application of tax loss carryover, will be used to satisfy our federal tax  liability in connection with the sale of the AAI business;

•  $500,000 will be used to satisfy the fee that will be due GBQ;

•  approximately $350,000 will be used to satisfy insurance costs required in the Asset Purchase Agreement;

•  approximately $3.44 million (subject to the adjustments to the purchase price, and any adjustments resulting from escrow claims under the Asset Purchase Agreement), will be used for payment of the incentive compensation to Mr. Deshpande;

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•  approximately $90,000 will be used for the cost of surveys, sales tax, applicable real estate transfer  taxes and other costs in connection with the sale of the AAI and BCGW real estate to Quanex;

•  approximately $210,000 will be used for our legal and accounting fees in connection with the proposed Transaction;

•  approximately $600,000 in severance bonuses will be paid to certain of AAI’s managerial employees below the level of president and vice president; and

•  any other costs, or adjustments, associated with the closing of the proposed transaction.

Other Future Uses of Remaining Proceeds:

Although our board of directors has not yet made any determination, the alternatives for future uses of remaining proceeds may include redemption of part or all outstanding preferred shares (with approximately $7.4 million outstanding face value and accrued dividends as of December 31, 2006), dissolution and liquidation of Maxco, a going private transaction effected through a reverse stock split or otherwise in order to reduce the costs associated with being a public company, an extraordinary dividend or other transactions to maximize stockholder value and manage our outstanding liabilities.

Transaction Risk Factors

You should carefully consider the following risk factors relating to the Transaction before you decide whether to vote for the proposal to approve and adopt the Transaction pursuant to the Asset Purchase Agreement. You should also consider the other information in the proxy statement and the additional information in our other reports on file with the Securities and Exchange Commission.

•  Our business may be harmed if the Transaction disrupts the operations of our business and prevents us from realizing intended benefits. The Transaction may disrupt our business and prevent us from realizing intended benefits as a result of a number of obstacles, such as the loss of key employees or customers; the failure to adjust or implement our business model; additional expenditures required to facilitate this divestiture; and the diversion of management's attention from our day-to-day business.

•  The failure to complete the Transaction may result in a decrease in the market value of our common stock. The Transaction is subject to a number of contingencies, including approval by our stockholders and other customary closing conditions. We cannot predict whether we will succeed in obtaining the approval of our stockholders. As a result, we cannot assure you that the Transaction will be completed. If our stockholders fail to approve the proposal at the annual meeting or if the Transaction is not completed for any other reason, the market price of our common stock may decline.

•  If our stockholders do not approve and adopt the Transaction pursuant to the Asset Purchase Agreement, there may not be any other offers from potential purchasers. If our stockholders do not approve the Transaction, we may seek another strategic transaction, including the sale of all or part of our business. Although we have had such discussions with various parties in the past, none of these parties may now have an interest in a strategic transaction with Maxco or be willing to offer a reasonable purchase price.

•  If our stockholders do not approve the Transaction and Asset Purchase Agreement or if we do not complete the Transaction, we will continue to face challenges and uncertainties in our ability to achieve business success. We have faced challenges and uncertainties surrounding our ability to successfully execute our business plan, such as our history of operating losses and the adverse effect the Michigan economy has had on the significant real estate investments held directly or indirectly by the Company. If our stockholders do not approve and adopt the Asset Purchase Agreement or if the asset sale is not completed, we will continue to face these challenges and uncertainties. However, because of the voting agreements with Max A. Coon, EM, and ROI, we anticipate that the requisite approval of our shareholders will be obtained.

• We will be unable to compete with the AAI business for 5 years. For a period of 5 years from the closing, we will be unable, directly or indirectly, within North America to own (other than up to 5% of the voting control of a publicly held company), manage, finance, control, act as a consultant or agent, or furnish services or advice to any person or business that competes with the AAI business.

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Recommendation of Our Board of Directors

Our board of directors has determined that the Transaction is expedient and for the best interests of Maxco and its stockholders. Our board of directors has approved the Transaction pursuant to the Asset Purchase Agreement and recommends that the stockholders vote in favor of the proposal to approve and adopt the Transaction pursuant to the Asset Purchase Agreement.

Our Financial Advisor

Under the terms of an engagement letter, dated as of March 27, 2006, Maxco has agreed to pay GBQ a flat fee of $600,000 for its services in the event this transaction is completed. Maxco has also agreed, if a transaction is not completed, to reimburse GBQ for its reasonable out-of-pocket expenses, including, without limitation, reasonable fees of GBQ’s legal counsel and all reasonable travel, database and courier expenses in connection with this engagement. In addition, Maxco agreed to indemnify GBQ and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of GBQ’s engagement.

Vote Required to Approve the Transaction and the Asset Purchase Agreement; Stockholder Voting Agreement

Under the Michigan Business Corporation Act and under our Bylaws, the Transaction requires approval by the holders of a majority of the outstanding shares of our voting stock entitled to vote at the annual meeting. If we fail to obtain the stockholder approval of the Transaction, we will not be able to consummate the Transaction and either Maxco or Quanex may terminate the Asset Purchase Agreement.

Max A. Coon, EM and ROI have each entered into a voting agreement indicating that they will vote, or cause to be voted, voting shares that they directly control, or indirectly control in a brokerage account, in favor of the Transaction. As of December 18, 2006, the shares of voting stock directly controlled or indirectly controlled in a brokerage account held by Mr. Coon, EM and ROI, represents approximately 55.44% of the voting power of our stock and, if voted as indicated in the voting agreements, will provide the requisite vote required for approval of the Transaction.

Nature of Our Business After the Transaction

After the Transaction with Quanex, we will have no immediate significant operating product or services business but will own interests in certain real estate holdings, minority interest in some other companies and some miscellaneous assets. These specific assets would include: Ledges Commerce Park, Inc. (investment in two buildings and land in Ledges Commerce Park, Lansing, MI); Real Estate Partnerships (ownership in real estate partnership investments); Integral Vision, Inc., a publicly held company (ownership of approximately 2,410,183 shares); Phoenix Financial Group, a privately held company (in the business of the sale of securities brokerage businesses on bondpage.com); Robinson Oil., a privately held company (a company in the oil and gas business); Provant, Inc., now a private company (investment of approximately 2.84 million shares in Provant, Inc., which is in the process of liquidation); cash surrender value of life insurance (life insurance owned by the Company on the life of Max A Coon, President and Chairman of the Company); and notes receivable and other amounts owed the Company by third parties (valued at $900,000 based upon their current balances).

We will continue our efforts to resolve outstanding liabilities and prosecute and defend litigation and pursue other claims as appropriate that we may have against third parties. We also intend to evaluate and potentially explore all available alternatives. We will continue to work to maximize stockholder interests with a goal of returning value to our stockholders. Although our board of directors has not yet made any determination, such alternatives may include dissolution and liquidation of Maxco, a going private transaction effected through a reverse stock split or otherwise in order to reduce the costs associated with being a public company, a share repurchase, an extraordinary dividend or other transactions to maximize stockholder value and manage our outstanding liabilities.

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Interests of Certain Persons in the Transaction

In April 2004, the Company entered into an incentive agreement with Sanjeev Deshpande, the President of AAI and a director of Maxco. The agreement provides for compensation Mr. Deshpande based on the increased value, as defined, of AAI by March 31, 2006. The incentive is equal to 1% of the first $25 million in value plus 10% above that base amount. Because of the special effort made by Mr. Deshpande, the Company intends to pay such incentive bonus even though the sale is occurring after March 31, 2006. The total amount of such incentive compensation is expected to be approximately $3.6 million, subject to a final closing, certain adjustments to be made at closing on the sale price, and any adjustments resulting from escrow claims . As party to the agreement, Maxco has previously recognized incentive compensation expense on a pro-rata basis under the terms of the agreement. As of March 31, 2006, the amount accrued was $2.0 million. Other than this agreement, and subject to a final closing with Quanex, approximately $600,000 in severance bonuses to be paid to certain managerial employees of AAI below the level of president and vice-president of AAI, no director, executive officer, associate of any director or executive officer of Maxco, AAI or BCGW or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the asset sale that is not otherwise shared on a pro rata basis by all other stockholders of the same class.

In the event the Transaction is consummated it is anticipated that Mr. Deshpande, if still a director of the Maxco board of directors, will resign his director position.

Tax Consequences of the Transaction

The sale of assets pursuant to the Asset Purchase Agreement will be a taxable transaction for United States federal income tax purposes. Accordingly, Maxco will recognize a gain or loss in its consolidated federal income tax return with respect to the sale of assets pursuant to the Asset Purchase Agreement in an amount equal to the difference between the amount of the consideration received for each asset over the adjusted tax basis in the asset sold. The amount of consideration will include the amount of liabilities assumed, for United States federal income tax purposes, by Quanex in the Transaction. Although the Transaction will result in a taxable gain to Maxco, we believe that a substantial portion of the taxable gain will be offset by available net operating loss carryforwards. The net tax effect will require the payment of approximately $10 million in federal taxes. There also will be required an additional payment of approximately $1.0 million in state taxes.

Unaudited Selected Combined Financial Data of the AAI Business

Unaudited selected combined financial data relating the AAI business as if that AAI business had been conducted on a standalone basis for the five fiscal years ended March 31, 2006 and six months ended September 30, 2006 are included in this proxy statement beginning at page 39.

Selected Pro Forma Financial Information of Maxco

Pro forma financial information is attached to this proxy statement beginning on page B-1. The unaudited pro forma condensed consolidated statements of operations give effect to the asset sale as if it had occurred on the fiscal years ending March 31, 2004, March 31, 2005 and March 31, 2006, and the unaudited pro forma condensed consolidated balance sheet gives effect to the asset sale as if it had occurred on September 30, 2006.

No Appraisal or Dissenters’ Rights

Our stockholders will not experience any change in their rights as stockholders as a result of the Transaction. Neither Michigan law, our Articles of Incorporation, as amended, or our Bylaws, as amended, provide for appraisal or other similar rights for dissenting stockholders in connection with the Transaction. Accordingly, Maxco stockholders will have no right to dissent and obtain payment for their shares specifically as a result of this Transaction. There may exist other rights or actions under federal law or state securities law for stockholders who are aggrieved by the proposed Transaction generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Regulatory Approvals

The Transaction is subject to review by the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. We are not aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the Transaction, except for compliance with the applicable regulations of the SEC in connection with this proxy statement and compliance with the Michigan Business Corporation Act in connection with the Transaction. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the Transaction.

Past or Present Contacts with Quanex and Quanex Corporation

Quanex, through its Macsteel group, is both a customer and provider of certain types of services to many of our customers. Other than the negotiations resulting in the Asset Purchase Agreement described in this proxy, neither Maxco, AAI, BCGW nor any of their respective directors or officers have entered into any other negotiations, transactions, or material contracts with Quanex or Quanex Corporation during the past two years with respect to any merger, consolidation, asset, stock or any other business combination transaction.

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PROPOSAL 2

ELECTION OF DIRECTORS

It is the intention of the persons named in the proxy to vote for election of the following nominees to the board of directors to hold offices until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the board of directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Proxies will be voted only to the extent of the number of nominees named.

The following information is furnished concerning the nominees, all of whom have been nominated by the board of directors and are presently directors of the Company:

Name	Present Position with the Company and Principal Occupation	Age	Director Since
Max A. Coon	Director, President and Chairman of the Board of MAXCO	72	1969
Sanjeev Deshpande	Director of MAXCO, President of AAI, a Lansing, Michigan based provider of heat treating services which was acquired by Maxco in January 1997.	48	2003
Joel I. Ferguson*	Director of MAXCO, a Lansing, Michigan based developer of real estate properties	68	1985
David R. Layton*	Director of MAXCO and President of Layton & Richardson, P.C., a Lansing, Michigan based accounting firm.	66	2001
Samuel O. Mallory*	Director of MAXCO; Retired in 1998 as a dentist who managed his own practice	74	2002

*Member of the Audit, Compensation and Nominating Committees.

All of the foregoing directors and nominees have been engaged in the principal occupation specified for the previous five (5) years.

The address and telephone number for each person named in the table is in care of Maxco, Inc., 1005 Charlevoix Dr. Suite 100, Grand Ledge, MI 48837, telephone number (517) 627-1734.

During the past five years, none of the above named persons has been convicted in a criminal proceeding (excluding traffic violation and other minor offenses) or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him form future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal of state securities laws. All of the above named persons are citizens of the United States except Sanjeev Deshpande who is a citizen of the Republic of India.

Mr. Coon, is also a director of Integral Vision, Inc., an 8% owned investment of Maxco whose stock is quoted on the OTCBB.

Mr. Coon and Mr. Cross are brothers-in-law. There are no other family relationships between any directors or executive officers.

During the last fiscal year there were a total of four meetings of the board of directors. Messrs. Ferguson and Layton attended less than 75% of the meetings of the board of directors, Mr. Ferguson attended less than 75% of the meetings held by the committees of the board on which he serves.

The Company has a policy and practice of all directors standing for election at an annual meeting of shareholders to attend such meeting if available. Messrs. Ferguson and Layton did not attend the Company’s annual meeting of shareholders held on March 14, 2006.

In the event the Transaction is consummated it is anticipated that Mr. Deshpande, if still a director of the Maxco board of directors, will resign his director position.

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Committees of the Board of Directors

Audit Committee

The Company has established an Audit Committee whose members are Messrs. Ferguson, Layton, and Mallory. The committee held four meetings during the year ended March 31, 2006. The board of directors has adopted a Charter to govern the operations of its Audit Committee. A copy of this Charter is included as Annex F to this proxy statement. The Charter requires that the Audit Committee shall be comprised of at least three directors, each of whom are independent of management and the Company, which is defined to mean that they have no relationship that may interfere with the exercise of their independence from management and the Company.

It is the opinion of the board of directors that the members of the Audit Committee are each independent under the above definition. In addition, the board of directors has determined that David R. Layton is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

Report to Stockholders

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2006 for filing with the Securities and Exchange Commission.

Joel I. Ferguson
David R. Layton
Samuel O. Mallory

Relationship with Independent Public Accountants

Rehmann Robson served as auditors for the Company for the fiscal years ended March 31, 2005 and March 31, 2006. A representative of Rehmann Robson is expected to be present at the annual meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

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Principal Accountant Fees and Services

For the two years ended March 31, 2006 and 2005, the Company’s auditors, Rehmann Robson, billed the Company for its services as follows:

Audit Fees	2006	$80,000 for aggregate fees billed for professional services rendered by Rehmann Robson for the audit of the Company’s annual financial statements for the year ended March 31, 2006 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the year.

Audit Fees	2005	$80,000 for aggregate fees billed for professional services rendered by Rehmann Robson for the audit of the Company’s annual financial statements for the year ended March 31, 2005 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the year.

Audit-Related Fees	2006	$5,900 for aggregate fees billed for professional services rendered by Rehmann Robson for the review of documents necessary in order for the Company to complete a 1-for-1000 reverse stock split to be followed immediately by a 1000-for-1 forward stock split. The Board of Directors eventually abandoned its decision to propose this transaction to the Company’s common and voting preferred shareholders. The proposed transaction, if implemented, was expected to enable the Company to terminate the registration of its common stock.

Tax Fees		There were no such fees.

All Other Fees		There were no such fees.

There were no additional fees billed for services to the Company other than the above.

The Audit Committee of the Company’s board of directors is of the opinion that the provision of services described above was compatible with maintaining the independence of Rehmann Robson. In 2004, the Audit Committee revised its charter to comply with the mandates of the Sarbanes-Oxley Act of 2002 and related rules and regulations of the Securities and Exchange Commission, including pre-approval policies and procedures. All services rendered to the Company by the Company’s auditors for the years ended March 31, 2005 and March 31, 2006 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The audit committee is responsible for approving all Audit, Audit-Related, Tax, and Other Services. The audit committee pre-approves all auditing services and permitted non-audit services, if any, including all fees and terms to be performed for the Company by the independent auditors at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project by the audit committee chairman before commencement of the project. Such interim pre-approvals are reviewed with the full audit committee at its next meeting for ratification.

Compensation Committee

The board of directors has established a Compensation Committee whose members consist of the three independent directors, Messrs. Ferguson, Layton, and Mallory. The Compensation Committee is also responsible for administering the Company's Stock Option Plan, including designating the recipients and terms of specific option grants. The Compensation Committee met one time during the fiscal year to establish compensation levels for the Executive Officers, and to authorize the levels and timing of bonuses.

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Director Compensation

The directors of the Company are paid $100 per meeting attended. Fees are not paid to directors for attendance at committee meetings.

Nominating Committee

The Company has established a standing Nominating Committee whose members are Messrs. Ferguson, Layton, and Mallory. The Nominating Committee assists the board of directors by identifying individuals qualified to become members of the board of directors and recommends to the board of directors the director nominees for the next annual meeting of shareholders. A charter has been adopted for the Nominating Committee, and it is available through the Company’s website at www.maxc.com. The Nominating Committee met one time during the fiscal year.

Director Nominations

The Nominating Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the board of directors must send a written notice by mail, c/o Investor Relations, Maxco, Inc., 1005 Charlevoix Dr. Suite 100, Grand Ledge, MI 48837 that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the shareholder making the recommendation and the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders. The Company did not receive, by October 24, 2005, any recommended nominee from any shareholder.

The Nominating Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The board of directors and the Nominating Committee believe that a nominee recommended for a position on the Company’s board of directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For a new potential board member, the board of directors and the Nominating Committee will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that are considered by the board of directors and the Nominating Committee include:

•	Personal integrity, wisdom, and high ethical character;
•	Ability to make independent analytical inquiries;
•	Professional excellence;
•	Accountability and responsiveness;
•	Absence of conflicts of interest;
•	Fresh intellectual perspectives and ideas; and
•
Relevant expertise and experience, understanding of the Company’s business environment, and the ability to offer advice and guidance to management based on that expertise, understanding and experience.

Communication with the Board of Directors

Shareholders and other interested parties may communicate with the board of directors, including the independent directors, by sending written communication to the directors c/o the Chairman of the Board, Maxco, Inc., 1005 Charlevoix Dr. Suite 100, Grand Ledge, MI 48837. All such communications will be reviewed by the Chairman, or his designate, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products and services, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Chairman, or his designate.

The Chairman shall maintain and provide copies of all such communications received and determined to be forwarded, to the board of directors in advance of each of its meetings. In addition, the Chairman will indicate to the board the general nature of communications that were not determined to be forwarded and such communications will be held until each board meeting to be reviewed by any interested director.

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EXECUTIVE OFFICERS

The following table sets forth information concerning the executive officers of the Company.

Name	Present Position With the Company and Principal Occupation	Age

Max A. Coon	President, Director and Chairman	72
	of the Board of MAXCO.

Eric L. Cross	Executive Vice President and Secretary	63
	of MAXCO

Lawrence O. Fields	Chief Financial Officer and Treasurer	53
	of MAXCO

Messrs. Coon and Cross have been engaged in the principal occupations specified above for the previous five years. Lawrence O. Fields was appointed Treasurer and Chief Financial Officer of the Company on November 29, 2005. Mr. Fields had been Controller of the Company for over twenty years prior to the appointment.

Mr. Coon and Mr. Cross are brothers-in-law. There are no other family relationships between any directors or executive officers.

Code of Ethics

The Company has adopted a code of ethics that applies to its directors, officers, and employees.  A paper copy of our code of ethics may be obtained free of charge by writing to the Company care of its Compliance Officer at our principal executive office located at 1005 Charlevoix Dr. Suite 100, Grand Ledge, MI 48837.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the others applicable to Item 402 of Regulation S-K:

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Comp [1]	Options	All Other Comp [2]
Max A. Coon Chief Executive Officer	2006 2005 2004	250,000[3] 250,000 200,000	0 0 0	400 300 200	0 0 0	0 0 1,000
Eric L. Cross Executive Vice President	2006 2005 2004	150,000 150,000 150,000	0 0 0	0 200 200	0 0 0	3,750 3,750 1,947
Sanjeev Deshpande President of AAI	2006 2005 2004	171,751 165,998 156,398	82,381 45,000 45,000	400 400 200	0 0 0	6,319 5,034 5,000
Lawrence O. Fields Treasurer and CFO	2006 2005 2004	106,667 95,000 90,000	30,000 20,000 20,000	0 0 0	0 0 0	3,167 2,875 2,603

1Represents annual director fees. Mr. Cross resigned as director of the company on October 21, 2004.

2Represents the Company's match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan and a profit sharing contribution made by the Company for all of its eligible employees to the 401(k) Employee Savings Plan at the rate of 1% of eligible compensation.

3 Max A. Coon is due approximately $490,000 for deferred compensation as of September 30, 2006.

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On April 20, 2004, the Company entered into an incentive agreement with Sanjeev Deshpande, the President of the Company’s wholly-owned subsidiary AAI. The agreement provides for compensation to the officer based on the increased value, as defined, of the subsidiary by March 31, 2006. The incentive is equal to 1% of the first $25 million in value plus 10% above that base amount. At the option of Maxco the incentive is payable in cash or its equivalent in stock of AAI held by Maxco. Because of the special effort made by Mr. Deshpande, the Company intends to pay such incentive bonus even though the proposed sale of assets to Quanex is to occur after March 31, 2006. The total amount of such incentive compensation is expected to be approximately $3.44 million, subject to a final closing, certain adjustments to be made at closing on the sale price, and any adjustments resulting from escrow claims. As party to the agreement, Maxco recognized incentive compensation expense on a pro-rata basis under the terms of the agreement. The Company charged approximately $600,000 related to this compensation during the year ended March 31, 2005. As of March 31, 2006, the amount accrued was $2.0 million, including $1.4 million charged to operations during the year then ended. No further compensation was charged to operations subsequent to March 31, 2006.

Options

The following table summarizes the value of the options held by the above named individuals at the fiscal year end. No options were granted to or exercised by the named individuals during the fiscal year ended March 31, 2006. The options held by Mr. Deshpande are presently exercisable.

Year End Option Values

Name and Principal Position	Number of Unexercised Options at Fiscal Year End	Value of Unexercised Options at Fiscal Year End
Max A. Coon Chief Executive Officer	0	0
Eric L. Cross Executive Vice President	0	0
Lawrence O. Fields Treasurer and CFO	0	0
Sanjeev Deshpande President of AAI	40,000	0

Equity Compensation Plan Information

The following table summarizes information as of March 31, 2006 regarding the Company's common stock reserved for issuance under the Company's Employee Stock Option Plan. The Company's Employee Stock Option Plan is its only equity compensation plan and was approved by the shareholders in 1998.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under the Stock Option Plan (Excluding Securities Reflected in Column a)
Equity Compensation Plans Approved by Security Holders	40,000[1]	$7.13	470,000

1 Includes 10,000 issued under a prior stock option plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 2006, as to the equity securities of the Company owned beneficially by beneficial owners of 5% or more of the Company's securities, by each Director and by Executive Officer, and by all Directors and Executive Officers of the Company as a group.

Each share of common stock so held entitles the holder thereof to one vote upon each matter to be voted on. Stockholders of series three and six preferred shares are entitled to 20 votes for each one of such shares. Series four and series five preferred stock are both nonvoting. As of September 30, 2006, the Company had outstanding 3,454,039 shares of common stock, 14,784 shares of series three preferred stock, and 7,812.5 shares of series six preferred stock for a total of 3,905,969 shareholder votes. As of September 30, 2006, our current directors and executive officers beneficially owned the right to vote 1,322,112 voting shares of Maxco’s outstanding common stock as well as beneficially owned the right to vote outstanding shares of series three and series six preferred stock with an aggregate of 307,550 votes, for a total beneficial ownership of the right to vote 1,629,662 shareholder votes, or 41.8% of the total votes available that would be entitled to vote at the Annual Meeting.

		Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Title of Class	Sole Investment Power		Shared Investment Power[1]		% of Class[2]	Shared Voting Power		% of Total Votes
Max A. Coon [3]	Common Stock	878,456		988,172	[4]	28.6%	999,204	[5]	25.6%
Eric L. Cross	Common Stock	154,525		238,210	[6]	6.9%	280,286	[7]	7.2%
Sanjeev Deshpande	Common Stock	45,089	[8]	45,089	[8]	1.3%	5,089	[8]	*
Joel I. Ferguson	Common Stock	0		0		*	0		*
Lawrence O. Fields	Common Stock	14,333		14,333		*	14,333		*
David R. Layton	Common Stock	0		1,000	[9]	*	1,000		*
Samuel O. Mallory	Common Stock	22,200		22,200		*	22,200		*
All Directors and Officers as a group, including the above seven people	Common Stock	1,114,603		1,309,004		37.5%	1,322,112		33.8%

ROI Capital Management, Inc.[10]	Common Stock	878,492		945,957	[11]	27.4%	945,957		24.2%
Daryle L. Doden[12]	Common Stock	250,000	[13]	369,227	[14]	10.7%	345,800		8.9%
		2,243,095		2,624,188		75.1%	2,613,869		66.9%
Max A. Coon [3]	Series Three Preferred Stock	0		2,956	[16]	20.0%	75,650	[17]	1.9%
Eric L. Cross	Series Three Preferred Stock	0		632	[18]	4.3%	75,650	[19]	1.9%
Daryle L. Doden[12]	Series Three Preferred Stock	0		1,754	[20]	11.9%	0		0%
Max A. Coon [3]	Series Four Preferred Stock [15]	0		13,629	[16]	29.4%	0		0%
Eric L. Cross	Series Four Preferred Stock [15]	0		2,912	[18]	6.3%	0		0%
Daryle L. Doden[12]	Series Four Preferred Stock [15]	0		8,088	[20]	17.4%	0		0%
Max A. Coon [3]	Series Five Preferred Stock [15]	0		2,043	[16]	30.7%	0		0%
Eric L. Cross	Series Five Preferred Stock [15]	0		437	[18]	6.6%	0		0%
Daryle L. Doden[12]	Series Five Preferred Stock [15]	0		1,213	[20]	18.2%	0		0%
Max A. Coon [3]	Series Six Preferred Stock	0		3,053	[16]	39.1%	78,125	[17]	2.0%
Eric L. Cross	Series Six Preferred Stock	0		652	[18]	8.4%	78,125	[19]	2.0%
Daryle L. Doden[12]	Series Six Preferred Stock	0		1,812	[20]	23.2%	0		0%

* Beneficial ownership does not exceed one percent (1%).

(1)	Includes Sole Investment Power as well as shares beneficially owned.

(2)	Calculated based on Shared Investment Power.

(3)	Mr. Coon’s address is 1005 Charlevoix Dr. Suite 100, Grand Ledge, Michigan 48837.

29

(4)
Includes 18,487 shares owned by Mr. Coon's immediate family; a proportionate share of 155,250 shares held by a general partnership in which Mr. Coon is a 1/3 partner; and a proportionate share of 101,022 shares held by EM Investors, LLC in which Mr. Coon has a 39.1% ownership interest.

(5)
Includes 18,487 shares owned by Mr. Coon's immediate family; a proportionate share of 155,250 shares held by a general partnership in which Mr. Coon is a 1/3 partner; and a 50% share of 101,022 shares held by EM Investors, LLC representing Mr. Coon’s voting power of those shares.

(6)
Includes 23,500 shares owned by Mr. Cross’ wife; a proportionate share of 155,250 shares held by a general partnership in which Mr. Cross is a 1/3 partner; and a proportionate share of 101,022 shares held by EM Investors, LLC in which Mr. Cross has an 8.4% ownership interest.

(7)
Includes 23,500 shares owned by Mr. Cross’ wife; a proportionate share of 155,250 shares held by a general partnership in which Mr. Cross is a 1/3 partner; and a 50% share of 101,022 shares held by EM Investors, LLC representing Mr. Cross’ voting power of those shares.

(8)	Includes options to purchase 40,000 shares. Such options were not exercised as of March 31, 2006 and thus were not included in voting power.

(9)	Represents shares held in a pension fund of which Mr. Layton is one of the trustees.

(10)
Information obtained from Schedule 13D/A dated April 4, 2006 filed with the Securities and Exchange Commission. The address of ROI Capital Management, Inc. is 300 Drakes Landing Rd., Suite 175, Greenbrae, CA 94904.

(11)
Information obtained from Schedule 13D/A dated April 4, 2006 filed with the Securities and Exchange Commission. Includes 57,465 shares in a personal IRA of Mark T. Boyer and 10,000 shares in a personal IRA of Mitchell J. Soboleski. Messrs. Boyer and Soboleski are the owners of ROI Capital Management, Inc. and have dispositive authority of the reported securities held in advisory accounts of ROI Capital Management, Inc.

(12)	Mr. Doden’s address is 1610 S. Grandstaff Dr., Auburn, IN 46706 or P.O. Box 51, Auburn, IN 46706.

(13)	Represents shares in the name of Contractor Supply, Incorporated of which Mr. Doden owns 100%.

(14)
Includes 95,800 shares in the name of Master Works Foundation, Inc., an Indiana non-profit corporation in which Mr. Doden is one-third member and a proportionate share of 101,022 shares held by EM Investors, LLC in which Mr. Doden has an 23.2% ownership interest.

(15)	Series Four and Series Five Preferred Stock are both nonvoting.

(16)	Represents a proportionate share of shares held by EM Investors, LLC in which Mr. Coon has a 39.1% ownership interest.

(17)	Represents a 50% share of shares held by EM Investors, LLC representing Mr. Coon’s voting power of those shares.

(18)	Represents a proportionate share of shares held by EM Investors, LLC in which Mr. Cross has an 8.4% ownership interest.

(19)	Represents a 50% share of shares held by EM Investors, LLC representing Mr. Cross’ voting power of those shares.

(20)	Represents a proportionate share of shares held by EM Investors, LLC in which Mr. Doden has an 23.2% ownership interest

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Compensation Committee (the “Committee”) is responsible for developing and making recommendations to the board of directors with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the board of directors, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

The objectives of the Company's executive compensation program are to:

•	Support the achievement of desired Company performance.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Committee will use its discretion to set executive compensation where in its judgment external, internal or an individual's circumstances warrant it.

Executive Officer Compensation Program

The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance.

Annual Incentive Compensation

The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives to achieve the Company's annual goals. Goals for Company performance are set at the beginning of each fiscal year. In the year ended March 31, 2006, the following measures of Company performance were selected: net sales, operating earnings, consolidated net income, market penetration, and customer satisfaction.

Specific individual performance was also taken into account in determining bonuses, including meeting department goals, attitude, dependability, cooperation with co-workers, and creativity or ideas that benefit the Company.

Stock Option Program

The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

On August 25, 1998, the shareholders ratified an Employee Stock Option Plan to grant options on up to 500,000 shares of the Company's Common Stock to officers and key employees of the Company and its subsidiaries. The options which may be granted under this plan may either qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended, or may be nonqualified options.

The stock option plan authorizes a committee of directors to award stock options to key employees, directors or agents of the Company. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Option Committee. Awards are made at a level calculated to be competitive with companies of comparable size and complexity.

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Deferred Compensation

Effective January 1, 2005, the Maxco, Inc. 401(k) Employee Savings Plan was merged into Maxco’s wholly-owned subsidiary AAI’s 401(k) Plan which covers substantially all employees of the Company. The 401(k) plan is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution in the percentages specified in the plan documents. In addition, a separate employer contribution may be made at the discretion of the board of directors. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

The Company provides medical benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for the year ended March 31, 2006.

Chief Executive Officer

Max A. Coon has served as the Company's Chief Executive Officer since 1969. His base salary for the year ended March 31, 2006 was $250,000. Mr. Coon is due approximately $490,000 for deferred compensation as of September 30, 2006. No bonus was paid to Mr. Coon for 2006.

Significant factors the Committee looked at in establishing Mr. Coon’s compensation for the year ended March 31, 2006, were his strategic and overall management direction of the Company. Specifically, the Committee discussed that through his direction, the Company was positioned to have an improvement in financial results for the 2006 year. The Committee noted that sales and operating results have increased each of the last three years. In addition, the Committee felt that Mr. Coon’s direction in the liquidation of the Company’s real estate investments, including the reduction of the majority of guarantees the Company had made on its real estate investments, was also a key factor in establishing his compensation. As a result of these factors, the Committee felt the Company was poised to continue its sales growth and improvement in its financial results in 2006. This was achieved as operating earnings in 2006 improved to $2.2 million and net income was positive for the year.

The Compensation Committee

David R. Layton
Joel I. Ferguson
Samuel O. Mallory

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors (the "Committee") consisted of David R. Layton, Joel I. Ferguson and Samuel O. Mallory for the year ended March 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers or beneficial owners of over 10% of any class of the Company's equity securities to file certain reports regarding their ownership of the Company's securities or any changes in such ownership. All such reports were filed on a timely basis during the fiscal year ended March 31, 2006. Max A. Coon, Daryle L. Doden, and ROI Capital Management, Inc. are beneficial owners of more than 10% of Maxco’s voting securities. See the beneficial ownership table above for further disclosure of security ownership of certain beneficial owners and management.

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COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with a cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) (1) and a peer group of companies (2) over the same period, assuming the investment of $100 in the Company’s Common Stock, the NASDAQ Index and the peer group on March 31, 2001, and reinvestment of all dividends.

	3/01	3/02	3/03	3/04	3/05	3/06
MAXCO, INC.	100.00	87.87	60.00	39.33	50.67	78.92
NASDAQ STOCK MARKET (U.S.)	100.00	103.60	77.19	113.63	114.19	135.14
PEER GROUP	100.00	93.05	36.87	59.72	47.33	46.82

(1)	The CRSP Total Return Index for the NASDAQ Stock Market (US Companies) is composed of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(2)
The peer group consists of ten companies whose stock is publicly traded and whose market capitalizations are slightly above and below the Company’s capitalization in a range from $20.4 million to $120.3 million. Because of the diversified nature of the business represented by its subsidiary companies, the Company is unable to identify a published industry or line of business index or a group of peer issuers in comparable businesses which are sufficiently similar to allow meaningful comparison. Therefore, the Company has elected to compare its performance with a group of issuers having similar market capitalizations as allowed by SEC rules.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2003, the Company assumed a lease with CJC Leasing, a limited liability company in which Mr. Coon is a member, from Contractor Supply Incorporated, the purchaser of the Company’s formerly wholly owned subsidiary, Ersco Corporation. Contractor Supply Incorporated was required under the lease to pay CJC Leasing an aggregate of approximately $2.3 million in monthly installment payments over a period of approximately 4 years. In exchange for the Company assuming Contractors Supply Incorporated’s lease payments to CJC Leasing, Contractors Supply Incorporated and the Company agreed to reduce the amount then owed by the Company to Contractor Supply Incorporated by $2.3 million. The assumption of the lease obligations to CJC Leasing by the Company allowed the Company to retire a $2.3 million debt that was otherwise due and payable to Contractors Supply Incorporated, by making monthly payments of the approximate $2.3 million over four years. In June 2006, the Company paid off the obligation due CJC Leasing under this lease.

On April 20, 2004, the Company entered into an incentive agreement with Sanjeev Deshpande, the President of its wholly-owned subsidiary AAI. The agreement provides for compensation to the officer based on the increased value, as defined, of the subsidiary by March 31, 2006. The incentive is equal to 1% of the first $25 million in value plus 10% above that base amount. Since no such sale occurred by March 31, 2006, at the option of Maxco the incentive is payable in cash or its equivalent in stock of AAI held by Maxco. Because of the special effort made by Mr. Deshpande, the Company intends to pay such incentive bonus even though the proposed sale of assets to Quanex is to occur after March 31, 2006. The total amount of such incentive compensation is expected to be approximately $3.44 million, subject to a final closing, certain adjustments to be made at closing on the sale price, and any adjustments resulting from escrow claims. As party to the agreement, Maxco is recognizing incentive compensation expense on a pro-rata basis under the terms of the agreement. As of March 31, 2006, the amount accrued was $2.0 million, including $1.4 million charged to operations during the year then ended.

Vincent Shunsky, former Vice President, Chief Financial Officer and Treasurer of the Company, is indebted to the Company in the amount of approximately $192,000, including accrued interest thereon at various interest rates ranging from 8.0% to 10.25%, as of September 30, 2006. The indebtedness was incurred at various times prior to April 2002 for the purchase of affiliate company stock and personal use. The Company has recently begun discussing a payment plan for the repayment of the indebtedness by Mr. Shunsky.

In October 2004, the Company entered into a Retention Agreement with Mr. Shunsky to provide him with a bonus of $200,000 to retain his services until at least March 31, 2006. The Retention Agreement provided that should he leave the employ of the Company prior to that date, the bonus must be repaid. Mr. Shunsky resigned from his positions as Vice-President, Chief Financial Officer and Treasurer, effective November 29, 2005, and is no longer employed by the Company. However, through March 31, 2006, Mr. Shunsky served as a consultant to the Company in exchange for retaining the bonus. The Company expensed the retention bonus ratably through March 31, 2006. As of March 31, 2006, the amount accrued was $200,000, including $130,000 charged to operations during the year then ended. The Company paid this retention bonus.

In February 2005, the Company issued 250,000 shares of restricted common stock of the Company to Contractor Supply Incorporated, which is 100% owned by Maxco shareholder Daryle E. Doden, and 95,800 shares of restricted common stock of the Company to Master Works Foundation, Inc. (a non-profit corporation in which Mr. Doden is a one-third member) in exchange for further reduction of the amount owed by the Company to Contractor Supply Incorporated by $1.4 million. The remaining Company debt owed to Contractor Supply Incorporated was subsequently assigned by Contractor Supply Incorporated to Ambassador Steel Corporation, and then by Ambassador Steel Corporation to its President, Mr. Doden. On September 30, 2005, Mr. Doden assigned this Company debt, approximating $1.25 million, to EM Investors, LLC. EM Investors, LLC converted the Company payable, including all accrued interest, to 7,812.5 shares of the Company’s series six preferred stock. Messrs. Coon and Cross, are managers, and have indirect ownership interests, of 39.08% and 8.35%, respectively, of EM Investors, LLC.

In May 2005, the Company acquired the stock of Ledges Commerce Park, Inc. (“Ledges”) and two buildings owned by Ledges, for $200,000, plus the assumption of certain liabilities from L/M Associates, LLC (“L/M”). Prior to the transaction, L/M was the sole shareholder of Ledges, and Maxco was a 50% owner of L/M. After the transaction, Maxco became the sole shareholder of Ledges, and remains as a 50% owner of L/M.

Also in May 2005, AAI acquired the stock of BCGW, Inc. (“BCGW”) for $200,000. BCGW owned the buildings that are AAI’s operating facilities in Lansing, Michigan. The spouse of Maxco’s President, Joanne Coon, was a 25% owner of BCGW, and received $50,000.

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On August 11, 2005 the Company agreed to indemnify Max A. Coon for any amounts he would be required to pay as a result of a personal guaranty given for the Company’s real estate entities. Two of the Company’s real estate entities are L/M Associates, L.L.C. (“L/M”), and Capital Center Associates, L.L.C. (“Capital Center”) The Company is 50% owner of L/M and L/M is a 95% owner of Capital Center. On October 27, 2005, as the result of a personal guaranty by Mr. Coon for Capital Center, Capital Center, L/M, Mr. Coon, and the Company, entered into a settlement agreement with American Realty Equities, Inc. (“ARE’) the mortgage holder on property owned by Capital Center. The settlement included the opportunity for the sale of the underlying property by September 1, 2006 to accomplish a discounted payoff to the mortgage holder. To the extent the sale of the underlying property, or other arrangements, did not result in timely discounted payoff to ARE, the settlement also included the obligation of Capital Center, L/M, the Company and Mr. Coon to pay ARE the full amount then owing under the mortgage loan documents less the net sale proceeds obtained by ARE in the sale of the underlying property. On August 30, 2006 payment was made to ARE as required under the settlement agreement. To pay this commitment to ARE, the Company was party to the following agreements:

•
On August 30, 2006, Maxco guaranteed a Mortgage Loan Agreement (the “Agreement”) for $2,775,000 between The Huntington National Bank (“HNB”) and Capital Center. In addition to Maxco,, other guarantors named are L/M and Max A. Coon. The Agreement, which is secured by a first mortgage on a commercial building in Lansing, Michigan (“CCA Building”), calls for Capital Center to make 60 monthly payments of principal and interest of $22,363.76 plus a final payment of the remaining principal and any accrued interest on September 15, 2011 to HNB. Maxco and the other guarantors would be liable for payment to HNB should Capital Center default.

•
The Company’s wholly-owned subsidiary, AAI, as part of refinancing of its debt with its principal lender, provided the Company with $5,761,333.25 as part of an intercompany demand note toward fulfilling the commitment to ARE. The $5,761,333.25, which was advanced under loan agreements with AAI’s principal lender, is collateralized by certain assets of AAI including real estate and equipment.

•
On August 30, 2006, CCA, L/M and the Company agreed that the Company loan the $5,761,333.25 to CCA to fulfill the commitment to ARE. The loan to Capital Center by the Company is evidenced by a demand note, secured by a second mortgage on the CCA Building in favor of the Company, and guaranteed by L/M.

On November 29, 2005, Vincent Shunsky resigned as Vice-President, Chief Financial Officer, and Treasurer of Maxco. Lawrence O. Fields, who was the Controller of the Company for over twenty years, was appointed Chief Financial Officer and Treasurer effective November 29, 2005.

SHAREHOLDER PROPOSALS

Any proposals which shareholders of the Company intend to present at the next annual meeting of the Company must be received by the Company by April 1, 2007, for inclusion in the Company's proxy statement and proxy form for that meeting. In cases where a shareholder does not seek to have their proposal included in the Company's proxy materials, no proposal will be considered timely for submission at the next annual meeting unless it is received by the Company by June 14, 2007 and, in such case, the Company's Proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the Proxy Statement. Proposals should be directed to the attention of Investor Relations at the offices of the Company, 1005 Charlevoix Dr. Suite 100, Grand Ledge, Michigan 48837.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

Only one copy of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders. A separate copy of this proxy statement will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 1005 Charlevoix Dr. Suite 100, Grand Ledge, Michigan 48837, telephone 517-627-1734. Shareholders at a shared address who wish to receive multiple copies of the Company’s proxy statement in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the forgoing address.

35

OTHER BUSINESS

The management knows of no other matters that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment. The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, Officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

Eric L. Cross
Secretary

36

MAXCO, INC.
Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders to be held January 30, 2007.

The undersigned hereby constitutes and appoints Max A. Coon and Eric L. Cross, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Maxco, Inc. (Maxco) on all matters, unless the contrary is indicated herein, at the Annual Meeting of Shareholders to be held at the corporate office, 1005 Charlevoix Dr. Suite 100, Grand Ledge, Michigan, on January 30, 2007 at 10:30 a.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows:

1. To approve and adopt the sale of substantially all of the assets of our wholly owned subsidiary, Atmosphere Annealing, Inc. (“AAI”), and AAI’s wholly owned subsidiary, BCGW, Inc. (“BCGW”) to Quanex Technologies, Inc., the wholly owned subsidiary of Quanex Corporation, pursuant to the terms of the Asset Purchase Agreement, dated as of December 13, 2006, by and among Maxco, Inc., AAI, BCGW, Quanex Technologies, Inc. and Quanex Corporation.

 FOR            __________
AGAINST  __________
ABSTAIN __________

2. Election of five (5) members to the board of directors of Maxco, Inc.

FOR all nominees listed below (except as marked to the contrary below).

M. Coon
S. Deshpande
J. Ferguson
D. Layton
S. Mallory

WITHHOLD AUTHORITY to vote for all nominees listed below __________

INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee write that nominee's name in the space provided below:
______________________________________________________________________

3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the annual meeting, or any adjournments or postponements of the annual meeting.

FOR             __________
AGAINST  __________
ABSTAIN __________

This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.

SIGNED:________________________	DATED:________________________

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

37

ATMOSPHERE ANNEALING, INC.

SELECTED FINANCIAL DATA

The following tables set forth selected historical financial data for Atmosphere Annealing, Inc. as of the dates and for the periods indicated. The operations and balance sheet data of Atmosphere Annealing, Inc. for fiscal years 2002 through 2006 are included in the audited consolidated financial statements of Maxco, Inc. included in Maxco, Inc.’s filings on Form 10-K for each of the respective periods. The operations data for the six months ended September 30, 2006 and the balance sheet data as of September 30, 2006 of Atmosphere Annealing, Inc. are included in the unaudited consolidated financial statements of Maxco, Inc. included in Maxco, Inc.’s filings on Form 10-Q for the quarter ended September 30, 2006. Such financial statements are attached as Annexes D and E.
						Six Months
						Ended
	Year Ended March 31,					September 30,
	2006	2005	2004	2003	2002	2006
						(unaudited)
	(in thousands, except per share data)
Net sales	$46,564	$45,364	$40,754	$36,749	$34,491	$23,580
Gross margin	17,454	16,325	13,980	13,444	13,977	9,653
Operating income	5,515	4,202	2,137	2,146	2,482	3,398
Net income (loss)	3,200	2,247	789	775	797	1,904

	At March 31,					At September 30,
	2006	2005	2004	2003	2002	2006
						(unaudited)
	(in thousands)
Total assets	$29,125	$28,985	$29,149	$29,589	$31,444	$26,949
Working capital (deficit)	2,582	(671)	(4,120)	(4,583)	(4,467)	(2,654)
Long-term obligations (net of current obligations)	6,015	6,297	7,110	9,106	12,375	5,487

38

ANNEX A

ASSET PURCHASE AND SALE AGREEMENT
among
Maxco, Inc.,
Atmosphere Annealing, Inc.
and
BCGW, Inc.
(as “Selling Parties”)
and
Quanex Corporation
and
Quanex Technologies, Inc.
(as “Purchasing Parties”)

Dated December 13, 2006

A-1

TABLE OF CONTENTS
(CONTINUED)

TABLE OF CONTENTS
(CONTINUED)

EXHIBITS

Exhibit	Description

Exhibit A	Escrow Agreement
Exhibit B	Assignment and Assumption Agreement
Exhibit C	General Warranty Deeds
Exhibit D	Bill of Sale
Exhibit E	Selling Parties’ Legal Opinion
Exhibit F	Purchasing Parties’ Legal Opinion

INDEX TO DEFINITIONS

Defined Terms	Section Where Defined
AAA	13.2
AAI Banked Vacation Time Cash-Out	7.2
AAI Benefit Plan	3.14(a)
AAI Financial Statements	3.6
AAI Intellectual Property	3.15(a)
AAI	Introduction
Accounts Payable	1.4(b)
Accounts Receivable	1.1(h)
Acquisition Proposals	6.10
Adjusted Purchase Price	2.4(c)
Affiliate	3.11
Agreement	Introduction
Ancillary Agreements	3.2
Assigned Contracts	1.1(j)
Assigned Purchase Orders	1.1(j)
Assignment and Assumption Agreement	10.2(a)
Assumed Obligations	1.4
Banked Vacation Time	7.2
Baseline Working Capital Amount	2.1
BCGW	Introduction
Bill of Sale	10.2(a)
Books and Records	1.1(i)
Business Day	2.1
Business Employee	1.5(d)
CERCLA	3.16(a)
Closing	1.1
Closing Date	1.1
Closing Date Financial Statements	2.4(a)
Closing Purchase Price	2.2

COBRA	3.14(f)
Code	2.5
Commitment	6.3(a)
Competitive Business	6.15
Competitive Products	6.15
Consent	3.4
Contract	1.1(j)
Direct Claim	12.8
Disclosure Document	1.1(a)
EBITDA Statement	2.4(a)
EBITDA	2.4(a)
Effective Time	1.1
Encumbrance	3.7(a)
Environmental Laws	3.16(a)
Environmental Liabilities	3.16(i)
ERISA Affiliate	3.14(d)
ERISA	3.14(a)
Escrow Agreement	2.3
Excluded Assets	1.3
Excluded Obligations	1.5
Extended Coverage Endorsement	6.3(a)
Facilities	1.1(d)
Final Statement	2.4(b)
GAAP	2.4(a)
General Warranty Deeds	10.2(a)
Governmental Authority	3.5
Group Health Plan	3.14(f)
Hazardous Substances	3.16(d)
HSR Act	6.1(a)
Including	14.2
Indemnified Person	12.4
Indemnifying Person	12.4
Independent Accounting Firm	2.4(b)
Intellectual Property	3.15(a)
Inventory	1.1(c)
Knowledge	3 and 4
Law	3.5
Litigation	3.10
Loss	12.2(a)
Material Adverse Effect	3.10
Material Contract	3.12(a)
Maxco	Introduction
New Contracts	1.1(j)
Owned Real Property	1.1(d)
Owner’s Policy	6.3(a)
Parties	1.1(a)

v

Paying Party	6.5(a)
Permit	3.5
Permitted Encumbrances	3.7(a)
Person	1.2
Post-Closing Remediation	6.14
Preliminary Statement of Working Capital	2.1
Property Tax	6.5(a)
Purchased Assets	1.1
Purchaser	Introduction
Purchasing Parties	Preamble
Purchasing Parties’ Basket	12.3(b)
Purchasing Parties’ Group	12.2(a)
Purchasing Parties’ Maximum Indemnity Amount	12.3(b)
Quanex	Introduction
Registered Intellectual Property	3.15(a)
Reimbursing Party	6.5(a)
SEC	3.6
Seller	Preamble
Seller Group Health Plan	7.3(c)
Selling Parties	Preamble
Selling Parties’ Basket	12.2(b)
Selling Parties’ Group	12.3(a)
Selling Parties’ Maximum Indemnity Amount	12.2(b)
Statement of Working Capital	2.4(a)
Stockholder Approval	3.2
Straddle Period	6.5(a)
Survey	6.3(b)
Tangible Assets	1.1(a)
Tax Return	3.9(a)
Tax	3.9(a)
Third Party	1.2
Third Party Claim	12.4
Title Cure Period	6.3(c)
Title Objection Letter	6.3(c)
Title Objections	6.3(c)
Title Response Letter	6.3(c)
Title Review Period	6.3(c)
Transfer Tax	6.5(c)
Transferred Employee	7.1
Treasury Regulations	2.5
Working Capital	2.1

ASSET PURCHASE AND SALE AGREEMENT

This ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is made on December 13, 2006, by and among Maxco, Inc., a Michigan corporation (“Maxco”), Atmosphere Annealing, Inc., a Michigan corporation (“AAI”), BCGW, Inc., a Michigan corporation (“BCGW”), Quanex Corporation, a Delaware corporation (“Quanex”), and Quanex Technologies, Inc., a Delaware corporation (the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser wishes to purchase from each of AAI and BCGW (individually, a “Seller” and collectively, the “Sellers”) and each of the Sellers wishes to sell to the Purchaser, substantially all of its assets on the terms and conditions set forth in this Agreement;

WHEREAS, the Purchaser is a wholly owned subsidiary of Quanex, AAI is a wholly owned subsidiary of Maxco, and BCGW is a wholly owned subsidiary of AAI;

NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements contained in this Agreement, the Sellers and Maxco (together, the “Selling Parties”) and the Purchaser and Quanex (together, the “Purchasing Parties”) agree as follows:

ARTICLE I

PURCHASED ASSETS AND ASSUMED OBLIGATIONS

1.1  Purchased Assets. In reliance on the representations and warranties contained in this Agreement, and subject to the conditions and on the terms set forth in this Agreement, on the date (the “Closing Date”) of the consummation of the transactions described in this Agreement in accordance with Article X (the “Closing”), but effective as of 12:01 a.m. Eastern Time on the Closing Date (the “Effective Time”), each of the Sellers shall sell, assign, convey, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and take assignment and delivery of, all of the right, title and interest of the Sellers in and to the assets, properties and rights described in Sections 1.1(a) through 1.1(n) below (but specifically excluding the Excluded Assets, as defined in Section 1.3), free and clear of Encumbrances (other than Permitted Encumbrances):

(a)  Tangible Assets. The tangible personal property set forth in Section 1.1(a) of the disclosure schedule document (the “Disclosure Document”) that is being executed and delivered by the Selling Parties and the Purchasing Parties (the “Parties”) concurrently with the execution and delivery of this Agreement, any replacements of that property acquired before the Effective Time and all other tangible personal property of every kind and description that is used in or useful to the operation of the businesses of the Sellers, including all machinery, equipment, fixed assets, furniture, tools, dies, automobiles, trucks, loaders, vehicles and other rolling stock, maintenance equipment and materials, (collectively, the “Tangible Assets”);

1

(b)  Data Processing Hardware and Software. Those items listed in Section 1.1(b) of the Disclosure Document and all other data processing hardware and software that is used in the operation of the businesses of the Sellers;

(c)  Inventory. All supplies, materials (including raw materials), work-in-progress, semi-finished goods, finished goods, components, stores, goods in transit, spare parts, packaging materials, other consumables, and other inventories, including warehoused and consigned inventories (if any), inventories covered by purchase orders or held by distributors, used in the operation of the businesses of the Sellers (collectively, the “Inventory”) as of the Effective Time;

(d)  Owned Real Property. The real property owned by either of the Sellers in Lansing, Michigan, Canton, Ohio and North Vernon, Indiana, as described in Section 1.1(d) of the Disclosure Document (the “Owned Real Property”), including all appurtenant easements related to the Owned Real Property and all buildings, structures, improvements, plants, offices, facilities, and fixtures located on the Owned Real Property (the “Facilities”);

(e)  Intangibles. All Intellectual Property of the Sellers described in Section 1.1(e) of the Disclosure Document, all other Intellectual Property used in the businesses of the Sellers and all goodwill and going concern value relating to the businesses of the Sellers;

(f)  Other Current Assets. All prepaid expenses, credits, deposits, customer deposits, employee receivables, letters of credit supporting or in lieu of deposits, claims, prepayments, refunds, rebates, warranties, choses-in-action, accounts, rights to payment, existing and future instruments, chattel paper, documents of title, commodity contracts, rights under derivative, hedging and similar Contracts, and other similar items relating to or associated with the operation of the businesses of the Sellers;

(g)  Permits. All Permits and permit applications that are legally capable of being transferred;

(h)  Accounts Receivable. All trade and non-trade receivables of a Seller that are payable as a result of goods sold or services provided by a Seller, excluding any Tax refunds or credits and excluding any offset amounts under the Honda of America contra account for sleeves purchased by AAI (“Accounts Receivable”) as of the Effective Time;

(i)  Books and Records. Copies or originals of all records related to the operation of the businesses of the Sellers, including specifications, service records, plans and designs of fixtures and equipment, monitoring and test records, customer lists and files, customer and supplier records, production records, quality control analyses, sales and warranty records, operating guides and manuals, financial and accounting records, studies, reports, correspondence and other similar documents and records (“Books and Records”);

(j)  Assigned Contracts. The contracts, leases, easements, licenses, sales orders, purchase orders, supply agreements, plans and any other agreements, commitments or understandings, whether oral or written (the “Contracts”) described in Section 1.1(j) of the Disclosure Document, which describes all Contracts (other than Permits and purchase orders entered into or accepted by a Seller in the ordinary course of business) to which a Seller is a party that relate to the businesses of the Sellers and that exist as of the date of this Agreement (the “Assigned Contracts”); all purchase orders entered into or accepted by a Seller in the ordinary course of business and that are in effect as of the Effective Time (the “Assigned Purchase Orders”); and all Contracts (other than purchase orders entered into or accepted by a Seller in the ordinary course of business) entered into by a Seller between the date of this Agreement and the Effective Time, which additional Contracts will be described on a document to be delivered by the Selling Parties to the Purchaser at the Closing (the “New Contracts”);

2

(k)  Certain Insurance Claims. All of the Sellers’ insurance claims and rights to the extent that they pertain to the Assumed Obligations;

(l)  Certain Warranty and Indemnification Rights. Express or implied warranties from the Sellers’ suppliers related to their businesses and all rights of the Sellers to indemnification under any Contracts related to their businesses;

(m)  Name. The trade name “Atmosphere Annealing” and any and all variations thereof and any related goodwill, trademark applications and registrations, and internet domain names that consist of or incorporate the name “Atmosphere Annealing” and any and all variations thereof; and

(n)  Other Assets. Subject to the provisions of Section 1.3 of this Agreement, all other assets owned by either Seller as of the Effective Time, wherever located, even if not named or described in this Agreement, the AAI Financial Statements or the Disclosure Document, including tangible and intangible assets owned by either Seller.

All of the foregoing assets described in this Section 1.1 (excluding the Excluded Assets) are referred to collectively as the “Purchased Assets”.

1.2  Procedures for Assets Not Transferable. The Purchasing Parties acknowledge the Sellers’ ability to assign their rights under the Permits and under the Contracts included within the Purchased Assets may be subject to receipt of Consent from individuals, corporations, business trusts, proprietorships, firms, partnerships, limited partnerships, limited liability partnerships, limited liability companies, trusts, associations, joint ventures, Governmental Authorities or other entities (“Persons”). The Selling Parties shall use all commercially reasonable efforts to obtain those Consents as soon as possible after the date of this Agreement. To the extent that any Consent is required, this Agreement and the Assignment and Assumption Agreement shall not constitute an agreement to assign a Permit or a Contract if an assignment or attempted assignment would constitute a breach of the Permit or Contract. If any Permit or Contract cannot, in the reasonable opinion of the Purchasing Parties’ counsel, be transferred effectively without the Consent of a Person other than a Selling Party, a Purchasing Party or any Affiliate of a Selling Party or a Purchasing Party (a “Third Party”), and the Selling Parties are unable to obtain that Consent even after using all of their commercially reasonable efforts to do so, the Selling Parties shall use its best efforts to provide the Purchaser the benefits of the Permit or Contract at their cost and expense. At the Closing, the Selling Parties shall execute and deliver to the Purchaser such documentation that assures the Purchaser of those benefits and under which the Selling Parties shall agree to enforce, at the request of the Purchaser and for the account of the Purchaser, any rights of the Selling Parties arising from any such Permit or Contract, including the right to elect to terminate in accordance with its terms on the advice of the Purchaser (to the extent legally permissible) and to cooperate in any commercially reasonable and lawful arrangement designed to provide the benefits of the Permit or Contract to the Purchaser.

3

1.3  Excluded Assets. The following assets (the “Excluded Assets”) shall be retained by the Sellers or the other Persons owning them, and are not being sold, assigned, transferred or conveyed to the Purchaser under this Agreement:

(a)  Employee Benefits and Records. The assets described in Sections 7.4 and 7.5 of this Agreement;

(b)  Cash. Cash, investments and other cash equivalents of the Sellers;

(c)  Certain Corporate Records. The Sellers’ minute books and other corporate organizational documents, Tax Returns and financial and employment records;

(d)  BCGW Stock. All equity interests in BCGW;

(e)  Foreign Qualifications and Identification Numbers. All qualifications of the Sellers to transact business as a foreign corporation, arrangements with registered agents with respect to foreign qualifications of the Sellers, the Sellers’ taxpayer and other identification numbers;

(f)  Tax Benefits. Any of the Sellers’ Tax benefits and rights to refunds, including rights to any net operating losses;

(g)  Rights Under Debt Agreements. Any Contracts or rights of the Sellers relating to borrowed money, as to which either Seller is the debtor;

(h)  Related Party Receivables. Amounts reflected on the Sellers’ financial statements as of the Closing Date as receivables by a Seller from any stockholder, officer, director or Affiliate of a Seller;

(i)  Insurance. All of the Sellers’ insurance contracts and policies, insurance refunds from prepaid insurance, and insurance deposits, recoveries and rights under any current or prior insurance contracts or policies;

(j)  Benefit Plan Rights. Any assets, Contracts or rights relating to the AAI Benefit Plans; and

(k)  Loan Costs. The Sellers’ prepaid loan closing costs and related accumulated amortization.

1.4  Assumed Obligations. In reliance on the representations and warranties of the Selling Parties contained in this Agreement, and subject to the conditions and on the terms set forth in this Agreement, on the Closing Date, but effective as of the Effective Time, the Purchaser shall assume and agree to discharge, the following specified obligations of the Sellers, excluding the Excluded Obligations (the “Assumed Obligations”):

4

(a)  Contract Obligations. The obligations of each Seller to be performed after the Effective Time under the Assigned Contracts, the Assigned Purchase Orders and the New Contracts, excluding any obligation arising from or relating to a breach of, or default under, an Assigned Contract, Assigned Purchase Order or New Contract by either Seller;

(b)  Accounts Payable. All trade payables and accrued expenses of the Sellers that are payable as a result of goods sold to, or services provided for or to, a Seller, excluding any Taxes payable and excluding any accrued expenses for which a Seller retains the corresponding asset or liability pursuant to the terms of this Agreement (“Accounts Payable”) as of the Effective Time;

(c)  Product Replacement. Subject to the provisions of Section 6.11, all warranty obligations to repurchase or replace products produced by a Seller in the ordinary course of business that are either in process at the Effective Time or that are produced by a Seller before the Effective Time and returned by the purchasers thereof after the Effective Time; and

(d)  Employee Accruals. All accruals shown on the Closing Date Financial Statements for the payment of compensation to the Transferred Employees, including vacation (after giving effect to Section 7.2), holiday pay, and bonuses, with respect to any Transferred Employee.

Notwithstanding the foregoing, nothing contained in this Section 1.4 shall affect the Selling Parties’ obligations under Section 12.2.

1.5  Excluded Obligations. The Purchaser shall not assume, and shall have no obligation with respect to, the following obligations (the “Excluded Obligations”), which shall be retained by the Selling Parties or the other Persons responsible for those obligations:

(a)  Excluded Assets. Any liabilities or obligations relating to the Excluded Assets;

(b)  Debt. Any debt or other obligations of any Selling Party related to borrowed money, including interest payable and prepayment or other penalties.

(c)  Taxes. Any liability or obligation for any Tax of any Selling Party, including any Tax liability or obligation (i) with respect to a Selling Party’s business operations on, before or after the Closing Date, (ii) with respect to the ownership, possession, purchase, lease, sale, disposition, use or operation of any of the Purchased Assets at any time on or before the Closing Date, (iii) that results from the sale of the Purchased Assets under this Agreement or otherwise results from the consummation of the transactions described in this Agreement or (iv) with respect to Taxes of any Person for which any Selling Party is or may be liable under applicable law as a transferee or successor, by contract or otherwise;

(d)  Employees and Seller Benefit Plans. Except as provided in Sections 1.4(d) and 7.2, all obligations with respect to the employment of the Persons employed by either Seller or by any Affiliate of a Seller with respect to a Seller’s business (“Business Employees”) or the cessation of such employment (including unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers’ compensation claims, and any employment-related tort claims); and any AAI Benefit Plan or other benefit liabilities of either Seller;

5

(e)  Fees and Expenses. Fees and expenses incurred in connection with the negotiation, execution, performance and delivery of this Agreement and the transactions described in this Agreement, including the fees and expenses of counsel, investment bankers, and brokers or finders fees, of any Person other than the Purchasing Parties;

(f)  Environmental Liabilities. Any Environmental Liabilities or other obligation or responsibility of a Seller or any Affiliate of a Seller relating to environmental matters or arising out of or relating to the operation of the businesses of the Sellers or the ownership or operation of the Purchased Assets before the Effective Time;

(g)  Certain Payables. Amounts reflected on AAI’s books and records as of the Effective Time as payables by a Seller to any stockholder, officer, director or Affiliate of a Seller;

(h)  Product Liability. Any liability relating to products produced or in-process by a Seller before the Effective Time (other than obligations to repurchase or replace products under Section 1.4(c));

(i)  Litigation. The Litigation described in Schedule 3.10;

(j)  General Obligations. Except to the extent specifically assumed under Section 1.4, obligations and liabilities relating to events occurring before the Effective Time or arising from ownership or use of the Purchased Assets before the Effective Time or the conduct of the business of the Sellers before the Effective Time; and

(k)  Other Liabilities. Any obligation or liability that is not specifically assumed by the Purchaser under Section 1.4.

ARTICLE II

PURCHASE PRICE AND PAYMENT

2.1  Pre-Closing Deliveries. At least two Business Days before the Closing Date, the Selling Parties shall deliver to the Purchasing Parties (a) an estimated statement of consolidated Working Capital of AAI as of the Closing Date (the "Preliminary Statement of Working Capital"), setting forth the Selling Parties' good faith estimate of each of the components making up, or expected to make up, the Working Capital as of the Closing Date and setting forth in reasonable detail the calculation of the Working Capital and (b) all necessary wire transfer account information necessary for the Purchasing Parties to pay the Closing Purchase Price pursuant to Section 2.2. For purposes of this Agreement, "Business Day" means any day of the year other than (y) any Saturday or Sunday; or (z) any other day on which banks located in Houston, Texas, are generally closed for business; and "Working Capital" means (i) Accounts Receivable, plus (ii) Inventory, minus (iii) Accounts Payable, minus (iv) accrued employee compensation payables, as such terms are used in the Closing Date Financial Statements. The consolidated Working Capital of AAI as of June 30, 2006, less $446,453.00, was $4,123,376.07 (the "Baseline Working Capital Amount"), and its calculation is set forth in Section 2.1 of the Disclosure Document. The Preliminary Statement of Working Capital shall be prepared using the same methodology as was used to prepare the calculation of the Baseline Working Capital Amount, except that the $446,453.00 will not be subtracted in determining Working Capital for purposes of the Preliminary Statement of Working Capital.

6

2.2   Determination of Purchase Price Payable at the Closing. If the Working Capital set forth in the Preliminary Statement of Working Capital exceeds the Baseline Working Capital Amount, then the Purchase Price payable at the Closing (the "Closing Purchase Price") shall be the sum of $58,000,000 and the amount of that excess. If the Working Capital set forth in the Preliminary Statement of Working Capital is less than the Baseline Working Capital Amount, then the Closing Purchase Price shall be $58,000,000 less the amount of that excess.

2.3  Payment of Purchase Price. On the Closing Date, in consideration for the sale, assignment, conveyance, transfer and delivery of the Purchased Assets to the Purchaser pursuant to the terms of this Agreement, the Purchaser shall assume the Assumed Obligations and shall pay the Sellers the Closing Purchase Price, subject to the post-Closing adjustments described in Section 2.4. The Closing Purchase Price shall be paid as follows: The Purchaser shall pay $5,000,000.00 of the Closing Purchase Price by wire transfer of immediately available funds to the escrow account under the terms of the escrow agreement to be executed by the Parties and U.S. Bank, National Association, on the Closing Date, substantially in the form of Exhibit A (the "Escrow Agreement"); and the Purchaser shall pay BCGW $3,025,000.00 and AAI the remaining amount of the Closing Purchase Price, in each case by wire transfer of immediately available funds to the accounts specified by the Selling Parties pursuant to Section 2.1.

2.4  Purchase Price Adjustment.

(a)  As soon as practicable, but not later than 30 days after the Closing Date, the Selling Parties shall provide the Purchasing Parties with (i) unaudited consolidated financial statements of AAI as of the Closing Date (the “Closing Date Financial Statements”), (ii) a statement of consolidated Working Capital of AAI as of the Closing Date (the “Statement of Working Capital”), setting forth a true, correct and complete description of each of the components making up the Working Capital as of the Closing Date and setting forth in reasonable detail the calculation of the Working Capital and (iii) a statement of earnings before income taxes, depreciation and amortization (“EBITDA”) of AAI, on a consolidated basis, for the 12-month period ending December 31, 2006 (the “EBITDA Statement”), setting forth a true, correct and complete description of each of the components making up EBITDA as of December 31, 2006 and setting forth in reasonable detail the calculation of EBITDA as of December 31, 2006. The Statement of Working Capital and the EBITDA Statement shall be based on a consolidated balance sheet of AAI prepared in accordance with generally accepted accounting principles applied in a consistent manner throughout the period specified (“GAAP”) using the same methodology as was used to prepare the AAI Financial Statements, subject to the provisions of Section 7.2, and the Preliminary Statement of Working Capital (including with respect to the $446,453.00) without regard to any effects of the transactions related to the Closing. The Purchasing Parties and their independent auditors and other representatives shall have the right to review and to verify the Statement of Working Capital and the EBITDA Statement when received, and the Selling Parties shall provide the Purchasing Parties with access to all related working papers.

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(b)  The Purchasing Parties shall have 30 days following receipt by them of the Statement of Working Capital and the EBITDA Statement during which to dispute the Statement of Working Capital and the EBITDA Statement. The Purchasing Parties shall notify the Selling Parties of any dispute regarding those statements by delivering written notice to the Selling Parties, which shall specifically describe each line item of the Statement of Working Capital and the EBITDA Statement in dispute and the reasons for the dispute. If the Purchasing Parties fail to notify the Selling Parties in writing of any such dispute within that 30-day period, the Statement of Working Capital and the EBITDA Statement shall be final and binding on both the Purchasing Parties and the Selling Parties and shall be the “Final Statement”. If the Purchasing Parties timely notify the Selling Parties of a dispute, and the Selling Parties and the Purchasing Parties cannot resolve the dispute within 20 days after receipt by the Selling Parties of the notice, the dispute shall be resolved by an independent accounting firm mutually agreed to by Maxco and Quanex (the “Independent Accounting Firm”). Maxco and Quanex shall cause the Independent Accounting Firm to make its determination as promptly as practicable and in any event within 45 days after the submission of the dispute to the Independent Accounting Firm. The determination of the Independent Accounting Firm shall be limited only to the matters in dispute and shall be final and binding on all Parties. The fees and expenses of the Independent Accounting Firm shall be shared equally by the Purchasing Parties, on the one hand, and the Selling Parties, on the other hand. In the event of a dispute, the Statement of Working Capital and the EBITDA Statement, as modified in writing by the Purchasing Parties and the Selling Parties, or by the Independent Accounting Firm, shall be the “Final Statement”.

(c)  If the Working Capital as of the Closing Date, as set forth in the Final Statement, exceeds the Working Capital set forth in the Preliminary Statement of Working Capital, then the Closing Purchase Price, as adjusted pursuant to this Section 2.4(b) (the “Adjusted Purchase Price”) shall be increased by that excess. If the Working Capital, as set forth in the Final Statement, is less than the Working Capital set forth in the Preliminary Statement of Working Capital, then the Adjusted Purchase Price shall be decreased by that deficit. Furthermore, if the EBITDA as of December 31, 2006, as set forth in the EBITDA Statement, is less than $9,600,000 (after adding back any adjustment included in the Final Statement related to the vacation policy amendment by AAI described in Section 7.2), then the Purchase Price shall be decreased by that deficit, but there shall be no further adjustment to the Adjusted Purchase Price if the EBITDA exceeds $9,600,000. After the adjustments described in this Section 2.4(c), if the Adjusted Purchase Price exceeds the Closing Purchase Price, then the Purchasing Parties shall pay the Sellers an amount equal to that excess, and if the Adjusted Purchase Price is less than the Closing Purchase Price, then the Selling Parties shall pay the Purchaser an amount equal to that deficit.

(d)  Any payment to be made pursuant to Section 2.4(c) shall be made by wire transfer of immediately available funds within five Business Days after the date on which the Statement of Working Capital and the EBITDA Statement become the Final Statement (either upon expiration of the 30-day period referred to in Section 2.4(b) or resolution of any dispute with respect to the Statement of Working Capital or the EBITDA Statement), in an amount determined pursuant to Section 2.4(c), together with interest on that amount from the Closing Date through the date the payment is made, at the average prime lending rate for the 30-day period before the date of the payment as announced by Citibank, N.A.

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(e)  From and after the Closing Date, the Purchaser will cooperate with the Selling Parties in the preparation of the Closing Date Financial Statements and the Statement of Working Capital and will permit Transferred Employees having primary responsibility for the preparation of financial statements to assist the Selling Parties in the preparation of the Closing Date Financial Statements and the Statement of Working Capital. The Selling Parties shall be responsible for the costs and expenses of the preparation of the Closing Date Financial Statements and Statement of Working Capital and shall reimburse the Purchasers for any costs or expenses incurred by the Purchasing Parties in connection with their obligations under this Section 2.4(e), including reimbursement for overhead expenses allocable to those obligations. For purposes of the foregoing sentence, overhead expenses shall include compensation paid or payable to a Purchasing Party’s employees (including employee benefits).

2.5  Allocation of Purchase Price. The Adjusted Purchase Price and the Assumed Obligations shall be allocated among the Purchased Assets as set forth in Section 2.5 of the Disclosure Document for all Tax purposes. This allocation shall be appropriately adjusted to reflect any increase or decrease in the Purchase Price under Section 2.5. The Parties shall use this allocation for all Tax purposes. Each of the Parties shall file Internal Revenue Service Form 8594 with its applicable federal income Tax Return (or the federal income Tax Return of the consolidated group) as required by Law. Each of the Selling Parties, on the one hand, and the Purchasing Parties, on the other hand, shall provide the other with such assistance as is reasonably necessary to satisfy its reporting obligations under Section 1060 of the Internal Revenue Code of 1986, as amended through the date of this Agreement, and the related Treasury Regulations (the “Code”), including as a result of adjustments to the Closing Purchase Price under Section 2.4. For purposes of this Agreement, “Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code. If any Party receives a notice from a Governmental Authority disputing its allocation of the Adjusted Purchase Price and the Assumed Obligations, the Party receiving the notice shall promptly notify the other Parties and forward to the other Parties copies of all correspondence with the Governmental Authority in respect of the disputed allocation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

Each of the Selling Parties represents and warrants to the Purchasing Parties as set forth below in this Article III, as of the date of this Agreement and as of the Closing Date. For purposes of this Section III, “Knowledge” of the Selling Parties means the actual knowledge of each Person listed in Section 3 of the Disclosure Document and such facts and other matters as any of those Persons should reasonably be aware of in light of that Person’s position with a Selling Party and upon reasonable inquiry of the personnel of the Selling Parties.

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3.1  Existence and Good Standing. Each of the Selling Parties is a corporation duly organized, validly existing and in good standing under the laws of Michigan. Each of the Sellers has all requisite corporate power and authority to own, lease and operate its assets and to conduct its business as it is currently conducted, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which its assets are owned, leased or operated by it or the nature of the operation of its business requires it to qualify to transact business as a foreign corporation. The jurisdictions in which each Seller is so qualified are set forth in Section 3.1 of the Disclosure Document.

3.2  Due Authorization. Each of the Selling Parties has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions described in this Agreement and the Ancillary Agreements. For purposes of this Agreement, “Ancillary Agreements” shall mean the Assignment and Assumption Agreement, the Bill of Sale, the General Warranty Deeds, the Escrow Agreement and all other documents to be delivered pursuant to the terms of this Agreement or the terms of any of the aforementioned agreements. Except for approval by the stockholders of Maxco (the “Stockholder Approval”), the execution, delivery and performance by each of the Selling Parties of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of the Selling Parties of the transactions described in this Agreement and the Ancillary Agreements have been duly and validly authorized by all necessary corporate action on the part of the Selling Parties and no other corporate actions or proceedings on the part of any Selling Party are necessary to authorize the execution, delivery and performance by each of the Selling Parties of this Agreement and the Ancillary Agreements to which it is a party or the transactions described in this Agreement and the Ancillary Agreements. Each of the Selling Parties has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or before or at the Closing shall duly and validly execute and deliver) the Ancillary Agreements to which it is a party. This Agreement constitutes, and upon execution and delivery (assuming due execution and delivery by all other applicable Parties), the Ancillary Agreements to which each Selling Party is a party shall constitute, legal, valid and binding obligations of that Selling Party, enforceable against it in accordance with their terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect that affect creditors’ rights generally; or (b) principles of equity, including legal or equitable limitations on the availability of specific remedies.

3.3  Corporate Organization. Maxco owns all of the outstanding capital stock of AAI. AAI owns all of the outstanding capital stock of BCGW. AAI’s only subsidiary is BCGW, and AAI is not a partner, member or holder of any equity interest of any other Person. BCGW has no subsidiaries and is not a partner, member or holder of any equity interest of any other Person.

3.4  Consents. Except for the Stockholder Approval, the Consents described in Section 3.4 of the Disclosure Document or as set forth in Section 4.3 of the Disclosure Document, no consent, authorization, order or approval of, or filing or registration with, or notification to any Person (“Consent”) is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Selling Parties, the consummation of the transactions described in this Agreement or the Ancillary Agreements or the conduct of the businesses of the Sellers after the Closing in substantially the same manner presently conducted.

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3.5  Absence of Conflicts. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which a Selling Party is a party, nor the consummation of the transactions (subject to obtaining Consents described in Section 3.4) described in this Agreement or the Ancillary Agreements, will result in the creation of, or adverse change in, any Encumbrance on any of the Purchased Assets or violate, conflict with or result in the breach of (a) the charter, bylaws or other organizational documents of a Selling Party; or (b) any judgment, decree or order of any Governmental Authority to which a Selling Party is subject or by which a Selling Party or the business or assets of a Selling Party are bound; (c) any requirements of Laws applicable to a Selling Party or to the business or the assets of a Selling Party; (d) any Contracts to which a Selling Party is a party or by which the business or assets of a Selling Party are bound or (e) any Permit or AAI Benefit Plan. For purposes of this Agreement, “Governmental Authority” means the government of the United States or any other country, or any state, provincial, county, city, township or other political subdivision of the United States or any other country, and any entity, body, court or other authority exercising executive, legislative, judicial, regulatory, taxing or administrative functions of, or pertaining to, government; “Law” means any law, statute, code (including the Code), regulation, ordinance, or rule enacted or promulgated by any Governmental Authority and shall include the prevailing judicial or administrative interpretation of any of the foregoing; and “Permits” means permits, tariffs, authorizations, licenses, certificates, variances, consents, interim permits, approvals, franchises and rights under any Law or otherwise issued or required by any Governmental Authority and any applications for any of the foregoing that are required by Law for the Sellers to engage in their businesses.

3.6  Financial Statements. Section 3.6 of the Disclosure Document sets forth true, complete and correct copies of (a) the audited consolidated balance sheet of AAI as of March 31, 2006, and the related statements of income and cash flow for the year ended March 31, 2006, and (b) the unaudited consolidated balance sheet of AAI as of October 31, 2006, and the related statements of income and cash flow for the seven months ended October 31, 2006 (the “AAI Financial Statements”). The Baseline Working Capital Amount and the AAI Financial Statements have been prepared in accordance with GAAP and fairly present the financial position of the Sellers as of their dates and the results of operations for the periods covered by them. The unaudited financial statements referred to in the first sentence of this Section 3.6 and the Baseline Working Capital Amount have been prepared on a basis consistent with the audited financial statements referred to in that sentence and the audited financial statements of Maxco contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2006. Since March 31, 2006, there has been no material adverse change to the financial condition, results of operations, business, properties, assets or liabilities of either Seller or the business of either Seller.

3.7  Title to Assets.

(a)  Except as set forth in Section 3.7(a) of the Disclosure Document and other than the Owned Real Property, which is addressed in Section 3.7(b), AAI or BCGW (as applicable) has, and as of the Effective Time the Purchaser shall have, good, valid and marketable title to all of the Purchased Assets free and clear of all Encumbrances, other than Permitted Encumbrances. For purposes of this Agreement, "Encumbrance" means any charge, claim, condition, equitable interest, lien, option, pledge, security interest, mortgage, judgment, attachment, restriction on transfer, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction or encumbrance, and "Permitted Encumbrance" means (i) liens of mechanics, carriers, workmen or repairmen or other like liens arising or incurred in the ordinary course of business that have not yet become due and payable; (ii) liens for Taxes, assessments and other governmental charges that are not due and payable or that may be paid without penalty; (iii) other ordinary imperfections of title that do not have a material adverse effect on the assets as to which the imperfection of title applies; and (iv) those Encumbrances specifically identified in Section 3.7(a) of the Disclosure Document as permitted encumbrances.

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(b)  Except as set forth in Section 3.7(b) of the Disclosure Document, the only real property now or in the past owned or leased (as lessor or as lessee) by AAI, or now or within the last nine years owned or leased (as lessor or lessee) by BCGW, is the Owned Real Property. Either AAI or BCGW (as applicable) has good, valid and marketable fee title to the Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances. Except for AAI or BCGW, as applicable, there are no persons in possession or occupancy of any part of the Owned Real Property or the Facilities, or who have possessory rights with respect to any part of the Owned Real Property or the Facilities. None of the Selling Parties has received any notice of any alleged violations of or liability under any applicable Law within the last nine years with respect to any part of the Owned Real Property or the Facilities or the operation of any part of the Owned Real Property or the Facilities, except as described in Section 3.16 of the Disclosure Document. There is no existing, pending or, to the Knowledge of the Selling Parties, threatened or anticipated, condemnation or other taking of all or any part of the Owned Real Property or the Facilities. Except for the lease agreements between AAI and BCGW as to the Owned Real Property, true and correct copies of which have been provided to the Purchasing Parties, neither Seller is a party to any lease or rental agreement with respect to any real property (whether as lessee or lessor) or any buildings, structures, improvements, plants, offices, facilities, or fixtures located on any real property.

(c)  There is no existing Contract with, option or right of, or commitment to any Person to acquire any of the Purchased Assets or any interest in any of the Purchased Assets other than Contracts entered into in the ordinary course of business consistent with past practices for the sale of Inventory.

3.8  Compliance with Laws; Permits. Section 3.8 of the Disclosure Document sets forth a list entitled Permits which contains a list of all Permits currently held by (a) a Seller or (b) any other Person with respect to the business of either Seller. Each Permit described in Section 3.8 of the Disclosure Document is valid and current. There has been no violation of any of the requirements pertaining to those Permits. Neither the execution and delivery of this Agreement nor, subject to either obtaining the Consents described in Section 3.4 for the transfer or reissuance of the Permits, the consummation of the transactions described in this Agreement will cause any of the Permits described in Section 3.8 of the Disclosure Document to terminate, to become null or void, or to be otherwise adversely affected. All Permits necessary to conduct the businesses of the Sellers have been acquired and are in full force and effect. Except as set forth in Section 3.8 of the Disclosure Document, to the Selling Parties’ Knowledge, the businesses of the Sellers are, and for the last nine years have been conducted in compliance with all applicable Laws. Except as set forth in Section 3.8 of the Disclosure Document, to the Selling Parties’ Knowledge, all required action to be in compliance with all applicable Laws has been completed to the extent that at any time in the past the businesses of the Seller have not been in compliance with all applicable Laws. No currently existing condition, circumstance or event reasonably could be expected to result in any future expenditure to maintain those businesses in compliance with requirements of Law.

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3.9  Taxes.

(a)  All Taxes (whether or not shown on any Tax Return) relating to the Purchased Assets that are due and payable have been or will be paid in full on or before the Closing Date. Except for Permitted Encumbrances, (i) there are no Encumbrances for Taxes on any of the Purchased Assets and (ii) no claim for unpaid Taxes has been made by any Governmental Authority that could give rise to any such Encumbrance. For purposes of this Agreement, “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (a) all federal, state, provincial, county, local or foreign taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, gains, use, franchise, excise, value added, alternative, add-on minimum, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, including any interest, penalties, fines or additions to tax attributable to or associated with any of the foregoing (whether or not disputed); (b) any liability for the payment of any item described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, including pursuant to Treasury Regulations Section 1.1502-6 or any other analogous or similar law; (c) any liability for the payment of an item described in clause (a) or (b) of this definition as a result of any express or implied obligation to indemnify any Person as a result of any obligation under any agreements or arrangements with any Person with respect to such item; and (d) any successor liability for the payment of any item described in clause (a), (b) or (c) of this definition, including by reason of being a party to any merger, consolidation, conversion or otherwise; and “Tax Return” means any report, return (including any information return), statement, form, declaration, election certificate or other document or information filed with, submitted to, or required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

(b)  The Selling Parties have withheld or collected and paid over to the appropriate Governmental Authority all Taxes required by applicable Law to be withheld or collected by them and have properly received and maintained any and all certificates, forms and other documents required by applicable Law for any exemption from withholding and remitting any Taxes.

(c)  Except as disclosed in Section 3.9 of the Disclosure Document, no Selling Party is under audit or examination by any Governmental Authority with respect to any Tax relating to the Purchased Assets, and no notice of such an audit or examination has been received, and the Selling Parties have no Knowledge of any threatened audits, investigations or claims for or relating to such Taxes.

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(d)  None of the Assumed Obligations includes: (i) an obligation to make a payment to any Person under any Tax allocation or Tax-sharing agreement; (ii) an obligation to pay the Taxes of any Person as a transferee or successor, by Contract or otherwise, including an obligation under Treasury regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law); (iii) an obligation under any record retention, transfer pricing, closing or other agreement or arrangement with any Governmental Authority that will survive the Closing or impose any liability on any Purchasing Party after the Closing; or (iv) an obligation under any Contract to indemnify, gross up or otherwise compensate any Person, in whole or in part, for any excise Tax under Section 4999 of the Code that is imposed on such Person or any other Person.

(e)  None of the Purchased Assets is property that is treated or will be required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect before amendment by the Tax Reform Act of 1986) or is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(f)  None of the Purchased Assets includes any stock, partnership interests, limited liability company interests, legal or beneficial interests or any other equity interests in or of any Person, and none of the Purchased Assets is subject to any Tax partnership Contract or other Contract requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(g)  No Selling Party is a “foreign person” within the meaning of Section 1445 of the Code.

3.10  Litigation. Except for those matters described in Section 3.10 of the Disclosure Document, there is no legal, administrative or arbitration proceeding, suit, action, claim, order, investigation, inquiry, judgment, writ, injunction, award, judgment or decree in, by or before any Governmental Authority (“Litigation”) pending or, to the Knowledge of the Selling Parties, threatened or contemplated against a Selling Party with respect to the businesses of the Sellers. None of the Litigation described in Section 3.10 of the Disclosure Document could reasonably be expected to have an effect on the businesses of the Sellers or any of the Purchased Assets that could (a) enjoin, restrict or prohibit the transfer of any of the Purchased Assets, (b) prevent a Selling Party from fulfilling all of its obligations set out in this Agreement or arising under this Agreement or any Ancillary Agreement, or (c) reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, circumstance, change or effect that has a material and adverse effect on the business, operations or financial condition of the Sellers, taken as a whole.

3.11  Brokers. None of the Selling Parties nor any Affiliate of a Selling Party has used any broker or finder other than GBQ Consulting LLC, in connection with the transactions described in this Agreement. Neither of the Purchasing Parties nor any Affiliate of a Purchasing Party shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by any of the Selling Parties or any Affiliate of a Selling Party in connection with any of the transactions described in this Agreement or any of the Ancillary Agreements. For purposes of this Agreement, “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, the specified Person. Without limiting the generality of the foregoing, a Person shall be deemed to “own” another Person if it owns, directly or indirectly, more than 50% of the capital stock or other equity interest of the other Person generally entitled to vote, without regard to specified contingencies, for the election of directors or equivalent governing body of the other Person.

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3.12  Contracts.

(a)  All Material Contracts relating to the businesses conducted by the Sellers to which a Seller is a party are listed in Section 3.12 of the Disclosure Document. To the Knowledge of the Selling Parties, there are no Material Contracts to which neither Seller is a party but as to which either Seller is a third-party beneficiary. A “Material Contract” means a Contract (i) the term of which extends beyond the one-year anniversary date of this Agreement; (ii) that obligates either Seller to future expenditures of $50,000 or more (or assets having that value); (iii) that entitles either Seller to future receipts of $50,000 or more (or assets having that value); or (iv) the lack of which would have a Material Adverse Effect.

(b)  Each Material Contract is in full force and effect and is the valid and binding obligation of either Seller, as applicable, and, to the Knowledge of the Selling Parties, the other parties to it. Neither Seller, and, to the Knowledge of the Selling Parties, no other party to any Material Contract is in breach of any Material Contract and no default exists under any Material Contract. The Selling Parties have provided the Purchasing Parties with true, complete and correct copies of or access to all written Material Contracts and all extensions, amendments and schedules to them and a written description of all Material Contracts that are not in writing. Except for the AAI Benefit Plans, neither Seller has any Contract with any director, officer, employee or Affiliate of either Seller or of any Affiliate of either Seller. Neither Seller has affirmatively waived any right under any Material Contract. Each Seller is in substantial compliance with all purchase orders and sales orders to the extent it is obligated to perform under those orders. Neither Seller has, expressly or by operation of law, assumed or undertaken any liability of any other Person.

3.13  Employment Matters.

(a)  Section 3.13(a) of the Disclosure Document sets forth a true and correct list of each Business Employee, together with each Business Employee’s title or job description, work location and annual salary or hourly wage rate as of the date of this Agreement.

(b)  Except as set forth in Section 3.13(b) of the Disclosure Document:

(i)  Neither Seller is a party to any collective bargaining or similar agreement with respect to Business Employees.

(ii)  Each Seller and each Affiliate of a Seller is in substantial compliance with all Laws applicable to the businesses of the Sellers or the Business Employees with respect to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, and is not engaged in any unfair labor or unfair employment practices.

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(iii)  There is no unfair labor practice charge or complaint against either Seller or any Affiliate of either Seller involving or related to Business Employees pending (with service of process having been made, or written notice of investigation or inquiry having been served, on a Selling Party or any Affiliate of a Selling Party), or to the Knowledge of the Selling Parties threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on a Selling Party or any Affiliate of a Selling Party), before the National Labor Relations Board or any court.

(iv)  There is no labor strike, or other material dispute, slowdown or stoppage pending against either Seller or an Affiliate of a Seller involving or related to any Business Employee.

(v)  No union certification or decertification petition has been filed (with service of process having been made on either Seller or any Affiliate of a Seller), or to the Knowledge of the Selling Parties threatened (or pending without service of process having been made on either Seller or any Affiliate of a Seller), that relates to Business Employees, and no union authorization campaign has been conducted, in each case, within the past 24 months.

(vi)  No grievance proceeding or arbitration proceeding arising out of or under any collective bargaining agreement is pending (with service of process having been made on either Seller or any Affiliate of either Seller), or to the Knowledge of the Selling Parties threatened (or pending without service of process having been made on a Seller or any Affiliate of a Seller), against either Seller or any Affiliate of a Seller involving or related to any Business Employee.

(vii)  There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based on sex, sexual harassment, age, marital status, race, national origin, sexual preference, handicap, disability or veteran status) pending (with service of process having been made, or written notice of investigation or inquiry having been served, on either Seller or any Affiliate of a Seller), or to the Knowledge of the Selling Parties threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on a Seller or any Affiliate of a Seller), before the Equal Employment Opportunity Commission or any federal, state or local agency or court against a Seller or any Affiliate of a Seller involving or related to any Business Employee.

(viii)  There are no charges, investigations, administrative proceedings or formal complaints of overtime or minimum wage violations involving the business of either Seller pending (with service of process having been made, or written notice of investigation or inquiry having been served on either Seller or any Affiliate of a Seller), or to the Knowledge of the Selling Parties threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on either Seller or any Affiliate of a Seller), before the Department of Labor or any other Governmental Authority.

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(ix)  There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending (with service of process having been made, or written notice of investigation or inquiry having been served, on either Seller or any Affiliate of a Seller), or to the Knowledge of the Selling Parties pending without service of process having been made, or written notice of investigation or inquiry having been served, on either Seller or any Affiliate of a Seller before the Occupational Safety and Health Administration or any Governmental Authority against either Seller or any Affiliate of either Seller involving or related to the businesses of the Sellers.

(c)  The businesses of the Sellers have employees sufficient to operate those businesses in the ordinary course consistent with past practices. During the last year, other than changes in the ordinary course of operation of the business of each of the Sellers, consistent with past practices, no material changes have occurred in the work force of those businesses, including material employee terminations, employee transfers in or out, employee leasing arrangements, secondments, reallocations of duties and outsourcing of duties or functions.

3.14  Employee Benefit Matters.

(a)  Section 3.14 of the Disclosure Document sets forth a true, complete and accurate list of all AAI Benefit Plans. The Selling Parties have delivered to or made available for review by the Purchasing Parties, a complete and accurate copy of (i) each AAI Benefit Plan, (ii) the trust, group annuity Contract or other document that provides the funding for each AAI Benefit Plan, (iii) the three most recent annual Form 5500 reports for each AAI Benefit Plan, (iv) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description for each AAI Benefit Plan, (v) the most recent IRS determination letter and all rulings or determinations requested from the IRS after the date of that determination letter with respect to each AAI Benefit Plan, (vi) the most recent statement filed with the Department of Labor pursuant to 29 U.S.C. § 2520.104-23 with respect to each AAI Benefit Plan, (vii) if applicable, a written summary of the legal basis for an exemption from the obligation to file annual Form 5500 reports with respect to each AAI Benefit Plan and (viii) all other correspondence from the Internal Revenue Service or the Department of Labor received by a Selling Party that relates to any AAI Benefit Plan with respect to any matter, audit or inquiry that is pending. For purposes of this Agreement, “AAI Benefit Plan” shall mean (a) any employee welfare benefit plan or employee pension benefit plan as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (b) any other employee benefit agreement or arrangement that is not an ERISA plan, including any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy, or other similar plan, agreement or arrangement that is maintained by a Seller, was maintained by a Seller within three years of the date of this Agreement or has been approved by a Seller but is not yet effective, for the benefit of one or more Business Employees or their beneficiaries. No Selling Party is required to file any 990 or 1041 reports with respect to any AAI Benefit Plan.

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(b)  No Seller has any liability for any failure to operate and administer any AAI Benefit Plan in compliance with its provisions and applicable Law. There is no litigation, action, legal proceeding, investigation or claim asserted or, to the Knowledge of the Selling Parties, threatened or contemplated, with respect to any AAI Benefit Plan (other than the payment of benefits in the normal course).

(c)  All AAI Benefit Plans that are intended and required to qualify under Section 401(a) of the Code, as identified in Section 3.14 of the Disclosure Document, either (i) have been determined by the IRS to be qualified under Section 401(a) of the Code or (ii) have applicable remedial amendment periods that will not have ended before the Closing. No facts have occurred that if known by the Internal Revenue Service could reasonably be expected to result in the disqualification of any of those plans.

(d)  No pension benefit plan (as defined in Section 3(2) of ERISA) that is maintained or contributed to by a Seller or any ERISA Affiliate of a Seller or with respect to which a Seller or an ERISA Affiliate of a Seller may have any liability had an accumulated funding deficiency as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or before the Closing Date. For purposes of this Agreement, “ERISA Affiliate” means the Sellers and all other trades or businesses, whether or not incorporated, which together with the Sellers would be deemed a “single employer” within the meaning of Section 414(b), (c) or (m) of the Code.

(e)  Neither Seller nor any entity that was at any time during the last six years an ERISA Affiliate of a Seller has ever maintained, contributed to, had an obligation to contribute to, or incurred any liability with respect to a plan that is or was either (i) a pension benefit plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA, or (ii) a multiemployer plan (as defined in Section 3(37) of ERISA).

(f)  No employee welfare benefit plan (as defined in Section 3(1) of ERISA) maintained by any of the Selling Parties provides medical, surgical, hospitalization or life insurance benefits (whether or not insured by a third party) for employees or former employees of either Seller for periods extending beyond their retirements or other terminations of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); and neither Seller has made any commitment to provide retiree medical, surgical, hospitalization or life insurance coverage for any current or former employee or directors of either Seller (except as required by COBRA). To the extent applicable, all AAI Benefit Plans have been operated in compliance with COBRA, and the Selling Parties (or one of their ERISA Affiliates) intends to continue to maintain a group health plan as defined in Section 5000(b) of the Code other than a flexible spending account arrangement described in Section 125 of the Code and the Treasury Regulations (“Group Health Plan”) after the Closing.

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3.15  Intellectual Property.

(a)  Except as set forth in Section 3.15 of the Disclosure Document, each Seller owns, or possesses legally enforceable rights to use, free and clear of all Encumbrances, all Intellectual Property used in connection with its business (“AAI Intellectual Property”). For purposes of this Agreement, “Intellectual Property” shall mean intellectual property of every kind and nature, including all inventions, information, data, samples, formulae, specifications, plans, drawings, blueprints, compositions, processes, designs, technology, know-how, confidential information and trade secrets (whether or not patentable or reduced to practice), confidential or proprietary technical and business information, computer software, domain names, United States and foreign patents and petty patents (including continuations, continuations-in-part, divisions, reissues, re-examinations, extensions and renewals), patent applications, registered and unregistered trade names, brand names, trademarks, service names, service marks, logos and designs (and applications for registration of the same), all goodwill symbolized by or associated with any of them, copyrights and copyright registrations (and applications for the same), extensions, renewals of United States and foreign registrations and applications to register copyrights, technical manuals and documentation made or used in connection with any of the foregoing, and any and all rights associated therewith. Section 1.1(e) of the Disclosure Document sets forth an accurate and complete list of (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights and domain names owned by either Seller and used in the operation of its business (“Registered Intellectual Property”), (ii) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use any of the AAI Intellectual Property and (iii) all licenses, sublicenses and other agreements pursuant to which either Seller is authorized to use any Person’s Intellectual Property in its business (other than commercial software).

(b)  To the Knowledge of the Selling Parties, the operation of the businesses of the Sellers, including the design, development, use, import, manufacture and sale of the products, technology and services of the Sellers in their businesses, does not infringe on or misappropriate the Intellectual Property of any other Person, and there is no claim, notice, suit, demand or action of any nature currently pending or, to the Knowledge of the Selling Parties, threatened, alleging unauthorized use, disclosure, infringement, misappropriation or other violation by either Seller of any Intellectual Property of any other Person.

(c)  Neither Seller has entered into any arrangements granting rights in the AAI Intellectual Property to any Person. To the Knowledge of the Selling Parties, there is no unauthorized use, disclosure, infringement or misappropriation of any of the AAI Intellectual Property or breach of any Contract involving the AAI Intellectual Property, and there are no pending, or to the Knowledge of the Selling Parties, threatened claims, suits, demands or actions of any nature affecting the AAI Intellectual Property. Neither Seller has brought any action, suit or proceeding or asserted any claim against any Person for interfering with, infringing on, misappropriating or otherwise coming into conflict with any Intellectual Property or breach of any license or agreement involving any Intellectual Property.

3.16  Environmental. Except as set forth in Section 3.16 of the Disclosure Document:

(a)  Each of the Sellers is operating, and in the past has operated, its business in material compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under all Laws relating to (a) pollution, (b) protection of the environment (including air, water or land) or human health, (c) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (d) the regulation of or liability for omissions into the environment, or the cleanup of contamination or exposure to any toxic agent. Including the following statutes and related regulations: the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and any Law similar to those statutes and related regulations (“Environmental Laws”).

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(b)  Each of the Sellers has obtained all Permits required by Environmental Laws to operate its business in the manner it is currently being operated. All of those Permits are validly issued and in good standing. To the Knowledge of the Selling Parties, each of the Sellers is in compliance with those Permits, and all of those Permits can be transferred or reissued to the Purchaser in a manner that allows the Purchaser to continue to operate the businesses of the Sellers after the Closing in compliance with Environmental Laws.

(c)  To the Knowledge of the Selling Parties, there are no requirements under Environmental Laws that will obligate the Purchaser, or conditions that will cause the Purchaser to be obligated, to make capital improvements to any of the Purchased Assets or incur other significant expenses with respect to the Purchased Assets or the businesses of the Sellers in order to remain, or to operate the businesses of the Sellers (as they are currently being operated), in compliance with Environmental Laws.

(d)  To the Knowledge of the Selling Parties, and except as in compliance with Environmental Laws, there are no Hazardous Substances at, in, under or migrating from any of the Purchased Assets that, because of their nature or quantity, (i) create a risk of exposure to Hazardous Substances that is or reasonably could be expected to be deleterious to human health, (ii) create a risk of damage to natural resources or the environment, or (iii) are required to be removed, abated or remediated under Environmental Laws or could reasonably be expected to result in any cleanup required under Environmental Laws. For purposes of this Agreement, “Hazardous Substances” shall mean (a) any substance, material, form of energy or pathogen that (i) is listed, defined or otherwise designated as a “hazardous substance” under Section 101(14) of CERCLA, (ii) constitutes a “hazardous substance” as defined by 1994 PA 451, MCL 324.20101, as amended, “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, or “pollutant”, “contaminant”, “hazardous material”, “hazardous chemical”, “toxic air contaminant”, or “regulated substance” within the meaning of any applicable Environmental Law, or (iii) is otherwise regulated or controlled by, or that otherwise gives rise to liability under, any applicable Environmental Law; (b) any substance that contains petroleum or any petroleum product; (c) any radioactive material or substance that contains urea formaldehyde, asbestos or polychlorinated biphenyls; and (d) any substance that is flammable, explosive or corrosive.

(e)  There are no pending or, to the Knowledge of the Selling Parties, threatened actions, suits, claims, investigations, inquiries or proceedings by any Person or before any court or other Governmental Authority directed against a Seller, the business of a Seller or any of the Purchased Assets that pertain or relate to (i) any obligations or liabilities, contingent or otherwise, under any Environmental Law, (ii) violations or alleged violations of Environmental Laws, or (iii) personal injury or property damage claims relating to Hazardous Substances.

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(f)  Neither of the Sellers is operating or required to be operating its business or any of the Purchased Assets under any compliance or consent order, decree or agreement issued or entered into under Environmental Laws.

(g)  To the Knowledge of the Selling Parties, no asbestos, asbestos containing materials or polychlorinated biphenyls are present at or in any of the Purchased Assets.

(h)  There are no underground storage tanks located at or on any of the Purchased Assets.

(i)  There are no Environmental Liabilities arising from or related to the Purchased Assets or the businesses of the Sellers that either of the Sellers has assumed, retained or otherwise agreed to, by Contract or otherwise. For purposes of this Agreement, “Environmental Liabilities” shall mean any and all Losses (including any remedial, removal, response, abatement, cleanup, investigation or monitoring costs and associated legal costs) incurred or imposed pursuant to (a) any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment or similar document (including settlements) arising out of, in connection with, or under any Environmental Laws, or (b) any claim by a Governmental Authority or any other Person for personal injury, property damage, damage to natural resources, economic loss, remediation, or payment or reimbursement of response costs incurred or expended by the Governmental Authority or other Person, pursuant to common law or Law and related to the use or release of Hazardous Substances.

(j)  The Selling Parties have provided the Purchasing Parties copies of all environmental audits, assessments, investigations or evaluations of the businesses of the Sellers or any of the Purchased Assets that are in the possession of or subject to the control of either of the Sellers or any Affiliate of a Seller.

3.17  Tangible Assets. The Tangible Assets listed in Section 1.1(a) of the Disclosure Document or subject to the equipment leases or other leases listed in Section 1.1(j) of the Disclosure Document constitute all of the Tangible Assets used in or considered part of the businesses of the Sellers. All Tangible Assets (except for uninstalled equipment identified as such in Section 1.1(a) of the Disclosure Document) that constitute part of the businesses of the Sellers (whether owned or leased by a Seller) are in normal operating condition and repair, subject to ordinary wear, tear and maintenance and to the Knowledge of the Selling Parties: (i) are operating and being used in compliance with the requirements of Law, and (ii) all required action to be in compliance with all requirements of Law has been completed to the extent that at any time in the past such Tangible Assets have not been operated or used in compliance with the requirements of Law.

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3.18  Sufficiency of Assets. The Purchased Assets constitute all of the assets used in the businesses of the Sellers and are sufficient to operate the businesses of the Sellers as currently operated. No asset (whether tangible or intangible) used in the conduct of the businesses of the Sellers is owned by any other Person (other than a Seller or the lessor thereof with respect to any assets subject to equipment leases).

3.19  No Adverse Change. Except as set forth in Section 3.19 of the Disclosure Document, since March 31, 2006, no Seller has (a) except in the ordinary course of the businesses of the Sellers in connection with the sale of Inventory, sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, any of the assets of either Seller; (b) except in the ordinary course of the businesses of the Sellers in connection with the sale of Inventory, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of the assets related to the businesses of the Sellers, or requiring the consent of any Person to the transfer or assignment of any assets relating to the businesses of the Sellers; (c) made or permitted any amendment or termination of any Contract or Permit relating to the businesses of the Sellers; (d) taken any action with respect to the payment of any dividends or other stockholder distributions by AAI to its stockholder or by BCGW to its stockholder in cash or property; (e) entered into any agreement or arrangement with any officers, directors, stockholders or Affiliates of any Selling Party; or (f) entered into any other transaction or taken any other action other than in the ordinary course of the business of the Sellers.

3.20  Insurance. Section 3.20 of the Disclosure Document sets forth a list of (a) all current insurance policies maintained by any Selling Party covering any employees or other agents of either Seller, the business of either Seller, or any of the Purchased Assets and (b) all unpaid or unsettled insurance claims made with respect to the businesses of the Sellers. Each of the Sellers has in place such insurance policies with respect to the Purchased Assets, the Sellers and the businesses of the Sellers as are normal and prudent in the industry, and all such policies are in full force and effect. All actual and estimated retroactive premium adjustments under any workers’ compensation policy of the Sellers have been recorded in the AAI Financial Statements.

3.21  Inventory. Section 3.21 of the Disclosure Document sets forth a list of all Inventory as of the date of this Agreement. All Inventory as of October 31, 2006 that is part of the AAI Financial Statements is reflected on the consolidated balance sheet of AAI as of October 31, 2006. All Inventory as of the Effective Time will, as of the Effective Time, be reflected on the books and records and in the Closing Date Financial Statements. All Inventory is valued at the lower of cost or market value. The Inventory as of the Effective Time will consist of items useable or saleable in the ordinary course of the businesses of the Sellers, except for customary amounts of raw materials that cannot be incorporated into finished products and items of obsolete materials and materials of below-standard quality that have been written off or written down to AAI’s best estimate of net realizable value. The Inventory does not include any materials held by either Seller on consignment from any Third Parties. All Inventory disposed of since October 31, 2006, has been disposed of only in the ordinary course of the businesses of the Sellers, consistent with the past practice of the Sellers. All Inventory as of the Effective Time will be free from any defect or other deficiency (based on industry standards for the grades and usage of raw materials) except for items of obsolete materials and materials of below-standard quality that have been written off or written down to AAI’s best estimate of net realizable value. The quantities of Inventory as of the Effective Time will be adequate to conduct the businesses of the Sellers under the current circumstances of the businesses of the Sellers. None of the Inventory is in the possession of others, except Inventory in transit to either Seller in the ordinary course of its business. The Inventory is not subject to any claim with respect to the use of materials held on consignment. All products manufactured (whether or not completed) or sold by a Seller before the Effective Time will be in compliance with all warranties with respect to that product.

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3.22  Accounts Receivable. The Accounts Receivable reflected on the AAI Financial Statements are, and the Accounts Receivable that will be reflected on the Statement of Working Capital will be, valid and collectible using commercially reasonable collection practices, subject to normal market write-offs for bad debt consistent with past practices. Section 3.22 of the Disclosure Document sets forth a true and correct copy of the aging of the Accounts Receivable as of the date of this Agreement. All of those Accounts Receivable arose in the ordinary course of the businesses of the Sellers and none is subject to any Encumbrance (other than Permitted Encumbrances). Since March 31, 2006, there has not been any material adverse change in the collectibility of the Accounts Receivable, taken as a whole.

3.23  Books and Records. To the Knowledge of the Selling Parties, the Books and Records accurately and fairly reflect the transactions and the assets and liabilities of the Sellers.

3.24  No Material Adverse Effect. Except as set forth in Section 3.24 of the Disclosure Document, since March 31, 2006, there has not occurred (a) any Material Adverse Effect, (b) any material damage, destruction or loss with respect to the Purchased Assets or the businesses of the Sellers, (c) any material changes in terms of transactions between a Seller, on the one hand, and any Affiliate of a Seller, on the other hand, (d), any sale, assignment, transfer or acquisition (or Contract to do so) of any material operating asset of the business of either Seller or a cancellation of, or any agreement to cancel, any material debts or claims of the business of either Seller except, in each case, in the ordinary course of business, (e) any increase in the rate of compensation or benefits payable or to become payable by a Seller or any Affiliate of a Seller to any Business Employee over the rate being paid to the Business Employee at September 30, 2006 (other than increases in the ordinary course of business in accordance with past practices and other than bonus arrangements identified in Section 3.24 of the Disclosure Document as to which the Purchasing Parties will have no obligation), or any Contract to do so, or (f) any termination or material amendment of any Assigned Contract that has or is expected to result in a Material Adverse Effect.

3.25  Customers and Suppliers.

(a)  Section 3.25(a) of the Disclosure Document sets forth (a) the names of all customers of each Seller that ordered goods or services from either Seller with an aggregate purchase price for each such customer of $200,000 or more during the 12-month period ended September 30, 2006, and (b) the amount for which each such customer was invoiced by a Selling Party during that period. As of the date of this Agreement and to the Knowledge of the Selling Parties, except as identified in Section 3.25(a) of the Disclosure Document, no such customer has notified a Selling Party or any Affiliate of a Selling Party that it (i) will materially reduce purchases of products from either Seller or (ii) has ceased, or will cease, to purchase products from either Seller.

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(b)  Section 3.25(b) of the Disclosure Document sets forth (a) the names of all suppliers from which each Seller ordered raw materials, supplies, merchandise, other goods or services with an aggregate purchase price for each such supplier of $50,000 or more during the 12-month period ended September 30, 2006, and (b) the amount for which each such supplier invoiced a Selling Party during that period. To the Knowledge of the Selling Parties, no such supplier has notified either Seller or any Affiliate of either Seller that it (i) will materially reduce the amount of raw materials or equipment available for purchase by either Seller, or (ii) has ceased, or will cease, to sell raw materials or equipment to either Seller.

3.26  Affiliate Transactions.

(a)  Except as set forth in Section 3.26(a) of the Disclosure Document, no employee, officer or director of any of the Selling Parties or any Affiliate of a Selling Party (i) owns, directly or indirectly, in whole or in part, any Permits, real property, leasehold interests or other property, the use of which is necessary for the operation of the businesses of the Sellers, (ii) has any claim or cause of action or any other action, suit or proceeding against, or owes any amount to, either Seller, or (iii) is a party to any Contract pursuant to which either Seller provides to, or receives services from, any such Person, except as to any such individual in his or her capacity as a Business Employee.

(b)  Except as set forth in Section 3.26(b) of the Disclosure Document, neither Seller is a party to any Contract that relates to the businesses of the Sellers (i) with Maxco or any Affiliate of Maxco or (ii) among a Selling Party, on the one hand, and a Third Party, on the other hand, in each case, in which the terms or conditions of the Contract or transaction are materially more favorable to a Selling Party or the Third Party than the terms and conditions that could be achieved in an arm’s length Contract or transaction with a Third Party.

3.27  Backlog. To the Knowledge of the Selling Parties, all outstanding customer or distributor purchase orders for products of the businesses of the Sellers have been entered at prices and on terms and conditions consistent with the normal practices of the businesses of the Sellers. To the Knowledge of the Selling Parties, neither Seller, nor any Affiliate of a Seller has been informed by any customer or distributor that any material order included in the backlog of the business of either Seller is likely to be canceled or terminated before its completion.

3.28  Derivative Contracts. Except as set forth in Section 3.28 of the Disclosure Document, neither Seller nor any Affiliate of a Seller is a party to any derivative or hedging Contracts relating to the businesses of the Sellers.

3.29  Other Information. The information provided by the Selling Parties in this Agreement and in the Disclosure Document does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and facts contained in this Agreement and the Disclosure Document, in light of the circumstances under which they are made, not false or misleading. All documents that the Selling Parties have provided or made available to the Purchasing Parties pursuant to this Agreement were complete and accurate as of the time they were made available.

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3.30  No Undisclosed Liability. Except to the extent specifically reflected in the AAI Financial Statements or described in the Disclosure Document and except as related to the vacation policy amendment by AAI described in Section 7.2, neither Seller has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including any liability for Taxes and interest, penalties and other charges payable with respect to any liability or obligation) with respect to the ownership of the Purchased Assets or the conduct of the businesses of the Sellers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASING PARTIES

Each of the Purchasing Parties represents and warrants to the Selling Parties as set forth below in this Article IV, as of the date of this Agreement and as of the Closing Date. For purposes of this Section IV, “Knowledge” of the Purchasing Parties means the actual knowledge of each Person listed in Section 4 of the Disclosure Document and such facts and other matters as any of those Persons should reasonably be aware of in light of that Person’s position with a Purchasing Party and upon reasonable inquiry of the personnel of the Purchasing Parties.

4.1  Existence and Good Standing. Each of the Purchasing Parties is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

4.2  Due Authorization. Each of the Purchasing Parties has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions described in this Agreement or the Ancillary Agreements. The execution, delivery and performance by each Purchasing Party of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the each Purchasing Party of the transactions described in this Agreement and the Ancillary Agreements have been duly and validly authorized by all necessary corporate action on the part of each Purchasing Party, and no other corporate actions or proceedings on the part of each Purchasing Party are necessary to authorize the execution, delivery and performance by each Purchasing Party of this Agreement and of the Ancillary Agreements to which it is a party or the transactions described in this Agreement or the Ancillary Agreements. Each of the Purchasing Parties has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or before or at the Closing shall duly and validly execute and deliver) the Ancillary Agreements to which it is a party. This Agreement constitutes, and upon execution and delivery of (assuming due execution and delivery by all other parties) the Ancillary Agreements to which a Purchasing Party is a party shall constitute, legal, valid and binding obligations of the Purchasing Party, enforceable against it in accordance with their terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect creditors’ rights generally; or (b) principles of equity including legal or equitable limitations on the availability of specific remedies.

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4.3  Consents. Except for the Consents required by the Selling Parties described in Section 3.4 of the Disclosure Document and Consents described in Section 4.3 of the Disclosure Document, no consent of any Person or any Governmental Authority (other than in connection with Permits) is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchasing Parties, or the consummation by the Purchasing Parties of the transactions described in this Agreement or the Ancillary Agreements.

4.4  Absence of Conflicts. Neither the execution and delivery of this Agreement nor any of the Ancillary Agreements to which a Purchasing Party is a party nor the consummation of any of the transactions described in this Agreement or the Ancillary Agreements will violate, conflict with, or result in a breach of (a) the certificate of incorporation or bylaws of a Purchasing Party; (b) any judgment, decree or order of any Governmental Authority to which a Purchasing Party is subject or by which a Purchasing Party or the assets of a Purchasing Party are bound; or (c) any requirements of Laws applicable to a Purchasing Party.

4.5  Litigation. There is no Litigation of any nature pending, asserted, or to the Knowledge of the Purchasing Parties, threatened against a Purchasing Party by or before any Governmental Authority or by or on behalf of any Third Party which would (a) enjoin, restrict or prohibit the transfer of any of the Purchased Assets as described in this Agreement; (b) prevent a Purchasing Party from fulfilling all of its obligations set out in this Agreement or arising under this Agreement or any Ancillary Agreement; or (c) reasonably be expected to adversely affect the ability of a Purchasing Party to consummate the transactions described in this Agreement.

4.6  Brokers. Neither Purchasing Party has used any broker or finder in connection with the transactions described in this Agreement, and none of the Selling Parties nor any of their Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by a Purchasing Party in connection with any of the transactions described by this Agreement or any of the Ancillary Agreements.

ARTICLE V

COVENANTS OF THE SELLING PARTIES

Each of the Selling Parties covenants with the Purchasing Parties as follows:

5.1  Conduct of Business. Except as otherwise described in this Agreement, and except as otherwise consented to by the Purchasing Parties, from the date of this Agreement until the Closing Date, the Selling Parties shall cause the Sellers to conduct their businesses in the usual and ordinary course in accordance with past practice, including the maintenance of Inventory levels, the payment of Accounts Payable and compliance with the warranty policies of the Sellers, and the Selling Parties shall cause the Sellers to use commercially reasonable efforts consistent with their current business practices, to preserve the goodwill of their businesses, including to preserve their current relationships with customers, suppliers, agents and employees of their businesses.

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5.2  Negative Covenants Relating to Conduct of the Businesses of the Sellers. Except as otherwise described in this Agreement, and except as consented to by the Purchasing Parties in writing, neither Seller shall, and Maxco shall cause the Sellers not to, from the date of this Agreement until the Closing Date:

(a)  Enter into, terminate or amend any Material Contract or, in any material respect, any Assigned Contract;

(b)  Other than pursuant to this Agreement, sell, transfer, lease, encumber or dispose of any of the Purchased Assets except Inventory in the ordinary course of business;

(c)  Increase the rate of compensation of, or pay or agree to pay any benefit to the Business Employees, except as may be required by the terms of any existing AAI Benefit Plan, agreement or arrangement that is disclosed in the Disclosure Document;

(d)  Enter into, adopt or amend any AAI Benefit Plan, or employment or severance agreement affecting the businesses of the Sellers or the Business Employees, except as required by applicable Law or as provided by Section 7.2;

(e)  Incur any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with past practice, none of which liabilities, in any case or in the aggregate, could have a Material Adverse Effect;

(f)  Forgive, cancel or compromise any material debt or material claim, or intentionally waive or release any material right of substantial value;

(g)  Make any material changes in policies or practices relating to selling practices, product returns, discounts or other terms of sale or accounting;

(h)  Make any prepayment of any Accounts Payable, delay payment of any trade payables or other obligations other than in the ordinary course of business consistent with past practice, or make any other cash payments other than in the ordinary course of business;

(i)  Fail to maintain all of the Tangible Assets in normal operating repair, working order and operating condition, in accordance with the usual and customary maintenance schedule and practices, subject to ordinary wear and tear;

(j)  Acquire any assets that would constitute Purchased Assets or assume any obligations or liabilities that would constitute Assumed Obligations, except, in each case, in the ordinary course of business;

(k)  Change any accounting policies or principles of the Sellers or the methods of applying those policies or principles;

(l)  Declare or pay any dividend or other distribution with respect to the capital stock of either Seller;

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(m)  Make any advances to Business Employees if the total amount of advances to Business Employees would exceed $10,000; or

(n)  Agree, whether in writing or otherwise, to do any of the foregoing.

ARTICLE VI

COVENANTS OF THE PURCHASING PARTIES AND THE SELLING PARTIES

6.1  HSR Act Notification and Other Consents.

(a)  Each of the Purchasing Party and the Selling Parties shall cause to be filed as promptly as practicable with the Federal Trade Commission and the Department of Justice the notification and report form required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the transactions described in this Agreement and the Ancillary Agreements and shall use commercially reasonable efforts to provide any supplemental information that may be reasonably requested in connection with those filings. The fees payable in connection with filings and notices made under the HSR Act shall be borne 50% by the Selling Parties and 50% by the Purchasing Parties.

(b)  The Selling Parties shall, as promptly as practicable following the date of this Agreement, make all other filings and notifications required in connection with the consummation of the transactions described in this Agreement and use commercially reasonable efforts to obtain the Consents of all Third Parties described in Section 3.4 of the Disclosure Document and required in connection with the consummation of the transactions described in this Agreement. The Purchasing Parties shall, as promptly as practicable following the date of this Agreement, make all other filings and notifications required in connection with the consummation of the transactions described in this Agreement and use commercially reasonable efforts to obtain the Consents of all Third Parties described in Section 4.3 of the Disclosure Document. The Parties shall coordinate and cooperate with each other in exchanging information and assistance in connection with obtaining all Consents of Third Parties and making all filings or notifications necessary to transfer the Permits to the Purchaser, or in connection with any applications for new Permits relating to the businesses of the Sellers.

6.2  Access to Information and Inspections.

(a)  During the period from the date of this Agreement through the Closing Date, the Selling Parties shall afford promptly to the Purchasing Parties and their authorized representatives, including environmental and real estate professionals, reasonable access during regular business hours and upon reasonable notice, to all of the Facilities, Business Employees and Books and Records as they may reasonably request. Notwithstanding and without limiting the foregoing, the Purchasing Parties shall not undertake any sampling or testing, including intrusive soil or groundwater testing, without AAI’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. A representative of AAI shall be present at all site visits and inspections and the representative of the Purchasing Parties shall, at all times while on the Sellers’ premises, comply with all directions and requests relating to safety, security and confidentiality.

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(b)  The Purchaser shall, on and for two years after the Closing Date, afford promptly to the Selling Parties and their agents reasonable access during normal business hours, upon reasonable notice, to the Facilities, Business Employees and Books and Records, to the extent reasonably necessary to permit the Selling Parties to determine any matter relating to or arising during any period ending on or before the Closing Date. If the Purchaser proposes to destroy or otherwise dispose of any Books and Records, on or before the fifth anniversary of the Closing Date, other than in the ordinary course of business consistent with its written document retention policy, the Purchaser shall first notify Maxco in writing, and afford it the opportunity, for a period of at least 90 days following the date of the notice, to take custody of those records or make extracts from them or copies of them.

(c)  The Selling Parties shall, on and for two years after the Closing Date, afford promptly to the Purchasing Parties and their agents reasonable access during normal business hours, upon reasonable notice, to the properties, employees and books and records that are not part of the Purchased Assets of the Selling Parties, to the extent reasonably necessary to permit the Purchasing Parties to determine any matter relating to or arising during any period ending on or before the Closing Date. If a Selling Party proposes to destroy or otherwise dispose of any records relating to the businesses of the Sellers on or before the fifth anniversary of the Closing Date, other than in the ordinary course of business consistent with its written document retention policy, Maxco shall first notify Quanex in writing, and afford Quanex the opportunity, for a period of at least 90 days following the date of the notice, to take custody of those records or make extracts from them or copies of them.

6.3  Title Commitment and Survey.

(a)  As evidence of title to the Owned Real Property, the Selling Parties shall cause to be prepared and delivered to the Purchasing Parties, as soon as practicable but not later than 20 Business Days after the date of this Agreement, a commitment for title insurance from Chicago Title Insurance Company covering the Owned Real Property (the “Commitment”), together with copies of all exception documents, referenced on either Schedule B or C thereto, binding said title company, to issue to the Purchaser at Closing, an ALTA Form B owner’s title insurance policy (the “Owner’s Policy”). The Owner’s Policy delivered pursuant to the Commitment described in this Section 6.3(a) shall (i) insure title to the Owned Real Property and all recorded easements benefiting the Owned Real Property; (ii) contain an “Extended Coverage Endorsement” insuring over the general exceptions contained customarily in such policies; (iii) contain an ALTA Zoning Endorsement 3.1 (or equivalent); (iv) contain an endorsement insuring that the Owned Real Property described in the Owner’s Policy is the same real estate as shown on the survey to be provided by the Selling Parties pursuant to this Section 6.3; (v) contain an endorsement insuring that each street adjacent to the Owned Real Property is a public street and that there is direct and unencumbered access to each street from the Owned Real Property; and (vi) contain such other endorsements as may be required by the lenders of the Purchasing Parties or otherwise reasonably required by the Purchasing Parties. The cost of the Owner’s Policy (including premiums) shall be borne by the Purchasing Parties.

(b)  The Selling Parties shall deliver to the Purchaser, within five Business Days after the date of this Agreement, any survey with respect to the Owned Real Property currently in the possession of the Selling Parties or any Affiliate of a Selling Party and, as soon as practicable after the date of this Agreement, an updated survey of the Owned Real Property (the “Survey”). The cost of the surveys and updates shall be borne by the Selling Parties.

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(c)  The Purchaser shall have twenty (20) days (the “Title Review Period”) after receipt of the Commitment, all of the exception documents referenced in Schedule B and C to the Commitment, and the Survey to provide Maxco with written notice (the “Title Objection Letter”) of the Purchaser’s objections to anything contained in the Commitment or the Survey (the “Title Objections”); provided, however, that none of the items described in Section 3.7(a)(i) through (iii) may be a basis for a Title Objection. Except as expressly provided herein, any item contained in the Commitment or the Survey to which the Purchaser does not object pursuant to the Title Objection Letter shall be deemed a Permitted Encumbrance on and as of the date the Title Review Period expires. If the Purchaser delivers to Maxco the Title Objection Letter, the Selling Parties shall have 10 days, or such greater time period as may be agreed upon by the Purchaser and the Selling Parties (the “Title Cure Period”), during which the Selling Parties shall have the right, but not the obligation, to cure or remove the Title Objections and deliver to the Purchaser a revised Commitment evidencing such cure or removal. Promptly after the expiration of the Title Cure Period, the Selling Parties shall provide the Purchaser with written notice (the “Title Response Letter”) setting forth those Title Objections that the Selling Parties have cured or removed and those Title Objections that the Selling Parties are unable or unwilling to cure or remove. If the Selling Parties fail to cure or remove all of the Title Objections to the reasonable satisfaction of the Purchaser and Chicago Title Insurance Company, the Purchaser may, as its sole and exclusive remedy which may be exercised at any time within 5 Business Days after the Purchaser’s receipt of the Title Response Letter, either to terminate this Agreement by written notice to the Selling Parties or waive all uncured Title Objections and accept title as the Selling Parties are able to convey without any reduction in or effect on the Closing Purchase Price. The Purchaser’s failure to send written notice of the election available to it pursuant to the preceding sentence within 5 Business Days after receipt of the Title Response Letter shall be deemed an election by the Purchaser to waive all uncured Title Objections and accept title as the Selling Parties are able to convey without any reduction or effect on the Closing Purchase Price, in which case all uncured Title Objections shall automatically be deemed Permitted Encumbrances on and as of the date on which such 5 Business Days expire.

6.4  Motor Vehicles. The Selling Parties shall take all actions and prepare all documents necessary to effect the transfer to the Purchaser of all motor vehicle licenses and registrations pertaining to automobiles, trucks and other motor vehicles and rolling stock used in the businesses of the Sellers, in compliance with the motor vehicle registration, licensing and other applicable Laws of any jurisdictions where the motor vehicles are registered or licensed. All costs, including transfer and sales taxes, related to the sale of motor vehicles in connection with the consummation of the transactions described in this Agreement shall be borne 50% by the Purchasing Parties and 50% by the Selling Parties.

6.5  Tax Matters.

(a)  The liability for any real property, personal property, ad valorem and other similar Tax, including payments in lieu of such Taxes (each, a “Property Tax”), assessed on any of the Purchased Assets for a taxable period or year commencing on or before and ending after the Closing Date (“Straddle Period”), Property Tax shall be prorated on a daily basis between the Selling Parties and the Purchaser as of the Closing Date, with the Selling Parties being liable for the portion of that Property Tax equal to the product of (i) the amount of the Property Tax for the entirety of the Straddle Period, multiplied by (ii) a fraction, the numerator of which is the number of days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of days in the Straddle Period, and with the Purchaser being liable for the remainder of that Property Tax. After the Closing, the Party (the “Paying Party”) receiving a Property Tax bill or notice applicable to the Purchased Assets shall promptly notify the other applicable Party (the “Reimbursing Party”) in writing and the Paying Party shall pay that Property Tax bill before the last day that the Property Tax may be paid without penalty or interest. Upon receipt of the written notice from the Paying Party, which shall include appropriate supporting documentation, the Reimbursing Party shall promptly pay the Paying Party an amount equal to the portion of the Property Tax for which the Reimbursing Party is liable under this Agreement. The Parties shall reasonably cooperate with each other after the Closing with respect to any Property Tax assessment or valuation (or protest in connection therewith) by any Governmental Authority with respect to a Straddle Period. The Party receiving any refund of any Property Taxes for a Straddle Period, whether received in cash or as a credit against another Property Tax, shall, within 30 days after the receipt of the refund, pay to the appropriate Party an amount equal to the product of (i) the amount of the refund, multiplied by (ii) a fraction, the numerator of which is the number of days in the Straddle Period that the other Party owned the Purchased Assets, and the denominator of which is the total number of days in the Straddle Period.

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(b)  The Selling Parties shall promptly deliver to the Purchasing Parties any and all notices, tax bills, tax statements, correspondence, applications, renditions, orders, or other similar documents or communications received by any of the Selling Parties and relating to Property Taxes affecting all or any portion of the Purchased Assets.

(c)  The Parties acknowledge that the Purchase Price, as adjusted under Section 2.2, includes and is inclusive of all stock transfer, real estate transfer, sales, use, deed, documentary, stamp, conveyance, recording and other similar taxes (“Transfer Taxes”) that may be imposed as a result of the consummation of the transactions described in this Agreement. The Selling Parties shall be responsible for the filing of all Tax Returns that may be required in connection with these Transfer Taxes (including expenses incurred to prepare those Tax Returns). The Selling Parties shall promptly provide proof to the Purchasing Parties of the timely filing of those Tax Returns and the payment of those Transfer Taxes. At the Closing, each of the Parties shall provide the other Parties with appropriate exemption certificates to establish the right to any exemption from Transfer Taxes. After the Closing, each Party shall provide each other Party with any additional exemption certificates and other documentation as may be required by Governmental Authorities for such purpose. The Selling Parties shall reasonably cooperate with the Purchasing Parties, including providing the Purchasing Parties with reasonable access to the Selling Parties’ books and records and such other data as the Purchasing Parties may reasonably request in order to support all applicable Transfer Tax exemptions. If any exemption claimed by any of the Parties is subsequently denied by any Governmental Authority, and as a result any of the Parties is assessed additional Transfer Taxes, then the Selling Parties shall pay such Transfer Taxes, including interest and penalties, to the appropriate Governmental Authority.

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6.6  Bulk Sales Compliance. The Parties waive compliance with the provisions of any applicable statutes relating to bulk transfers or bulk sales. The Parties mutually agree to cooperate in securing any available exemptions from any such provisions.

6.7  Confidentiality and Publicity.

(a)  For a period of five years after the Closing Date and except as otherwise required by Law, each of the Selling Parties shall, and shall cause its respective officers, directors, Affiliates, employees, agents and representatives to, hold in confidence and not disclose or use (i) any proprietary or other confidential and non-public information regarding a Purchasing Party or any Affiliate of a Purchasing Party disclosed to any Selling Party in connection with the negotiation or preparation of this Agreement; (ii) the nature or resolution of any disputes arising under this Agreement after the Closing; and (iii) any proprietary or other confidential non-public information relating to the Purchased Assets or the businesses of Sellers, except for disclosures made pursuant to Section 6.7(c); provided, however, that the term “confidential and non-public information” shall not include any information publicly known through no fault of a Selling Party. The Purchasing Parties acknowledge that Maxco is a publicly held company and will be required to disclose information about the transactions described in this Agreement and the businesses of the Sellers by Law, by Nasdaq or in connection with securities Laws, and will be required by Law to file a copy of this Agreement with the SEC and Nasdaq and to include such filings as part of Maxco's website; all such filings and disclosures may be made by Maxco notwithstanding the provisions of this Section 6.7.

(b)  For a period of five years after the Closing Date and except as otherwise required by Law, each Purchasing Party shall, and shall cause its officers, directors, Affiliates, employees, agents and representatives to, hold in confidence and not disclose or use (i) any proprietary or other confidential and non-public information (excluding information relating to the Purchased Assets regarding the Selling Parties disclosed to the Purchasing Party in connection with the negotiation or preparation of this Agreement or the consummation of the Transactions described in this Agreement; and (ii) the nature or resolution of any dispute arising under this Agreement after the Closing, except for disclosures made pursuant to Section 6.7(c); provided, however, that the term “confidential and non-public information” shall not include any information publicly known through no fault of a Purchasing Party. The Selling Parties acknowledge that Quanex is a publicly held company and will be required to disclose information about the transactions described in this Agreement, the Purchased Assets and the businesses of the Sellers by Law, by the New York Stock Exchange or in connection with securities Laws, and will be required by Law to file a copy of this Agreement with the SEC and the New York Stock Exchange and to include such filings as part of Quanex’s website; all such filings and disclosures may be made by Quanex notwithstanding the provisions of this Section 6.7.

(c)  No public announcement or other publicity regarding the transactions described in this Agreement shall be made by any Party or any of its Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Maxco and Quanex. The Parties shall prepare and release public announcements or press releases regarding the execution and delivery of this Agreement and the Closing. Any announcement shall be agreed to by Maxco and Quanex as to form, content, timing and manner of distribution or publication. Nothing in this Section 6.7 shall prevent the Parties from discussing the transactions described in this Agreement with those Persons whose Consent is required for consummation of those transactions. The Parties shall exercise all reasonable efforts to assure that those Persons keep confidential any information relating to this Agreement.

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6.8  Payments Received. After the Closing, the Selling Parties and the Purchaser shall hold and promptly transfer and deliver to the other, from time to time as and when received by either of them, any cash, checks with appropriate endorsements (using commercially reasonable efforts not to convert checks into cash), or other property that either of them may receive on or after the Closing Date which properly belongs to the other Party, including any insurance proceeds, and shall account to the other Party for all such receipts.

6.9  Satisfaction of Conditions and Further Assurances. Without limiting the generality or effect of any provision of Articles VIII and IX, before the Closing, each of the Parties shall use its reasonable efforts in good faith to satisfy promptly all conditions required by this Agreement to be satisfied by it to expedite the consummation of the transactions described in this Agreement. After the Closing, the Selling Parties shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonable, necessary or desirable to consummate or implement expeditiously the transactions described in this Agreement and any agreement, document or instrument described in this Agreement. If a Material Contract not otherwise described in Section 3.12 of the Disclosure Document and transferred to the Purchaser at Closing is identified by the Purchaser or a Selling Party after the Closing, that Material Contract shall be, at the request of the Purchaser, deemed a Purchased Asset and the Selling Parties agree to comply with Section 1.2 with respect to that Material Contract.

6.10  Exclusivity Agreement. Neither a Selling Party nor any Affiliate of a Selling Party, nor any of their directors, officers, employees, representatives or agents, nor anyone acting on their behalf shall, directly or indirectly solicit, encourage (including furnishing information to any Third Party), respond to negotiate or assist in any manner any offers, bids or proposals involving, directly or indirectly, (a) the sale or other disposition of the Purchased Assets (other than sales of Inventory in the ordinary course of business) or (b) the sale or exchange (whether through a merger or otherwise) of all or any portion of the capital stock of AAI or BCGW if such sale or exchange would result in the Purchased Assets being owned, directly or indirectly, by a Person other than a Selling Party (all such bids, offers and proposals being referred to as “Acquisition Proposals”). Neither of the Selling Parties shall enter into any letter of intent, agreement in principle or other agreement with respect to any matter involving an Acquisition Proposal. The Selling Parties shall immediately notify the Purchasing Parties in writing should either of them receive any Acquisition Proposal, including the terms thereof.

6.11  Limitation on Purchasing Parties’ Obligation With Respect to Returned Products. Any obligations assumed by the Purchaser for returned products pursuant to this Agreement shall be limited to the Purchaser’s replacement of or reimbursement for the cost of the product and all expenses incidental to that replacement or reimbursement, such as packing, handling and shipping costs. The Selling Parties shall, on the Purchaser’s request, reimburse the Purchaser for its out-of-pocket costs for the reimbursement or replacement of product produced or in process before the Effective Time to the extent that all of those costs exceed $75,000.

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6.12  Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own expenses with respect to the transactions described in this Agreement.

6.13  Maxco’s Proxy Materials and Stockholders’ Meeting. Maxco shall, as promptly as reasonably possible, prepare a preliminary proxy statement and related proxy materials with respect to the Stockholder Approval, as required by applicable securities Laws and by Nasdaq, and submit a draft thereof for the Purchasing Parties’ review and comment. The Purchasing Parties shall cooperate with Maxco to provide all information about the Purchasing Parties necessary to complete the preliminary proxy statement, shall promptly provide Maxco with comments on all drafts of the preliminary proxy statements provided to the Purchasing Parties and shall otherwise cooperate with Maxco to complete the preparation of the preliminary proxy statement and cause it to be filed with the SEC as soon as practicable after the execution and delivery of this Agreement. Each of the Parties shall cooperate with each other to respond to comments on the preliminary proxy statement provided by the SEC and to cause the definitive proxy statement to be filed with the SEC as soon as reasonably possible. Maxco shall take all actions necessary to call a meeting of its stockholders to approve the sale of the Purchased Assets pursuant to this Agreement in accordance with Michigan Law and to provide its stockholders with the definitive proxy statement and related materials. Maxco shall recommend to its stockholders the approval of the sale of Purchased Assets pursuant to this Agreement and shall take such actions as are commercially reasonable to encourage its stockholders to vote in favor of the sale of the Purchased Assets pursuant to this Agreement.

6.14  Environmental Matters. After the Closing, the Purchasing Parties may conduct or arrange to conduct any investigation, assessment, subsurface testing, removal, remediation, abatement, response, cleanup or groundwater monitoring of Hazardous Substances at, on or under the Owned Real Property as the Purchaser may reasonably believe to be required by any governing Environmental Law, existing as of the Closing Date, with respect to any environmental matters arising from or attributable to (a) any condition, event, circumstance, activity, practice, incident, action or omission existing or occurring before the Effective Time or (b) the use, storage, disposal, treatment, transportation or release of Hazardous Substances before the Effective Time (“Post-Closing Remediation”). The performance of any Post-Closing Remediation shall not void, alter or otherwise affect the indemnification of obligations of the Selling Parties set forth in Article XII.

6.15  Non-Competition. Each Selling Party covenants and agrees that it shall not, for the period ending five years after Closing, participate, directly or indirectly, in the ownership, management, financing or control of, or act as a consultant or agent to, or furnish services or advice to, any Person that develops, manufactures, sells or provides services with respect to Competitive Products (a “Competitive Business”). For purposes of this Agreement, “Competitive Products” means heat treated forged or cast ferrous components. The geographic scope of the foregoing covenants is North America. The covenants set forth in this Section 6.15 shall not prohibit any Selling Party or its Affiliates from, directly or indirectly, making any equity investment in any publicly owned company that conducts a Competitive Business, provided that the investment does not confer control of more than 5% of the outstanding voting securities of such company upon that Selling Party. The Parties agree and intend that the time period, geographic coverage and scope of the covenants set forth in this Section 6.15 are reasonable.

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ARTICLE VII
EMPLOYEES AND BENEFIT PLANS

7.1  Offer of Employment. The Purchaser or an Affiliate of the Purchaser shall offer employment, effective as of the Effective Time, to such Business Employees as it determines in its sole discretion. Each employee who accepts any such offer of employment shall be referred to in this Agreement as a “Transferred Employee”.

7.2  Vacation. AAI shall, effective January 1, 2007, amend the vacation policy in its handbook to establish that: (i) January 1 is the date on which an employee is credited with the vacation he or she has earned during the prior calendar year (currently based on anniversary date), (ii) earned but not yet credited vacation is payable on an annualized pro-rata basis in the event of the termination of the employment of an employee, and (iii) AAI has the right to transfer vacation liability to a purchasing party in the event of the sale of substantially all of the operating assets of AAI. Further, effective January 1, 2007, AAI shall cause each employee of AAI to be credited the amount of vacation he or she has earned through December 31, 2006, and such credited vacation shall be added to the vacation amounts each such AAI employee already had banked.  Thereafter, AAI’s accrued vacation liability shall reflect all vacation earned, whether or not credited and available for use.

Prior to the Closing Date, AAI shall provide a cash payment to each Transferred Employee in an amount equal to the cash equivalent of all vacation time available for use (“Banked Vacation Time”) based on the Transferred Employee’s wage or salary on the date of such payment, but only to the extent that the Banked Vacation Time for any individual Transferred Employee exceeds the amount that the Transferred Employee would earn in one year of service based on his or her tenure (“AAI Banked Vacation Time Cash-Out”).  After effecting the AAI Banked Vacation Time Cash-Out, the remaining amount of Banked Vacation Time each Transferred Employee has available for use as of the Closing Date will become his or her starting amount of paid vacation with the Purchaser, or any Affiliate of the Purchaser, as the case may be, for the 2007 calendar year.  The Purchaser shall be responsible for all accrued vacation liability reflected on the Closing Date Financial Statements and any vacation accruing after the Effective Time by any Transferred Employees.

7.3  Salaries and Benefits.

(a)  The Selling Parties shall be responsible for the payment of all wages and other remuneration due to Business Employees up until the Effective Time.

(b)  Except for the Purchaser’s obligations as to vacation liabilities for Transferred Employees described in the last sentence of Section 7.2, the Selling Parties shall be liable for any claims made by Business Employees and their beneficiaries under the AAI Benefit Plans, including any claims with respect to the proper crediting of earned vacation before the Closing or the AAI Banked Vacation Time Cash-Out.

(c)  Welfare benefit plan coverage of the Sellers for Transferred Employees shall cease as of the Effective Time and the welfare benefit plan coverage under the Purchaser’s plans for Transferred Employees shall immediately commence. The Selling Parties shall be solely responsible for any continuation coverage required by COBRA for those Business Employees of the Seller who are not Transferred Employees. To the extent required by Law the Selling Parties shall cause a Group Health Plan maintained by one or more of them to provide COBRA continuation coverage to M&A qualified beneficiaries with respect to the sale of the Purchased Assets pursuant to this Agreement within the meaning of Treasury Regulation Section 54.4980B-9, Q-4(a). With respect to each Transferred Employee who is covered under a Group Health Plan maintained by a Selling Party or any Affiliate of a Selling Party (the “Seller Group Health Plan”), the Purchaser shall waive all pre-existing conditions, limitations or exclusions and waiting periods for those Transferred Employees under all employee welfare plans and fringe benefits programs of the Purchaser, including vacation, bonus and other incentive programs, to the extent that those pre-existing conditions, limitations or exclusions as of the Closing Date would be excluded from coverage under the Seller Group Health Plan.

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(d)  The Selling Parties shall retain all assets in the pension and retirement funds of the Sellers, and shall distribute pension and retirement benefits that the Transferred Employees shall become entitled to receive from either Seller in accordance with the applicable plan document and the Transferred Employees’ elections, as applicable.

(e)  Effective as of the Closing Date, the Purchaser shall give past service credit to all the Transferred Employees for purposes of determining vesting, eligibility and benefit accruals under all employee benefit programs, including vacation, severance, bonus, incentive, compensation and employee welfare benefit plans of the Purchaser, with the exception of benefit accruals for pension and profit sharing plans and eligibility for post-retirement health benefits.

(f)  The Selling Parties will retain all incentive savings plan (401(k) plan) benefits held in the name of the Transferred Employees, if any, unless otherwise directed by a Transferred Employee or unless distribution is otherwise allowed or mandated pursuant to the plan document. The Purchaser shall accept qualified direct and indirect rollovers from incentive savings plans of the Sellers, if the Purchaser obtains such information as is satisfactory to the Purchaser to assure itself that these incentive savings plans satisfy the qualification requirements of Section 401(a) of the Code.

7.4  No Transfer of Assets. No pension or other employee benefit plan assets held by either Seller shall be transferred to any Purchasing Party or any Affiliate of a Purchasing Party.

7.5  Employee Records. The Selling Parties shall make available to the Purchaser records that provide information regarding employees’ names, Social Security numbers, dates of hire by each Seller, date of birth, number of hours worked each calendar year and salary histories for all Transferred Employees. The Selling Parties shall not provide the Purchasing Parties with records pertaining to performance ratings and evaluations, disciplinary records and medical records of the Transferred Employees.

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7.6  General Employment Provisions.

(a)  The Selling Parties and the Purchaser shall give any notices required by Law and take whatever other actions with respect to the plans, programs and policies described in this Article VII as may be necessary to carry out the agreements described in this Agreement.

(b)  The Selling Parties and the Purchaser shall each provide the other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the agreements described in this Article VII.

If any of the agreements described in this Article VII are determined by any Governmental Authority to be prohibited by Law, the Selling Parties and the Purchaser shall modify those agreements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the Parties described in this Agreement in a manner not otherwise prohibited by Law.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASING PARTIES

The obligations of the Purchasing Parties to consummate the transactions described in this Agreement are subject to the satisfaction or waiver (to the extent permitted by applicable Law) by the Purchasing Parties of the following conditions precedent on or before the Closing Date:

8.1  Accuracy of Representations and Warranties. The representations and warranties of the Selling Parties contained in this Agreement and in any certificate or other writing delivered by a Selling Party pursuant to this Agreement or the Ancillary Agreements shall be true, accurate and correct as of the date of this Agreement and on and as of the Closing Date, as if made at and as of the Closing Date (unless any representation or warranty refers specifically to a specified date, in which case the representation or warranty shall be true, accurate and correct on and as of the specified date).

8.2  Compliance with Agreements and Covenants. Each of the Selling Parties shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or before the Closing Date.

8.3  Hart-Scott-Rodino. All applicable waiting periods under the HSR Act shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to prevent the consummation of the transactions described in this Agreement and the Ancillary Agreements.

8.4  No Injunctions. There shall not be in effect any temporary restraining order, preliminary injunction, injunction or other pending or threatened action by any Third Party or any order of any court or Governmental Authority restraining or prohibiting the Closing of the transactions described in this Agreement and the Ancillary Agreements.

8.5  Title Insurance. The Purchasing Parties shall have received a binding commitment to issue a policy of title insurance consistent with Section 6.3, dated the Closing Date, in an aggregate amount equal to the portion of the Purchase Price allocated to the Owned Real Property.

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8.6  Deliveries. The Purchaser shall have received the documents of transfer described in Article X; any documentation related to unassignable Permits or Contracts described in Section 1.2; the certificates and legal opinion described in Article X; the schedules and lists described in Article X; and all other documents described in Article X that are to be delivered to the Purchaser; and all such documents relating to the Owned Real Property that are required to be filed or recorded shall be in the proper filing and recordable form; and the content of the schedules and lists delivered pursuant to Article X shall be reasonably satisfactory to the Purchasing Parties.

8.7  List of New Contracts. The Purchasing Parties shall have received the list of New Contracts (described in Section 1.1(j)), and that list shall be in form and content reasonably acceptable to the Purchasing Parties.

8.8  Consents. The Selling Parties shall have received all Consents necessary to transfer the Assigned Contracts to the Purchaser, all Consents necessary to transfer the Permits to the Purchaser and all Consents necessary to transfer all Material Contracts to the Purchaser, in each case in form and substance satisfactory to the Purchaser, or shall have otherwise complied with the Selling Parties’ obligations under Section 1.2, in form and substance satisfactory to the Purchaser.

8.9  Environmental Assessment. The findings and conclusions of any environmental assessment conducted by or on behalf of the Purchasing Parties pursuant to Section 6.2 of this Agreement shall be satisfactory to the Purchasing Parties.

8.10  No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in a Material Adverse Effect.

8.11  Termination of Confidentiality Agreement. The Confidentiality Non-Disclosure Agreement dated June 30, 2006, between Quanex MACSTEEL and GBQ Consulting LLC shall have been terminated in writing.

8.12  Employment Agreement. Sanjeev Deshpande shall have executed and delivered to the Purchaser an employment agreement in form and content acceptable to the Purchaser.

8.13 Amendment to Employee Handbook. AAI shall have performed and complied with all of its obligations under Section 7.2.

8.14 Insurance. AAI shall have obtained successor liability and discontinued product liability insurance coverage for commercial general liabilities and aviation related product liabilities, including all liabilities relating to product produced or in process by a Seller before the Effective Time, with the Purchaser as a named insured. The policies shall provide limits of liability in the amount of $2.0 million each, shall have no deductible and shall be in force for three years beginning on the Closing Date. The Purchasing Parties shall be provided with a true and correct copy of the policy and a related certificate of liability insurance.

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ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING PARTIES

The obligations of the Selling Parties to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (to the extent permitted by applicable Law) by the Selling Parties of the following conditions precedent on or before the Closing Date:

9.1  Accuracy of Representations and Warranties. The representations and warranties of the Purchasing Parties contained in this Agreement and in any certificate or other writing delivered by the Purchasing Parties pursuant to this Agreement or the Ancillary Agreements shall be true, accurate and correct as of the date of this Agreement and on and as of the Closing Date, as if made on and as of the Closing Date (unless any representation or warranty refers specifically to a specified date, in which case the representation or warranty shall be true, accurate and correct on and as of the specified date).

9.2  Compliance with Agreements and Covenants. Each of the Purchasing Parties shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or before the Closing Date.

9.3  Hart-Scott-Rodino. All applicable waiting periods under the HSR Act shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to prevent the consummation of the transactions described in this Agreement and the Ancillary Agreements.

9.4  No Injunctions. There shall not be in effect any temporary restraining order, preliminary injunction, injunction or other pending or threatened action by any Third Party or any order of any court or Governmental Authority restraining or prohibiting the Closing of the transactions contemplated by this Agreement and the Ancillary Agreements.

9.5  Deliveries. The Purchasing Parties shall have made all of the deliveries set forth in Section 10.3.

9.6  Stockholder Approval. The Stockholder Approval shall have been obtained.

ARTICLE X

CLOSING

10.1  Closing. The Closing shall take place at the offices of Warren Cameron Asciutto & Blackmer, P.C., at 2161 Commons Parkway, Okemos, Michigan, at 9:00 a.m. on February 1, 2007 or such other time and date that the Parties may agree to in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” The Closing shall be effective as of the Effective Time.

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10.2  Deliveries by the Selling Parties. At or before the Closing, the Selling Parties shall deliver to the Purchasing Parties the following, each dated the Closing Date and duly executed by the applicable Selling Parties:

(a)  An assignment and assumption agreement substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), together with general warranty deeds for the Owned Real Property substantially in the form of Exhibit C (the “General Warranty Deeds”), and a bill of sale substantially in the form of Exhibit D (the “Bill of Sale”);

(b)  Possession of the Purchased Assets;

(c)  Certificates of title for all vehicles included in the Purchased Assets, duly endorsed for transfer to the Purchaser and any related documents necessary to effect the transfer of the vehicles;

(d)  Other instruments of transfer reasonably requested by the Purchasing Parties to evidence the transfer of the Purchased Assets to the Purchaser and consummation of the transactions described in this Agreement, including assignments with respect to any Registered Intellectual Property to be registered, recorded or filed with any Governmental Authority, in a form suitable for registration, recordation or filing with the Governmental Authority, in each case duly executed by the appropriate Selling Party;

(e)  A certificate, dated the Closing Date, of an appropriate officer of each of the Selling Parties certifying as to the compliance by it with Sections 8.1 and 8.2;

(f)  A certificate of the Secretary of each of the Selling Parties certifying resolutions of its board of directors and its stockholders approving and authorizing the execution, delivery and performance by it of this Agreement and the Ancillary Agreements to which it is a party and the consummation by it of the transactions described in this Agreement and the Ancillary Agreements (together with an incumbency and signature certificate regarding the officers signing on behalf of each Selling Party);

(g)  The Consents set forth on Section 3.4 of the Disclosure Document (or, if applicable, the documentation related to unassignable Permits and Contracts described in Section 1.2) and all consents and waivers of any Governmental Authority or other Third Party that are otherwise required in connection with the execution and delivery of this Agreement or any Ancillary Agreement, the performance by each Selling Party of its obligations under this Agreement or the Ancillary Agreements, and the consummation of the transactions described in this Agreement and the Ancillary Agreements, each of which shall be in form and substance reasonably satisfactory to the Purchasing Parties;

(h)  A certificate, in the form prescribed by Treasury Regulations under Section 1445 of the Code, that the Selling Parties are not “foreign persons” within the meaning of Section 1445 of the Code;

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(i)  The surveys and title insurance policies described in Section 6.3 in an aggregate amount equal to the portion of the Purchase Price allocated to the Owned Real Property and containing no exceptions to title except Permitted Encumbrances and those to which the Purchasing Parties did not object in accordance with Section 6.3;

(j)  An opinion of legal counsel for the Selling Parties including the matters set forth on Exhibit E;

(k)  The Escrow Agreement; and

(l)  Such other documents and instruments as may be reasonably required to consummate the transactions described in this Agreement and the Ancillary Agreements.

10.3  Deliveries by the Purchasing Parties. At the Closing the Purchaser shall make the payments described in Section 2.3 and shall deliver to the Selling Parties the following, each dated the Closing Date and duly executed by the Purchasing Parties, as applicable:

(a)  The Assignment and Assumption Agreement;

(b)  A certificate, dated the Closing Date, of an appropriate officer of each of the Purchasing Parties, certifying as to compliance by it with Sections 9.1 and 9.2;

(c)  A certificate of the Secretary of each of the Purchasing Parties certifying resolutions of its board of directors approving and authorizing the execution, delivery and performance of this Agreement by it and the Ancillary Agreements to which it is a party and the consummation by it of the transactions described in this Agreement (together with an incumbency and signature certificate regarding the officers signing on behalf of the Purchasing Parties);

(d)  All Consents described in Section 4.3 of the Disclosure Document and waivers of any Governmental Authority or other Third Party that are otherwise required in connection with the execution and delivery of this Agreement or any Ancillary Agreement, the performance by each of the Purchasing Parties of its obligations under this Agreement or any Ancillary Agreement, and the consummation of the transactions described in this Agreement and the Ancillary Agreements, each of which shall be in form and substance reasonably satisfactory to the Selling Parties;

(e)  An opinion of legal counsel for the Purchasing Parties including the matters set forth on Exhibit F;

(f)  The Escrow Agreement; and

(g)  Such other documents and instruments as may be reasonably required to consummate the transactions described in this Agreement and the Ancillary Agreements.

10.4  Passage of Title and Risk of Loss. Legal title, equitable title, and risk of loss in respect of the Purchased Assets will pass to the Purchaser at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting, and other computational purposes as of the Effective Time.

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ARTICLE XI

TERMINATION

11.1  Termination. This Agreement may be terminated at any time on or before the Closing Date by any of the following:

(a)  By the mutual written agreement of Maxco and Quanex;

(b)  By Maxco or Quanex if the Closing shall not have taken place on or before March 1, 2007; provided, however, that no Selling Party, if Maxco is the terminating Person, or no Purchasing Party, if Quanex is the terminating Person, shall have failed to fulfill any obligation under this Agreement or be in breach of any representation, warranty or covenant under this Agreement, which failure or breach was the cause of or resulted in the failure of the Closing to occur on or before that date;

(c)  By Maxco or Quanex, if any court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions described in this Agreement;

(d)  By Maxco or Quanex, if before the Closing Date, a Selling Party, if Quanex is the terminating Party, or a Purchasing Party, if Maxco is the Terminating Party, is in default or breach in any material respect of any representation, warranty, covenant, or agreement contained in this Agreement, and the default or breach shall not be cured within five Business Days after the date notice of the breach is delivered by the Party claiming the default or breach to the Party in default or breach; and

(e) By Quanex pursuant to Section 6.3(c) above.

In the event of any termination pursuant to this Section 11.1 (other than pursuant to clause (a)), written notice setting forth the reasons for the termination shall promptly be given by the terminating Party to the other Parties.

11.2  Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, all obligations of the Parties under this Agreement shall terminate, except for the obligations set forth in Articles XII, XIII and XIV and Section 6.7, which shall survive the termination of this Agreement, and except that no termination of this Agreement shall relieve any Party from liability for any breach of this Agreement before such termination of this Agreement.

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ARTICLE XII

INDEMNIFICATION

12.1  Survival; Remedy for Breach. The representations and warranties contained in this Agreement shall survive until the third-year anniversary of the Closing Date, at which time they shall expire; provided, however, that the representations in Sections 3.3 and 4.2 shall survive indefinitely, the representations in Section 3.16 of this Agreement shall survive until the fourth-year anniversary of the Closing Date, and the representations in Sections 3.7, 3.9, 3.13 and 3.14 shall survive until 30 days after the expiration of the applicable statute of limitations. No claim regarding a breach of a representation or warranty contained in this Agreement shall be made after the expiration of the period of survival. Any claim asserted in writing within the period of survival shall be timely made for purposes of this Agreement. The foregoing shall not limit the rights of any Person with respect to covenants and agreements to be performed after the Closing Date (including the covenant and agreement to provide indemnification), which shall survive until the expiration of the applicable statute of limitations period or, as applicable, in accordance with their own terms. The indemnification obligations under Sections 12.2(a)(x) and 12.3(a)(iii) shall survive indefinitely.

12.2  Indemnification by the Selling Parties.

(a)  Subject to Sections 12.1, 12.2(b), and 12.2(c), each of the Selling Parties shall indemnify, defend, hold harmless and pay each Purchasing Party, its Affiliates and their stockholders, officers, directors, employees, agents, representatives, successors and assigns (the “Purchasing Parties’ Group”) from and against any and all damages, losses, actions, proceedings, causes of action, liabilities, claims, encumbrances, penalties, assessments, judgments, Tax, costs and expenses, including removal, remediation or cleanup costs and costs of any Post-Closing Remediation, sales credits, court costs, responsible fees of attorneys and consultants and costs of litigation (“Losses”) incurred or suffered by any of them arising out of or relating to any of the following:

(i)  any breach of any representation or warranty made by the Selling Parties in this Agreement or the Ancillary Agreements;

(ii)  any breach of or failure by a Selling Party to perform any covenant or obligation set forth in this Agreement or the Ancillary Agreements:

(iii)  the ownership or operation of the Excluded Assets;

(iv)  the Sellers’ failure to comply with any applicable Law relating to bulk transfers or bulk sales;

(v)  the employment of any Business Employee by a Seller or its Affiliates or the cessation of that employment (including unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers’ compensation claims, and any employment-related tort claims);

(vi)  any AAI Benefit Plan or other benefit liabilities of AAI or its Affiliates (other than Assumed Obligations);

(vii)  any law or regulation requiring a Seller or its Affiliates to provide severance benefits or notices of termination of employment, including the Worker Adjustment and Retraining Notification Act or any legal requirement or obligation that may result from an “employment loss”, as that term is defined by 29 U.S.C. §2101(a)(6), caused by any action or inaction of any Selling Party before the Closing or by the decision of the Purchaser not to hire prior employees of the Selling Parties;

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(viii)  any COBRA claims pertaining to individuals (and their spouses and children) who are or were employed by a Seller or any Affiliate of a Seller other than Transferred Employees (and their spouses and children) who are hired by the Purchaser;

(ix)  the ownership of the Purchased Assets or operation of the businesses of the Sellers before the Effective Time;

(x)  the Excluded Obligations; and

(xi)  any Environmental Liability or other Loss relating to environmental matters arising from or attributable to (1) any condition, event, circumstance, activity, practice, incident, action or omission existing or occurring before the Effective Time and related to the Purchased Assets, or the businesses of the Sellers, or (2) the use, storage, disposal, treatment, transportation or release of Hazardous Substances before the Effective Time and related to the Purchased Assets or the businesses of the Sellers.

(b)  The Selling Parties shall not be liable with respect to any matter referred to in Section 12.2(a) unless the Losses thereunder exceed an aggregate deductible of $100,000 (the “Selling Parties’ Basket”), in which event the Selling Parties shall be liable for all claims under Sections 12.2(a) to the extent such Losses exceed the Selling Parties’ Basket; provided, however, that the Selling Parties’ combined aggregate liability for Losses with respect to any matter referred to in Sections 12.2(a) that exceed the Selling Parties’ Basket shall in no event exceed an amount equal to $5,800,000 (the “Selling Parties’ Maximum Indemnity Amount”). Notwithstanding the foregoing, the Selling Parties’ Basket and the Selling Parties’ Maximum Indemnity Amount shall not apply to any Losses relating to the Excluded Obligations or any breach of the Selling Parties’ representations, warranties or covenants relating to Taxes. For clarification, the Selling Parties’ Maximum Indemnity Amount includes, and is not in addition to, any amounts in the escrow fund established under the Escrow Agreement.

(c)  The amount for which the Selling Parties shall be liable with respect to any Loss pursuant to Sections 12.2(a) and 12.2(b) shall be reduced to the extent that the Purchasing Parties or any other member of the Purchasing Parties’ Group shall have realized any net proceeds recovered from Third Parties with respect to the Loss. If a Purchasing Party or any other Person entitled to indemnity under Section 12.2(a) shall have received or shall have had paid on its behalf an indemnity payment with respect to a Loss and shall subsequently receive, directly or indirectly, any proceeds, then the Purchasing Party shall promptly pay to the Sellers the net amount of those proceeds or, if less, the amount of the indemnity payment. The Purchasing Parties shall take all commercially reasonable actions to file claims under applicable policies to recover insurance proceeds that may be due to the Purchasing Parties or any other Person in order to mitigate the Selling Parties’ obligations under this Agreement; provided, however, that the aforesaid obligation to mitigate shall not extend beyond six months from the date that the relevant claim becomes known to the Purchaser; provided further, however, that the Purchasing Parties shall not be required to first seek recovery under any applicable insurance policy before making any claim for indemnification pursuant to this Article XII. The Selling Parties shall cooperate with the Purchasing Parties to pursue any claims that the Purchasing Parties may have with respect to the matters described in this Agreement and reasonably believe are covered under any insurance policy under which a Selling Party is a named insured.

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12.3  Indemnification by the Purchasing Parties.

(a)  Subject to Sections 12.1, 12.3(b) and 12.3(c), the Purchasing Parties shall indemnify, defend and hold harmless and pay the Selling Parties, their Affiliates and their stockholders, officers, directors, employees, agents, representatives, successors and assigns (the “Selling Parties’ Group”), from and against any and all Losses incurred or suffered by them arising out of any of the following:

(i)  any breach of any representation or warranty made by the Purchasing Parties in this Agreement or the Ancillary Agreements;

(ii)  any breach of or failure by the Purchasing Parties to perform any covenant or obligation set forth in this Agreement or the Ancillary Agreements;

(iii)  any of the Assumed Obligations; and

(iv)  any Losses directly caused by the Purchasing Parties’ access and inspections pursuant to Section 6.2(a), other than Losses resulting from or related to the detection, discovery or evaluation of Hazardous Substances in the course of those inspections.

(b)  The Purchasing Parties shall not be liable with respect to any matter referred to in Section 12.3(a) unless the Losses thereunder exceed an aggregate deductible of $100,000 (the “Purchasing Parties’ Basket”) in which event the Purchasing Parties shall be liable for all claims under Section 12.3(a) to the extent such Losses exceed the Purchasing Parties’ Basket; provided, however, that the Purchasing Parties’ combined aggregate liability for Losses that exceed the Purchasing Parties’ Basket shall in no event exceed an amount equal to $3,000,000 (the “Purchasing Parties’ Maximum Indemnity Amount”). Notwithstanding the foregoing, the Purchasing Parties' Basket and the Purchasing Parties' Maximum Indemnity Amount shall not apply to any Losses that constitute Assumed Obligations.

(c)  The amount for which the Purchasing Parties shall be liable with respect to any Loss pursuant to Sections 12.3(a) and 12.3(b) shall be reduced to the extent that a Seller or any other member of the Selling Parties’ Group shall have realized any net proceeds recovered from Third Parties with respect to the Loss. If a Seller or any other Person entitled to indemnity under Section 12.3(a) shall have received or shall have had paid on its behalf an indemnity payment with respect to a Loss and shall subsequently receive, directly or indirectly, any proceeds, then AAI shall promptly pay to the Purchasing Parties the net amount of the proceeds or, if less, the amount of the indemnity payment. The Selling Parties shall take all commercially reasonable actions to file claims under applicable policies to recover insurance proceeds that may be due to any Selling Party or any other Person in order to mitigate the Purchasing Parties’ obligations under this Agreement; provided, however, that the aforesaid obligation to mitigate shall not extend beyond six months from the date that the relevant claim becomes known to the Selling Parties; provided further, however, that the Selling Parties shall not be required to first seek recovery under any applicable insurance policy before making any claim for indemnification pursuant to this Article XII. The Purchasing Parties shall cooperate with the Selling Parties to pursue any claims that the Selling Parties may have with respect to the matters described in this Agreement and reasonably believe are covered under any insurance policy under which a Purchasing Party is a named insured.

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12.4  Claims. As soon as is reasonably practicable after becoming aware of a claim by a Third Party (“Third-Party Claim”) with respect to which indemnity may be claimed pursuant to the terms of this Agreement, the Person entitled to, or claiming a right to, indemnification (the “Indemnified Person”) shall promptly give notice to the Person claimed by the Indemnified Person to be obligated under this Article XII (the “Indemnifying Person”) of the claim or the commencement of the Third Party Claim and a good faith estimate of the amount the Indemnified Person will be entitled to receive under this Agreement from the Indemnifying Person; provided, however, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced by that failure. A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the Indemnifying Person without the need to comply with Sections 12.5 through 12.7.

12.5  Assumption of Defense. The Indemnifying Person may, at its own expense, participate in the defense of any Third Party Claim and upon written acknowledgement to the Indemnified Person that the Indemnified Person is entitled to indemnification pursuant to Section 12.2 or 12.3, as applicable, for all Losses arising out of the Third Party Claim, at any time during the course of any Third Party Claim assume the defense of the Third Party Claim; provided, however, that (a) the Indemnifying Person’s counsel is reasonably satisfactory to the Indemnified Person, (b) after assuming the defense the Indemnifying Person shall consult with and update the Indemnified Person upon the Indemnified Person’s reasonable request for consultation or update from time to time with respect to the Third Party, and (c) the Third Party Claim involves only monetary damages and does not seek an injunction or other equitable relief or does not, in the good faith judgment of the Indemnified Person, involve a conflict of interest. If the Indemnifying Person assumes the defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person; provided, however, that if (i) the Indemnified Person determines that a conflict of interest exists or (ii) the Indemnifying Person fails to actively and diligently conduct the defense of a Third Party Claim, then in either event, the Indemnified Person may hire separate counsel, at the Indemnifying Person’s expense. Whether or not the Indemnifying Person chooses to defend or prosecute any Third Party Claim, all of the Parties shall reasonably cooperate in the defense or prosecution of the claim.

12.6  Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of a Third Party Claim shall also be binding on the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the settlement or compromise; provided, however, that (a) subject to Section 12.7, no obligation, restriction, course of conduct or Loss shall be imposed on the Indemnified Person as a result of the settlement or compromise without the prior written consent of such Indemnified Person; and (b) the Indemnifying Person shall not enter into any settlement or compromise without obtaining a duly executed unconditional release of the Indemnified Person from all liability in respect of the Third Party Claim. The Indemnified Person or the Indemnifying Person, as the case may be, shall give the other Person at least ten (10) days’ prior written notice of any proposed settlement or compromise of any Third Party Claim it is defending, during which time the other Person may reject the proposed settlement or compromise. If the Indemnified Person is the rejecting party, it shall be obligated to assume the defense of, and full and complete liability and responsibility for, the Third Party Claim and any and all Losses in connection with it in excess of the amount of Losses which the Indemnified Person would have incurred under the proposed settlement or compromise. If the Indemnifying Person is the rejecting party, the Indemnifying Person shall be obligated to assume the defense of, and full and complete liability and responsibility for, the Third Party Claim and any and all Losses in connection with it.

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12.7  Failure of Indemnifying Person to Act. If the Indemnifying Person does not elect to assume the defense of any Third Party Claim, then (a) the Indemnified Person shall (upon further notice to the Indemnifying Person) have the right to undertake the defense, compromise or settlement of the Third Party Claim on behalf of and for the account and risk of the Indemnifying Person, subject to the Indemnifying Person’s election to assume the defense of the Third Party Claim at any time prior to settlement, compromise or final determination of the claim; and (b) any failure of the Indemnified Person to defend or to participate in the defense of a Third Party Claim or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations under this Agreement.

12.8  Direct Claims. The Indemnifying Person will have a period of 30 calendar days within which to respond in writing to any claim made in writing by an Indemnified Person on account of any Loss that does not result from a Third Party Claim (a “Direct Claim”). If the Indemnifying Person does not so respond within that 30-day period, the Indemnifying Person will be deemed to have rejected the Direct Claim, in which event the Indemnified Person will be entitled to pursue such remedies as may be available to the Indemnified Person.

ARTICLE XIII

POST-CLOSING DISPUTE RESOLUTION AND PRE-CLOSING REMEDIES

13.1  Initial Mutual Dispute Resolution. Except as provided in Section 2.4 (regarding adjustments to the Purchase Price), any dispute or difference arising out of or in connection with this Agreement (including any contested claim for indemnification pursuant to Article XII) after the Closing, shall be first submitted for resolution pursuant to the following procedure. First, a senior executive officer of each of Quanex and Maxco shall meet in person to resolve the dispute within five days after written notice of the dispute is provided by a Party to the other Parties. If those executive officers are unable to resolve the dispute within three days after their meeting, the chief executive officers of Quanex and Maxco shall promptly attempt to resolve the dispute. If the chief executive officers are unable to resolve the dispute within 15 days following the original notice of the claim or dispute, then the provisions of Section 13.2 shall apply.

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13.2  Arbitration. Any dispute or difference arising after the Closing Date out of or in connection with this Agreement or the formation of this Agreement (including any contested claim for indemnification pursuant to Article XII), that is not addressed pursuant to Section 13.1 shall be first submitted for resolution pursuant to the following procedure. The Party seeking resolution shall give notice of the dispute to the other Parties and to the American Arbitration Association (“AAA”), at its office in Houston, Texas, and the dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Houston, Texas, in accordance with AAA’s Commercial Arbitration Rules. The Parties shall faithfully abide by and perform any award rendered by the arbitrator. The award of the arbitrator shall be final and binding on all Parties, and judgment upon the award of the arbitrator may be entered and enforced by any court having jurisdiction. Any monetary award shall be denominated and payable in United States Dollars. With respect to disputes arising after the Closing Date, no litigation, administrative or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations of the Parties or any rights, duties, liabilities or obligations relating to any dispute under this Agreement or the Ancillary Agreements, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (a) for the purpose of having the award of an arbitrator entered and enforced, (b) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances in which such relief is available or (c) to request a court to grant interim measures of protection: (i) to preserve the status quo pending resolution of the dispute; (ii) to prevent the destruction of documents and other information or things related to the dispute; (iii) to prevent the transfer, dissipation or hiding of assets; or (iv) to aid the arbitral proceedings and the award; any request for such measures to a judicial authority shall not be deemed incompatible with or a waiver of a Party’s right to arbitrate a dispute. The arbitrator shall have the right to grant the same relief as that provided in any applicable Law or court decisions.

13.3  Jurisdiction and Jury Trial Waiver with Respect to Pre-Closing Disputes.

(a)  Each Party irrevocably agrees that the courts of the State of Texas or the United States of America for the Southern District of Texas are to have jurisdiction to settle any claims, differences or disputes which may arise out of or in connection with this Agreement before the Closing and with respect to proceedings described in Section 13.2(a) through (c).

(b)  Each Party irrevocably waives any objection it may now or hereafter have to the laying of the venue of any proceedings in any court referred to in this Section 13.3 and any claim that any proceedings brought in any such court have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any proceedings brought in a court of the State of Texas or of the United States of America for the Southern District of Texas shall be conclusive and binding on the Parties and may be enforced in the courts of any other jurisdiction with respect to pre-Closing disputes and with respect to proceedings described in Section 13.2(a) through (c).

(c)  The Parties waive any right to trial by jury in any proceeding arising out of or relating to pre-Closing disputes under this Agreement, whether grounded in contract, tort, strict liability or otherwise. The Parties agree that any of them may file a copy of this Section 13.3 with any court as written evidence of the knowing, voluntary and bargained for agreement among the Parties irrevocably to waive trial by jury and that any proceeding whatsoever between or among them relating to pre-Closing disputes under this Agreement shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

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13.4  Specific Performance. The Parties recognize that if the Selling Parties refuse to perform or do not perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Purchasing Parties for their Losses. The Purchasing Parties shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

ARTICLE XIV
MISCELLANEOUS

14.1  Amendment. This Agreement and the Disclosure Document may be amended, modified or supplemented only by a writing signed by the Parties.

14.2  Interpretation. The headings preceding the text of articles and sections included in this Agreement and the headings contained in exhibits to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The terms set forth in this Agreement have been arrived at after mutual negotiation with the advice of counsel representing Selling Parties and counsel representing the Purchasing Parties and, therefore, it is the intention of the Parties that its terms may not be construed against any of the Parties by reason of the fact that it was prepared by one or more of the Parties. Unless the context otherwise requires, (a) the gender (or lack of gender) of all pronouns used in this Agreement includes the masculine, feminine and neuter; (b) references to articles, sections and exhibits refer to articles and sections of, or exhibits to this Agreement; and (c) “including” means “including without limitation”. References to this Agreement are intended to include this Agreement and all exhibits and amendments (if any) to this Agreement. Capitalized terms used in this Agreement that have been defined in this Agreement shall have the meanings defining them in the text of this Agreement.

14.3  Notices. Any notice, request, instruction or other document to be given under this Agreement by a Party shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service; (b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed); or (c) five Business Days after being deposited in the U.S. mail, certified or registered, postage prepaid:

If to a Selling Party, addressed as follows:

Maxco, Inc.
1005 Charlevoix Dr., Suite 100
Lansing, Michigan 48837
Attention: Max A. Coon
Telephone No.: 517-627-1734
Facsimile No.: 517-627-4951

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With a copy to:

J. Michael Warren
Warren Cameron Asciutto & Blackmer, P.C.
P.O. Box 26067
Lansing, Michigan 48909
Telephone No.: 517-349-8600
Facsimile No.: 517-349-3311

If to a Purchasing Party, addressed as follows:

Quanex Corporation
1900 West Loop South
Suite 1500
Houston, Texas 77027
Attention: Senior Vice President and Chief Financial Officer
Telephone No.: (713) 961-4600
Facsimile No.: (713) 877-5333

With copies to:

Quanex Corporation
1900 West Loop South
Suite 1500
Houston, Texas 77027
Attention: Senior Vice President and General Counsel
Telephone No.: (713) 961-4600
Facsimile No.: (713) 877-5333

Ms. Harva R. Dockery
Fulbright & Jaworski, L.L.P.
1301 McKinney Street, Suite 1500
Houston, Texas 77010-3095
Telephone No.: (713) 651-5196
Facsimile No.: (713) 651-5246

or to such other individual or address or facsimile number as a Party may designate for itself by notice given as provided in this Section 14.3.

14.4  Waivers. The failure of a Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right at a later time to enforce the same provision. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any condition or breach of this Agreement in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty of this Agreement.

50

14.5  Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each Party and its permitted successors and assigns; provided, however, that neither this Agreement, nor any Ancillary Agreements (except as may be expressly provided otherwise in any Ancillary Agreement) nor any right or obligation under this Agreement or any Ancillary Agreement may be assigned by any Party other than to an Affiliate of that Party without the prior written consent of the other Parties; provided further, that no such assignment shall relieve a Party from its obligations under this Agreement or any Ancillary Agreement.

14.6  No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no provision of this Agreement shall be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right, including the rights of any Business Employees.

14.7  Severability and Reform. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected by that holding, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

14.8  Entire Understanding. This Agreement, the Disclosure Document, the Ancillary Agreements and the Confidentiality Agreement (as amended under Section 6.7), including schedules, exhibits and annexes to any of the foregoing, set forth the entire agreement and understanding of the Parties with respect to the transactions described in this Agreement and the Ancillary Agreements and supersede any and all prior agreements, arrangements and understandings among the Parties relating to the subject matter of this Agreement. The letter of intent dated October 3, 2006, executed by Maxco and Quanex is terminated, but this termination shall not relieve Maxco or Quanex of any liability under that letter of intent for any existing breach.

14.9  Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without giving effect to the principles of conflicts of law.

14.10  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

51

IN WITNESS OF THE PROVISIONS OF THIS AGREEMENT, the Parties have executed and delivered this Agreement on the date set forth in the opening paragraph of this Agreement.

SELLING PARTIES: MAXCO, INC.

By:
Name: Max. A. Coon Title: President

ATMOSPHERE ANNEALING, INC.

By:
Name: _____________________________________ Title: ______________________________________

BCGW, INC.

By:
Name: Max A. Coon Title: Vice President

PURCHASING PARTIES: QUANEX CORPORATION

By:
Name: Paul A. Hammonds Title: Vice President - Corporate Development

QUANEX TECHNOLOGIES, INC.

By:
Name: Kevin P. Delaney Title: Vice President - Secretary

52

Exhibit A

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of _______, 2007, among Quanex Corporation, a Delaware corporation (“Quanex”), Quanex Technologies, Inc., a Delaware corporation (the “Purchaser”), Maxco, Inc., a Michigan corporation (“Maxco”), Atmosphere Annealing, Inc., a Michigan corporation (“AAI”), BCGW, Inc., a Michigan corporation (“BCGW”), and U.S. Bank National Association (the “Escrow Agent”);

WITNESSETH:

Whereas, Quanex and the Purchaser (the “Purchasing Parties”) and Maxco, AAI and BCGW (the “Selling Parties”) have entered into an asset purchase and sale agreement dated December 13, 2006 (the “Asset Purchase Agreement”), pursuant to which the Purchaser is purchasing certain assets of the Sellers;

Whereas, the Asset Purchase Agreement provides that the Purchaser will pay a total of $5,000,000 of the closing purchase price pursuant to the Asset Purchase Agreement into the escrow account established pursuant to the terms of this Agreement;

Whereas, the Purchasing Parties and the Selling Parties wish to enter into this Agreement pursuant to the Asset Purchase Agreement; and

Whereas, Purchasing Parties and the Selling Parties have requested the Escrow Agent to act as the escrow agent under this Agreement, and the Escrow Agent has agreed to do so.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, Purchasing Parties, the Selling Parties and the Escrow Agent agree as follows:

1.  Appointment of Escrow Agent. The Purchasing Parties and the Selling Parties appoint U.S. Bank, National Association as the Escrow Agent for the purposes set forth in this Agreement, and the Escrow Agent accepts the appointment under the terms of this Agreement.

2.  Deposit of Escrow Funds; Establishment of Accounts.

(a)  For the purposes set forth in this Agreement, the Selling Parties are depositing or have deposited with the Escrow Agent $5,000,000 (the “Escrow Funds”). The Escrow Agent shall hold, invest, reinvest and disburse the Escrow Funds in and from a separate account (the “Escrow Account”). The Escrow Funds shall be under the sole and exclusive dominion and control of the Escrow Agent, and no Purchasing Party or Selling Party shall have any right with respect to the Escrow Funds except as set forth in this Agreement. The amounts held in the Escrow Account shall be held in two separate sub-accounts, as described in Section 2(b).

(b)  Two Million Dollars of the Escrow Funds shall be placed in a sub-account (the “Environmental Claim Fund”) and shall be available to indemnify members of the Purchasing Parties’ Group pursuant to Section 12.2(a)(xi) of the Asset Purchase Agreement, including without limitation Losses attributable Post-Closing Remediation (the “Environmental Claims”). Three Million Dollars of the Escrow Funds shall be placed in a sub-account (the “General Claim Fund”) and shall be available to indemnify members of the Purchasing Parties’ Group for Losses incurred by a member of the Purchasing Parties’ Group pursuant to Section 12.2(a)(i) through (xi) of the Asset Purchase Agreement, including Environmental Claims (“General Claims”); provided, however, that no distribution from the General Claim Fund may be made to a member of the Purchasing Parties’ Group for all or part of an Environmental Claim unless and until no funds remain in the Environmental Claim Fund.

3.  Satisfaction of Claims with Escrow Funds.

(a)  Basket. In accordance with Section 12.2(b) of the Asset Purchase Agreement, no amounts may be distributed to a member of the Purchasing Parties’ Group until the aggregate amount of all Environmental Claims and General Claims exceeds $100,000, in which event distributions may be made pursuant to the terms of this Agreement to the extent aggregate claims exceed $100,000.

(b)  Distributions to Pay Environmental Claims. The Environmental Claim Fund will be retained by the Escrow Agent and shall be distributed at any time, or from time to time, for the purpose of paying any and all Environmental Claims on the terms and conditions set forth in the Asset Purchase Agreement and this Agreement.

(c)  Distributions to Pay General Claims. The General Claim Fund will be retained by the Escrow Agent and shall be distributed at any time, or from time to time, for the purpose of paying any and all General Claims on the terms and conditions set forth in the Asset Purchase Agreement and this Agreement.

(d)  Notice and Payment of Section 6.14 Claims. From time to time in accordance with the terms of this Escrow Agreement, the Purchaser may provide written notice (a “Notice”) to the Escrow Agent of any Environmental Claim that constitutes a cost for Post-Closing Remediation pursuant to Section 6.14 of the Asset Purchase Agreement (a “Section 6.14 Claim”), including a description of the nature and amount of the Section 6.14 Claim for which payment is requested, a statement of whether the Section 6.14 Claim should be paid from the General Claim Fund or the Environmental Claim Fund and a statement that the Section 6.14 Claim is payable pursuant to the terms of the Asset Purchase Agreement. A copy of the Notice shall be contemporaneously provided to Maxco, on behalf of the Selling Parties. The Purchasing Parties shall furnish such other information and documents in connection with any Section 6.14 Claims as the Escrow Agent may reasonably request. The Escrow Agent shall immediately disburse the amount of the Section 6.14 Claim to the Purchaser. The Escrow Agent’s duty to pay amounts pursuant to this Section 3(d) shall be unconditional and shall not require the Selling Parties’ consent.

(e)  Notice and Payment of All Other Claims. From time to time in accordance with the terms of this Escrow Agreement, the Purchaser may provide a Notice to the Escrow Agent of any General Claim that does not constitute a Section 6.14 Claim (an “Other Claim”), including a description of the nature and amount of the Other Claim for which payment is requested, a statement of whether the Other Claim should be paid from the General Claim Fund or the Environmental Claim Fund and a statement that the Other Claim is payable pursuant to the terms of the Asset Purchase Agreement. A copy of the Notice shall be contemporaneously provided to Maxco, on behalf of the Selling Parties. The Purchasing Parties shall furnish such other information and documents in connection with any Other Claim as the Escrow Agent or Maxco may reasonably request. The Selling Parties shall have a period of 10 days from the date of the Notice in which Maxco may make the Purchasing Parties aware of, and attempt to settle, any dispute the Sellers may have regarding the Other Claim. If Maxco does not provide written notice of a dispute regarding the applicable Other Claim to the Purchasing Parties within that 10-day period, then the Escrow Agent shall immediately disburse the amount of the Other Claim to the Purchaser. The Escrow Agent’s duty to pay amounts pursuant to this Section 3(e) shall be unconditional and shall not require the specific consent of any Selling Party.

(f)  Disputed Other Claims. If an Other Claim is disputed pursuant to Section 3(e) above, the Escrow Agent shall not pay any amounts to the Purchaser with respect to such Other Claim until the matter in dispute is resolved pursuant to Article XIII of the Asset Purchase Agreement. Once a disputed Other Claim is resolved as described above, the Purchaser and Maxco shall jointly provide the Escrow Agent with a copy of written instructions or, if applicable, Maxco or the Purchaser may provide the Escrow Agent with a copy of any written order, judgment or similar documentation regarding the resolution of the dispute, in either case, as soon as practicable, and the Escrow Agent shall distribute (or retain in the Escrow Funds, as the case may be) all or any portion of the Escrow Funds as are provided for in such written joint instruction, order, judgment or other documentation.

4.  Investment of Escrow Funds.

The Escrow Funds shall be invested by the Escrow Agent in such investments as Maxco shall direct from time to time in writing. The foregoing notwithstanding, such investments shall solely be in U.S. Bank National Association money market funds, savings deposits, certificates of deposit or government obligations. All income earned on the Escrow Funds (the “Escrow Income”) for any calendar quarter shall be paid by the Escrow Agent to Maxco as soon as practicable after the end of the quarter.

The Purchasing Parties and the Selling Parties acknowledge that regulations of the Comptroller of the Currency grant the Purchasing Parties and the Selling Parties the right to receive brokerage confirmations of the security transactions as they occur. The Purchasing Parties and the Selling Parties specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements which will detail all investment transactions.

The Escrow Agent may make investments through or from its own bond department or trust investments department, or its parent's or affiliate's bond department or trust investments department. Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Selling Parties and the Purchasing Parties shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

5.  Release of Escrow Funds; Taxation.

(a)  Release of Funds in General Claim Fund. On the 546th day after the Closing Date, the Escrow Agent shall release to Maxco the amount then held in the General Claim Fund, unless any General Claims are then pending (including any General Claim as to which a Notice has been sent and which has not been paid), in which case an amount equal to the aggregate dollar amount of all such General Claims (as shown in the Notices of such General Claims) shall be retained in the General Claim Fund and treated as an amount in retained escrow (“Retained Escrow”) until paid in accordance with Section 3(d) (if the pending claim is a Section 6.14 Claim) or until paid in accordance with Section 3(e) or any disputes regarding pending General Claims have been resolved in accordance with Section 3(f) (if the pending claim is an Other Claim).

(b)  Release of Funds in Environmental Claim Fund. If, by the third anniversary of the Closing Date, Maxco and the Purchaser notify the Escrow Agent that authoritative closure (“Closure”) has been achieved with respect to any formalized environmental remediation plan filed before the third anniversary of the Closing Date with respect to the property located at 1801 Bassett Street, Lansing, Michigan (the “Bassett Street Property”), the Escrow Agent shall, on the date of the third anniversary of the Closing Date, release to Maxco the amount then held in the Environmental Claim Fund, unless any Environmental Claims are then pending (including any Environmental Claim as to which a Notice has been sent and which has not been paid), in which case an amount equal to the aggregate dollar amount of all such Environmental Claims (as shown in the Notices of such Environmental Claims) shall be retained in the Environmental Claim Fund and treated as an amount in Retained Escrow until paid in accordance with Section 3(d) (if the pending claim is a Section 6.14 Claim) or until paid in accordance with Section 3(e) or any disputes regarding pending Environmental Claims have been resolved in accordance with Section 3(f) (if the Pending Claim is an Other Claim). If Maxco and the Purchaser do not notify the Escrow Agent that Closure has been achieved by the third anniversary of the Closing Date, the Escrow Agent shall, on the date of the fourth anniversary of the Closing Date, release to Maxco the amount then held in the Environmental Claim Fund, unless any Environmental Claims are then pending (including any Environmental Claim as to which a Notice has been sent and which has not been paid), in which case an amount equal to the aggregate dollar amount of all such Environmental Claims (as shown on the Notices of such Environmental Claims) shall be retained in the Environmental Claim Fund and treated as an amount in Retained Escrow until paid in accordance with Section 3(d) (if the pending claim is a Section 6.14 Claim) or until paid in accordance with Section 3(e) or any disputes regarding pending Environmental Claims have been resolved in accordance with Section 3(f) (if the Pending Claim is an Other Claim).

(c)  Release of Funds in Retained Escrow. Amounts in Retained Escrow under this Section 5 shall not be distributed until paid in accordance with Section 3 or written joint instructions, court order, judgment or other documentation has been provided in accordance with Section 3(f), and the Escrow Agent shall distribute such amounts accordingly.

(d)  Taxation. All income earned on the Escrow Funds shall be reported annually as accrued by the Selling Parties for federal, state and local income tax purposes.

6.  Rights and Duties of the Escrow Agent.

(a)  General Scope and Limitations. The duties of the Escrow Agent under this Agreement shall be limited to the observance of the provisions of this Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the Purchasing Parties and the Selling Parties, unless such agreement is specifically addressed to the Escrow Agent and signed by Maxco and the Purchaser. The Escrow Agent shall not make any payment or disbursement from or out of the Escrow Funds that is not authorized pursuant to this Agreement. The Escrow Agent may rely on and act based on any instrument received by it pursuant to the provisions of this Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Agreement. The Escrow Agent will not be liable for any error of judgment for any act done or any step taken by it in good faith in compliance with the provisions of this Agreement, for any mistake of fact or law or for anything that it might do or refrain from doing in complying with this Agreement, except to the extent those actions shall be proved to constitute gross negligence or willful misconduct on the part of the Escrow Agent.

(b)  Indemnification of the Escrow Agent. The Purchasing Parties and the Selling Parties shall jointly and severally indemnify and hold harmless the Escrow Agent from and against any and all losses, costs, damages and expenses (including reasonable attorneys’ fees) it may sustain by reason of its services as Escrow Agent under this Agreement, except those losses, costs, damages and expenses (including reasonable attorneys’ fees) incurred by reason of those acts or omissions for which the Escrow Agent is liable or responsible under the last sentence of Section 6(a). Any costs of the Purchasing Parties and the Selling Parties associated with the indemnification of the Escrow Agent pursuant to this Section 6(b) shall be borne one-half by the Purchasing Parties and one-half by Selling Parties. No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)  Resignation of Escrow Agent. The Escrow Agent may resign from its duties under this Agreement by giving the Purchasing Parties and the Selling Parties not less than 30 days’ prior written notice of the effective date of its resignation (which effective date shall be at least 30 days after the date the notice is given). If on or before the effective date of the resignation, the Escrow Agent has not received written instructions from the Purchasing Parties and the Selling Parties regarding the transfer of the Escrow Funds to a substitute escrow agent, it may institute a bill of interpleader and deposit the Escrow Funds with the registry of a court of competent jurisdiction. The parties intend that a substitute escrow agent will be appointed to fulfill the duties of the Escrow Agent under this Agreement for the remaining term of this Agreement if the Escrow Agent resigns.

(d)  Consultation with Legal Counsel. The Escrow Agent may consult with its counsel or other counsel satisfactory to it in respect of any question relating to its duties or responsibilities under this Agreement and shall not be liable for any action taken, suffered or omitted by the Escrow Agent in good faith on the advice of that counsel, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent may act through its officers, employees, agents and attorneys.

7.  Fees and Expenses of the Escrow Agent. The Selling Parties shall be responsible for one-half of all of the fees of the Escrow Agent for its services under this Agreement, and the Purchasing Parties shall be responsible for one-half of all of the fees of the Escrow Agent for its services under this Agreement, in each case, in accordance with the standard fee schedule of the Escrow Agent which is attached hereto, together with any expenses reasonably incurred by the Escrow Agent in connection with this Agreement.

8.  Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally or sent by facsimile to the persons identified below, or three days after mailing in the United States mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

(a)  if to the Purchasing Parties:

Quanex Corporation
1900 West Loop South, Suite 1500
Houston, Texas 77027
Attention: Mr. Terry M. Murphy
Fax No.: (713) 877-5333

with a copy to:

Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Ms. Harva R. Dockery
Fax No.: (214) 855-8200

(b)  if to the Selling Parties:

Maxco, Inc.
1005 Charlevoix Dr., Suite 100
Lansing, Michigan 48837
Attention: Max A. Coon
Telephone No.: 517-627-1734
Facsimile No.: 517-627-4951

with a copy to:

J. Michael Warren
Warren Cameron Asciutto & Blackmer, P.C.
P.O. Box 26067
Lansing, MI 48909
Telephone No.: 517-349-8600
Facsimile No. 517-349-3311

(c)  If to the Escrow Agent:

James Kowalski
Vice President
U.S. Bank National Association
535 Griswold Street, Suite 550
Detroit, MI  48226

Each party shall have the right to change its address for notice to any other location by giving written notice to the other parties in the manner set forth above.

9.  Patriot Act. The Selling Parties and the Purchasing Parties acknowledge that to help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. The Selling Parties and the Purchasing Parties acknowledge that for a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify the formation and existence of each Selling Party and Purchasing Party as a legal entity. The Selling Parties and Purchasing Parties also acknowledge that the Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the Selling Parties and Purchasing Parties or other relevant documentation.

10.  Automatic Succession. Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

11.  Binding Effect. This Agreement shall be binding on and shall inure to the benefit of each party to this Agreement and its successors and permitted assigns.

12.  Amendment and Termination. This Agreement contains the entire agreement among the parties relating to the subject matter of this Agreement. This Agreement may be amended only by a written instrument executed by the parties to this Agreement. This Agreement will terminate when all of the Escrow Funds and the Escrow Income have been disbursed in accordance with the terms of this Agreement.

13.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

14.  Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies (whether facsimile, photostatic or otherwise) of signatures to this Agreement shall be deemed to be originals and may be relied on to the same extent as the originals.

15.  Captions and Paragraph Headings. Captions and paragraph headings used in this Agreement are for convenience only, are not part of this Agreement and shall not be used in construing it.

16.  Defined Terms and Construction. Capitalized terms used in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement unless the context requires otherwise. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does limit the preceding words or terms.

* * *

IN WITNESS WHEREOF, the Purchasing Parties, the Selling Parties and the Escrow Agent have caused this Agreement to be executed, effective as of the date first above written.

Purchasing Parties: QUANEX CORPORATION

By:
Name:
Title:

QUANEX TECHNOLOGIES, INC.

By:
Name:
Title:

Selling Parties: MAXCO, INC.

By:
Name:
Title:

ATMOSPHERE ANNEALING, INC.

By:
Name:
Title:

BCGW, INC.

By:
Name:
Title:

Escrow Agent: U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit B

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is entered into and made effective as of ____________, 2007 (the “Effective Date”) by and among Atmosphere Annealing, Inc., a Michigan corporation, BCGW, Inc., a Michigan corporation (“Assignors”), and Quanex Technologies, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Assignors, Assignee, Maxco, Inc., a Michigan corporation, and Quanex Corporation, a Delaware corporation, are parties to that certain Asset Purchase and Sale Agreement dated December 13, 2006 (as it may be amended and restated, the “Purchase Agreement”), pursuant to which Assignors agreed to transfer to the Assignee and the Assignee agreed to assume all the Assumed Obligations (as defined in the Purchase Agreement);

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are acknowledged, the parties agree as follows:

1.	Capitalized Terms. Capitalized terms used but not defined shall have the meaning for such terms that are set forth in the Sale Agreement.

2.
Assignment and Assumption. Each of the Assignors sells, assigns, conveys, transfers and delivers to Assignee the Assumed Obligations, and Assignee assumes and agrees to discharge, pursuant to the terms of the Purchase Agreement, the Assumed Obligations.

3.
Terms of the Purchase Agreement. This Agreement is entered into pursuant to the Purchase Agreement and is subject to the terms of the Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall govern.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Assignors and Assignee have executed this Agreement as of the Effective Date.

Assignors: ATMOSPHERE ANNEALING, INC.

By:
Name:
Title:

BCGW, INC.

By:
Name:
Title:

Assignee: QUANEX TECHNOLOGIES, INC.

By:
Name:
Title:

Exhibit C

FORM OF GENERAL WARRANTY DEEDS

[to be tailored to particular
jurisdiction of subject property]

STATE OF _______________	§
§
COUNTY OF _____________	§

[Name of Seller], a Michigan corporation (“Grantor”), for the sum of TEN DOLLARS and other good and valuable consideration, the receipt and sufficiency of which consideration are acknowledged and confessed by QUANEX TECHNOLOGIES, INC., a Delaware corporation (“Grantee”), has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY, unto Grantee, those certain tracts or parcels of land situated in ______ County, ________ and more fully described on Exhibit “A” attached to this General Warranty Deed and made a part hereof for all purposes, together with all improvements and fixtures affixed to and forming a part of such real property (the “Property”).

This General Warranty Deed is made subject to the matters set forth on Exhibit “B” attached to this General Warranty Deed and made a part hereof for all purposes, to the extent that such matters are valid and subsisting and affect all or any part of the Property; provided, however, that to the extent any such matter shall not be valid or subsisting or not affect all or any part of the Property, Grantee shall have no claim against Grantor with respect thereto.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee and Grantee’s successors and assigns, forever; and Grantor does hereby bind Grantor and Grantor’s successor and assigns, to WARRANT and FOREVER DEFEND all and singular the Property unto Grantee and Grantee’s successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof.

WITNESS this hand of Grantor this    day of ______, 2007.

________________, a Michigan corporation

By:
Name:
Title:

STATE OF _________	§
§
COUNTY OF ____________	§

The foregoing instrument was acknowledged before me this _____ day of ___________, 2007 by ______________________ as ________________________ of __________, a Michigan corporation, on behalf of said corporation.

Print name: Notary Public My commission expires

(AFFIX NOTARY SEAL)

Exhibit A

[to come]

Exhibit B

[to come]

Exhibit D

BILL OF SALE

THIS BILL OF SALE is made as of _______________, 2007, by ATMOSPHERE ANNEALING, INC., a Michigan corporation, and BCGW, INC., a Michigan corporation (the "Sellers"). This Bill of Sale is made pursuant to and in accordance with the terms of the Asset Purchase and Sale Agreement among the Sellers, Maxco, Inc., a Michigan corporation, Quanex Technologies, Inc., a Delaware corporation (the “Purchaser”), and Quanex Corporation, a Delaware corporation, dated December 13, 2006 (as it may be amended and restated, the "Agreement"). Except as otherwise indicated in this Bill of Sale, all capitalized terms used in this Bill of Sale without definition have the meanings given to them in the Agreement.

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Sellers, each of the Sellers has granted, bargained, sold, transferred, assigned and delivered and by these presents does grant, bargain, sell, transfer, assign and deliver to the Purchaser and its successors and assigns all of its right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, TO HAVE AND TO HOLD such Purchased Assets unto the Purchaser, its successors and assigns forever.

This Bill of Sale is entered into pursuant to the Agreement and is subject to the terms of the Agreement. In the event of any conflict between the provisions contained in this Bill of Sale and the provisions contained in the Agreement, the provisions in the Agreement shall govern and control.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Sellers have executed and delivered this Bill of Sale as of the date set forth in the first paragraph of this Bill of Sale.

Sellers: ATMOSPHERE ANNEALING, INC.

By:
Name:
Title:

BCGW, INC.

By:
Name:
Title:

Exhibit E
DESCRIPTION OF OPINION OF WARREN CAMERON ASCIUTTO & BLACKMER, P.C.

1.  Each of the Selling Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of the Sellers has the corporate power and authority to own, operate and lease its properties and conduct its business as now owned, operated, leased or conducted. Each of the Sellers is duly qualified to conduct its business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the business or assets of the Sellers.

2.  Each of the Sellers has all requisite corporate power and authority to enter into, deliver and perform the Agreement, the Escrow Agreement, the General Warranty Deeds to which it is a party, the Assignment and Assumption Agreement and the Bill of Sale (collectively, the “Seller Agreements”) and to consummate the transactions described in the Seller Agreements. Each of the Seller Agreements has been duly executed and delivered by the Sellers pursuant to all necessary corporate action. Maxco has all requisite corporate power and authority to enter into, deliver and perform the Agreement and the Escrow Agreement (collectively, the “Maxco Agreements”) and to consummate the transactions described in the Maxco Agreements. Each of the Maxco Agreements has been duly executed and delivered by Maxco pursuant to all necessary corporate action.

3.  All issued and outstanding shares of capital stock of AAI are owned of record and, to such counsel’s knowledge, after due inquiry, beneficially by Maxco. All issued and outstanding shares of capital stock of BCGW are owned of record and, to such counsel’s knowledge, after due inquiry, beneficially by AAI.

4.  Neither the execution and delivery by the Sellers of the Seller Agreements, the consummation of the transactions described in the Seller Agreements by the Sellers nor compliance by the Sellers with any other provisions of the Seller Agreements will conflict with, result in a breach of or constitute a default under (a) either Seller’s articles of incorporation or bylaws, (b) any Material Contract or (c) any Law, or to such counsel’s knowledge, after due inquiry, any court or administrative order by which a Seller or the business or assets of a Seller is subject or bound. Neither the execution and delivery by Maxco of the Maxco Agreements, the consummation of the transactions described in the Maxco Agreements by Maxco nor compliance by Maxco with any other provisions of the Maxco Agreements will conflict with, result in a breach of or constitute a default under (a) Maxco’s articles of incorporation or bylaws or (b) any Law or, to such counsel’s knowledge, court or administrative order by which Maxco or its properties are subject or bound.

5.  Except as specifically set forth in the Agreement, or in the Disclosure Document, to such counsel’s knowledge, after due inquiry, no Selling Party is required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality, or to obtain any license, consent or approval of any governmental or regulatory authority, in connection with the execution, delivery or performance of the Seller Agreements by the Sellers, and the Maxco Agreements by Maxco or the consummation of the transactions described in the Seller Agreements and the Maxco Agreements.

6.  Each of the Seller Agreements is the legal, valid and binding obligation of the Sellers and is enforceable against each Seller in accordance with its terms, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors’ rights. Each of the Maxco Agreements is the legal, valid and binding obligation of Maxco, and is enforceable against Maxco in accordance with its terms, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors’ rights.

7.  To such counsel’s knowledge, after due inquiry, except as set forth in the Agreement or the Disclosure Document, there is no pending or threatened Litigation against a Selling Party with respect to the businesses or assets of either Seller.

Such opinions shall be subject to such exceptions and assumptions as are standard in opinions in similar transactions, as are reasonable, and as are acceptable to the Purchasing Parties.

Exhibit F
DESCRIPTION OF OPINION OF FULBRIGHT & JAWORSKI L.L.P.

1.  Each of Quanex and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and conduct its business as now owned, operated, leased or conducted.

2.  Quanex has all requisite corporate power and authority to enter into, deliver and perform the Agreement and the Escrow Agreement (collectively, the “Quanex Agreements”) and to consummate the transactions described in the Quanex Agreements. Each of the Quanex Agreements has been duly executed and delivered by Quanex pursuant to all necessary corporate action. The Purchaser has all requisite corporate power and authority to enter into, deliver and perform the Agreement, the Escrow Agreement and the Assignment and Assumption Agreement the “Purchaser Agreements”) and to consummate the transactions described in the Purchaser Agreements. Each of the Purchaser Agreements has been duly executed and delivered by the Purchaser pursuant to all necessary corporate action.

3.  Neither the execution and delivery by Quanex of the Quanex Agreements, the consummation of the transactions described in the Quanex Agreements by Quanex nor compliance by Quanex with any provisions of the Quanex Agreements will conflict with, result in a breach of or constitute a default under (a) Quanex’s certificate of incorporation or bylaws or (b) any Law or, to such counsel’s knowledge, after due inquiry, any court or administrative order by which Quanex or the assets of Quanex are subject or bound. Neither the execution and delivery by the Purchaser of the Purchaser Agreements, the consummation of the transactions described in the Purchaser Agreements by the Purchaser nor compliance by the Purchaser with any provisions of the Purchaser agreements will conflict with result in a breach of or constitute a default under (a) the Purchaser’s certificate of incorporation or bylaws or (b) any Law or, to such counsel’s knowledge, court or administrative order by which the Purchaser or the assets of the Purchaser are subject or bound.

4.  Except as specifically set forth in the Agreement or the Disclosure Document, to such counsel’s knowledge, after due inquiry, neither Quanex nor the Purchaser is required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality, or obtain any license, consent or approval of any governmental or regulatory authority, in connection with the execution, delivery or performance of the Quanex Agreements by Quanex or the Purchaser Agreements by the Purchaser and the consummation of the transactions described in the those agreements.

5.  Each of the Quanex Agreements is the legal, valid and binding obligation of Quanex and is enforceable against Quanex in accordance with its terms, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors’ rights. Each of the Purchaser Agreements is the legal, valid and binding obligation of the Purchaser and is enforceable against the Purchaser in accordance with its terms, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors’ rights.

Such opinions shall be subject to such exceptions and assumptions as are standard in opinions in similar transactions, as are reasonable, and as are acceptable to the Selling Parties.

ANNEX B

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

        On December 13, 2006, Maxco, Inc. (“Maxco”), its wholly owned subsidiary, Atmosphere Annealing, Inc. (“AAI”), and AAI’s wholly owned subsidiary, BCGW, Inc. (“BCGW”) entered into an Asset Purchase and Sale Agreement (the “Agreement”) to sell substantially all of the assets of AAI and BCGW (“AAI business”) to Quanex Technologies, Inc. (“Quanex”). The cash consideration to be paid by Quanex is approximately $58 million in cash, as adjusted pursuant to the Agreement. The Agreement is subject to Maxco stockholder approval and other customary closing conditions.

Pro Forma Financial Information.

        The following unaudited pro forma condensed consolidated financial information has been prepared based on the historical financial statements of Maxco after giving effect of the sale to Quanex of the AAI business and the assumption by Quanex of certain liabilities related to AAI.

        The unaudited pro forma condensed consolidated statements of operations give effect to the disposal of the AAI business by Maxco as if it occurred on March 31, 2003 and the unaudited pro forma condensed consolidated balance sheet gives effect to the disposal of the AAI business by Maxco as if it occurred on September 30, 2006. The unaudited pro forma condensed consolidated financial information was derived by adjusting the historical financial statements of Maxco for the removal of assets, liabilities, revenues and expenses associated with the AAI business. The sale of assets by Maxco pursuant to the Agreement will be a taxable transaction for United States federal income tax purposes. Accordingly, Maxco will recognize a gain or loss with respect to the sale of assets pursuant to the Agreement in an amount equal to the difference between the amount of the consideration received for each asset over the adjusted tax basis in the asset sold. Although the sale of the AAI business is expected to result in a taxable gain to Maxco, we believe that a portion of the taxable gain will be offset by available net operating loss carryforwards.

        The unaudited pro forma condensed consolidated financial information, including the notes thereto, should be read in conjunction with the audited historical consolidated financial statements and notes thereto included in Annex D hereto and in Maxco's Annual Report on Form 10-K for the fiscal year ended March 31, 2006, as filed with the Securities and Exchange Commission (“SEC”) on July 14, 2006, the unaudited interim condensed consolidated financial statements and notes thereto included in Annex E hereto and in Maxco's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed with the SEC on November 20, 2006 and the Definitive Proxy Statement on Schedule 14A related to the sale of the AAI business filed herewith.

        The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the disposition occurred March 31, 2003 for statements of operation purposes and as of September 30, 2006 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma adjustments are based upon information and assumptions available at the time of filing this statement.

        The disposal of the AAI business will be reported in the Maxco financial statements in the period in which the transaction is consummated. AAI will be reflected as a discontinued operation at that time.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2006
(in thousands)

					Pro Forma
	Historical				Continuing
	Maxco	AAI	Adjustments		Maxco
ASSETS
Current Assets
Cash and cash equivalents	$538	$(137)	$35,029	a	$35,430
Accounts and notes receivable	6,074	(5,836)	(72)	b	166
Intercompany account	-	(6,700)	6,700	b	-
Inventory	893	(893)			-
Prepaid expenses and other	636	(629)			7
Total Current Assets	8,141	(14,195)	41,657		35,603

Property and Equipment
Land	389	(389)			-
Buildings	7,522	(7,522)			-
Machinery, equipment, and fixtures	33,306	(33,146)			160
	41,217	(41,057)	-		160
Allowances for depreciation	(23,240)	23,090			(150)
	17,977	(17,967)	-		10

Other Assets
Investments	630	-			630
Notes and contracts receivable and other	644	(63)			581
Real estate investments held for sale	1,427	-			1,427
Real estate held for sale	10,847	-			10,847
Intangibles	1,424	(1,424)			-
	14,972	(1,487)	-		13,485
	$41,090	$(33,649)	$41,657		$49,098

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Notes payable	$5,791	$(4,565)	$-		$1,226
Accounts payable	2,638	(2,410)	-		228
Employee compensation	2,346	(1,528)	-		818
Incentive compensation	2,026	-	(2,026)	c	-
Taxes, interest, and other liabilities	5,094	(330)	-		4,764
Current maturities of long-term obligations	2,011	(1,316)	-		695
Total Current Liabilities	19,906	(10,149)	(2,026)		7,731

Long-Term Obligations, Less Current Maturities	10,392	(5,487)	-		4,905
Total Liabilities	30,298	(15,636)	(2,026)		12,636

Stockholders' Equity
Preferred stock:
Series Three: 10% cumulative redeemable, $60 face
value; 14,784 shares issued	678	-	-		678
Series Four: 10% cumulative redeemable, $51.50 face
value; 46,414 shares issued	2,390	-	-		2,390
Series Five: 10% cumulative redeemable, $120 face
value; 6,648 shares issued	798	-	-		798
Series Six: 10% cumulative callable, $160 face
value; 7,812.5 shares issued	1,250	-	-		1,250
	5,116	-	-		5,116
Common stock, $1 par value; 10,000,000 shares
authorized, 3,454,039 shares issued and outstanding	3,454	(1)	1		3,454
Retained earnings	2,222	(18,012)	43,682		27,892
Total Stockholders' Equity	10,792	(18,013)	43,683		36,462
	$41,090	$(33,649)	$41,657		$49,098

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended September 30, 2006
(In thousands, except per share data)

				Pro Forma
	Historical			Continuing
	Maxco	AAI	Adjustments	Maxco
Net Sales	$23,580	$23,580	$-	$-
Costs and Expenses:
Cost of sales and operating expenses	13,928	13,928	-	-
Selling, general and administrative	5,906	4,680	-	1,226
Depreciation and amortization	1,578	1,575	-	3
	21,412	20,183	-	1,229
Operating Loss	2,168	3,397	-	(1,229)
Other Income (Expense)
Interest expense	(873)	(531)	-	(342)
Investment, interest, and other income, net	24	(2)	-	26
Loss Before Equity in Net Loss of Affiliates	1,319	2,864	-	(1,545)
Equity in net loss of affiliates	(58)	-	-	(58)
Net Loss	1,261	2,864	-	(1,603)
Less preferred stock dividends	(266)			(266)
Net Income Applicable to Common Stock	$995			$(1,869)

Net Loss Per Share—Basic and Diluted	$0.29			$(0.54)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended March 31, 2006
(In thousands, except per share data)
				Pro Forma
	Historical			Continuing
	Maxco	AAI	Adjustments	Maxco
Net Sales	$46,564	$46,564	$-	$-
Costs and Expenses:
Cost of sales and operating expenses	29,110	29,110	-	-
Selling, general and administrative	12,194	8,874	-	3,320
Depreciation and amortization	3,088	3,065	-	23
	44,392	41,049	-	3,343
Operating Loss	2,172	5,515	-	(3,343)
Other Income (Expense)
Interest expense	(1,370)	(667)	-	(703)
Loss on investments	(1,056)	-	-	(1,056)
Gain (loss) on sale of assets	348	-	-	348
Investment, interest, and other income, net	20	-	-	20
Loss Before Equity in Net Loss of Affiliates	114	4,848	-	(4,734)
Equity in net loss of affiliates	(100)	-	-	(100)
Net Loss	14	4,848	-	(4,834)
Less preferred stock dividends	(470)			(470)
Net Income Applicable to Common Stock	$(456)			$(5,304)

Net Loss Per Share—Basic and Diluted	$(0.13)			$(1.54)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twelve Months Ended March 31, 2005
(In thousands, except per share data)

				Pro Forma
	Historical			Continuing
	Maxco	AAI	Adjustments	Maxco
Net Sales	$45,364	$45,364	$-	$-
Costs and Expenses:
Cost of sales and operating expenses	29,039	29,039	-	-
Selling, general and administrative	11,396	9,222	-	2,174
Depreciation and amortization	2,926	2,900	-	26
	43,361	41,161	-	2,200
Operating Loss	2,003	4,203	-	(2,200)
Other Income (Expense)
Interest expense	(1,517)	(830)	-	(687)
Loss on investments	(610)	-	-	(610)
Gain (loss) on sale of assets	(8)	(62)	-	54
Investment, interest, and other income, net	266	94	-	172
Net Loss	134	3,405	-	(3,271)
Less preferred stock dividends	(408)			(408)
Net Income Applicable to Common Stock	$(274)			$(3,679)

Net Loss Per Share—Basic and Diluted	$(0.09)			$(1.17)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended March 31, 2004
(In thousands, except per share data)

				Pro Forma
	Historical			Continuing
	Maxco	AAI	Adjustments	Maxco
Net Sales	$40,798	$40,754	$-	$44
Costs and Expenses:
Cost of sales and operating expenses	26,774	$26,774	-	-
Selling, general and administrative	10,956	$8,977	-	1,979
Depreciation and amortization	2,899	$2,866	-	33
	40,629	38,617	-	2,012
Operating Loss	169	2,137	-	(1,968)
Other Income (Expense)
Interest expense	(1,682)	(944)	-	(738)
Loss on investments	(1,115)	-	-	(1,115)
Gain (loss) on sale of assets	(72)	2	-	(74)
Investment, interest, and other income, net	150	-	-	150
Gain on sale of investments	1,340	-	-	1,340
Loss Before Equity in Net Loss of Affiliates	(1,210)	1,195	-	(2,405)
Equity in net loss of affiliates	(321)	-	-	(321)
Net Loss	(1,531)	1,195	-	(2,726)
Less preferred stock dividends	(408)			(408)
Net Income Applicable to Common Stock	$(1,939)			$(3,134)

Net Loss Per Share—Basic and Diluted	$(0.63)			$(1.01)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

        The unaudited pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.

        The unaudited pro forma condensed consolidated financial information of Maxco has been prepared based on the historical consolidated balance sheet of Maxco as of September 30, 2006 and the historical consolidated statements of operations for Maxco for the years ended March 31, 2006, 2005 and 2004, and the six months ended September 30, 2006, after giving effect to the sale of AAI and the retirement of certain liabilities related to AAI that were retained by Maxco.

        Maxco employs accounting policies that are in accordance with generally accepted accounting principles in the United States. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of Maxco have been made.

        The ongoing activity presented in these unaudited pro forma condensed consolidated financial statements represents Maxco's ongoing business and corporate assets, liabilities, and expenses that will not be divested in the asset sale. The pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results and financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor is it necessarily indicative of the operating results and financial position that may occur in the future.

Note 2. Pro Forma Assumptions

        The unaudited condensed consolidated financial information of Maxco’s ongoing business has been prepared based on Maxco’s historical consolidated financial records as of September 30, 2006 and for the years ended March 31, 2006, 2005 and 2004, and the six months ended September 30, 2006, after giving effect to the following adjustments and assumptions (see references in balance sheet):

a) Certain prepaid expenses and accrued liabilities that were historically recorded as part of AAI and were not assumed by Quanex have been assumed to have been paid on the date of sale of AAI.

b) Eliminate Maxco/AAI intercompany.

c) Incentive compensation for AAI’s president is assumed to have been paid on the date of sale of AAI.

To reflect the net proceeds and resulting gain on the asset sale (in thousands):

AAI
Total consideration	58,000
Transaction costs	(3,164)
Total net proceeds	54,836
Write-off goodwill	(1,424)
Write-off financing costs	(64)
Assets acquired by buyer	(25,219)
Liabilties assumed by buyer	8,540
Taxable Gain	36,669
Income Tax	(11,000)
Net Gain	25,669

ANNEX C

SELECTED FINANCIAL DATA

MAXCO, INC.

        The following summary historical financial data for the five fiscal years ended March 31, 2006, 2005, 2004, 2003, and 2002 have been derived from the audited consolidated financial statements of Maxco, Inc. All intercompany accounts and transactions have been eliminated in consolidation. These statements should be read in conjunction with the financial statements for the fiscal year ended March 31, 2006 attached as Annex D. The results of operations do not necessarily indicate the results expected for any future years.

C-1

SELECTED FINANCIAL DATA

	Year Ended March 31,
	2006	2005	2004	2003	2002
	(in thousands, except per share data)
Net sales (3)	$46,564	$45,364	$40,798	$36,827	$34,696
Loss on investments (1)	(1,056)	(610)	(1,115)	(9,320)	(3,103)
Income (loss) before equity in net (loss) income of affiliates and discontinued operations (3)	114	134	(1,210)	(10,474)	(1,299)
Equity in net (loss) income of affiliates, net of tax	(100)	-	(321)	(614)	(528)
Loss from discontinued operations (3)	-	-	-	(1,737)	(2,674)
Net income (loss)	14	134	(1,531)	(12,825)	(4,501)
Net loss per share—diluted
Continuing operations	(0.13)	(0.09)	(0.63)	(3.71)	(0.72)
Discontinued operations (3)	-	-	-	(0.56)	(0.86)
Net loss per share (2)	$(0.13)	$(0.09)	$(0.63)	$(4.27)	$(1.58)

	At March 31:
	2006	2005	2004	2003	2002
	(in thousands)
Total assets	$34,125	$32,871	$35,481	$38,375	$87,038
Working capital (deficit)	(7,697)	(7,988)	(7,736)	(19,698)	(16,846)
Long-term obligations (net of current obligations)	7,131	7,070	11,480	1,113	11,380
Assets of discontinued operations (3)	-	-	-	474	29,252

NOTES

(1)	Includes the following charges for impairment of the Company’s investments:

	Year Ended March 31,
	2006	2005	2004	2003	2002
	(in thousands)
Robinson Oil	$30	$260	$-	$-	$-
Phoenix Financial	226	-	-	-	-
Real estate	800	350	749	4,698	-
Provant	-	-	366	1,360	3,103
Foresight Solutions	-	-	-	2,790	-
Integral Vision	-	-	-	122	-
Vertical VC	-	-	-	250	-
MYOEM.COM	-	-	-	100	-
	$1,056	$610	$1,115	$9,320	$3,103

(2)	Net loss per share amounts assume dilution for all years presented.

(3)	In accordance with FASB Statement No. 144, the Company in fiscal 2003 reclassified its results from operations for discontinued operations.

No cash dividends on common stock have been paid during any year.

The above selected financial data should be read in conjunction with the consolidated financial statements, which appear in Annex D, page D-4 of this report.

C-2

ANNEX D

SUMMARY HISTORICAL FINANCIAL DATA

MAXCO, INC.

The following summary historical financial data for the three fiscal years ended March 31, 2006, 2005, and 2004 have been derived from the audited consolidated financial statements of Maxco, Inc. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations do not necessarily indicate the results expected for any future years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Maxco, Inc.
Lansing, Michigan

We have audited the accompanying consolidated balance sheets of Maxco, Inc. and subsidiaries as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Maxco, Inc. and subsidiaries as of March 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Troy, Michigan July 13, 2006	/s/ Rehmann Robson

CONSOLIDATED BALANCE SHEETS

MAXCO, INC. AND SUBSIDIARIES

	March 31,
	2006	2005
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$817	$1,781
Restricted cash	750	-
Accounts receivable, less allowance of $169,000 in 2006 and $128,000 in 2005	6,212	6,061
Inventories	1,048	783
Prepaid expenses and other	673	223
Total Current Assets	9,500	8,848

Marketable Securities	2	2
Property and Equipment
Land	389	437
Buildings	7,522	5,997
Machinery, equipment, and fixtures	31,550	30,052
	39,461	36,486
Allowances for depreciation	(21,675)	(18,018)
	17,786	18,468
Other Assets
Investments	688	878
Notes and contracts receivable and other	791	994
Real estate investments held for sale	627	1,850
Real estate held for sale	2,900	-
Accounts receivable, related parties	407	407
Intangibles	1,424	1,424
	6,837	5,553
	$34,125	$32,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Notes payable	$1,414	$2,091
Accounts payable	2,141	3,575
Employee compensation	2,258	1,711
Incentive compensation	2,026	650
Taxes, interest, and other liabilities	4,922	3,850
Current maturities of long-term obligations	4,436	4,959
Total Current Liabilities	17,197	16,836

Long-Term Obligations, Less Current Maturities	7,131	7,070

Total Liabilities	24,328	23,906

Contingencies and Commitments—Notes 4 and 10

Stockholders' Equity
Preferred stock:
Series Three: 10% cumulative callable, $60 face value; 14,784 shares issued and outstanding	678	678
Series Four: 10% cumulative callable, $51.50 face value; 46,414 shares issued and outstanding	2,390	2,390
Series Five: 10% cumulative callable, $120 face value; 6,648 shares issued and outstanding	798	798
Series Six: 10% cumulative callable, $160 face value; 20,000 shares authorized, 7,812.5 issued
and outstanding	1,250	-
	5,116	3,866
Common stock, $1 par value; 10,000,000 shares authorized, 3,454,039 shares issued and outstanding	3,454	3,454
Accumulated other comprehensive loss	-	(38)
Retained earnings	1,227	1,683
Total Stockholders' Equity	9,797	8,965
	$34,125	$32,871

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
MAXCO, INC. AND SUBSIDIARIES

	Year Ended March 31,
	2006	2005	2004
	(in thousands, except per share data)
Net Sales	$46,564	$45,364	$40,798
Costs and Expenses:
Cost of sales and operating expenses	29,110	29,039	26,774
Selling, general, and administrative	12,194	11,396	10,956
Depreciation and amortization	3,088	2,926	2,899
	44,392	43,361	40,629
Operating Earnings	2,172	2,003	169

Other Income (Expense):
Interest expense	(1,370)	(1,517)	(1,682)
Loss on investments	(1,056)	(610)	(1,115)
Gain (loss) on sale of property and equipment	348	(8)	(72)
Investment, interest, and other income	20	266	150
Gain on sale of investments	-	-	1,340
	(2,058)	(1,869)	(1,379)
Income (Loss) Before Federal Income Taxes and Equity in Net Loss of Affiliates	114	134	(1,210)
Federal income taxes	-	-	-
Income (Loss) Before Equity in Net Loss of Affiliates	114	134	(1,210)
Equity in net loss of affiliates, net of tax	(100)	-	(321)
Net Income (Loss)	14	134	(1,531)
Less preferred stock dividends	(470)	(408)	(408)
Net Loss Applicable to Common Stock	$(456)	$(274)	$(1,939)

Net Loss Per Share—Basic and Diluted	$(0.13)	$(0.09)	$(0.63)

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
MAXCO, INC. AND SUBSIDIARIES

	Number of Common Shares Outstanding	Preferred Stock	Common Stock	Accumulated Other Comprehensive Loss	Retained Earnings	Totals
	(in thousands)
Balances at April 1, 2003	3,108	$3,866	$3,108	$(298)	$2,858	$9,534
Net loss for the year					(1,531)	(1,531)
Net unrealized gain on marketable securities				56		56
Unrealized gain on swap agreement				70		70
Comprehensive Loss						(1,405)
Preferred stock dividends					(408)	(408)
Balances at March 31, 2004	3,108	3,866	3,108	(172)	919	7,721
Net income for the year					134	134
Unrealized gain on swap agreement				134		134
Comprehensive Loss						268
Conversion of debt to common stock	346		346		1,038	1,384
Preferred stock dividends					(408)	(408)
Balances at March 31, 2005	3,454	3,866	3,454	(38)	1,683	8,965
Net income for the year					14	14
Unrealized gain on swap agreement				38		38
Comprehensive Income						52
Conversion of debt to preferred stock		1,250				1,250
Preferred stock dividends					(470)	(470)
Balances at March 31, 2006	3,454	$5,116	$3,454	$-	$1,227	$9,797

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
MAXCO, INC. AND SUBSIDIARIES

	Year Ended March 31,
	2006	2005	2004
	(in thousands)
Operating Activities
Net income (loss)	$14	$134	$(1,531)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,088	2,926	2,879
(Gain) loss on sale of property and equipment	(348)	8	72
Loss on investments	1,056	610	1,115
Amortization of deferred financing costs	-	-	20
Equity in net loss of affiliates	100	-	321
Gain on sale of investments	-	-	(1,340)
Changes in operating assets and liabilities:
Accounts receivable	(221)	315	(370)
Inventories	(265)	(126)	(232)
Prepaid expenses and other	(437)	206	(202)
Accounts payable and other current liabilities	508	725	1,576
Net Cash Provided by Operating Activities	3,495	4,798	2,308

Investing Activities
Sale of property and equipment	1,113	57	400
Purchases of property and equipment	(1,714)	(1,042)	(698)
Purchases of subsidiaries	(342)	-	-
Collections of notes receivable	192	1,013	99
Sale of investments	-	-	1,179
Other	97	51	119
Net Cash (Used in) Provided by Investing Activities	(654)	79	1,099

Financing Activities
Net proceeds from (repayments on) lines of credit	985	(2,015)	(1,419)
Proceeds from other debt obligations	613	5,513	6,881
Repayments on other debt obligations	(4,653)	(6,672)	(9,182)
Net Cash Used in Financing Activities	(3,055)	(3,174)	(3,720)

(Decrease) Increase in Cash and Cash Equivalents	(214)	1,703	(313)
Cash and Cash Equivalents at Beginning of Year	1,781	78	391
Cash and Cash Equivalents at End of Year	$1,567	$1,781	$78

Supplemental cash flows disclosure:
Interest paid	$1,395	$1,655	$1,601

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAXCO, INC. AND SUBSIDIARIES

Year Ended March 31, 2006

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  Maxco, Inc. (Maxco) is a Michigan corporation incorporated in 1946. Maxco currently operates in the heat-treating business segment through Atmosphere Annealing Inc., a production metal heat-treating service company. Maxco also has investments in real estate and investments representing less than majority interests in the following businesses: a registered broker-dealer of securities that is primarily focused on the trading of fixed income investments; a developer, manufacturer and marketer of microprocessor-based process monitoring and inspection systems for use in industrial manufacturing environments; and an energy-related business.

Operating Matters:   During the past two fiscal years, debt previously in default has been refinanced and management believes that the Company’s exposures relative to outstanding guarantees have been significantly reduced. The Company’s ability to meet its short term and long term debt service and other obligations (including compliance with financial covenants) will continue to be dependent upon its future operating performance. This dependency will be subject to financial, business and other factors, certain of which, such as prevailing economic conditions, are beyond the Company’s control. The Company believes that funds generated by its operations, funds available under its credit facilities, and funds that could be available under other credit facilities will be sufficient to finance near term capital needs, as well as to fund existing operations for the reasonably foreseeable future. Additionally the Company has long term equity investments that could be liquidated to meet its debt service requirements.

Principles of Consolidation: The consolidated financial statements include the accounts of Maxco, Inc. and its majority owned subsidiaries. Upon consolidation, all intercompany accounts and transactions are eliminated. All significant investments are accounted for under the equity method.

Use of Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts receivable, the valuation of equity method investments, and the fair value less costs to sell of real estate investments held-for-sale.

Reclassifications:  Certain items in the prior year consolidated financial statements have been reclassified to conform with the presentation used in 2006.

Cash and Cash Equivalents: The Company considers cash and other highly liquid investments, including investments in interest bearing repurchase agreements with less than 90-day maturities, as cash and cash equivalents. Approximately $1.0 million of the Company’s cash balance at March 31, 2006 exceeded insured FDIC limits.

Restricted Cash: At March 31, 2006 the Company had restricted cash of $750,000 held as collateral under its $2.0 million debt facility. As of June 30, 2006, the Company has renegotiated this debt facility to a $1.75 million line of credit with no restricted cash.

Allowance for Uncollectible Accounts Receivable: Accounts receivable have been reduced by an allowance for amounts that may become uncollectible in the future. This estimated allowance is based primarily on management’s evaluation of the financial condition of the customer and historical experience. The following table summarizes changes in the allowance for uncollectible accounts receivable:

	Year Ended March 31,
	2006	2005	2004
	(in thousands)
Beginning balance	$128	$134	$150
Charged to costs and expenses	112	186	12
Deductions (A)	(71)	(192)	(28)
Ending balance	$169	$128	$134

(A) Represents uncollectible accounts written off, less recoveries

Inventories: Inventories are stated at the lower of first-in, first-out cost or market and at March 31 consisted of the following:

	2006	2005
	(in thousands)
Raw materials	$314	$329
Work in progress	700	406
Finished goods	34	48
	$1,048	$783

The Company ordinarily does not take title to the customer parts received for processing; accordingly, such parts are not included in these consolidated financial statements.

Marketable Securities: Marketable securities are classified in accordance with Statement of Financial Accounting Standards No. 115 (“SFAS 115’) as securities available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders’ equity. The amortized cost of securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in investment income or loss. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in investment income. The fair value of marketable securities is based on quoted market value.

Maxco accounts for its investment in Provant, Inc. common stock as securities available for sale as defined by SFAS 115. Consequently, the securities are carried at fair value with the unrealized gains and losses net of tax, reported as a separate component of stockholders’ equity. In 2004, the Company recognized a loss on its investment in Provant common stock as an other than temporary impairment in the statements of operations of $366,000.

Real Estate Investments Held For Sale: The Company has ownership interests in affiliated entities that hold commercial real estate. In addition, the Company has made cash advances, which are unsecured and bear interest, to these affiliates. The Company has implemented a plan to liquidate these investments and their underlying real estate holdings. The Company accounts for these real estate investments as held-for-sale in these consolidated financial statements. The carrying amount of $627,000 and $1.9 million at March 31, 2006 and 2005, respectively, represents the Company’s portion of the fair value, net of estimated costs to sell, of these real estate interests.

Real Estate Held for Sale: In May 2005, Maxco acquired the common stock of Ledges Commerce Park and as such, has recorded the assets acquired at their fair value and the liabilities assumed at the amount at which they are expected to be settled as of March 31, 2006.

Properties and Depreciation: Property and equipment are stated on the basis of cost and include expenditures for new facilities, equipment, and those, which materially extend the useful lives of existing facilities and equipment. Equipment capitalized under lease agreements is not significant.

Expenditures for normal repairs and maintenance are charged to operations as incurred. Depreciation for financial reporting purposes, including amortization of capitalized leases, is computed by the straight-line method based on the useful lives or lease terms of the assets (10 to 40 years for buildings and 3 to 10 years for equipment).

Federal Income Taxes: The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”), which requires the use of the liability method in accounting for income taxes. Under SFAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that will be in effect when differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for net deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit, or future deductibility is uncertain.

Allowance for Uncollectible Notes Receivable: Notes receivable have been reduced by an allowance for amounts that may become uncollectible in the future. This estimated allowance is based primarily on management’s evaluation of the financial condition of the debtor and historical experience. The following table summarizes changes in the allowance for uncollectible notes receivable:

	Year Ended March 31,
	2006	2005	2004
	(in thousands)
Beginning balance	$-	$350	$600
Charged to costs and expenses	-	-	-
Deductions (A)	-	(350)	(250)
Ending balance	$-	$-	$350

(A) Represents uncollectible accounts written off, less recoveries

Intangibles: Goodwill and other long-lived assets are reviewed by management for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. If management believes impairment may exist, an assessment is performed. This assessment consists of comparing the estimated undiscounted future cash flows with the carrying amount of the long-lived assets. If the undiscounted future cash flows are less than the carrying amounts of the long-lived assets, the Company adjusts the carrying amount of the long-lived assets to their estimated fair value. Fair value is determined by anticipated future cash flows discounted at a rate commensurate with the risk involved. All of the Company’s goodwill is related to the heat treating segment. Goodwill totaled approximately $1.4 million at March 31, 2006 and 2005.

During 2006, the Company performed impairment tests of its goodwill and indefinite-lived intangible assets. The Company's tests indicated that the fair value of its heat treating segment, which was determined by using discounted cash flows and market multiples, exceeded the carrying value. As a result, the Company did not record an impairment charge for this segment in the accompanying financial statements. The Company will continue to perform an impairment review on an annual basis (or more frequently if impairment indicators arise).

Revenue Recognition: The Company recognizes service revenue and revenue from product sales upon transfer of title, which is upon shipment. An estimate of reserves is recorded, if material, for anticipated reworks and credit memos which will be issued on sales recognized to date.

Advertising:  Advertising costs are expensed as incurred. The amounts were not material for all years presented.

Shipping and Handling Costs: The Company recognizes shipping and handling costs as a component of cost of sales and operating expenses in the statement of operations.

Interest Rate Swap: The Company enters into interest rate swap agreements to modify the interest characteristics of its outstanding debt. Since the Company applies hedge accounting pursuant to SFAS 133, as amended, changes in the fair value of the swap are reported as a component of other comprehensive loss. There were no interest rate swap agreements open at March 31, 2006.

Fair Value Disclosure:  The carrying amounts of certain financial instruments such as cash and cash equivalents, accounts receivable, marketable securities, and accounts payable approximate their fair values.

Comprehensive Loss: The Company displays comprehensive loss in the Consolidated Statements of Stockholders’ Equity.

Common Stock Options: The Company adopted SFAS No. 123 (Revised 2004), “Share Based Payment” (“SFAS No. 123R”), under the modified prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board (“APB) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

New Financial Accounting Pronouncements: In July 2005, the Financial Accounting Standards Board (“FASB”) published an Exposure Draft of a proposed Interpretation, “Accounting for Uncertain Tax Positions.” The Exposure Draft seeks to reduce the significant diversity in practice associated with recognition and measurement in the accounting for income taxes. It would apply to all tax positions accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) 109, “Accounting for Income Taxes.” The Exposure Draft requires that a tax position meet a “probable recognition threshold” for the benefit of the uncertain tax position to be recognized in the financial statements. This threshold is to be met assuming that the tax authorities will examine the uncertain tax position. The Exposure Draft contains guidance with respect to the measurement of the benefit that is recognized for an uncertain tax position, when that benefit should be derecognized, and other matters. This proposed Interpretation would clarify the accounting for uncertain tax positions in accordance with SFAS 109. This Interpretation, once approved, is expected to be effective as of the end of the fiscal year ending after December 15, 2005. The Company does not expect that the exposure draft will have a significant impact on its operating results.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements—an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect that the provisions of the SFAS 154 will have a significant impact on its operating results.

The FASB has proposed amending SFAS 128, “Earnings per Share,” to make it consistent with International Accounting Standard 33, “Earnings per Share”, and make earning per share, or EPS, computations comparable on a global basis. Under the proposed amendment, the year-to-date EPS computation would be performed independently from the quarterly computations. Additionally, for all contracts that may be settled in either cash or shares of stock, companies must assume that settlement will occur by the issuance of shares for purposes of computing diluted EPS, even if they intend to settle by paying cash or have a history of cash-only settlements, regardless of who controls the means of settlement. Lastly, under the proposed amendment, shares that will be issued upon conversion of a mandatory convertible security must be included in the weighted-average number of shares outstanding used in computing basic EPS from the date that conversion becomes mandatory, using the if-converted method, regardless of whether the result is anti-dilutive. The proposed amended standard was expected to be issued during the first quarter of 2005. However, the FASB has not yet finalized the revised effective date of the proposed amendment or its transition provisions. Retrospective application in all periods presented would be required and could require the restatement of previously reported EPS. The Company does not expect that the provisions of the amended SFAS 128 will have a significant impact on its operating results.

NOTE 2 - ACCOUNTS RECEIVABLE AND PAYABLE—RELATED PARTIES

Accounts receivable, related parties consist primarily of unsecured cash advances to officers, stockholders, and affiliates. Certain of the amounts are non-interest bearing. The ultimate settlement of the balances is generally expected to be made in cash, although not necessarily within the next year.

Vincent Shunsky, former Vice President, Chief Financial Officer and Treasurer of the Company, is indebted to the Company in the amount of approximately $188,000, including accrued interest, as of March 31, 2006. The indebtedness was incurred at various times prior to April 2002 for the purchase of affiliate company stock and personal use. The Company has recently begun discussing a payment plan for the repayment of the indebtedness by Mr. Shunsky.

In October 2004, the Company entered into a Retention Agreement with Mr. Shunsky to provide him with a bonus of $200,000 to retain his services until at least March 31, 2006. The Retention Agreement provided that should he leave the employ of the Company prior to that date, the bonus must be repaid. Mr. Shunsky resigned from his positions as Vice-President, Chief Financial Officer and Treasurer, effective November 29, 2005, and is no longer employed by the Company. However, through March 31, 2006, Mr. Shunsky served as a consultant to the Company in exchange for retaining the bonus. The Company expensed the retention bonus ratably through March 31, 2006. The Company expensed $130,000 and $70,000 related to this bonus during the years ended March 31, 2006 and 2005, respectively. The Company paid this retention bonus.

In April 2004 the Company entered into an incentive agreement with the President of its wholly-owned subsidiary Atmosphere Annealing, Inc. The agreement provides for compensation to the officer based on the increased value, as defined, of the subsidiary by March 31, 2006. The incentive is equal to 1% of the first $25 million in value plus 10% above that base amount. At the option of Maxco the incentive is payable in cash or its equivalent in stock of Atmosphere Annealing, Inc. held by Maxco. As party to the agreement, Maxco, Inc. is recognizing incentive compensation expense on a pro-rata basis under the terms of the agreement. As of March 31, 2006, the amount accrued was $2.0 million, including $1.4 million charged to operations during the year then ended. The Company charged approximately $600,000 related to this compensation during the year ended March 31, 2005.

In June 2003, the Company assumed a lease with CJC Leasing, a limited liability company in which Mr. Coon is a member, from Contractor Supply Incorporated, the purchaser of the Company’s formerly wholly owned subsidiary, Ersco Corporation. Contractor Supply Incorporated was required under the lease to pay CJC Leasing an aggregate of approximately $2.3 million in monthly installment payments over a period of approximately 4 years. In exchange for the Company assuming Contractors Supply Incorporated’s lease payments to CJC Leasing, Contractors Supply Incorporated and the Company agreed to reduce the amount then owed by the Company to Contractor Supply Incorporated by $2.3 million. The assumption of the lease obligations to CJC Leasing by the Company allowed the Company to retire a $2.3 million debt that was otherwise due and payable to Contractors Supply Incorporated, by making monthly payments of the approximate $2.3 million over four years. In June 2006, the Company paid off the obligation due CJC Leasing under this lease.

In February 2005, the Company issued 250,000 shares of restricted common stock of the Company to Contractor Supply Incorporated, and 95,800 shares of restricted common stock of the Company to Master Works Foundation, Inc. (a non-profit corporation in which the sole shareholder of Contractor Supply Incorporated is a one-third member) in exchange for further reduction of the amount owed by the Company to Contractor Supply Incorporated by $1.4 million. The remaining Company debt owed to Contractor Supply Incorporated was subsequently assigned by Contractor Supply Incorporated to Ambassador Steel Corporation, and then by Ambassador Steel Corporation to its President, Daryle E. Doden. On September 30, 2005, Mr. Doden assigned this Company debt, approximating $1.25 million, to EM Investors, LLC. EM Investors, LLC converted the Company payable, including all accrued interest, to 7,812.5 shares of the Company’s series six preferred stock. Messrs. Coon and Cross, are managers, and have indirect ownership interests, of 39.08% and 8.35%, respectively, of EM Investors, LLC.

Included in accrued wages is $517,000 and $567,000 at March 31, 2006 and 2005, respectively, that is due Mr. Coon. Included in accounts payable is $86,000 and $108,000 at March 31, 2006 and 2005, respectively, that is due to entities in which Mr. Coon has an interest.

NOTE 3 - INVESTMENT IN INTEGRAL VISION, INC.

At March 31, 2006, Maxco owned 2,410,183 shares of Integral Vision’s common stock (aggregate market value of $4.3 million as of March 31, 2006), representing approximately 8% of Integral Vision’s total common stock outstanding.

In 1997 Maxco received warrants to purchase 150,000 shares of Integral Vision stock with a then conversion price of $6.86. Pursuant to the 1997 Note and Warrant Purchase agreement, these warrants have been re-priced based on subsequent warrant issues. As a result, through June 30, 2005, Maxco had the right to purchase up to 551,133 shares of the Integral Vision’s common stock at $1.86 per share. Maxco did not exercise any of these warrants which then expired on that date. In April 2005, Maxco converted $95,684 of notes receivable from Integral Vision into 127,578 restricted shares of Integral Vision common stock. Maxco’s investment in Integral Vision is accounted for under the equity method for all years presented.

Maxco had advanced Integral Vision $138,855 in 2001 to permit Integral Vision to meet its obligations. This loan was evidenced by a written document and provided for interest at the rate of prime plus 0.5%. Integral Vision repaid this obligation to Maxco in April 2005.

Additionally, Maxco provides consulting services to Integral Vision. These services include assistance with financial statement preparation, compliance with governmental filing requirements, and assistance with certain financing arrangements. Integral Vision and Maxco have agreed on terms for payment to Maxco for these services. Prior to October 1, 2004, no charges were made by Maxco for the services to Integral Vision. The services for the six months ended March 31, 2005 were satisfied by the issuance of 42,000 shares of unregistered common stock in the Integral Vision which represented $70,000 of service income recorded in fiscal 2005 which is based on the average closing price of the Integral Vision’s common stock over that period. Effective April 1, 2005 and through November 30, 2005, the Integral Vision began paying Maxco $8,750 per month for each month such services were rendered. The amount received in fiscal 2006 for such administrative services amounted to $70,000. Integral Vision’s dependence on Maxco’s services has decreased and therefore on December 1, 2005, Integral Vision began compensating Maxco on an hourly basis.

Integral Vision had net losses of approximately $3.0 million, $2.3 million, and $2.2 million for the twelve months ended March 31, 2006, 2005, and 2004.

At September 30, 2003, the Company adjusted the carrying value of its investment in Integral Vision, Inc. to its estimated fair value as the Company determined that the investment was impaired. Since management’s estimate of the fair value of this investment at March 31, 2006 has not changed, the Company has not recognized any further gain or loss on the investment since September 30, 2003. For the twelve months ended March 31, 2006, 2005, and 2004, Integral Vision's sales were $232,000, $2.0 million and $322,000, respectively.

NOTE 4 - DEBT

At March 31, 2006 the Company’s heat treating segment, Atmosphere Annealing, Inc. (Atmosphere), had a $6 million line of credit facility. This facility is secured by Atmosphere’s assets. The amount that can be borrowed under this facility is dependent on certain accounts receivable levels at Atmosphere. At March 31, 2006, based on these specific collateral levels, Atmosphere could borrow up to $4.6 million under its line of credit, approximately $1.5 million of which was borrowed. The agreement, which was amended December 26, 2005, matures in August 2007 and as such outstanding borrowings are recorded as long term in the accompanying balance sheets.

In addition, the Company had a debt facility of $2.0 million that required interest only payments and matured in June 2006. The Company renegotiated this debt facility to a $1.75 million line of credit with no restricted cash. On January 31, 2006, the Company sold its corporate office building and certain of its office furniture to an outside party for cash and a $150,000 promissory note. Maxco entered into an agreement to lease its required office space from the purchaser for six months. The cash proceeds of $750,000 were used to pay down the related debt facility to its current balance, $2.0 million. The promissory note is secured by a life insurance contract of which the Company has been named as the beneficiary.

A summary of the Company’s debt obligations as of March 31 is as follows:

	2006	2005
	(in thousands)
Short term obligations:
Notes payable (various interest rates)	$1,414	$1,554
Revolving line of credit (LIBOR[1] + 2.0%)	-	537
	1,414	2,091

Long term obligations:
Term notes (various variable interest rates)	$2,741	$4,930
Revolving line of credit (LIBOR[1] + 1.25%)	1,523	-
Mortgage note payable (prime[1] plus 1.75%)	4,914	4,962
Equipment purchase contracts, capitalized lease obligations, and other (various interest rates)	2,043	1,791
Subordinated debt (fixed rate of 10.00%)	346	346
	11,567	12,029
Less current maturities	4,436	4,959
	$7,131	$7,070

1 At March 31, 2006 the London Interbank Offered Rate (LIBOR) was 4.88% and the prime rate was 7.75%.

On November 14, 2002, Maxco completed an agreement to sell its wholly owned subsidiary, Ersco Corporation to Contractor Supply Incorporated for cash and retired certain other debt of Maxco in excess of the sale price resulting in a short term note payable to the purchaser of approximately $4.1 million. In June 2003 the Company agreed to assume a lease from Contractor Supply Incorporated and as a result, reduced the amount owed to Contractor Supply Incorporated by $2.3 million and the Company has recorded the $2.3 million obligation to the leasing company as a long term obligation in the accompanying financial statements. In June 2006, the Company paid off the obligation due CJC Leasing under this lease.

In February 2005, Maxco issued 250,000 shares of common stock valued at $4 per share to Contractor Supply Incorporated to further reduce the Company’s obligation to Contractor Supply Incorporated. The remaining Company debt owed to Contractor Supply Incorporated was subsequently assigned by Contractor Supply Incorporated to Ambassador Steel Corporation, and then by Ambassador Steel Corporation to its President, Daryle E. Doden. On September 30, 2005, Mr. Doden assigned this Company debt, approximating $1.25 million, to EM Investors, LLC. EM Investors, LLC converted the Company payable, including all accrued interest, to 7,812.5 shares of the Company’s series six preferred stock.

The Company’s weighted average short-term borrowing rate was 10.3% and 7.0% at March 31, 2006 and 2005, respectively.

The Company entered into a swap agreement with a notional amount of approximately $2.7 million. The swap agreement, which expired December 15, 2005, was in a loss position of $38,000 at March 31, 2005.

Notes and contracts payable are generally collateralized by assets purchased with proceeds of the borrowings. The aggregate principal maturities of long-term debt are approximately $4.4 million in 2007, $3.1 million in 2008, $2.8 million in 2009, $121,000 in 2010, $39,000 in 2011, and $1.0 million thereafter.

Maxco had provided the guarantee of certain debt obligations of certain real estate and other investments in an aggregate amount of approximately $2.0 million as of March 31, 2005. The Company’s real estate affiliates continue to operate under a forbearance agreement with a lender. In order to avoid foreclosure of the real estate assets that secure these loans, Maxco, as guarantor, in May 2005 agreed to purchase, through a subsidiary, the real estate secured by the Ledges land and buildings. As a result of this purchase a $1.8 million liability, which had been guaranteed by the Company, was assumed directly by the Company and is now included in short term debt in the accompanying March 31, 2006 balance sheet. At March 31, 2006, this debt balance approximated $1.2 million as proceeds from the sale of three condominium units were used to reduce the outstanding debt balance accordingly. In February 2006, the remaining guarantee of $125,000 was repaid as a result of the sale of the underlying asset. Consequently, no guarantees remain as of March 31, 2006. The Company is in the process of refinancing its Ledges land and building and has received a commitment from a lender. Upon closing, the Company’s real estate affiliate will no longer be operating under forbearance agreements.

The Company has recorded in the accompanying financial statements additional amounts that had been identified as guarantees prior to March 31, 2005. The amounts so recorded aggregated approximately $85,000 and $249,000 as of March 31, 2006 and March 31, 2005, respectively.

Settlement Agreement and Indemnification Matters

Effective October 27, 2005, the Company entered into a Settlement Agreement with American Realty Equities, Inc. (American), Capital Center Associates, LLC, (Capital Center), L/M Associates, LLC (L/M) and Max A. Coon relating to property and the related mortgage on such property owned by Capital Center. Capital Center is majority owned by L/M which is 50% owned by Maxco, Inc.

The Settlement Agreement relates to a promissory note dated February 21, 2001, which was in default and guaranteed by Max A. Coon, the Company’s President and Chief Executive Officer, and others. American purchased the interest of Charter One Bank as lender of the promissory note which was in the original principal amount of approximately $10 million. On August 11, 2005, the Company agreed to indemnify Max A. Coon for any amounts he would be required to pay as result of personal guarantees he had on the Company’s real estate entities that were made for the sole benefit of the Company. American commenced an action in March 2005 to foreclose the construction mortgage and an action to enforce the guarantee against Max Coon and the other guarantors.

Without admitting any liabilities or fault, and to avoid the expense and uncertainties of litigation, the parties settled the litigation as detailed in the Settlement Agreement.

In summary, the Settlement Agreement states that the total amount to be paid to American is $8.5 million if paid on or before September 1, 2006.

If not paid by September 1, 2006 the parties agreed that the amount to be paid to American is the sum of the real estate proceeds upon sale of the property net of certain costs detailed in the Settlement Agreement plus an amount equal to sixty percent of the amount obtained by subtracting the real property proceeds from the amount due under the loan documents. If an insolvency event by Capital Center is instituted before payment on or before September 1, 2006 the total amount to be paid to American is $5.0 million plus American shall receive the proceeds derived from the sale or disposition of the property in the insolvency proceeding.

The Company has committed to pay the $8.5 million due under the settlement agreement by the required September 1, 2006 date. The Company estimates that the fair value of the building is $7.7 million which is based on a master lease concept. The value of the building fully leased is approximately $11.0 million. Maxco, as part of the sales transaction, would be required to lease vacant space in the building for two years. The payments would be held in an escrow account, the balance of which would initially be approximately $2.5 million. The Company has recorded the $800,000 difference between the fair value and the amount due under the settlement agreement as an impairment charge in the fourth quarter of fiscal 2006.

On August 11, 2005 the Company agreed to indemnify Max A. Coon, chairman and president of the Company, for any amounts he would be required to pay as a result of personal guarantees he provided for the benefit of the Company’s real estate entities. Management estimates the amount of these guarantees to be up to $6.7 million.

Management estimates the maximum exposure under this guarantee to American is approximately $5.0 million if the Company does not pay the amount due under the settlement agreement by September 1, 2006.

In addition, the Company agreed to indemnify Max A. Coon for any amount he would be required to pay for a $1.7 million guarantee resulting from the sale of its major real estate portfolio.

The Company does not believe that there is any unusual degree of risk related to the indemnification of these guarantees made by Max Coon because of sufficient underlying asset values supporting the respective debt obligation and other conditions of such indemnification; as such, no amounts have been accrued for such guarantees as of March 31, 2006.

NOTE 5 - PREFERRED STOCK

Maxco may issue up to 100,000 shares of preferred stock with terms determined by Maxco’s Board of Directors.

Series Three Preferred Stock is voting stock on a par with the common stock, and has twenty votes per share. Quarterly cumulative dividends are provided at the annual rate of 10% of face value annually, subject to the restrictions of Michigan corporate law and the discretion of the Maxco Board of Directors. The stock is callable at the option of the Company, with the call price declining at the rate of one percent per year to a minimum price after February 1999, equal to face value ($60 per share).

Series Four Preferred Stock is cumulative, callable at the Company’s option, is non-voting, has no conversion rights, and pays an annual dividend at the rate of 10% of face value annually.

Series Five Preferred shares have a face value of $120, are callable at the Company’s option, are non-voting, have no conversion rights, and pay a quarterly cumulative dividend at the rate of 10% of face value annually.

Series Six Preferred Stock, established February 4, 1999, is voting stock on a par with the common stock, and has twenty votes per share. Quarterly cumulative dividends are provided at the annual rate of 10% of face value annually, subject to the restrictions of Michigan corporate law and the discretion of the Maxco Board of Directors. The stock is callable, at the option of the Company, at any time after the second anniversary of their issuance in whole or in part. The call price will be face value ($160 per share) plus a declining premium amount, which shall be equal to 5% until the third anniversary of issuance and shall decline 1% annually thereafter to zero following the seventh anniversary.

Effective January 1, 2002, the Maxco Board of Directors suspended the payment of dividends on all preferred stock. These dividend payments have been accrued in the accompanying financial statements and totaled approximately $1.9 million at March 31, 2006, or $0.55 per common share.

NOTE 6 - COMMON STOCK OPTIONS

Under the terms of Maxco’s incentive common stock option plan, options for the purchase of up to 500,000 shares of common stock may be granted. Any such options are immediately exercisable upon grant.

There were 40,000 stock options outstanding and exercisable at March 31, 2006 with a weighted average price of $7.13 per share and an exercise price ranging from $7.00 to $7.50. There were no options granted during the years ended March 31, 2006, 2005, or 2004. The weighted average remaining contractual life of the outstanding options is approximately three years.

The Company adopted SFAS No. 123 (Revised 2004), “Share Based Payment” (“SFAS No. 123R”), under the modified prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board (“APB) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123R has been determined as if the Company had accounted for its employee stock options under the original provisions of SFAS No. 123. The Company has determined that there is no difference between the reported net loss and loss per share and the pro forma net loss and net loss per share if the options were accounted for under SFAS 123R for all periods presented.

NOTE 7 - 401(K) EMPLOYEE SAVINGS PLANS

Company contributions charged to operations under the 401(K) employee savings plans were approximately $183,000, $178,000, and $145,000 for the years ended March 31, 2006, 2005, and 2004, respectively.

NOTE 8 - FEDERAL INCOME TAXES

Federal income taxes consist of the following components:

Year Ended March 31,
	2006	2005	2004
(in thousands)
Current	$-	$-	$-
Deferred	-	-	-
	-	-	-
Deferred amount allocated to equity in income of affiliates	-	-	-
	$-	$-	$-

The reconciliation of the income taxes computed at the United States federal statutory tax rate to income tax expense (benefit) reported in these financial statements is as follows:

	Year Ended March 31,
	2006	2005	2004
	(in thousands)
Income tax expense (benefit) computed at United States statutory rate (34%)	$5	$45	$(521)
Increase (reduction) in valuation allowance	(685)	(169)	517
Other	680	124	4
	$-	$-	$-

During fiscal year 2006, the Company paid $12,000 in federal AMT for the year ended March 31, 2005. No federal income taxes were paid in fiscal years 2005 or 2004.

As of March 31, 2006, the Company has net operating loss (NOL) carryforwards of $5.9 million, $5.5 million of which expires in 2023 with the remaining $350,000 expiring in 2024.

The Company assumed the utilization of net operating loss carryforwards to offset taxable income in fiscal 2006. The Company amended its March 31, 2002 Federal income tax return to reflect the write offs of its investment in its discontinued affiliate, Foresight, Inc.’s stock, amounts the Company was required to pay as guarantor of Foresight’s banking agreement, and certain other advances to Foresight. As a result of this amendment, the Company received a federal income tax refund of approximately $790,000 which is recorded in accrued taxes payable at March 31, 2006. The Company is currently under audit by the Internal Revenue Service (IRS) and the factual discovery process by the IRS is still in process on this issue. While management believes that the facts and tax law support the claim, this matter is not yet settled. Accordingly, the Company has recorded the refund in accrued taxes payable.

During fiscal 2006, the Company utilized approximately $912,000 of NOL carryforwards which, along with other temporary differences led to a reduction of $685,000 of the deferred income tax valuation allowance. During fiscal 2005, the Company utilized approximately $1.5 million of NOL carryforwards, which, along with other temporary differences, led to a reduction of $169,000 of the deferred income tax valuation allowance. In 2004 the Company recorded a deferred tax asset valuation allowance of $517,000 due to the uncertainty in the ultimate realization of its deferred tax assets. The following table summarizes changes in the deferred tax valuation allowance:

	Year Ended March 31,
	2006	2005	2004
	(in thousands)
Beginning balance	$3,354	$3,523	$3,006
Charged (credited) to costs and expenses	(685)	(169)	517
Ending balance	$2,669	$3,354	$3,523

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets were as follows as of March 31:

	2006	2005
	(in thousands)
Deferred Tax Liabilities:
Depreciation	$1,930	$2,424
Other	-	200
Total Deferred Tax Liabilities	1,930	2,624

Deferred Tax Assets:
Net operating loss carryforwards	1,995	2,498
Net cumulative unrealized impairment losses	1,520	1,874
Wages/incentives not paid	1,003	454
Allowance for doubtful accounts	61	51
Marketable securities	-	1,101
Other	20	-
Total Deferred Tax Assets	4,599	5,978
Valuation Allowance for Deferred Tax Assets	2,669	3,354
Net Deferred Tax Assets	1,930	2,624
Net Deferred Tax Assets (Liabilities)	$-	$-

NOTE 9 - OTHER INVESTMENTS

Real Estate (Discontinued and Held For Sale):

Maxco has effective ownership interests ranging from 31-50% in primarily two LLC’s that have been involved in the development and ownership of real estate in central Michigan. In 2003, the Company’s affiliated entity, L/M Associates II, sold substantially all of the properties in its real estate portfolio. Pursuant to the terms of the sale agreement, in July 2004, L/M Associates (L/M) exercised its option to require the managing member of the acquiring entity to repurchase L/M’s 16% interest in the acquiring entity. To date this requirement has not been satisfied and L/M Associates intends to pursue other collection remedies against the managing member of the acquiring entity. In addition, the managing member of the acquiring entity, subsequent to December 31, 2005, has listed the applicable properties for sale with a major real estate firm.

Any risks on guarantees that Maxco has estimated would be required to be paid by Maxco have been recorded in the accompanying financial statements and Maxco’s investment has been adjusted to the net realizable value of the remaining assets. Impairment charges totaling $800,000 were recognized during the year ended March 31, 2006 to further reduce the carrying value of the Company’s investment in real estate to its estimated fair value less costs to sell.

In May 2005, Maxco purchased an entity which owns two buildings from L/M Associates. The debt associated with this transaction was approximately $1.8 million which was previously identified as guaranteed debt. In February 2006, the remaining guarantee of $125,000 was repaid as a result of the sale of the underlying asset. Consequently, no guarantees remain as of March 31, 2006.

Technology Related:

In addition to its investment in Integral Vision, Inc., the Company has an equity interest in Provant, Inc. Maxco recorded an impairment charge of approximately $366,000 in other income (expense) in 2004 to recognize a declines in the fair value of its investment that was deemed other than temporary. On March 11, 2004 Provant completed the sale of substantially all of its remaining assets and is in the process of final liquidation.

Energy Related:

Maxco has a 50% interest in Robinson Oil Company, LLC (“Robinson”), which is in the business of acquiring and developing oil and gas interests. Impairment charges of $30,000 and $260,000 were recognized during the years ended March 31, 2006 and 2005, respectively, to reduce the carrying value of the Company’s investment in Robinson to its estimated fair value.

Other:

Maxco has a 36% equity interest in Phoenix Financial Group, LTD and its subsidiary Cambridge Group Investments, LTD, dba Bondpage.com (“Cambridge”), a registered broker-dealer of securities that is primarily focused on the trading of fixed income investments over the Internet. An impairment charge of $226,000 was recognized during the year ended March 31, 2006 to reduce the carrying value of the Company’s investment in Phoenix Financial Group to its estimated fair value.

In summary, the Company recorded the following charges to recognize declines in the value of its investments that were deemed other than temporary:

	Year Ended March 31,
	2006	2005	2004
	(in thousands)
Robinson Oil	$30	$260	$-
Phoenix Financial	226	-	-
Real estate	800	350	749
Provant	-	-	366
	$1,056	$610	$1,115

A significant portion of these adjustments were recorded during the fourth quarter of each of these fiscal years, and in total served to increase the net loss per share by $0.31, $0.19 and $0.36 in 2006, 2005 and 2004, respectively.

The components of the real estate investments held for sale is summarized as follows:

	March 31,
	2006	2005
	(in thousands)
Ledges Commerce Park, net[1]	$-	$343
Capital Center Associates building	7,700	4,250
Capital Center Associates obligation	(8,500)	(4,263)
Michigan Equities Investment Properties, net	896	808
Other	531	712
	$627	$1,850

1 In May 2005, Maxco acquired the common stock of Ledges Commerce Park and as such, has recorded the assets acquired at their fair value and the liabilities assumed at the amount at which they are expected to be settled as of March 31, 2006.

The composition of the net carrying value of non-real estate related investments is summarized as follows:

	March 31,
	2006	2005
	(in thousands)
Phoenix Financial	$250	$576
Integral Vision	377	211
Robinson	61	91
	$688	$878

The combined unaudited results of operations and financial position of the Company’s unconsolidated non-real estate affiliates are summarized below:

	Technology Related			Energy Related and Other
	March 31,			March 31,
	2006	2005	2004	2006	2005	2004
Condensed income statement information:
Net sales	$232	$1,972	$322	$3,185	$4,426	$3,866
Gross margin	(249)	506	(123)	3,185	4,426	3,778
Net income (loss)	(3,024)	(2,284)	(2,181)	(343)	50	294

Condensed balance sheet information:
Current assets	$2,400	$737	$539	$511	$992	$1,055
Non-current assets	189	160	337	573	558	682
	$2,589	$897	$876	$1,084	$1,550	$1,737

Current liabilities	$575	$2,949	$2,970	$238	$243	$366
Non-current liabilities	378	2,369	1,645	-	40	162
Stockholders' equity (deficit)	1,636	(4,421)	(3,739)	846	1,267	1,209
	$2,589	$897	$876	$1,084	$1,550	$1,737

NOTE 10 - CONTINGENCIES AND COMMITMENTS

Maxco and certain operating subsidiaries occupy facilities and use equipment under operating lease agreements requiring annual rental payments approximating $273,000 in 2007, $241,000 in 2008, $197,000 in 2009, and $139,000 in 2010 for a total commitment aggregating $850,000. Rent expense charged to operations, including short-term leases, aggregated $209,000 in 2006, $445,000 in 2005, and $422,000 in 2004.

In April 2004 the Company entered into an incentive agreement with the President of its wholly-owned subsidiary Atmosphere Annealing, Inc. The agreement provides for compensation to the officer based on the increased value, as defined, of the subsidiary by March 31, 2006. The incentive is equal to 1% of the first $25 million in value plus 10% above that base amount. Since no such sale occurred by March 31, 2006, at the option of Maxco the incentive is payable in cash or its equivalent in stock of Atmosphere Annealing, Inc. held by Maxco. As party to the agreement, Maxco, Inc. is recognizing incentive compensation expense on a pro-rata basis under the terms of the agreement. As of March 31, 2006, the amount accrued was $2.0 million, including $1.4 million charged to operations during the year then ended.

The Company is involved in various lawsuits and other claims arising in the ordinary course of business. While the results of these matters cannot be predicted with certainty, management, upon advice from counsel, believes that losses, if any, arising from these proceedings will not have a material adverse effect on its financial statements.

NOTE 11 - INDUSTRY SEGMENT INFORMATION

The following summarizes Maxco’s industry segment information:

	2006	2005	2004
	(in thousands)
Net Sales:
Heat treating	$46,564	$45,364	$40,754
Corporate and other	-	-	44
Total Net Sales	$46,564	$45,364	$40,798

Operating Earnings (Loss)
Heat treating	$5,515	$4,202	$2,137
Corporate and other	(3,343)	(2,199)	(1,968)
Total Operating Earnings	$2,172	$2,003	$169

Identifiable Assets:
Heat treating	$27,292	$27,081	$29,472
Corporate and other	2,618	3,357	2,671
Investments and advances	4,215	2,728	3,338
Total Identifiable Assets	$34,125	$33,166	$35,481

Depreciation and Amortization Expense:
Heat treating	$3,065	$2,900	$2,865
Corporate and other	23	26	34
Total Depreciation and Amortization Expense	$3,088	$2,926	$2,899

Capital Expenditures:
Heat treating	$1,698	$1,041	$698
Corporate and other	16	1	-
Total Capital Expenditures	$1,714	$1,042	$698

Accounting policies of the business segments are consistent with those described in the summary of significant accounting policies (see Note 1).

Identifiable assets are those assets that are used in Maxco’s operations in each industry segment. Corporate assets are principally cash, notes receivable, investments, and corporate office properties.

Maxco has no significant foreign operations, export sales, or inter-segment sales.

The nature of the Company’s heat treating services may produce sales to one or a small number of customers in excess of 10% of total sales in any one year. The Company’s base of customers is concentrated among original equipment manufacturers as well as Tier I and Tier II suppliers in North America. The loss of business from a major customer, the discontinuance of particular vehicle models or a change in regulations or auto consumer preferences could materially adversely affect the Company. In addition, certain of the Company’s customers have suffered financial distress, which may materially adversely impact the Company as well in terms of the potential for lost revenue and/or uncollectible accounts receivable. It is possible that the specific customers reaching this threshold may change from year to year. Loss of any one of these customers could have a material impact on the Company’s results of operations. For the year ended March 31, 2006 sales to Honda of America Manufacturing, Inc. and GM Powertrain represented 33.2% and 10.4% of consolidated sales, respectively. Amounts due from these customers represented 33% of the respective outstanding trade receivable balance at March 31, 2006. For the year ended March 31, 2005 sales to Honda of America Manufacturing, Inc. and GM Powertrain represented 33.3% and 10.7% of consolidated sales, respectively. Amounts due from these customers represented 31% of the respective outstanding trade receivable balance at March 31, 2005. For the year ended March 31, 2004 sales to Honda of America Manufacturing, Inc. and GM Powertrain represented 38.3% and 14.3% of consolidated sales, respectively.

NOTE 12 - INCOME (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted loss per share:
	Year Ended March 31,
	2006	2005	2004
	(in thousands except per share data)
Numerator:
Net income (loss)	$14	$134	$(1,531)
Preferred stock dividends	(470)	(408)	(408)
Numerator for basic and diluted earnings per share—loss available to common stockholders	$(456)	$(274)	$(1,939)
Denominator:
Denominator for basic and diluted earnings per share—weighted average shares	3,454	3,139	3,108
Basic and Diluted Loss Per Share	$(0.13)	$(0.09)	$(0.63)

NOTE 13 - SUBSEQUENT EVENTS

On April 3, 2006 the Board of Directors abandoned its decision to propose to the Company’s common and voting preferred shareholders a transaction that would call for a 1-for-1,000 reverse stock split followed immediately by a 1,000-for-1 forward stock split of Maxco’s common stock. The previously proposed transaction, if implemented, was expected to enable the Company to terminate the registration of its common stock.

The Board of Directors also decided to engage GBQ Consulting, LLC to locate an investor or purchaser of the Company including its subsidiary Atmosphere Annealing, Inc. Such sale is not expected to occur by March 31, 2007.

ANNEX E

SUMMARY HISTORICAL FINANCIAL DATA

MAXCO, INC.

        The summary historical financial data as of September 30, 2006 and for the three and six months ended September 30, 2006 and September 30, 2005 have been derived from the unaudited consolidated financial statements of Maxco, Inc., which have been prepared on a basis consistent with the audited consolidated financial statements as of and for the fiscal year ended March 31, 2006. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. These statements should be read in conjunction with the audited condensed consolidated financial statements and notes for the fiscal year ended March 31, 2006 attached as Annex D.

CONDENSED CONSOLIDATED BALANCE SHEETS
Maxco, Inc. and Subsidiaries

	September 30,	March 31,
	2006	2006
	(Unaudited)	(Restated)
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$400	$738
Restricted cash	-	750
Accounts and notes receivable	166	132
Prepaid expenses and other	8	38
Assets of business held for sale	27,021	27,325
Total Current Assets	27,595	28,983

Property and Equipment
Office equipment and fixtures	160	160
Allowances for depreciation	(150)	(147)
	10	13

Other Assets
Building held for sale	7,947	-
Real estate held for sale	2,900	2,900
Real estate investments held for sale	1,427	627
Investments	630	688
Notes and contracts receivable, including related parties, and other (net of allowance)	581	915
	13,485	5,130
	$41,090	$34,126

CONDENSED CONSOLIDATED BALANCE SHEETS — CONTINUED
Maxco, Inc. and Subsidiaries

	September 30,	March 31,
	2006	2006
	(Unaudited)	(Restated)
	(in thousands)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Notes payable	$1,226	$1,414
Accounts payable	228	280
Employee compensation	818	835
Incentive compensation	2,026	2,026
Taxes, interest, and other liabilities	4,764	4,520
Current maturities of long-term obligations	443	3,120
Liabilities of business held for sale	15,636	11,018
Total Current Liabilities	25,141	23,213

Long-Term Obligations, Less Current Maturities	5,157	1,116
Total Liabilities	30,298	24,329

Stockholders' Equity
Preferred stock:
Series Three: 10% cumulative redeemable, $60 face
value; 14,784 shares issued	678	678
Series Four: 10% cumulative redeemable, $51.50 face
value; 46,414 shares issued	2,390	2,390
Series Five: 10% cumulative redeemable, $120 face
value; 6,648 shares issued	798	798
Series Six: 10% cumulative callable, $160 face
value; 7,812.5 shares issued	1,250	1,250
	5,116	5,116
Common stock, $1 par value; 10,000,000 shares
authorized, 3,454,039 shares issued and outstanding	3,454	3,454
Retained earnings	2,222	1,227
Total Stockholders' Equity	10,792	9,797
	$41,090	$34,126

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Maxco, Inc. and Subsidiaries
(Unaudited)

	Three Months Ended September 30,
	2006	2005
	(in thousands, except per share data)
Net Sales	$11,004	$11,396
Costs and Expenses:
Cost of sales and operating expenses	6,640	7,312
Selling, general and administrative	3,200	2,893
Depreciation and amortization	801	780
	10,641	10,985
Operating Income	363	411
Other Income (Expense)
Investment, interest, and other income, net	3	37
Gain on sale of assets	(4)	-
Interest expense	(563)	(384)
Income (Loss) Before Equity in Loss of Affiliates	(201)	64
Equity in loss of affiliates	(58)	-
Net Income (Loss)	(259)	64
Less preferred stock dividends	(133)	(102)
Net Loss Applicable to Common Stock	$(392)	$(38)
Net Loss Per Common Share—Basic and Diluted	$(0.11)	$(0.01)

See notes to consolidated financial statements

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Maxco, Inc. and Subsidiaries
(Unaudited)

	Six Months Ended September 30,
	2006	2005
	(in thousands, except per share data)
Net Sales	$23,580	$22,844
Costs and Expenses:
Cost of sales and operating expenses	13,928	14,426
Selling, general and administrative	5,906	5,793
Depreciation and amortization	1,578	1,532
	21,412	21,751
Operating Income	2,168	1,093
Other Income (Expense)
Investment, interest, and other income, net	28	35
Gain on sale of assets	(4)	2
Interest expense	(873)	(737)
Income Before Equity in Loss of Affiliates	1,319	393
Equity in loss of affiliates	(58)	-
Net Income	1,261	393
Less preferred stock dividends	(266)	(204)
Net Income Applicable to Common Stock	$995	$189
Net Income Per Common Share—Basic and Diluted	$0.29	$0.05

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Maxco, Inc. and Subsidiaries
(Unaudited)

	Number of Common Shares Outstanding	Preferred Stock	Common Stock	Retained Earnings	Totals
	(in thousands, except number of common shares outstanding)
Balances at April 1, 2006	3,454,039	$5,116	$3,454	$1,227	$9,797
Net income and comprehensive income for the six month period				1,261	1,261
Preferred stock dividends				(266)	(266)
Balances at September 30, 2006	3,454,039	$5,116	$3,454	$2,222	$10,792

See notes to consolidated financial statements

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Maxco, Inc. and Subsidiaries
(Unaudited)

	Six Months Ended September 30,
	2006	2005
	(Restated)
	(in thousands)
Operating Activites
Net income	$1,261	$393
Adjustments to reconcile net income to net cash
provided by operating activites:
Change in net assets of business held for sale	4,922	(277)
Equity in net loss of affiliate	58	-
Loss on investment	-	30
Gain on sale of assets	-	(2)
Depreciation and other non-cash charges	3	14
(Increase) in accounts receivable	352	(14)
(Increase) decrease in prepaid expenses and other	30	(58)
Increase (decrease) in accounts payable and other current liabilities	(1,279)	67
Net Cash Provided By Operating Activities	5,347	153

Investing Activities
Purchase of building	(8,500)	-
Purchases of equipment and building improvements	(247)	(13)
Collections on notes receivable	-	125
Purchase of subsidiary	-	(142)
Sale of buildings	-	278
Other	(53)	(4)
Net Cash (Used In) Provided By Investing Activities	(8,800)	244

Financing Activities
Repayments on line of credit	(750)	-
Proceeds from long term financing	4,375	-
Net repayments on other debt obligations	(1,260)	(455)
Net Cash Provided By (Used In) Financing Activities	2,365	(455)

Decrease in Cash and Cash Equivalents	(1,088)	(58)
Cash and Cash Equivalents at Beginning of Period	1,488	1,638
Cash and Cash Equivalents at End of Period	$400	$1,580

Supplemental cash flows disclosure:
Interest paid	$284	$439

See notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Maxco, Inc. and Subsidiaries
September 30, 2006
(Unaudited)

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited, condensed, consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the results of the interim periods covered have been included. For further information, refer to the consolidated financial statements and notes thereto included in Maxco's annual report on Form 10-K for the year ended March 31, 2006 filed July 14, 2006.

The results of operations for the interim periods presented are not necessarily indicative of the results for the full year. Maxco’s sales and operating results have varied substantially from quarter to quarter. Net heat treating sales are typically lower in the second and third quarters. The most significant factors affecting these fluctuations are the seasonal buying patterns of the Company’s heat treating customers due to a customer changeover and the reduced number of business days during the holiday season. In addition, the timing of acquisitions or the occasional sale of corporate investments may cause substantial fluctuations of operating results from quarter to quarter. Maxco expects its net sales and operating results to continue to fluctuate from quarter to quarter.

During the prior two fiscal years, debt previously in default has been refinanced and management believes that the Company’s exposures relative to outstanding guarantees have been significantly reduced. The Company’s ability to meet its short term and long term debt service and other obligations (including compliance with financial covenants) will continue to be dependent upon its future operating performance. This dependency will be subject to financial, business and other factors, certain of which, such as prevailing economic conditions, are beyond the Company’s control. The Company believes that funds generated by its operations, funds available under existing credit facilities, and funds that could be available under other credit facilities will be sufficient to finance near term capital needs, as well as to fund existing operations for the reasonably foreseeable future. Additionally, the Company has long term equity investments and real estate held for sale that could be liquidated to meet its debt service requirements.

The Company has included the balance sheet of Capital Center Associates (“CCA”) in the accompanying financial statements as required by FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities,” due to Maxco’s guarantee of CCA’s debt, Maxco’s loan to CCA, and Maxco’s management control of CCA’s building (see Note 6).

The accompanying financial statements as of March 31, 2006 and for all corresponding periods of the previous fiscal year have been restated as required by Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to reflect Maxco’s wholly-owned subsidiary Atmosphere Annealing, Inc. (“AAI”) as an asset held for sale due to receiving a non-binding letter of interest from a bona-fide, third party purchaser to acquire substantially all the assets of AAI. The proposed transaction is subject to various conditions and may not occur or may not be completed in a timely manner. In the event either party to the agreement does not receive the necessary regulatory or shareholder approvals, or other conditions to the closing are not satisfied, the sale will not be completed.

Certain other amounts in the consolidated financial statements have been reclassified to conform to the current presentation.

NOTE 2 - EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
NUMERATOR:	(in thousands, except per share data)
Net income (loss)	$(259)	$64	$1,261	$393
Preferred stock dividends	(133)	(102)	(266)	(204)
Numerator for basic and diluted earnings per share—
income (loss) available to common stockholders	$(392)	$(38)	$995	$189
DENOMINATOR:
Denominator for basic and diluted earnings per
share—weighted average shares	3,447	3,447	3,447	3,447
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.11)	$(0.01)	$0.29	$0.05

NOTE 3 - RESTRICTED CASH

At March 31, 2006 the Company had restricted cash of $750,000 held as collateral under its $2.0 million debt facility. On August 11, 2006, the Company renegotiated this debt facility to a $1.75 million line of credit with no restricted cash.

NOTE 4 - COMPREHENSIVE INCOME

The components of comprehensive income for the three and six months ended September 30, 2006 and 2005 are as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in thousands)
Net income (loss)	$(259)	$64	$1,261	$393
Unrealized gain on swap agreement	-	14	-	29
Comprehensive income (loss)	$(259)	$78	$1,261	$422

NOTE 5 - INDUSTRY SEGMENT INFORMATION

The following summarizes Maxco’s industry segment information:

	September 30,	March 31,
	2006	2006
	(in thousands)
Identifiable Assets:
Assets held for sale	$39,295	$30,852
Investments	630	688
Corporate and other	1,165	2,586
Total Identifiable Assets	$41,090	$34,126

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in thousands)
Net Sales:
Heat treating	$11,004	$11,396	$23,580	$22,844
Corporate and other	-	-	-	-
Total Net Sales	$11,004	$11,396	$23,580	$22,844

Operating Earnings (Loss):
Heat treating	$1,191	$1,061	$3,398	$2,367
Corporate and other	(828)	(650)	(1,230)	(1,274)
Total Operating Earnings	$363	$411	$2,168	$1,093

Depreciation and Amortization Expense:
Heat treating	$799	$773	$1,575	$1,518
Corporate and other	2	7	3	14
Total Depreciation and Amortization Expense	$801	$780	$1,578	$1,532

Capital Expenditures:
Heat treating	$1,088	$400	$1,776	$975
Corporate and other	247	6	247	13
Total Capital Expenditures	$1,335	$406	$2,023	$988

Accounting policies of the business segments are consistent with those described in the summary of significant accounting policies (see Note 1).

Identifiable assets are those assets that are used to carry out Maxco’s operations in its heat treating segment. Corporate assets are principally cash, notes receivable, and investments. Maxco has no significant foreign operations or export sales.

The nature of the Company’s heat treating services may produce sales to one or a small number of customers in excess of 10% of total sales in any one period. It is possible that the specific customers reaching this threshold may change from year to year. Loss of any one of these customers could have a material impact on the Company’s results of operations.

NOTE 6 - DEBT

On August 10, 2006, the Company refinanced its real estate held for sale. The $1.6 million of proceeds from the refinancing were used to retire other debt obligations. In addition, on August 11, 2006 the Company renegotiated its $2.0 million debt facility to a $1.75 million line of credit that requires interest only payments and matures in August 2007. At September 30, 2006, $1.0 million was borrowed under this line of credit.

A summary of the Company’s debt obligations as of September 30, 2006 and March 31, 2006 is as follows:

	September 30,	March 31, 2006
	2006	(Restated)
	(in thousands)
Short term obligations:
Notes payable (various interest rates)	$226	$1,414
Revolving line of credit (prime + 1.25%)	1,000	-
	$1,226	$1,414

Long term obligations:
Mortgage notes payable (various variable interest rates)	$4,370	$1,950
Equipment purchase contracts and capitalized lease obligations (various interest rates)	884	1,940
Subordinated debt (fixed rate of 10.00%)	346	346
	5,600	4,236
Less current maturities	443	3,120
	$5,157	$1,116
Liabilities of business held for sale

Included in liabilities of business held for sale were the following debt instruments:

At September 30, 2006 Atmosphere Annealing, Inc. (“AAI”), had a $6 million line of credit facility. This facility is secured by AAI’s assets. The amount that can be borrowed under this facility is dependent on certain accounts receivable levels at AAI. At September 30, 2006, based on these specific collateral levels, AAI could borrow up to $3.6 million under its line of credit, approximately $187,000 of which was borrowed. The facility matures in August 2008.

AAI had a separate $7.2 million line of credit facility secured by its equipment. At September 30, 2006 approximately $4.6 million was borrowed under this line of credit. The line of credit matures in March 2007.

Settlement Agreement Resolution

Effective October 27, 2005, the Company entered into a Settlement Agreement with American Realty Equities, Inc. (“ARE”), Capital Center Associates, LLC, (“CCA), L/M Associates, LLC (“L/M”) and Max A. Coon relating to property and the related mortgage on such property owned by CCA. CCA is majority owned by L/M which is 50% owned by Maxco, Inc.

The Settlement Agreement relates to a promissory note dated February 21, 2001, which was in default and guaranteed by Max A. Coon, the Company’s President and Chief Executive Officer, and others. ARE purchased the interest of Charter One Bank as lender of the promissory note which was in the original principal amount of approximately $10 million. On August 11, 2005, the Company agreed to indemnify Max A. Coon for any amounts he would be required to pay as result of personal guarantees he had on the Company’s real estate entities that were made for the sole benefit of the Company. ARE commenced an action in March 2005 to foreclose the construction mortgage and an action to enforce the guarantee against Max Coon and the other guarantors.

Without admitting any liabilities or fault, and to avoid the expense and uncertainties of litigation, the parties settled the litigation as detailed in the Settlement Agreement.

In summary, the Settlement Agreement stated that the total amount to be paid to ARE was $8.5 million if paid on or before September 1, 2006.

On August 30, 2006 payment was made to ARE as required under the Settlement Agreement. To pay this commitment to ARE, the Company was party to the following agreements:

1.
On August 30, 2006, Maxco, Inc. guaranteed a Mortgage Loan Agreement (the “Agreement”) for $2,775,000 between The Huntington National Bank (“HNB”) and CCA. In addition to Maxco, Inc., other guarantors named are L/M and Max A. Coon. The Agreement, which is secured by a first mortgage on a commercial building in Lansing, Michigan (“CCA Building”), calls for CCA to make 60 monthly payments of principal and interest of $22,363.76 plus a final payment of the remaining principal and any accrued interest on September 15, 2011 to HNB. Maxco, Inc. and the other guarantors would be liable for payment to HNB should CCA default.

2.
The Company’s wholly-owned subsidiary, Atmosphere Annealing, Inc. (“AAI”), as part of refinancing of its debt with its principal lender, provided the Company with $5,761,333.25 as part of an intercompany demand note toward fulfilling the commitment to ARE. The $5,761,333.25, which was advanced under loan agreements with AAI’s principal lender, is collateralized by certain assets of AAI including real estate and equipment.

3.
On August 30, 2006, CCA, L/M and the Company agreed that the Company loan the $5,761,333.25 to CCA to fulfill the commitment to ARE. The loan to CCA by the Company is evidenced by a demand note, secured by a second mortgage on the CCA Building in favor of the Company, and guaranteed by L/M.

As a result of the settlement, the Company has included the balance sheet of CCA in the accompanying financial statements since the date of acquisition effective August 30, 2006 (See Note 1). The operating results of CCA were immaterial for the one month ended September 30, 2006.

Indemnification Matters

The Company agreed to indemnify Max A. Coon, chairman and president of the Company, for any amount he would be required to pay for a $1.7 million guarantee resulting from the sale of its major real estate portfolio. The Company does not believe that there is any unusual degree of risk related to the indemnification of this guarantee made by Max Coon because of sufficient underlying asset values supporting the respective debt obligation and other conditions of such indemnification; as such, no amounts have been accrued for such guarantees as of September 30, 2006.

NOTE 7 - FEDERAL INCOME TAXES

The Company assumed the utilization of net operating loss carryforwards to offset taxable income in the first six months of fiscal 2007. The Company amended its March 31, 2002 Federal income tax return to reflect the write offs of its investment in its discontinued affiliate, Foresight, Inc.’s stock, amounts the Company was required to pay as guarantor of Foresight’s banking agreement, and certain other advances to Foresight. As a result of this amendment, the Company received a federal income tax refund of approximately $790,000 which is recorded in accrued taxes payable at September 30, 2006. The Company is currently under audit by the Internal Revenue Service (IRS) and while the auditing agent has initially denied the claim, the Company is appealing the agent’s position to the Appeals Office of the IRS. While management believes that the facts and tax law support the claim, this matter is not yet settled. Accordingly, the Company has recorded the refund in accrued taxes payable.

NOTE 8 - PREFERRED STOCK DIVIDENDS

Effective January 1, 2002, the Maxco Board of Directors suspended the payment of dividends on all preferred stock. These dividend payments have been accrued in the accompanying financial statements and totaled approximately $2.2 million at September 30, 2006.

NOTE 9 - INVENTORIES

Inventories, which are included in assets of business held for sale, are stated at the lower of first-in, first-out cost or market and consisted of the following:

	September 30,	March 31,
	2006	2006
	(in thousands)
Raw materials	$197	$314
Work in progress	664	700
Finished goods	32	34
	$893	$1,048

The Company ordinarily does not take title to the customer parts received for processing; accordingly, such parts are not included in these consolidated financial statements.

NOTE 10 - REAL ESTATE INVESTMENTS HELD FOR SALE

Maxco has effective ownership interests ranging from 31-50% in primarily two LLC’s that have been involved in the development and ownership of real estate in central Michigan. In 2003, the Company’s affiliated entity, L/M Associates II, sold substantially all of the properties in its real estate portfolio. Pursuant to the terms of the sale agreement, in July 2004, L/M Associates (L/M) exercised its option to require the managing member of the acquiring entity to repurchase L/M’s 16% interest in the acquiring entity. To date this requirement has not been satisfied and L/M Associates is working with the managing member of the acquiring entity to resolve this issue. In addition, the managing member of the acquiring entity, during the fourth quarter of fiscal 2006, listed the applicable properties for sale with a major real estate firm.

NOTE 11 - NOTES AND CONTRACTS RECEIVABLE, INCLUDING RELATED PARTIES, AND OTHER

Accounts receivable, related parties consist primarily of unsecured cash advances to officers, stockholders, and affiliates. Certain of the amounts are non-interest bearing. The ultimate settlement of the balances is generally expected to be made in cash, although not necessarily within the next year. The Company recorded a general reserve of $386,000 due to the uncertain collectibilty of certain notes and contracts receivable.

The Company’s former Vice President, Chief Financial Officer and Treasurer is indebted to the Company in the amount of approximately $192,000, including accrued interest, as of September 30, 2006. The indebtedness was incurred at various times prior to April 2002 for the purchase of affiliate company stock and personal use.

In April 2004 the Company entered into an incentive agreement with the President of its wholly-owned subsidiary Atmosphere Annealing, Inc. The agreement provides for compensation to the officer based on the increased value, as defined, of the subsidiary by March 31, 2006. The incentive is equal to 1% of the first $25 million in value plus 10% above that base amount. At the option of Maxco the incentive is payable in cash or its equivalent in stock of Atmosphere Annealing, Inc. held by Maxco. As party to the agreement, Maxco, Inc. recognized incentive compensation expense on a pro-rata basis under the terms of the agreement. The Company charged approximately $600,000 related to this compensation during the year ended March 31, 2005. As of March 31, 2006, the amount accrued was $2.0 million, including $1.4 million charged to operations during the year then ended. No further compensation was charged to operations subsequent to March 31, 2006. However, the compensation committee is considering an additional discretionary amount based on the sale price of AAI if a transaction is consummated.

In June 2003, the Company assumed a lease with CJC Leasing, a limited liability company in which Mr. Coon is a member, from Contractor Supply Incorporated, the purchaser of the Company’s formerly wholly owned subsidiary, Ersco Corporation. Contractor Supply Incorporated was required under the lease to pay CJC Leasing an aggregate of approximately $2.3 million in monthly installment payments over a period of approximately 4 years. In exchange for the Company assuming Contractors Supply Incorporated’s lease payments to CJC Leasing, Contractors Supply Incorporated and the Company agreed to reduce the amount then owed by the Company to Contractor Supply Incorporated by $2.3 million. The assumption of the lease obligations to CJC Leasing by the Company allowed the Company to retire a $2.3 million debt that was otherwise due and payable to Contractors Supply Incorporated, by making monthly payments of the approximate $2.3 million over four years. In June 2006, the Company paid off the obligation due CJC Leasing under this lease.

Included in accrued wages is $477,000 and $517,000 at September 30, 2006 and March 31, 2006, respectively, that is due Mr. Coon. Included in accounts payable is $49,000 and $86,000 at September 30, 2006 and March 31, 2006, respectively, that is due to entities in which Mr. Coon has an interest.

NOTE 12 - RECEIPT OF NON-BINDING LETTER OF INTEREST TO ACQUIRE SUBSTANTIALLY ALL THE ASSETS OF ATMOSPHERE ANNEALING, INC.

On August 16, 2006 Maxco received a preliminary, non-binding letter of interest from a bona-fide, third party purchaser to acquire substantially all the assets of Maxco’s wholly owned subsidiary, Atmosphere Annealing, Inc. (“AAI”) for cash. Under the preliminary proposal, the purchaser would agree to purchase substantially all of the operating assets of AAI other than cash and specifically agreed upon items. The transaction is subject to comprehensive due diligence. Other than normal operating liabilities, the purchaser would not assume any liabilities for borrowed money as well as certain other liabilities including product, tax, and environmental liabilities, if any. It is expected that upon the sale of AAI, all interest bearing liabilities of AAI would be paid out of the proceeds from the sale. The balance of such liabilities as of September 30, 2006 was $11.4 million.

Completion of the transaction is subject to various conditions, including completion of a full investigation of AAI’s business by the potential purchaser, negotiation and entry into a definitive purchase agreement, required approvals including Board and Shareholder approval by Maxco, Inc. (“Maxco”), and possibly obtaining consents from regulatory authorities. Accordingly, while management reasonably believes that the sale of AAI to this prospective purchaser will be consummated; there can be no assurance that the transaction will be consummated.

As part of the agreement, Maxco agreed to terminate discussions with all other third parties interested in the acquisition of AAI for a period of forty-five (45) days from the date of the agreement in order to afford the prospective purchaser an opportunity to conduct confirmatory due diligence throughout the exclusivity period. Maxco also agreed not to sell, transfer, or otherwise dispose of the assets to be purchased or to commence new discussions with other third parties.

On October 4, 2006 Maxco received a revised non-binding letter of interest extending the exclusivity period another thirty (30) days. On November 10, 2006 the parties agreed to extend the exclusivity period through November 30, 2006.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. When more than one accounting method or its application is generally accepted, management selects the principle or method that is appropriate in the specific circumstances. Application of these accounting principles requires the Company’s management to make estimates about the future resolution of existing uncertainties; as a result, actual results could differ from these estimates. In preparing these financial statements, management has made its best estimates and judgments of the amounts and disclosures included in the financial statements, giving due regard to materiality. The Company does not believe there is a great likelihood that materially different amounts would be reported under different conditions or using different assumptions pertaining to the accounting policies described below.

Principles of Consolidation and Transactions with Affiliates

The consolidated financial statements include the accounts of Maxco, Inc. and its majority owned subsidiaries. Upon consolidation, all intercompany accounts and transactions are eliminated. Investments in greater than 20% owned unconsolidated investments are accounted for under the equity method. Investments in less than 20% owned affiliates are accounted for under the cost method, with the exception of Integral Vision, Inc., which continues to be accounted for under the equity method because of its representation on Integral Vision’s Board of Directors.

The accompanying financial statements as of March 31, 2006 and for all corresponding periods of the previous fiscal year have been restated as required by Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to reflect Maxco’s wholly-owned subsidiary Atmosphere Annealing, Inc. (“AAI”) as an asset held for sale due to receiving a non-binding letter of interest from a bona-fide, third party purchaser to acquire substantially all the assets of AAI. The proposed transaction is subject to various conditions and may not occur or may not be completed in a timely manner. In the event either party to the agreement does not receive the necessary regulatory or shareholder approvals, or other conditions to the closing are not satisfied, the sale will not be completed.

Revenue Recognition

The Company recognizes service revenue and revenue from product sales upon transfer of title, which is upon shipment. An estimate of reserves is recorded, if material, for anticipated reworks and credit memos that will be issued on sales recognized to date. SEC Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition,” provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues. The Company has concluded its revenue recognition policy is appropriate and in accordance with generally accepted accounting principles and SAB No. 101.

Goodwill, Intangible and Other Long-Lived Assets

Property, plant, and equipment, and certain other definite-lived assets are amortized over their useful lives. Useful lives are based on management's estimates of the period that the asset will be useful to the Company.

Goodwill, intangible, and other long-lived assets are reviewed by management for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. If management believes impairment may exist, an assessment is performed. This assessment consists of comparing the estimated undiscounted future cash flows with the carrying amount of the long-lived assets. If the undiscounted future cash flows are less than the carrying amounts of the long-lived assets, the Company adjusts the carrying amount of the long-lived assets to their estimated fair value. Fair value is determined by anticipated future cash flows discounted at a rate commensurate with the risk involved. All of the Company’s goodwill is related to the heat treating segment.

During fiscal 2006, the Company performed the impairment tests of its goodwill, indefinite-long-lived intangibles, and other long-lived assets required by relevant accounting standards. The Company's tests indicated that the fair value of its heat treating segment, which was determined by using discounted cash flows and market multiples, exceeded the carrying value. As a result, the Company did not record an impairment charge for this segment in the accompanying financial statements. The Company will continue to perform an impairment review on an annual basis (or more frequently if impairment indicators arise).

Derivative Financial Instruments

The Company applies hedge accounting pursuant to SFAS 133, as amended, with respect to interest rate swap agreements. Accordingly, changes in the fair value of the swap are reported as a component of other comprehensive income and are not included in operating results.

Material Trends and Uncertainties

There have been no changes to material trends and uncertainties since March 31, 2006. Refer to Maxco, Inc.’s Form 10-K filed on July 14, 2006.

Market Opportunities and Growth Strategies

We believe that the following favorable market factors will present opportunities for future growth:

•	Companies are focusing on core competencies and outsourcing non-core processes such as heat treating and coating.

•	In some cases, our customers are consolidating their supply base.

•	Foreign automakers are locating manufacturing facilities in the United States.

Our strategy is to leverage our technical capabilities along with our solid reputation in the industry to (i) expand our relationship with our current customers through superior quality and customer service, and (ii) become a preferred supplier to the foreign automakers locating in the United States. Key elements of our strategy include the following:

•
Expand Capabilities.    By adding new capabilities in our existing plants we believe that we could secure new business from our existing customer base. By offering a “one-stop" shop we could significantly reduce logistical costs for our customers.

•
Provide Technical Expertise To Support Our Customers.    We believe that our technical expertise is one of our competitive advantages. We partner with our customers to find ways to improve quality and reduce cost.

•
Cost Savings Opportunities and Efficiency Improvements.    We have pursued, and will continue to pursue, cost savings that enhance our competitive position in serving our customers. We have made significant investments in material handling equipment in order to improve efficiency and to provide a safer environment for our employees.

•
Pursue Strategic Acquisitions.    We plan to pursue acquisitions that strategically expand our process capabilities and contribute to our geographic diversity and market share. Our ability to execute this element of our strategy may be limited by our capital resources.

MATERIAL CHANGES IN FINANCIAL CONDITION

Cash provided by operating activities amounted to $5.3 million for the six months ended September 30, 2006. Net income after non-cash adjustments generated $1.3 million while net changes in accounts receivable, prepaid expenses, and accounts payable and other current liabilities used $897,000. The change in net assets of the Company’s business held for sale generated $4.9 million.

Investing activities during the period used cash of $8.8 million, primarily due to CCA’s $8.5 million purchase of a building. As a result of a settlement agreement the Company is including the operations of CCA in the accompanying financial statements (see Note 6—Debt—Settlement Agreement Resolution). CCA used cash of $247,000 for improvements to the building.

Cash provided by financing activities amounted to $2.4 million during the six months ended September 30, 2006. CCA borrowed $2.8 million for the purchase of a building. The Company’s discontinued operation, Atmosphere Annealing, Inc., provided $5.7 million to the Company to fund the remaining portion of the purchase of CCA’s building (see Note 6—Debt—Settlement Agreement Resolution). The Company refinanced its real estate held for sale and received $1.6 million. The proceeds from the refinancing were used to repay short term debt and other obligations. Maxco repaid $200,000 when it renegotiated a short term obligation to a line of credit. The Company paid down on its line of credit by $750,000. Maxco repaid its remaining obligation of approximately $900,000 to CJC leasing (See Note 11). Other repayments on long term obligations amounted to $160,000.

Overall, the Company’s working capital (defined as current assets less current liabilities) decreased from $5.8 million at March 31, 2006 to $2.5 million at September 30, 2006.

The Company’s ability to meet its short term and long term debt service and other obligations (including compliance with financial covenants) will continue to be dependent upon its future operating performance. This dependency will be subject to financial, business and other factors, certain of which, such as prevailing economic conditions, are beyond the Company’s control. The Company believes that funds generated by its operations, funds available under its credit facilities, and funds that could be available under other credit facilities will be sufficient to finance near term capital needs, as well as to fund existing operations for the reasonably foreseeable future. Additionally the Company has long term equity investments that could be liquidated to meet its debt service requirements.

At September 30, 2006, the 2,410,183 shares of Integral Vision common stock that Maxco owns had an aggregate fair value of approximately $1.4 million. Maxco’s investment in Integral Vision is reflected in Maxco’s financial statements under the equity method for all periods presented as the Company maintains representation on Integral Vision’s Board of Directors.

RESULTS OF OPERATIONS

Three Months Ended September 30, 2006 Compared to 2005

Net sales decreased to $11.0 million compared to $11.4 million in last year’s second quarter. Second quarter results reflect operating income of $363,000 compared to $411,000 for the comparable period in 2005. Net loss was $259,000 or $0.11 per share after preferred dividends assuming dilution compared to last year’s income of $64,000 or a loss of $0.01 per share after preferred dividends assuming dilution.

Sales and operating earnings for the three months ending September 30, 2006 and 2005 by the Company’s heat treating and corporate and other segments were as follows:

	Three Months Ended		Three Months Ended
	September 30, 2006		September 30, 2005
		Operating		Operating
	Net Sales	Earnings (Loss)	Net Sales	Earnings (Loss)
	(in thousands)
Heat treating	$11,004	$1,191	$11,396	$1,061
Corporate and other	-	(828)	-	(650)
	$11,004	$363	$11,396	$411

AAI experienced a decrease in net sales of approximately $392,000. Net sales volume from existing customers decreased by $866,000, of which $453,000 was from a certain major customer. An expanded customer base generated an additional $474,000 of net sales in the current year.

Consolidated gross profit (net sales less cost of sales and operating expenses) increased to $4.4 million from $4.1 million. Gross margin (gross profit as a percentage of sales) increased to 40% from 36%. The improvement in gross margin increased gross profit by $421,000 while the decrease in AAI’s net sales reduced gross profit by $140,000. AAI experienced decreases in employee related expenses of $220,000, natural gas of $142,000, maintenance of $135,000, and general factory supplies of $91,000.

Selling, general, and administrative increased to $3.2 million from $2.9 million in the prior year period. Maxco recorded a general reserve of $386,000 due to the uncertain collectibility of certain notes and contracts receivable. AAI experienced increases in employee related expenses of $162,000. Maxco’s employee salary and other employee related expenses decreased $76,000. In 2005, Maxco recognized $175,000 of compensation expense under the terms of an incentive agreement with the President of AAI.

As a result of the above, operating earnings decreased to $363,000 from $411,000 in last year’s comparable period.

Investment, interest, and other income (loss), net decreased from $37,000 to $3,000. In 2005, the Company recorded income of $26,000 from consulting services that the Company provides to Integral Vision.

Interest expense increased from $384,000 to $563,000. In August 2006 AAI expensed approximately $330,000 of deferred financing costs as a result of debt refinancing.

Equity in net loss of affiliates consists of Maxco’s share of the operating results of 50% or less owned entities accounted for under the equity method. On a consolidated basis, equity in net loss of affiliates was $58,000, net of tax, in the quarter ended September 30, 2006.

Six Months Ended September 30, 2006 Compared to 2005

Net sales increased to $23.6 million compared to $22.8 million in last year’s comparable period. Results from this period reflect operating earnings of $2.2 million compared to $1.1 million for the comparable period in 2005. Net income was $1.3 million or $0.29 per share after preferred dividends assuming dilution compared to last year’s $393,000 or $0.05 per share after preferred dividends assuming dilution.

Sales and operating earnings for the six months ended September 30, 2006 and 2005 by the Company’s heat treating and corporate and other segments were as follows:

	Six Months Ended		Six Months Ended
	September 30, 2006		September 30, 2005
		Operating		Operating
	Net Sales	Earnings (Loss)	Net Sales	Earnings (Loss)
	(in thousands)
Heat treating	$23,580	$3,398	$22,844	$2,367
Corporate and other	-	(1,230)	-	(1,274)
	$23,580	$2,168	$22,844	$1,093

AAI experienced an increase in net sales of approximately $736,000. A certain major customer generated an additional $679,000. Net sales volume from other existing customers decreased by $1.3 million. An expanded customer base generated an additional $1.3 million of net sales in the current year.

Consolidated gross profit (net sales less cost of sales and operating expenses) increased to $9.7 million from $8.4 million. Gross margin (gross profit as a percentage of sales) increased to 41% from 37%. The increase in AAI’s net sales accounted for $271,000 of the increase in gross profit while the improvement in margin accounted for $964,000. AAI experienced decreases in employee related expenses of $333,000, natural gas of $592,000, maintenance of $288,000, and general factory supplies of $203,000. Per an agreement with a certain customer, AAI is required to purchase and bill the customer for the steel used in the heat treating process. The amount of steel purchased was $1.1 million higher than the prior year.

Selling, general, and administrative increased to $5.9 million from $5.8 million in the prior year period. Maxco recorded a general reserve of $386,000 due to the uncertain collectibilty of certain notes and contract receivable. In 2005, Maxco recognized $350,000 of compensation expense under the terms of an incentive agreement with the President of AAI. Maxco’s employee salary and other employee related expenses decreased $132,000. Maxco’s employee salary and other employee related expenses decreased $132,000. Maxco’s legal and other professional expenses increased approximately $45,000. AAI experienced increases in employee related expenses of $226,000. AAI’s legal and other professional expenses decreased approximately $52,000.

As a result of the above, operating earnings increased to $2.2 million from $1.1 million in last year’s comparable period.

Investment, interest, and other income (loss), net decreased from $35,000 to $28,000.

Interest expense increased from $737,000 to $873,000. In August 2006 AAI expensed approximately $330,000 of deferred financing costs as a result of debt refinancing.

Equity in net loss of affiliates consists of Maxco’s share of the operating results of 50% or less owned entities accounted for under the equity method. On a consolidated basis, equity in net loss of affiliates was $58,000, net of tax, in the six months ended September 30, 2006.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
The Company’s variable interest expense is sensitive to changes in the general level of United States interest rates. Approximately $5.4 million of Maxco’s debt carries a fixed rate of interest. The Company had total outstanding variable rate short and long term borrowings of $12.9 million at September 30, 2006. A 1% increase from the prevailing interest rates at September 30, 2006 on the unhedged variable rate portion of the Company’s short and long-term borrowings would increase interest expense on an annualized basis by approximately $129,000 based on principal balances at September 30, 2006.

The Company’s heat treating segment experiences fluctuations in the price of natural gas used in the heat treating process. To the extent feasible in light of competitive factors, the Company has offset these fluctuations through selective price adjustments.

ITEM 4. CONTROLS AND PROCEDURES

a)  Disclosure controls and procedures

The Company’s chief executive officer and chief financial officer have each reviewed and evaluated the effectiveness of our disclosure controls and procedures (as defined in Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this report. Based on that evaluation, the chief executive officer and chief financial officer have each concluded that the Company’s current disclosure controls and procedures are effective to ensure that information required to be disclosed in its periodic reports filed under the Exchange Act is recorded, processed, summarized, and reported, in each case, within the time period specified by the SEC’s rules and regulations.

b)  Changes in internal control over financial reporting

There have been no changes in the Company’s internal controls over financial reporting that occurred during the Company’s second quarter of the fiscal year that materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting.

ANNEX F
MAXCO, INC.
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and effective June 14, 2001, shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

F-1

MAXCO, INC.
AUDIT COMMITTEE CHARTER (Continued)

•
The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's shareholders. The committee shall have the authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board the selection of the Company’s independent auditors.

•
The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•
The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards, including those disclosures and discussions which are required under SAS 61 prior to the filing of the Company’s Form 10-Q. The chair of the committee may represent the entire committee for the purposes of this review.

•
The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards, including matters required to be discussed by SAS 61. The committee is to make a recommendation to the Board of Directors each year as to whether the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Securities Exchange Commission. The committee will review the required disclosures to be made by the Company in the annual proxy statement of the Company and approve such disclosures prior to filing with the securities Exchange Commission.

F-2

ANNEX G
OPINION OF THE FINANCIAL ADVISOR

A special committee of the board of directors retained GBQ Consulting, LLC (“GBQ”) in September of 2005 to act as financial advisor in connection with a proposed transaction that would involve Maxco, Inc. having a reverse stock split followed by a forward stock split. The purpose of this transaction would have been to decrease the number of shareholders in Maxco to allow deregistration of the Company. The Company did not impose any limitation on the scope of the fairness opinion nor did it provide any instruction to GBQ with respect to the fairness opinion. On October 17, 2005, GBQ delivered to the special committee its written opinion, that as of October 17, 2005, the cash consideration of $6.00 per share was fair, from a financial point of view, to those common stockholders receiving the cash consideration. The full text of the GBQ opinion is attached to this ANNEX G as Appendix A.

GBQ is an affiliate of GBQ Partners LLC, the largest independently owned accounting firm in Columbus, Ohio. In addition to valuation services, GBQ performs litigation support and transaction advisory services for a wide variety of businesses.

The special committee of Maxco considered proposals from two different prospective financial advisors, one of which was GBQ. GBQ was ultimately selected by the special committee on the basis of its experience and credentials in the valuation area, as well as its engagement terms.

GBQ had no past relationships with Maxco or any of its affiliates at the time of this report. GBQ received compensation of $31,700 from the Company to render its opinion, and the Company had also agreed to indemnify GBQ against certain liabilities, including liabilities arising under the federal securities laws.

While GBQ rendered its opinion and provided certain financial analyses to the special committee, the opinion was only one of many factors taken into consideration by the special committee in making its recommendation to the board of directors. GBQ did not recommend to the special committee the amount of consideration that should be paid in the proposed reverse stock split transaction or other terms thereof. The board of directors determined the amount of consideration to be paid in connection with the reverse stock split on the recommendation of the special committee. The decision to recommend and pursue the proposed transaction and reverse stock split was solely that of the special committee and the board of directors as was the later decision not to proceed with the reverse stock split.

In connection with the opinion, GBQ conducted such inquiries, studies, and analyses (which are more fully described below) as it deemed appropriate under the circumstances. Among other things, GBQ:

▪ held discussions with various members of senior management of the Company regarding the operations, financial condition, future prospects, projected operations and performance of the Company;

▪ reviewed financial projections from management of the Company for the fiscal years ending March 31, 2006 through 2010;

▪ conducted on-site visits to the Company’s headquarters and operating facilities in Lansing, Michigan;

▪ reviewed the Company’s audited financial statements for the fiscal years ended March 31, 2001 through March 31, 2005;

▪ reviewed the Company’s unaudited financial statements for the interim quarters ended June 30, 2004 and June 30, 2005;

▪ reviewed the Company’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended March 31, 2005, and the quarterly report on Form 10-Q for the quarter ended June 30, 2005;

▪ reviewed the historical market prices and trading volume of the Company’s common stock since October 1, 2002;

▪ reviewed a then recent shareholder profile of the Company and the number of shareholders;

▪ reviewed certain then publicly available news articles and press releases relating to the Company; and

▪ reviewed then publicly available information, data, and financial data, including Mergerstat Review 2005, and such information and data of certain publicly traded companies it deemed comparable in certain respects to the Company.

In performing its analyses, which are more fully described below, GBQ assumed and relied upon the accuracy and completeness, without independent verification:

▪ that the assets, liabilities, and financial condition of the Company as of its October 17, 2005 opinion to the special committee had not materially changed since June 30, 2005, the date of the most recent financial statements of the Company. The assumptions as to assets, liabilities and financial condition were based on the annual reports of the Company for the five fiscal years ended March 31, 2001 through 2005, and the quarterly report of the company for the quarter ended June 30, 2005;

▪ that the various projections of results of operations prepared by management of Maxco, which are more fully described below, were based upon the best currently available estimate of the future financial results and condition of the Company; and

▪ of then publicly available information about the Company and comparative companies.

The full text of the GBQ opinion (Appendix A) sets forth certain assumptions, and certain qualifications, made by GBQ, to render the opinion as to the fairness, that from a financial point of view, the cash consideration of $6.00 per common share to those stockholders receiving the cash consideration was fair. The opinion of GBQ was accompanied by, and the summary below is qualified by reference to, the complete written presentation of GBQ dated October 17, 2005, a copy of which has been attached to this ANNEX G as Appendix B. The presentation materials and opinion delivered to the special committee by GBQ, dated October 17, 2005, will be made available for inspection and copying at the principal offices of the Company during its regular business hours by any interested stockholder of the Company, or representative of any stockholder of the Company who has been designated in writing, or copies will be transmitted by the Company to such stockholder, upon written request to the Company and at such stockholders expense. The GBQ opinion was only one factor to consider, and the GBQ opinion did not constitute a recommendation as to how any shareholder should vote on the transaction. The Company, board of directors and special committee urged shareholders to read the opinion and presentation materials carefully and in their entirety.

The following is a summary of the material financial and comparative analyses performed by GBQ that were presented to the special committee on October 17, 2005 in connection with the delivery of its opinion. The order of analyses described, and the results of those analyses, do not necessarily represent the relative importance or weight given to those analyses by GBQ. In preparing its opinion, GBQ performed a variety of analyses, which are described below. As such, consideration of only a portion of the analyses could create an incomplete or misleading view of the processes underlying GBQ’s opinion.

The analyses performed by GBQ was not necessarily indicative of actual values or actual future results, which may be more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of GBQ’s analysis of the fairness, from a financial point of view, of the cash consideration of $6.00 per share to those stockholders receiving the cash consideration, and were delivered to the special committee in connection with the delivery of GBQ’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which Maxco might actually be sold.

The following paragraphs summarize the quantitative analyses performed by GBQ, including explanation of assumptions made by GBQ, and projections of results of operations prepared by management of the Company utilized by GBQ, as applicable, in arriving at the opinion delivered to the special committee.

In assessing the fairness of the transaction, GBQ analyzed (i) the value of Maxco’s common stock, and (ii) premiums paid in certain going private transactions and control acquisitions.

GBQ’S VALUATION OF THE COMPANY

In conducting its valuation analyses, GBQ considered the Income Approach (Discounted Cash Flow Method) and Market Approach (Guideline Public Company Method) valuation techniques.

► Discounted Cash Flow Method - Income Approach

Financial Projections

In conducting its discounted cash flow analysis, GBQ used five-year projections prepared by management and incorporated material assumptions, based on data provided by management, as to non-operating assets, and other liabilities and assets of the Company, all of which are more fully described below. GBQ’s purpose in this analysis was to calculate an estimated present value of the common stock of Maxco. The projections prepared by management of Maxco without consideration for the proposed reverse stock split. The projections were based on numerous variables and assumptions that are inherently unpredictable and may not occur as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

As a matter of course, the Company does not normally publicly disclose forward-looking financial projections. Nevertheless, in connection with its review, GBQ considered financial projections of Company management. These financial projections were prepared by management of the Company based upon assumptions regarding the Company’s future performance, based upon market conditions as they existed in October 2005. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC, the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. Our independent certified public accountants had not examined nor compiled any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections, and accordingly, assumed no responsibility for them. The financial projections were forward-looking statements that were subject to risks and uncertainties that could cause actual results to differ materially from the information and they should be read with caution.

The five-year projections prepared by management and provided to GBQ included:

▪ Revenue was projected by management to be approximately $47.40 million, $50.48 million, $55.56 million, $59.51 million, and 63.19 million for fiscal years ending March 31, 2006 through March 31, 2010, respectively. The corresponding projected revenue growth rates were 4.5%, 6.5%, 10.1%, 7.1%, and 6.2%, respectively. These projections were based upon management’s view of marginal increases in 2006 and 2007 followed by higher growth in 2008 and 2009 due to the addition of a major contract from a large auto manufacturer.

▪ Gross margins were projected by management to remain constant, consistent with results from fiscal years 2004 and 2005, at approximately 35.3%, from fiscal year March 31, 2006 through March 31, 2010.

▪ Operating expenses were projected by management to total $9.2 million in fiscal year 2006 (or approximately 19.4% of total revenue) before increasing to 20% of total revenue in 2007. Following 2007, operating expenses were projected by management to decrease to approximately 19% of total revenue by 2009.

▪ Corporate overhead expenses were projected by management to total approximately $2.0 million in 2006, and grow at rate of approximately 3% annually thereafter.

▪ Net capital expenditures were projected by management to increase in the immediate future as a result of the new contract. Specifically, management expected the Company to spend an additional $800,000 per year over the next three years in order to meet the requirements of the contract (reflecting net capital expenditures in fiscal years 2006 through 2008 to range from approximately $2.3 million to $2.440 million). The Company expects that future depreciation would be a function of capital expenditures.

▪ Management also projected that the Company’s required level of working capital was projected to equal approximately 7.2% of sales throughout the five years 2006 through 2010, which projections were consistent with the Company’s level of working capital in 2005.

▪ Management projected that the distributable cash flow of the Company remaining after giving effect to cost of sales, operating and corporate overhead expenses, depreciation and amortization, income taxes, and capital expenditures were $1.004 million, $1.925 million, $2.190 million, $3.363 million, and $3.405 million, respectively, for fiscal years ending March 31, 2006 through March 31, 2010.

Discounted Cash Flow Analysis

The Discounted Cash Flow Method is a method used to estimate what a company is worth today, based on what it will earn in the future. The estimations of what the company will earn in the future are then discounted, or reduced, to adjust for the fact that there is a risk to the investor with the investment, and the fact that the investment could be made in other vehicles that could have little or no risk. In utilizing the Discounted Cash Flow Method a number of assumptions are made which are important to understand to be knowledgeable on the conclusion made as to estimated value.

After calculation of what is estimated as the future distributable cash flow of the Company, this cash flow is then adjusted to present value via Maxco’s weighted average cost of capital (“WACC”).

There were several steps taken by GBQ to determine the estimated current value of the Company’s common stock. The steps included estimating the average cost to the Company of financing its assets through equity and through debt weighted by the appropriate use of these financing sources, to arrive at an appropriate discount rate. To estimate the Company’s discount rate or WACC, GBQ analyzed the Company’s: (i) cost of equity; (ii) cost of debt, and (iii) ideal capital structure (i.e., how much of the Company is comprised of equity and how much is comprised of debt). After completing these steps and determining the discount factor, the Company’s projected cash flows for fiscal years 2006 though 2010, and thereafter, were discounted to present value.

The steps taken by GBQ in calculating the Company’s WACC include:

Step No. 1 - Cost of Equity

GBQ utilized the Capital Asset Pricing Model in determining a reasonable rate of return for investing in the Company common stock (i.e., the Company’s cost of equity):

● GBQ determined that the rate of return that could be expected in a typical risk free investment was 4.65%. This rate of return was based upon the yield of a 20 year Treasury Bond;

● Next, GBQ added a premium based upon the fact that a shareholder in the Company was participating in an equity investment (which had inherently more risk than investing in a 20 year Treasury Bond). GBQ determined that a beta adjusted market premium of 5.40% should be added to the expected risk free investment rate of 4.65%. To arrive at the 5.40% premium, GBQ first concluded that 6.0% was a typical market premium for investing in an equity investment. GBQ analyzed six companies deemed comparable in certain respects to Maxco to determine how much the 6.0% market premium should be adjusted for the Company’s industry (i.e., a beta adjusted equity risk premium). For a more complete discussion of the guideline companies analyzed by GBQ, please see the discussion below which describes the Market Approach utilized by GBQ. Of the six companies, the median adjustment to an equity risk premium (or beta) was 0.89 and the average adjustment was 0.95. Thus, GBQ applied a beta of 0.90 to the market/equity risk premium of 6.00% in concluding a reasonable market/equity risk premium of 5.40% for Maxco;

● Next, GBQ added a size premium based upon the fact that a shareholder in the Company had a higher risk investing in smaller company stock such as Maxco, than it would have if investing in stocks of company’s on the S&P 500. GBQ analyzed historical rates of return of the smallest ten percent of stocks on the NYSE, AMEX and NASDAQ exchanges (i.e., stocks of companies with equity capitalizations below $262.7 million) and based upon that analysis, determined that 6.41% was a reasonable additional premium an investor could expect by investing in small company stock. Thus, GBQ determined that an additional 6.41% should be added to the risk free rate of return of 4.65% and the market/equity risk premium of 5.40%;

● Next, another adjustment factor to the reasonable rate of return was considered and added by GBQ based upon the specific risk of investing in the Company. This analysis involved GBQ analyzing Company specific factors, such as the depth of management, service-line diversification, geographic diversification, market/position share, financial structure, stability of earnings, and the risk associated with realizing the projected cash flows. GBQ determined that an additional 2% premium should be added to the 4.65% (risk free rate of return), 5.40% (beta adjusted equity risk premium), and the 6.41% (size premium).

After adding together the premiums it considered reasonable, GBQ estimated that a reasonable rate of return that an investor could expect by its investment in the Company, or the Company’s cost of equity, was 18.46%.

Step No. 2 - Cost of Debt

GBQ determined (based on Baa rated bonds) that 6.19% was an appropriate long-term pre-tax interest rate for Maxco. However, because interest may be deducted, GBQ multiplied the 6.19% interest rate factor by a 40% tax rate, deriving an income tax deduction of 2.48%. By subtracting the 2.48% tax deduction from the 6.19% interest rate, GBQ determined that 3.71% was an appropriate cost of debt for the Company.

Step 3 - Capital Structure

GBQ analyzed the equity and debt structures of guideline companies to determine Maxco’s ideal capital structure. This analysis revealed that comparable companies’ equity averaged 77.2% of total invested capital (median of 76.4%). Based upon these findings, GBQ determined it was appropriate to estimate the Company’s capital structure at 75% equity and 25% debt.

Step 4 - WACC

GBQ next applied its findings of the cost of equity and cost of debt to the Company’s capital structure to determine the appropriate discount rate to be applied against projected distributable cash flow. GBQ multiplied its estimate of the percentage of Company financed equity (75%) by the cost of equity (18.46%) to arrive at a figure of 13.845%. Next, GBQ multiplied its estimate of the percentage of Company financed debt (25%) by its estimate of the cost of debt to the Company (3.71%) to arrive at a figure of .9275%. GBQ then added the weighted cost of equity to the weighted cost of debt, estimating that 14.77%, or rounded at 14.8%, was an appropriate WACC to use to discount Maxco’s distributable cash flow.

Estimating Present Value of Five Years of Projected Distributable Cash Flow

  Next, GBQ next reviewed the distributable cash flow remaining for the Company, based on the Company’s projected earnings, for fiscal years ending March 31, 2006 through March 31, 2010. GBQ determined that the present value factors of the respective years at the 14.8% discount rate were: 0.9679, 0.8744, 0.7617, 0.6635, and 0.5780, respectively. To determine the current value of the portion of future earnings that the Company could distribute after each year, GBQ applied the present value factors for each of the years against the Company’s estimated distributable cash flows for those years of $1.004 million, $1.925 million, $2.190 million, $3.363 million, and $3.405 million, respectively. GBQ concluded that estimated present value of distributable cash flow of the Company is projected to be $972,000, $1.684 million, $1.668 million, $2.231 million and $1.968 million for fiscal years ending March 31, 2006 through March 31, 2010, or a present value of aggregate cash flows for the five years totaling $8.523 million.

Estimating Present Value of Cash Flow Beyond Year Five

  GBQ also estimated the present value of cash flow of the Company after fiscal year 2010. In determining this estimate, GBQ began this step by starting with the projected distributable cash flow of the Company in 2010, of $3.405 million. GBQ multiplied the $3.405 million by a 3.0% growth rate in arriving at the estimated distributable cash flow of $3.507 million in fiscal 2011 ($3.405 million times 1.03). GBQ then deducted long-term growth of 3.0% from the WACC of 14.8%, to arrive at a capitalization rate of 11.8%. GBQ divided the estimated distributable cash flow of $3.507 million by the capitalization rate of 11.8% and concluded an estimated future cash flow value of the Company beyond 2010 (or residual cash flow value) of $29.720 million. GBQ then multiplied the 2010 present value factor of 0.5780 against the estimated residual cash flow value of $29.720 million, and arrived at its estimate of the present value of residual cash flow of $17.177 million.

Estimating the Total Operating Value of the Company

Toward its determination of its estimate of the value of the Company common stock, GBQ added the present value of projected cash flows of $8.523 million to the present value of residual cash flow of $17.177 million, suggesting a total operating value of approximately $25.7 million.

Non-Operating Asset Adjustments

GBQ determined that the estimate of total operating value of $25.7 million should be adjusted to account for the Company’s non-operating assets.

GBQ assumed market values of the Company’s portfolio of non-operating assets and investments at an approximate aggregate value of $9.9 million, based upon the following:

▪ Ledges Commerce Park. Based on real estate appraisals as of October 2004 performed by The Oetzel Williams Group, GBQ valued the Company’s net investment in two buildings and land in Ledges Commerce Park at $3.0 million;

▪ Real Estate Partnerships. Based on management’s estimates of the net value of real property, including net of debt and reimbursable legal and internal costs incurred by the Company, GBQ valued the Company’s ownership in real estate partnership investments at $1.43 million;

▪ Integral Vision, Inc. Based on the trading price of Integral Vision, Inc. on October 17, 2005 at $1.51 per share, and the Company’s ownership of approximately 2,410,183 shares, GBQ valued the Company’s investment in Integral Vision, Inc. at approximately $3.639 million;

▪ Phoenix Financial Group. The value of the Company’s investment in Phoenix Financial Group (bondpage.com) was estimated by GBQ to be $630,000 based upon applying a 50% price to sales multiple to the company’s revenue base of $3.5 million and multiplying the result by Maxco’s 36% ownership. The price to sales multiple was determined by GBQ based upon GBQ’s analysis of 23 merger and acquisition transactions involving the sales of securities brokerage businesses;

▪ Robinson Oil. GBQ valued the Company’s investment in Robinson Oil to be approximately $385,000 based upon the Company’s representations that it anticipates future proceeds from this investment to approximate its investment of $385,000;

▪ Provant, Inc. GBQ valued the Company’s investment of approximately 2.84 million shares in Provant, Inc. to be approximately $284,000 based upon the Company’s estimate that the shares of Provant, Inc. are worth $0.10 per share;

▪ Cash surrender value of life insurance. The life insurance owned by the Company was valued at $430,916 based upon their present cash surrender value; and

▪ Notes receivable. The Company’s notes receivable were valued at $65,103 based upon their current balances.

By adding the estimated $9.9 million of non-operating assets to the total operating value, GBQ arrived at an estimated aggregate business enterprise value of the Company of $35.562 million.

Adjusting Business Enterprise Value for Financial Liabilities and Cash

From the estimated $35.562 million business enterprise value, GBQ found it appropriate to subtract certain financial liabilities (aggregate of approximately $22.702 million) and add the value of the estimated cash and cash equivalents of the Company (an aggregate of $1.640 million). The estimates of the Company’s financial liabilities, and cash and cash equivalents, were based upon the following assumptions:

▪ Incentive Compensation Liability. The Company has an agreement with the President of its wholly owned subsidiary, Atmosphere Annealing, Inc. to pay incentive based compensation on March 31, 2006 based upon an agreed upon formula involving Atmosphere Annealing, Inc.’s EBITDA level. GBQ valued this liability at approximately $1.3 million based upon the Company’s representations as to Atmosphere Annealing, Inc.’s current level of projected EBITDA for fiscal year 2006;

▪ Debt. GBQ valued the Company’s interest-bearing debt at approximately $16.3 million based upon the Company’s reported book value as of September 30, 2005;

▪ Cash and Cash Equivalents. GBQ valued the Company’s cash and cash equivalents at approximately $1.640 million based upon the Company’s reported book value as of September 30, 2005;

▪ Preferred Stock. The Company’s preferred stock totaling $5.1 million as of September 30, 2005 is comprised of multiple series, all of which are required to pay 10% cumulative dividends, and have face values ranging from $51.50 to $120 per share. GBQ valued the Company’s liability to preferred shareholders to be approximately $5.1 million as of September 30, 2005, based upon the terms of each of the series of preferred shares, and the stock’s current reported book value.

After making the above adjustments, GBQ estimated that the aggregate value of the common stock of the Company was $14.5 million.

Estimating the Per Share Value of Company Common Stock

By dividing the estimated aggregate value of Maxco’s common equity of $14.5 million by the approximate 3.447 million shares of outstanding, GBQ arrived at an indicated value of $4.21 per share for the Company’s common stock. The table below summarizes this calculation as follows:

Discounted cash flows (in 000’s)

Present Value of Cash Flows (years 2006 through 2010)	$8,523
Present Value of Residual Cash Flow	17,177

Total Operating Value	25,700
Add: Non-Operating Asset Value	9,862

Business Enterprise Value	35,562
Less: Incentive Compensation Liability	(1,300)
Less: Interest Bearing Debt	(16,286)
Less: Preferred Stock	(5,116)
Plus: Cash and Cash Equivalents	1,640

Value of Common Equity	14,500
Outstanding Shares as of September 30, 2005	3,447

Per Share	$4.21

Completing the Discounted Cash Flow Method

To complete its analysis of the discounted cash flow method, GBQ then found it appropriate to consider a range of additional discount rates it deemed appropriate, as well as to consider a range of long term growth rates. GBQ considered the price per share of the stock within the range of 1% above and below (from 13.8% to 15.8%) the estimated discount rate of 14.8%, and within the range of 1% above and below (from 2% to 4%) the 3% growth rate estimated for the Company, as follows:

Discounted Cash Flow Method - Sensitivity Analysis

	Terminal Growth Rate
WACC	2.0%	2.5%	3.0%	3.5%	4.0%

13.8%	$4.38	4.64	4.90	5.22	5.54
14.3%	4.06	4.29	4.55	4.82	5.11
14.8%	3.77	3.97	4.21	4.44	4.73
15.3%	3.51	3.68	3.89	4.12	4.35
15.8%	3.25	3.42	3.63	3.83	4.03
Based on the above analysis, GBQ concluded that the Discounted Cash Flow Method suggests a reasonable range of values from $3.25 to $5.54 per share for the Company’s common stock.

► Guideline Public Company Method - Market Approach

GBQ utilized the Guideline Public Company Method in its Market Approach analysis. The Guideline Public Company Method is a method used estimate the value of a company by comparing financial data from companies in the same or similar business. The method includes identifying comparable companies, analyzing financial data of the comparable companies, such as earnings, revenues, and other statistics, to determine applicable valuation ratios (or market multiples), applying those ratios to the corresponding data of the company being valued, and then making appropriate adjustments specific to the Company being valued.

In performing its Guideline Public Company Method of valuation, GBQ took the following steps to arrive an estimate of the value of Maxco’s common stock:

Step 1 - Identifying Comparable Companies

GBQ reviewed publicly available information and held discussions with management to identify comparable public companies to Maxco. GBQ assumed Maxco’s primary competitors are small, specialized, service providers and in-house divisions of automobile manufacturers. GBQ found no public companies directly comparable to Maxco in terms of size, products and markets served. However, using publicly available information, GBQ was able to identify six publicly traded companies operating primarily in the metal treatment industry, a characteristic comparable to Maxco. The comparative analysis to Maxco of these six companies was based on performance and characteristics as a whole group rather than on any individual company selected. The six guideline public companies reviewed by GBQ are as follows:

▪ Commercial Metals Company - Ticker - CMC on NYSE. This company and its subsidiaries manufacture, recycle, and market steel and metal products and related materials. The company markets and trades primary and secondary metals, steel, ores, concentrates, industrial minerals, ferroalloys, chemicals and other materials used in a variety of industries.

▪ Milaster Corporation - Ticker - MILAA on OTC. This company sells special metallurgical services to manufacturers in the Midwestern and New England regions of the United States. The company’s services include metallurgical engineering, heat treating, brazing and surface finishing.

▪ Novamerican Steel, Inc. - Ticker - TONS on NSDQ. This company processes and distributes carbon steel, stainless steel, and aluminum products. The company produces steel tubing and flat-rolled steel for clients such as car makers, auto parts makers, construction and agricultural equipment companies, and general steel fabricators.

▪ Olympic Steel, Inc. - Ticker - ZEUS on NSDQ. This company processes and distributes flat-rolled carbon, stainless steel, and tubular steel products. The company operates as an intermediary between steel producers and manufacturers that require processed steel for their operations, and purchases steel from producers and processes it according to customer specifications.

▪ Steel Technologies, Inc. - Ticker - STTX on NSDQ. This company processes flat-rolled steel to specified close tolerances for industrial customers requiring steel of precise thickness, width, temper, finish, and shape for their manufacturing purposes. The company purchases commercial-tolerance steel from primary producers and further processes it to customer specifications.

▪ Worthington Industries, Inc. - Ticker - WOR on NYSE. This company, through its subsidiaries, processes steel and fabricates metal, focusing on specialized products requiring exact specifications. The company’s products include flat-rolled steel, pressure cylinders, metal framing products and automotive body panels, and the company also provides technical services.

After identifying what GBQ found to be appropriate comparable companies, GBQ began analyzing their respective financial information.

Step 2 - Reviewing Financial Information/Market Multiples of Comparable Companies

In applying the Guideline Public Company Method, GBQ reviewed and considered various pricing relationships among the guideline companies based upon certain historical (last twelve months (“LTM”) and five year weighted average) and projected (2005 and 2006) results and enterprise value (market value of equity plus debt minus cash and equivalents, or “EV”) as of October 12, 2005. The specific valuation multiples calculated by GBQ included: (i) EV to LTM revenue, (ii) EV to 5-year weighted average revenue, (iii) EV to LTM earnings before interest, tax, depreciation and amortization (“EBITDA”), (iv) EV to 5-year weighted average EBITDA, (v) EV to year-1 projected revenues, and (vi) EV to year-2 projected revenues.

The resulting valuation ratios, or market multiples, exhibited by the comparable publicly traded companies fell among the following ranges:

	Low	Median	Mean	High
EV/LTM Revenue	23.8%	46.5%	46.5%	64.4%
EV/ 5 yr. wtd. avg. Revenue	39.9%	73.2%	68.4%	80.6%

EV/LTM EBITDA	2.1x	4.7x	4.7x	7.0x
EV/ 5 yr. wtd. avg. EBITDA	4.8x	7.6x	7.5x	11.4x

EV/yr -1. Proj. Revenues	24.6%	40.7%	44.6%	68.4%
EV/yr.-2 Proj. Revenues	25.2%	43.7%	45.8%	66.8%

After concluding its estimate of the market multiple ranges among the comparable companies, GBQ proceeded to select the appropriate multiples to apply to Maxco.

Step 3 - Determining Appropriate Market Multiples to Apply to Maxco

To determine appropriate market multiples to apply to Maxco, GBQ considered (i) any discernible trends in the pricing multiples of the guideline companies, and (ii) the Company’s risk and return characteristics relative to the guideline companies based on a comparative analysis.

The following table illustrates GBQ’s selected multiples and a range of indicated values for Maxco based on the Guideline Public Company Method:

In 000’s	Maxco Results	Selected Multiple	Operating Value
LTM Revenue	$45,445	45% to 50%	$ 20,450 to $22,723
5 yr. wtd. avg.
Revenue	40,630	70% to 75%	28,441 to 30,472

LTM EBITDA	5,144	4.5 to 5.00	23,148 to 25,720
5 yr. wtd. avg.
EBITDA	3,553	7.25 to 7.75	25,758 to 27,535

Projected yr. 1
Revenue	47,400	45% to 50%	21,330 to 23,700
Projected yr. 2
Revenue	50,480	45% to 50%	22,716 to 25,240
Overall Range of Non-Adjusted Operating Value  - $20,450 to $30,472

By applying the above market multiples, GBQ estimated the Guideline Public Company Method suggests an operating value of Maxco within the range of $20.450 million to $30.472 million.

Step 4 -Calculating the Value of Maxco’s Equity

GBQ adjusted the estimated operating value of Maxco for non-operating assets, financial liabilities and cash in arriving at the Company’s indicated equity value. These adjustments featured the addition of (i) $9.862 million in non-operating assets, (ii) an incentive compensation liability of $1.3 million, (iii) interest bearing debt of $16.286 million, (iv) preferred stock liability of $5.116 million, and (iv) cash and cash equivalents of $1.640 million. After making these adjustments to the estimated total operating value, GBQ estimated an equity value range of $9.3 million to $19.3 million for the Company’s common stock via the Guideline Public Company Method.

Step 5 - Completing the Guideline Public Company Method

GBQ divided the equity value range of $9.3 million to $19.3 million by the outstanding common shares of 3.447 million to conclude a fair value range of $2.70 to $5.60 per share for Maxco.

►Conclusion of Value

GBQ considered both the “Income Approach” (Discounted Cash Flow Method) and the “Market Approach” (Guideline Pubic Company Method). As discussed in detail above, the discounted cash flow analysis resulted in a range of indicated values from $3.25 to $5.54 per share, and the guideline public company analysis suggested that the common stock value was $2.70 to $5.60 per share. Therefore, the combined results of both valuation methods suggested an overall range of $2.70 to $5.60 per share for Maxco’s common stock.

GBQ’S ANALYSIS OF PREMIUMS PAID

► Premiums Paid for Controlling Interests in Publicly Held Companies

In addition to performing valuation analyses, GBQ reviewed the Mergerstat Review 2005 annual studies of the premiums paid over market price of stock for controlling interests in certain merger and acquisition transactions covering the period of 1981 through 2004. Generally, these studies confirm that a premium is normally paid over the trading price of stock when controlling interests of stock are transferred in merger and acquisition transactions. According to those studies, GBQ determined that the median premium paid for controlling interests relative to non-controlling interests in public held companies was 31.8%, with the overall median premiums ranging from 23.4% (in 2004) to 43.5% (in 1982). GBQ also reviewed statistics of such premiums paid from 2000 to 2004 for public held companies of comparable size to Maxco, and engaged in the comparable industry to Maxco (manufacturing, primary metal processing, and fabricated metal products). These statistics showed that over the five year period of 2000 to 2004, controlling interests in companies of comparable size were paid median premiums ranging from 21.4% (in 2004) to 56.3% (in 2001), and controlling interests of companies in comparable industries were paid average premiums ranging from 2.8% (in 2000) to 181.1% (in 2001).

Although GBQ indicated that the transactions in these studies are not directly comparable to the proposed transaction (i.e., the proposed transaction is not a strategic acquisition involving a change of control), GBQ noted that the premiums paid in these transactions serve as reference points of premiums paid in major transactions involving publicly traded stock.  GBQ deemed its analysis of premiums paid over stock price in going-private transactions (discussed below) to be more directly applicable to the proposed transaction.

►Premiums Paid in Going-Private Transactions

GBQ reviewed the Mergerstat Review 2005 to track premiums paid in going-private transactions over the past 10 years. GBQ determined the premium paid over the common stock trading prices for one-day, five-day, and 30-days prior to the announcement date in 89 selected going-private transactions of companies (ranging in value from $0.71 million to $9.11 billion), that were announced between January 2004 and September 2005.

The observed median premiums paid over the stock price in the selected going-private transactions ranged from 16% to 18%. GBQ also observed that the 1-day, 5-day and 30-day median premiums paid over stock price for target companies with a market capitalization rate of below $70 million (such as Maxco) reflected the higher median premiums in the range of 17% to 22%, and the 1-day, 5-day and 30-day median premiums paid over stock price for target companies with a market capitalization rate of over $70 million reflected lower median premiums in the range of 14% to 18%.

COMPARISON OF GBQ’S VALUATION AND PREMIUMS PAID ANALYIS TO THE OFFER PRICE

GBQ’s Discounted Cash Flow Method analysis and Guideline Public Company Method analysis suggested that the value of the common stock of Maxco was in the range of $2.70 to $5.60 per share, as compared to the $6.00 offer price.

Additionally, while GBQ’s study of historical going-private transactions over the past 24 years revealed median premiums ranging from 17.2% to 52.2%, GBQ’s review of recent going-private transactions revealed median premiums ranging from 16% to 17.9%. GBQ noted that the offer price of $6.00 per share reflects a premium of 18.3% over Maxco’s October 12, 2005 stock price.

CONCLUSION

The opinion of GBQ on October 17, 2005 was rendered in connection with the potential going-private transaction that was abandoned by the Company in April 2006. The above opinion of GBQ was made based upon facts, figures and circumstances that existed in October of 2005, some of which may have changed since that time, and has not been currently updated from that date. The opinion of GBQ rendered in connection with the proposed going-private transaction will be made available by Maxco to any interested stockholder of Maxco, or its representative who has been so designated in writing: (i) for inspection and copying at Maxco’s principal executive office, 1005 Charlevoix Drive, Suite 100, Grand Ledge, MI 48837 during its regular business hours; or (ii) by transmittal, upon the written request, and expense, of the requesting stockholder.

The opinion of GBQ was not a valuation of the AAI business, nor was it requested or rendered in connection with the Transaction.

APPENDIX A

MAXCO

Maxco, Inc.

October 17, 2005

GBQ CONSULTING LLC

MAXCO

TABLE OF CONTENTS

I.	Overview of the Engagement	
	A. Summary of the Proposed Transaction	1
	B. Role of GBQ Consulting, LLC	1
	C. Due Diligence	2
II.	Company Overview	
	A. Business Description	3
	B. Financial Profile	4
	C. Ownership Profile	4
	D. Trading Profile	6
III.	Valuation of the Company	
	A. Valuation Overview	9
	B. Discounted Cash Flow Method	9
	C. Guideline Public Company Method	12
	D. Adjustments to Concluded Operating Values	14
	E. Conclusion	16
IV.	Premiums Paid Analysis	
	A. Merger & Acquisition Transactions	17
	B. Going-Private Transactions	18
V.	Conclusions	
	A. Analysis of Offer Price	20
	B. Conclusion as to Fairness	21

EXHIBITS

A. Historical Financial Statements
B. Discounted Cash Flow Method
C. Guideline Public Company Method
D. Selected Going Private Transactions

GBQ CONSULTING LLC

MAXCO

I. OVERVIEW OF THE ENGAGEMENT

A. Summary of the Proposed Transaction

- After the Proposed Transaction, the Board anticipates that Maxco will have approximately 70 shareholders of record. In the event that there are fewer than 300 shareholders of record following the Proposed Transaction, Maxco intends to file a Form 15 with the Securities and Exchange Commission (the "SEC") to terminate registration of its common stock under federal securities laws. In addition, Maxco's common stock would cease to be traded on the NASDAQ Small Cap Market and would only be quoted in the "pink sheets".

- The Proposed Transaction cannot occur unless the holders of more than a majority of the issued and outstanding shares of Maxco's common stock approve the proposed amendments to the Company's Restated Articles of Incorporation.

- If approved, the Proposed Transaction would enable Maxco to 1) eliminate costs (and certain competitive disadvantages) associated with filing reports and documents under the Exchange Act with the SEC, 2) eliminate expenses associated with the Sarbanes-Oxley Act of 2002, and 3) eliminate costs related to the administration of shareholder accounts.

B. Role of GBQ Consulting, LLC

- The primary GBQ professionals involved in this engagement were Brian D. Bornino, CPA/ABV, CFA, CBA (Director, Valuation Services), Robert M. Stutz II, ASA, AVA, CM&A (Director, Valuation Services), and Jason S. Robertson, AM (Manager, Valuation Services).

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C. Due Diligence

The primary sources of information used in this analysis are as follows:

- Interviews and discussions with Maxco's management;
- Financial projections from management for the fiscal years ended March 31, 2006 through 2010;
- On site visits to the Company's headquarters and operating facilities in Lansing, Michigan;
- Maxco's financial statements for the fiscal years ended March 31, 2001 through 2005, audited by Ernst & Young LLP (2001 – 2003) and Rehmann Robson (2004 and 2005);
- Maxco's unaudited financial statements for the three-months ended June 30, 2004 and 2005;
- Maxco's recent annual and quarterly SEC filings;
- Agreements and other documents related to the Proposed Transaction including a draft Proxy Statement to be filed Pursuant to Section 14(a) of the Securities Exchange Act of 1934;
- A review of historical market prices and trading volume of the Company's publicly traded common stock since October 1, 2002;
- A review of the recent shareholder profile of the Company and the number of shareholders;
- A review of certain publicly available news articles and press releases relating to the Company;
- A review of publicly available financial data of certain publicly-traded companies that we deem comparable to Maxco;
- Various management-prepared documents, lists, and schedules; and
- Various publicly available information, data, documents, and data, which are referenced throughout this valuation report.

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MAXCO

II. COMPANY OVERVIEW

A. Business Description

Incorporated in 1946, Maxco currently consists of one operating unit, Atmosphere Annealing, Inc. ("AAI"), and a portfolio of non-operating investments.

- AAI operates as a production heat treating and phosphate coating business serving cold forming, stamping, forging, and casting industries. The Company currently has 400 employees and is ISO-9002/QS-9000 certified.

- AAI was founded in 1978 with the first plant on Bassett Street in Lansing, Michigan. The Bassett Street Plant provides annealing, protective atmosphere normalizing, stress relieving, case carburizing, shotblasting, and phosphate and lube coating services. In 1985, a new plant was started in Canton, Ohio. The Canton Plant provides the same services as the Bassett Street Plant as well as isothermal annealing, protective atmosphere normalize, sawing, and shearing. In 1986, AAI built another plant in Lansing, Michigan on Mt. Hope Street. In 1991, the Company's built its fourth plant in North Vernon, Indiana. The Mt. Hope and North Vernon plants provide quenching and tempering, normalizing, annealing, and shotblasting services.

- AAI was purchased by Maxco on January 3, 1997, for an enterprise value of $12.8 million.

- ***Integral Vision, Inc.*** Maxco owns 2,410,183 shares (or approximately 8% of the outstanding common stock) of Integral Vision, Inc., a publicly traded company (ticker: INVI) that manufacturers a component that automates quality control aspects in the manufacturing process of flat-panel and LCD displays. Integral Vision had aggregate revenue of $12.35 million and an operating loss of $20.66 million over the last five fiscal years.

- ***Phoenix Financial Group.*** The Company owns 36% of the Phoenix Financial Group (dba Cambridge Group Investments, Ltd. and bondpage.com), a fixed income securities broker. Phoenix Financial was started in 1997 and has approximately $3.5 million in revenue.

- ***Robinson Oil.*** Maxco owns 50% of Robinson Oil, which sub-leases land in Montana to energy companies for primarily natural gas extraction. For the year ended March 31, 2005, the company had revenue and a net loss of $80,000 and -$67,000, respectively.

- ***Real Estate.*** The Company has ownership (directly or indirectly) in 1) a 12-story office building in Lansing, 2) two buildings and land in Ledges Commerce Park on the west side of Lansing, and 3) 50% of a portfolio of small corporate office buildings similar to the headquarters of Maxco.

- ***Provant, Inc.*** Maxco owns 2,837,089 shares of Provant, Inc. The company's principal activity was to provide a range of performance improvement training services and products to Fortune

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1000 companies, other corporations, and government entities. Provant is in the process of a complete liquidation of the company - their final business unit was sold in February 2004.

B. Financial Profile

- Over the past five years, total assets of Maxco have declined approximately $60.0 million from $97.5 million in 2001 to $37.5 million in June 2005. The decline is primarily attributable to the divestiture of certain investments and equity interests in 2003.
- In 2005, Maxco's revenues improved to $45.4 million from $40.8 million due to increased volume from existing customers as well as an expanded customer base. Since 2002, net sales have grown at a four-year compound annual growth rate of 9.3%.
- The Company's cost of revenues has fluctuated between 59% and 66% over the past five years. The decline in gross margins after 2002 reflects an increase in sales to a major auto manufacturer.
- The following table presents a summary of Maxco's historical operating results:

	At Or For The Fiscal Year Ended (in 000's)					TTM
	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005	6/30/2005
Assets	$ 97,450	$ 87,038	$ 38,375	$ 35,481	$ 33,166	$ 37,478
Equity	26,834	22,987	9,534	7,721	8,965	9,207
Net Sales	39,560	34,696	36,827	40,798	45,364	45,445
Gross Profit	15,091	14,182	13,522	14,024	16,325	16,662
Gross Profit %	38.1%	40.9%	36.7%	34.4%	36.0%	36.7%
Adjusted EBITDA	3,172	3,203	2,266	3,068	4,929	5,144
Adjusted EBITDA %	8.0%	9.2%	6.2%	7.5%	10.9%	11.3%

C. Ownership Profile

- Ownership in Maxco's stock is characterized by a few minority interest investors. Max A. Coon, an insider, and ROI Capital Management, Inc., a 5% beneficial owner, combine for approximately 51.0% of outstanding shares. Institutional ownership is low at less than 5% of total shares outstanding.

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Major Shareholders (1)

	Shares	% of Total
Institutional Investors		
Dimensional Fund Advisors, Inc.	144,500	4.19%
Northern Trust Co.	13,862	0.40%
Barclays Global Investors Intl	5,858	0.17%
CALPERS (California Public Emp. Retirement Sys)	5,000	0.15%
Total Institutions	169,220	4.91%
Insiders (2)		
Max A. Coon	896,943	26.02%
Eric L. Cross (3)	220,525	6.40%
Vincent Shunsky (3)	118,392	3.43%
Sanjeev Deshpande (3)	45,089	1.31%
Samuel O. Mallory	22,200	0.64%
EM Investors	101,022	2.93%
Shares held jointly among Coon, Cross, and Shunsky	155,250	4.50%
Total Insiders	1,559,421	45.24%
5% Beneficial Owners		
ROI Capital Management, Inc.	860,998	24.98%
Daryle L. Doden	250,000	7.25%
Total 5% Owners	1,110,998	32.23%
Other Public Stockholders	739,856	21.46%
Total Shares (3)	3,579,495	103.84%
Out-Of-The-Money Stock Options	(132,500)	-3.84%
Basic Shares (4)	3,446,995	100.00%

(1) Source: Draft Proxy Statement (Schedule 14A) and information from management.

(2) Includes shares held with shared voting and investment power.

(3) Includes stock options.

(4) Reflects total shares outstanding as of July 31, 2005 per Maxco's quarterly report on form 10-Q dated August 18, 2005.

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D. Trading Profile

- Maxco's common stock is held by approximately 515 shareholders of record. Total trading volume for the year ended October 12, 2005 represented 24.0% of total publicly traded shares, and daily trading volume averages approximately 0.1% of total publicly traded shares.

Daily Stock Price and Trading Volume Based on Closing Prices from 10/13/04 to 10/12/05

Closing Price on 10/12/05	$	5.07
High Closing Price	$	5.24
Low Closing Price	$	3.30
Average Closing Price	$	4.07
Median Closing Price	$	3.99
Total Annual Volume		359,400
Average Daily Volume		1,421
Approximate Float		1,500,000
Annual Volume as a % of Float		23.96%
Daily Volume as a % of Float		0.09%

- Maxco shares are generally not covered by Wall Street analysts.

- Share price performance has been well below that of the S&P 500 during the three-year period ended October 12, 2005 and has ranged from a high of $7.16 (November 2002) to a low of $2.08 (March 2003).

GBQ CONSULTING LLC 6

MAXCO

Maxco, Inc.
3-Year Relative Stock Performance
160%
140%
120%
100%
80%
60%
40%
20%
0%
Oct-02
Nov-02
Dec-02
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03
Jul-03
Aug-03
Sep-03
Oct-03
Nov-03
Dec-03
Jan-04
Feb-04
Mar-04
Apr-04
May-04
Jun-04
Jul-04
Aug-04
Sep-04
Oct-04
Nov-04
Dec-04
Jan-05
Feb-05
Mar-05
Apr-05
May-05
Jun-05
Jul-05
Aug-05
Sep-05
S&P 500
Maxco

GBQ CONSULTING LLC
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MAXCO

Maxco, Inc.
3-Year Price and Volume Trend

40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
Oct-02
Nov-02
Dec-02
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03
Jul-03
Aug-03
Sep-03
Oct-03
Nov-03
Dec-03
Jan-04
Feb-04
Mar-04
Apr-04
May-04
Jun-04
Jul-04
Aug-04
Sep-04
Oct-04
Nov-04
Dec-04
Jan-05
Feb-05
Mar-05
Apr-05
May-05
Jun-05
Jul-05
Aug-05
Sep-05
Price
Volume

GBQ CONSULTING LLC

8

MAXCO

III. VALUATION OF MAXCO, INC.

A. Valuation Overview

- In assessing the fairness of the Proposed Transaction, we considered valuation techniques including the Income Approach and the Market Approach. Specifically, we considered the results of the Discounted Cash Flow Method (Income Approach) and the Guideline Public Company Method (Market Approach).

B. Discounted Cash Flow Method

- The Company's profitability is directly related to the prosperity and business operations of the automotive industry.

- The Company's operating results declined steadily between 2000 and 2002 but have improved since. Maxco's future performance will be largely dependant on the Company's ability to act as a primary tier 2-3 service-provider to the automotive industry.

- All financial projections are based on information provided by management, our interviews with management, certain GBQ estimates, and other publicly available information.

- Projections presented reflect management's best estimate of the Company's business prospects for the fiscal years ending March 31, 2006 through 2010.

Financial Projections (in 000's)
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
2006
2007
2008
2009
2010
Revenue
EBITDA

- The Company recently obtained a large contract from a major auto manufacturer. The contract is expected to add revenue of $1.8 million in 2008, $3.6 million in 2009, and $5.6 million in 2010. Prior to obtaining the contract, management forecasted revenue to increase marginally in the foreseeable future with the exception of stronger than average growth (5% to 8%) in 2007 and 2008 due primarily to the positive outlook for the trucking industry. Accordingly, revenue is projected to increase by 4.5% in 2006, followed by 6.5% annual growth in 2007 and 2008 on the Company's existing revenue base. Revenue from the large contract is factored in for the term of the contract years (2008 through 2010). Management indicates that it is likely the additional revenue from this customer will continue beyond 2010.

- Management forecasts gross margins to remain constant at 35.3%. The selected margin is consistent with results over the last few fiscal years. Operating expenses are projected to total $9.2 million in 2006 before increasing to 20% of total revenue in fiscal 2007. Following 2007,

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MAXCO

operating expenses are projected to decrease to 19.0% of total revenue by 2009. Corporate overhead expenses are projected to total $2.0 million in 2006 and grow at a rate of 3.0% for every year thereafter.

- Capital expenditures are projected to increase in the immediate future as a result of the new large contract. Specifically, management indicates the Company will spend an additional $800,000 per year over the previously forecasted amount (approximately $1.5 million in 2006) for the next three years in order to meet the requirements of the contract. Future depreciation will be a function of capital expenditures.

- The Company's required level of working capital[1] is projected to equal approximately 7.2% of sales throughout the projection period, consistent with Maxco's level of working capital in recent years.

- Exhibit B, page 2, outlines the assumptions used in projecting the Company's cash flow.

- Cash flows and terminal value were discounted to their present value using a weighted average cost of capital ("WACC"). The steps involved in deriving an appropriate WACC include estimating (1) the required return on equity; (2) the required return on debt; and (3) an appropriate capital structure.

    - To estimate the required rate on equity, we utilized the Capital Asset Pricing Model ("CAPM"). The components of the CAPM model are as follows:

        1) *Risk-Free Rate of Return.* We utilize a risk free rate of 4.65% based on the yield of a 20-year Treasury bond as of the date of the Proposed Transaction.

        2) *Equity Risk Premium.* Our CAPM model included a beta adjusted equity risk premium of 5.40% (or beta of .90) based on an analysis of industry betas presented in the adjacent table.

        3) *Small Stock Risk Premium.* We incorporate a small stock risk premium of 6.41% based on the historical returns (in excess of the return on the S&P 500 Index) of the smallest ten percent of stocks on the NYSE, AMEX, and NASDAQ exchanges (i.e., stocks of companies with equity capitalizations below $262.7 million).

Analysis of Industry Betas

Guideline Public Company	Beta
Commercial Metals Company	1.06
Milastar Corporation	0.86
Novamerican Steel, Inc.	0.83
Olympic Steel, Inc.	1.53
Steel Technologies, Inc.	0.52
Worthington Industries, Inc.	0.92
Median	0.89
Average	0.95
Selected	0.90

[1] For purposes of this discounted cash flow analysis, we define working capital to be accounts receivable, inventory, and accounts payable.

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4) *Specific Company Risk Premium*. Based on an analysis of Company specific factors including management depth, service-line diversification, geographic diversification, market position/share, financial structure, stability of earnings, and the risk associated with realizing the projected cash flows, we apply a company-specific risk premium of 2.0% to our cost of equity.

- We estimated the Company's cost of debt utilizing a long-term interest rate of 6.19% (based on Baa-rated bonds) and a tax rate of 40%.

- To estimate an appropriate long-term capital structure for the Company, we considered typical capital structures within the industry as outlined in the adjacent table. Based thereon, a normalized capital structure of 25.0% debt and 75.0% equity is estimated for purposes of determining Maxco's WACC.

Analysis of Industry Capital Structures

Guideline Public Company	MVE/EV
Commercial Metals Company	76.9%
Milastar Corporation	75.8%
Novamerican Steel, Inc.	84.1%
Olympic Steel, Inc.	67.4%
Steel Technologies, Inc.	75.8%
Worthington Industries, Inc.	83.3%
Median	76.4%
Average	77.2%
Maxco [1]	63.1%
Maxco [2]	77.1%
Selected	75.0%

[1] - without preferred stock
[2] - with preferred stock

- Adjusting for the Company's non-operating assets, incentive compensation liability, interest bearing debt, preferred stock, and cash balances (discussed in greater detail later), our application of the Discounted Cash Flow Method suggests a value of $4.21 per share, as follows:

Maxco, Inc.
Discounted Cash Flow (in 000's)

Present Value of Cash Flows (Years 1 to 5)	$	8,523
Present Value of Residual Cash Flow		17,177
Total Operating Value		25,700
Add: Nonoperating Assets		9,862
Business Enterprise Value		35,562
Less: Incentive Compensation Liability		(1,300)
Less: Interest-Bearing Debt		(16,286)
Less: Preferred Stock		(5,116)
Plus: Cash and Cash Equivalents		1,640
Value of Common Equity		14,500
Indicated Value - Rounded		14,500
Outstanding Shares		3,447
Per share	**$**	**4.21**

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MAXCO

- Assuming a reasonable range of appropriate discount rates and long-term growth scenarios, the aforementioned projections suggest a range of values from $3.25 per share to $5.54 per share as follows:

Maxco Inc.
Discounted Cash Flow Method - Sensitivity Analysis

C. Guideline Public Company Method

- We completed an extensive review of publicly available information and held discussions with management to identify comparable public companies (i.e., companies with an underlying similarity of relevant investment characteristics, such as markets, products, growth, or other pertinent factors).

- Maxco's primary competitors are small specialized service providers and in-house divisions of automobile manufacturers. As such, we find no public companies directly comparable to the Company in terms of size, products, and markets served. However, we were able to identify six publicly-traded companies operating primarily in the metal treatment industry for use in our analysis:

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MAXCO

- The guideline companies are not necessarily selected for direct comparability to Maxco. Rather, they are chosen as a guideline group that shares similar characteristics and reflects conditions and financial performance of metal treatment companies. Specifically, they demonstrate industry cycles, provide representative quantitative indicators, and reflect current stock market pricing in the industry. Thus, the comparative analysis to Maxco is based on the performance and characteristics of the sample as a whole rather than on any individual company selected.

- To determine appropriate multiples to apply to Maxco, we considered (a) any discernible trends in the pricing multiples of the guideline companies, and (b) the Company's risk and return characteristics relative to the guideline companies based on our comparative analysis in Exhibit C. The following table illustrates our selected multiples and a range of indicated values for Maxco based on our application of the Guideline Public Company Method:

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MAXCO

Maxco, Inc. Guideline Public Company Method (in 000's)										
Measure of Performance	Company Results		Selected Multiple				Operating Value		
EV / LTM Revenue	$ 45,445	X	45.0%	to	50.0%	=	$ 20,450	to	$ 22,723
EV / Five-Year Wtd. Avg. Revenue	40,630	X	70.0%	to	75.0%	=	28,441	to	30,472
EV / LTM EBITDA	4,929	X	4.50	to	5.00	=	22,181	to	24,645
EV / Five-Year Wtd. Avg. EBITDA	3,553	X	7.25	to	7.75	=	25,758	to	27,535
EV / Projected Year 1 Revenue	46,700	X	45.0%	to	50.0%	=	21,015	to	23,350
EV / Projected Year 2 Revenue	49,700	X	45.0%	to	50.0%	=	22,365	to	24,850
				Overall Range			$ 20,450	to	$ 30,472

- Following adjustments for the Company's non-operating assets, incentive compensation liability, interest bearing debt, preferred stock, and cash balances, our application of the Guideline Public Company Method suggests a value of $2.70 to $5.60 per share, as follows:

Maxco, Inc. Guideline Public Company Method - Conclusion (in 000's)			
Concluded Operating Value	$ 20,450	to	$ 30,472
Add: Nonoperating Assets	9,862		9,862
Business Enterprise Value	30,312	to	40,334
Less: Incentive Compensation Liability	(1,300)		(1,300)
Less: Interest-Bearing Debt	(16,286)		(16,286)
Less: Preferred Stock	(5,116)		(5,116)
Plus: Cash and Cash Equivalents	1,640		1,640
Value of Common Equity	9,250	to	19,272
Rounded	9,300	to	19,300
Outstanding Shares	3,447		3,447
Per Share	**$ 2.70**	to	**$ 5.60**

D. Adjustments to Concluded Operating Values

- Maxco's portfolio of non-operating assets and investments discussed in the *Company Overview* section were valued as follows:

  - ***Ledges Commerce Park.*** The Company's investment in two buildings and land in Ledges Commerce Park was valued at $3.00 million based on real property appraisals performed by The Oetzel-Williams Group (as of October 2004).

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MAXCO

- ***Real Estate Partnerships.*** Maxco's ownership in real estate partnerships (investments) was valued at $1.43 million based on management's representations of the values of the real property, net of debt and reimbursable legal and internal costs incurred by Maxco.

- ***Integral Vision, Inc.*** As of the date of this presentation, the trading price of Integral Vision, Inc. is $1.51 per share. For purposes of our analysis, we rely on the current trading price and value Maxco's approximate 8% ownership in this investment at $3,639,000 (i.e., 2,410,183 shares multiplied by $1.51 per share, rounded).

- ***Robinson Oil.*** As of the date of this presentation, management indicates that Maxco had invested approximately $385,000 in Robinson Oil. Management represents that it anticipates future proceeds from this investment to approximate Maxco's current investment amount, thus we utilize $385,000 as the market value of this investment.

- ***Provant, Inc.*** As discussed earlier, Provant, Inc. has been in the process of liquidating Provant's assets. Management estimates that the Company's 2.84 million share investment to be worth 10 cents per share or $284,000.

- Other non-operating investments including cash surrender value of life insurance and notes receivable were valued at their current balances.

- In total, Maxco's non-operating assets are estimated to have a value of $9.9 million, as follows:

Maxco, Inc.
Non-Operating Assets - Detail

Real Estate Holdings:		
Ledges Commerce Park	$	3,000,000
Investments:		
Real Estate Investments		1,428,000
Integral Vision, Inc.		3,639,376
Phoenix Financial Group / Cambridge Group Investments, LTD		630,000
Robinson Oil		385,000
Provant		283,709
Other:		
Cash Surrender Value of Life Insurance		430,916
Notes Receivable		65,103
Total	$	9,862,104

GBQ CONSULTING LLC 15

MAXCO

- Maxco's financial liabilities and assets were valued as follows:

  - ***Incentive Compensation Liability.*** Maxco has an agreement with the President of AAI to pay incentive-based compensation on March 31, 2006 based on an agreed-upon formula involving AAI's EBITDA level. Management indicates that based on AAI's current level of projected EBITDA for fiscal 2006, Maxco estimates this liability to be $1.3 million.

  - ***Debt and Cash.*** Maxco's interest-bearing debt totaling $16.3 million and cash and cash equivalents totaling $1.6 million were valued at their reported book values as of September 30, 2005, as provided by management.

  - ***Preferred Stock.*** Maxco's preferred stock totaling $5.1 million as of September 30, 2005, is comprised of multiple series, all of which pay 10% cumulative dividends, are all callable, and have face values ranging from $51.50 to $120. Based on the terms of the preferred stock, we assume the stock's current reported book value approximates fair value.

E. Conclusion

- The results of our Discounted Cash Flow Method and our Guideline Public Company Method suggest a value of $2.70 to $5.60 per share for the common stock of Maxco, as follows:

Maxco, Inc.
Valuation Summary (per share)

Discounted Cash Flow Method	$	3.25	to	$	5.54
Guideline Public Company Method		2.70	to		5.60
Overall Range	**$**	**2.70**	to	**$**	**5.60**

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MAXCO

IV. PREMIUMS PAID ANALYSIS

A. Merger & Acquisition Transactions

- *Mergerstat Review 2005* tracks publicly announced formal transfers of ownership of at least 10% of a company's equity. According to these annual studies, the premium paid for controlling interests relative to non-controlling interests in publicly traded companies ranged from 23.4% to 43.5% over the past 24 years, with a median premium of 31.8%. The results of these studies are summarized in the following table.

Percent Premium Paid Over Market Price (1)

Year	Number of Transactions	Median Premium Paid	Year	Number of Transactions	Median Premium Paid
1981	166	41.9%	1993	173	33.0%
1982	176	43.5	1994	260	35.0
1983	168	34.0	1995	324	29.2
1984	199	34.4	1996	381	27.3
1985	331	27.7	1997	487	27.5
1986	333	29.9	1998	512	30.1
1987	237	30.8	1999	723	34.6
1988	410	30.9	2000	574	41.1
1989	303	29.0	2001	439	40.5
1990	175	32.0	2002	326	34.4
1991	137	29.4	2003	371	31.6
1992	142	34.7	2004	322	23.4
	Median Control Premium – Past 24 Years				**31.8%**

(1) - Source: FactSet Mergerstat, LLC; Mergerstat Review 2005.

- The following tables detail control premiums paid according to industry (Maxco's) and size.

	Average Premium Offered by Industry									
	2000		2001		2002		2003		2004	
	% Premium	# of Trans.	% Premium	# of Trans.	% Premium	# of Trans.	% Premium	# of Trans.	% Premium	# of Trans.
Manufacturing	49.2%	209	51.5%	106	44.3%	76	49.2%	103	27.7%	89
Primary Metal Processing	56.3%	6	0.0%	0	18.6%	1	0.0%	0	16.6%	2
Fabricated Metal Products	2.8%	3	181.1%	3	5.8%	2	34.6%	6	38.7%	3

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MAXCO

Median Premium Offered: Comparison by Dollar Value of Transaction

Purchase Price	2000 % Premium	2000 # of Trans.	2001 % Premium	2001 # of Trans.	2002 % Premium	2002 # of Trans.	2003 % Premium	2003 # of Trans.	2004 % Premium	2004 # of Trans.
Under $25.0 Million	42.9%	89	56.3%	113	49.4%	114	43.6%	87	21.4%	52
$25.0 to $50.0 Million	38.0%	72	45.0%	57	44.0%	42	39.5%	52	35.5%	38
$50.1 to $99.9 Million	41.5%	69	44.2%	64	36.3%	52	32.6%	63	24.5%	38
$100.0 Million +	41.4%	344	33.7%	204	26.7%	118	25.0%	169	21.3%	194

B. Going-Private Transactions

- *Mergerstat Review 2005* also tracks premiums paid in going-private transactions. According to these annual studies, the median premiums paid in going-private transactions ranged from a low of 17.2% (2004) to a high of 52.2% (2001) over the past 10 years.

Percent Premium and P/E Ratio Offered in Going-Private Transactions, 1995 - 2004

	Number of Transactions	Premium Offered* Average	Premium Offered* Median	P/E Ratio Offered** Average	P/E Ratio Offered** Median
1995	10	29.8%	19.2%	30.8	17.2
1996	16	34.8	26.2	28.9	23.1
1997	35	30.4	24.5	23.6	19.9
1998	70	29.1	20.4	20.2	17.7
1999	74	38.0	32.7	22.3	16.9
2000	77	41.9	38.7	16.2	12.5
2001	77	67.6	52.2	22.7	12.1
2002	70	86.4	40.0	26.2	18.0
2003	124	129.7***	41.5	21.3	16.5
2004	98	28.9	17.2	26.1	18.4

*Excludes negative premiums.
**Excludes negative P/E multiples and P/E multiples larger than 100.
***Includes the acquisition of CLC Healthcare Inc for $1 per share which yielded a 5-day premium of 4,900%. Excluding this premium, the average premium offered for going private transactions was 60.5%

(1) - Source: FactSet Mergerstat, LLC; Mergerstat Review 2005.

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MAXCO

- In addition to Mergerstat's general study, we also reviewed 89 recent going-private transactions announced between January 2004 and September 2005. Exhibit D provides detail on all of the selected transactions. A summary of the premiums in these transactions is outlined in the tables below.

- The pre-acquisition market capitalizations of the target companies ranged from $0.71 million to $9,106.8 million, with a median of $65.1 million.

- The median observed premiums (over the stock price 1, 5, and 30 days prior to the announcement date) in the selected transactions range from 16% and 18%, as follows:

Selected Going-Private Transactions

	1 Day Premium	5 Day Premium	30 Day Premium
Lower Quartile	5.75%	7.43%	7.04%
Median	16.07%	17.21%	17.93%
Upper Quartile	37.04%	39.74%	36.53%

- An inverse relationship existed between the size of the target company and the premium paid. Specifically, the median premiums paid for target companies with a market capitalization below $70 million were higher than companies with a market capitalization of over $70 million (i.e., median premiums of 17% to 22% versus median premiums of 14% to 18%), as presented below:

Premiums Paid by Market Capitalization

	Market Capitalization < $70 MM			Market Capitalization > $70 MM		
	1 Day Premium	5 Day Premium	30 Day Premium	1 Day Premium	5 Day Premium	30 Day Premium
Lower Quartile	6.10%	5.54%	6.29%	4.61%	8.70%	7.35%
Median	21.50%	17.43%	21.50%	14.06%	16.41%	17.76%
Upper Quartile	62.50%	65.17%	60.44%	24.73%	26.17%	24.82%

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MAXCO

V. CONCLUSIONS

A. Analysis of Offer Price

- The following table details the implied valuation multiples given an offer price $6.00 per share.

Maxco Inc.
Implied Valuation Multiples

Calculation of Implied Equity Value		
Fully-Diluted Shares Outstanding		3,446,995
Offer Price	$	6.00
Implied Equity Value	$	20,681,970
Adjustments to Arrive at Implied Enterprise Value		
Non-Operating Assets		(9,862,104)
Incentive Compensation Liability		1,300,000
Interest-Bearing Debt		16,286,000
Preferred Stock		5,116,000
Cash		(1,640,000)
Implied Enterprise Value	$	31,881,866
Historical and Projected Operating Results		
LTM Adjusted EBITDA	$	5,144,000
5-Year Weighted Average EBITDA		3,552,867
FY 2006 Projected EBITDA		5,550,000
FY 2007 Projected EBITDA		5,660,000
LTM Sales	$	45,445,000
5-Year Weighted Average Sales		40,629,667
FY 2006 Projected Sales		47,400,000
FY 2007 Projected Sales		50,480,000
Implied Valuation Multiples		
EV / LTM Adjusted EBITDA		6.20
EV / 5-Year Weighted Average EBITDA		8.97
EV / FY 2006 EBITDA		5.74
EV / FY 2007 EBITDA		5.63
EV / LTM Sales		70.2%
EV / 5-Year Weighted Average Sales		78.5%
EV / FY 2006 Sales		67.3%
EV / FY 2007 Sales		63.2%

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MAXCO

- The following table provides an analysis of the offer price premium over various historical trading prices.

Maxco, Inc. Premium Analysis			
	As of October 12, 2005		
	Maxco Price		% Premium
Premium to:			
Offer Price	$	6.00	n/a
1-Day Price		5.07	18.3%
5-Day Price		5.24	14.5%
30-Day Price		4.75	26.3%
1-Year Average		4.07	47.5%
1-Year Median		3.99	50.4%
1-Year High		5.24	14.5%
1-Year Low		3.30	81.8%

B. Summary

- **Valuation Range.** Our valuation analysis discussed in Section III suggests a value of $2.70 to $5.60 per share for the common stock of Maxco, as compared to the $6.00 offer price.

- **Premiums Paid.** As discussed in Section IV, one study of historical going-private transactions revealed median premiums ranging from 17.2% to 52.2%. Our review of recent going-private transactions revealed median premiums ranging from 16.0% to 17.9%. The offer price of $6.00 per share reflects a premium of 18.3% over Maxco's October 12, 2005 stock price.

GBQ CONSULTING LLC 21

Maxco, Inc.
Balance Sheets
(in 000's)

Exhibit A
Page 1 of 6

	As Of					
	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005	6/30/2005
Assets						
Current Assets						
Cash and Cash Equivalents	$ 968	$ 345	$ 391	$ 78	$ 1,781	$ 1,401
Restricted Cash	-	-	-	-	-	750
Accounts Receivable - Trade	19,998	7,984	7,236	7,629	6,605	6,458
Inventories	6,493	356	176	408	534	646
Income Taxes Receivable and Deferred Taxes	1,343	4,506	-	-	-	-
Current Assets of Discontinued Operations	-	15,223	-	-	-	-
Prepaid Expenses and Other	795	550	227	429	223	405
Total Current Assets	29,597	28,964	8,030	8,544	9,143	9,660
Property and Equipment						
Land	732	491	446	446	437	564
Buildings	12,144	9,033	6,166	6,170	5,997	8,192
Machinery, Equipment, and Fixtures	53,728	28,264	28,401	29,068	30,052	30,634
Gross Property and Equipment	66,604	37,788	35,013	35,684	36,486	39,390
Less: Accumulated Depreciation	(19,945)	(10,252)	(12,416)	(15,265)	(18,018)	(19,880)
Net Property and Equipment	46,659	27,536	22,597	20,419	18,468	19,510
Other Assets						
Investments	8,224	6,016	1,157	1,138	878	1,014
Notes and Contracts Receivable and Other	4,458	3,710	1,293	1,340	996	761
Real Estate Held for Sale	3,008	3,008	3,008	2,200	1,850	4,702
Accounts Receivable - Related Party	1,751	2,349	392	416	407	407
Intangibles	3,753	1,424	1,424	1,424	1,424	1,424
Non-Current Assets - Discontinued Operations	-	14,029	474	-	-	-
Total Other Assets	21,194	30,538	7,748	6,518	5,555	8,308
Total Assets	$ 97,450	$ 87,038	$ 38,375	$ 35,481	$ 33,166	$ 37,478
Liabilities & Stockholders' Equity						
Current Liabilities						
Current Maturities of Long-Term Obligations	$ 3,480	$ 2,663	$ 996	$ 2,064	$ 4,959	$ 5,142
Note Payable - Bank	17,088	10,478	18,780	4,885	2,091	4,067
Accounts Payable	19,632	2,880	3,425	4,221	3,870	4,816
Employee and Incentive Compensation	2,741	1,346	1,221	1,525	2,361	2,491
Current Liabilities of Discontinued Operations	-	29,109	303	-	-	-
Taxes, Interest, and Other Liabilities	1,906	2,034	3,004	3,585	3,850	3,899
Total Current Liabilities	44,847	48,510	27,728	16,280	17,131	20,415
Long-Term Liabilities						
Long-Term Obligations	25,769	13,363	1,113	11,480	7,070	7,856
Long-Term Liabilities of Discontinued Operations	-	2,178	-	-	-	-
Total Long-Term Liabilities	25,769	15,541	1,113	11,480	7,070	7,856
Total Liabilities	70,616	64,051	28,841	27,760	24,201	28,271
Stockholders' Equity						
Preferred Stock	3,866	3,866	3,866	3,866	3,866	3,866
Common Stock	3,101	3,101	3,101	3,101	3,447	3,447
Accumulated Other Comprehensive Loss	(1,140)	(78)	(298)	(172)	(38)	(23)
Retained Earnings	21,007	16,098	2,865	926	1,690	1,917
Total Stockholders' Equity	26,834	22,987	9,534	7,721	8,965	9,207
Total Liabilities & Stockholders' Equity	$ 97,450	$ 87,038	$ 38,375	$ 35,481	$ 33,166	$ 37,478

Maxco, Inc.
Common-Sized Balance Sheets

Exhibit A
Page 2 of 6

	As Of					
	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005	6/30/2005
Assets						
Current Assets						
Cash and Cash Equivalents	1.0%	0.4%	1.0%	0.2%	5.4%	3.7%
Restricted Cash	0.0%	0.0%	0.0%	0.0%	0.0%	2.0%
Accounts Receivable - Trade	20.5%	9.2%	18.9%	21.5%	19.9%	17.2%
Inventories	6.7%	0.4%	0.5%	1.1%	1.6%	1.7%
Income Taxes Receivable and Deferred Taxes	1.4%	5.2%	0.0%	0.0%	0.0%	0.0%
Current Assets of Discontinued Operations	0.0%	17.5%	0.0%	0.0%	0.0%	0.0%
Prepaid Expenses and Other	0.8%	0.6%	0.6%	1.2%	0.7%	1.1%
Total Current Assets	30.4%	33.3%	20.9%	24.1%	27.6%	25.8%
Property and Equipment						
Land	0.8%	0.6%	1.2%	1.3%	1.3%	1.5%
Buildings	12.5%	10.4%	16.1%	17.4%	18.1%	21.9%
Machinery, Equipment, and Fixtures	55.1%	32.5%	74.0%	81.9%	90.6%	81.7%
Gross Property and Equipment	68.3%	43.4%	91.2%	100.6%	110.0%	105.1%
Less: Accumulated Depreciation	-20.5%	-11.8%	-32.4%	-43.0%	-54.3%	-53.0%
Net Property and Equipment	47.9%	31.6%	58.9%	57.5%	55.7%	52.1%
Other Assets						
Investments	8.4%	6.9%	3.0%	3.2%	2.6%	2.7%
Notes and Contracts Receivable and Other	4.6%	4.3%	3.4%	3.8%	3.0%	2.0%
Real Estate Held for Sale	3.1%	3.5%	7.8%	6.2%	5.6%	12.5%
Accounts Receivable - Related Party	1.8%	2.7%	1.0%	1.2%	1.2%	1.1%
Intangibles	3.9%	1.6%	3.7%	4.0%	4.3%	3.8%
Non-Current Assets - Discontinued Operations	0.0%	16.1%	1.2%	0.0%	0.0%	0.0%
Total Other Assets	21.7%	35.1%	20.2%	18.4%	16.7%	22.2%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities & Stockholders' Equity						
Current Liabilities						
Current Maturities of Long-Term Obligations	3.6%	3.1%	2.6%	5.8%	15.0%	13.7%
Note Payable - Bank	17.5%	12.0%	48.9%	13.8%	6.3%	10.9%
Accounts Payable	20.1%	3.3%	8.9%	11.9%	11.7%	12.9%
Employee and Incentive Compensation	2.8%	1.5%	3.2%	4.3%	7.1%	6.6%
Current Liabilities of Discontinued Operations	0.0%	33.4%	0.8%	0.0%	0.0%	0.0%
Taxes, Interest, and Other Liabilities	2.0%	2.3%	7.8%	10.1%	11.6%	10.4%
Total Current Liabilities	46.0%	55.7%	72.3%	45.9%	51.7%	54.5%
Long-Term Liabilities						
Long-Term Obligations	26.4%	15.4%	2.9%	32.4%	21.3%	21.0%
Long-Term Liabilities of Discontinued Operations	0.0%	2.5%	0.0%	0.0%	0.0%	0.0%
Total Long-Term Liabilities	26.4%	17.9%	2.9%	32.4%	21.3%	21.0%
Total Liabilities	72.5%	73.6%	75.2%	78.2%	73.0%	75.4%
Stockholders' Equity						
Preferred Stock	4.0%	4.4%	10.1%	10.9%	11.7%	10.3%
Common Stock	3.2%	3.6%	8.1%	8.7%	10.4%	9.2%
Accumulated Other Comprehensive Loss	-1.2%	-0.1%	-0.8%	-0.5%	-0.1%	-0.1%
Retained Earnings	21.6%	18.5%	7.5%	2.8%	5.1%	5.1%
Total Stockholders' Equity	27.5%	26.4%	24.8%	21.8%	27.0%	24.6%
Total Liabilities & Stockholders' Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Maxco, Inc.
Income Statements
(in 000's)

Exhibit A
Page 3 of 6

	For the Fiscal Year Ended					12 Months Ended
	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005	6/30/2005
Net Sales	$ 39,560	$ 34,696	$ 36,827	$ 40,798	$ 45,364	$ 45,445
Cost of Sales	24,469	20,514	23,305	26,774	29,039	28,783
Gross Profit	15,091	14,182	13,522	14,024	16,325	16,662
Operating Expenses						
Selling, General, and Administrative	11,919	10,979	11,256	10,956	11,396	11,518
Depreciation and Amortization	2,790	3,212	2,949	2,899	2,926	2,934
Gain on Sale of Buildings	-	-	(149)	-	-	-
Total Operating Expenses	14,709	14,191	14,056	13,855	14,322	14,452
Income from Operations	382	(9)	(534)	169	2,003	2,210
Other Income (Expense)						
Investment, Interest, and Other Income	727	887	714	150	266	129
Interest Expense	(2,864)	(2,096)	(1,944)	(1,682)	(1,517)	(1,517)
Gain (Loss) on Sale of Assets	675	2,447	(265)	1,268	(8)	(7)
Loss on Investments	(1,362)	(3,103)	(9,320)	(1,115)	(610)	(610)
Total Other Income (Expense)	(2,824)	(1,865)	(10,815)	(1,379)	(1,869)	(2,005)
Earnings Before Income Taxes	(2,442)	(1,874)	(11,349)	(1,210)	134	205
Income Taxes	745	575	875	-	-	-
Net Income (Loss) After Taxes	(1,697)	(1,299)	(10,474)	(1,210)	134	205
Equity in Net Loss of Affililatces, Net of Tax	(2,098)	(528)	(614)	(321)	-	-
Loss from Discontinued Operations, Net of Tax	(1,010)	(2,674)	(1,737)	-	-	-
Net Income (Loss)	$ (4,805)	$ (4,501)	$ (12,825)	$ (1,531)	$ 134	$ 205
Other Items:						
Capital Expenditures	6,463	572	531	698	1,042	1,493
Depreciation and Amortization	2,790	3,212	2,949	2,899	2,926	2,934
Dividends	408	408	408	408	408	408

Maxco, Inc.
Common-Sized Income Statements

Exhibit A
Page 4 of 6

	For the Fiscal Year Ended					12 Months Ended
	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005	6/30/2005
Net Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	61.9%	59.1%	63.3%	65.6%	64.0%	63.3%
Gross Profit	38.1%	40.9%	36.7%	34.4%	36.0%	36.7%
Operating Expenses						
Selling, General, and Administrative	30.1%	31.6%	30.6%	26.9%	25.1%	25.3%
Depreciation and Amortization	7.1%	9.3%	8.0%	7.1%	6.5%	6.5%
Gain on Sale of Buildings	0.0%	0.0%	-0.4%	0.0%	0.0%	0.0%
Total Operating Expenses	37.2%	40.9%	38.2%	34.0%	31.6%	31.8%
Income from Operations	1.0%	0.0%	-1.5%	0.4%	4.4%	4.9%
Other Income (Expense)						
Investment, Interest, and Other Income	1.8%	2.6%	1.9%	0.4%	0.6%	0.3%
Interest Expense	-7.2%	-6.0%	-5.3%	-4.1%	-3.3%	-3.3%
Gain (Loss) on Sale of Assets	1.7%	7.1%	-0.7%	3.1%	0.0%	0.0%
Loss on Investments	-3.4%	-8.9%	-25.3%	-2.7%	-1.3%	-1.3%
Total Other Income (Expense)	-7.1%	-5.4%	-29.4%	-3.4%	-4.1%	-4.4%
Earnings Before Income Taxes	-6.2%	-5.4%	-30.8%	-3.0%	0.3%	0.5%
Income Taxes	1.9%	1.7%	2.4%	0.0%	0.0%	0.0%
Net Income (Loss) After Taxes	-4.3%	-3.7%	-28.4%	-3.0%	0.3%	0.5%
Equity in Net Loss of Affililatees, Net of Tax	-5.3%	-1.5%	-1.7%	-0.8%	0.0%	0.0%
Loss from Discontinued Operations, Net of Tax	-2.6%	-7.7%	-4.7%	0.0%	0.0%	0.0%
Net Income (Loss)	-12.1%	-13.0%	-34.8%	-3.8%	0.3%	0.5%
<u>Other Items:</u>						
Capital Expenditures	16.3%	1.6%	1.4%	1.7%	2.3%	3.3%
Depreciation and Amortization	7.1%	9.3%	8.0%	7.1%	6.5%	6.5%
Dividends	1.0%	1.2%	1.1%	1.0%	0.9%	0.9%

Maxco, Inc.
Adjustments to Income Statements
(in 000's)

Exhibit A
Page 5 of 6

	For the Fiscal Year Ended					12 Months Ended
	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005	6/30/2005
Reported Earnings Before Income Taxes	$ (2,442)	$ (1,874)	$ (11,349)	$ (1,210)	$ 134	$ 205
Normalization Adjustments						
Gain on Sale of Buildings	-	-	(149)	-	-	-
Investment, Interest, and Other Income	(727)	(887)	(714)	(150)	(266)	(129)
Gain on Sale of Assets	(675)	(2,447)	265	(1,268)	8	7
Loss on Investments	1,362	3,103	9,320	1,115	610	610
Total Normalization Adjustments	(40)	(231)	8,722	(303)	352	488
Adjusted Earnings Before Income Taxes	(2,482)	(2,105)	(2,627)	(1,513)	486	693
less: Income Taxes @ 40%	993	842	1,051	605	(194)	(277)
Adjusted Net Income	**(1,489)**	**(1,263)**	**(1,576)**	**(908)**	**292**	**416**
plus: Depreciation and Amortization	2,790	3,212	2,949	2,899	2,926	2,934
Adjusted Gross Cash Flow	**1,301**	**1,949**	**1,373**	**1,991**	**3,218**	**3,350**
plus: Income Taxes	(993)	(842)	(1,051)	(605)	194	277
plus: Interest Expense	2,864	2,096	1,944	1,682	1,517	1,517
Adjusted EBITDA	**3,172**	**3,203**	**2,266**	**3,068**	**4,929**	**5,144**
less: Depreciation and Amortization	(2,790)	(3,212)	(2,949)	(2,899)	(2,926)	(2,934)
Adjusted EBIT	**382**	**(9)**	**(683)**	**169**	**2,003**	**2,210**

Maxco, Inc.
Financial Highlights and Ratio Analysis
(in 000's)

Exhibit A
Page 6 of 6

	For the Fiscal Year Ended					12 Months Ended		
	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005	6/30/2005	Average[2]	Weighted Average
Financial Statistics								
Revenue	$ 39,560	$ 34,666	$ 36,827	$ 40,798	$ 45,364	$ 45,445	$ 39,449	$ 40,630
Assets	97,450	87,038	38,375	35,481	33,166	37,478	58,302	46,294
Equity	26,834	22,987	9,534	7,721	8,965	9,207	15,208	11,808
Interest-Bearing Debt	46,337	26,504	20,888	18,429	14,120	17,065	25,256	20,422
Capital Expenditures	6,463	572	531	698	1,042	1,493	1,861	1,147
EBIT[1]	382	(9)	(683)	169	2,003	2,210	372	600
EBITDA[1]	3,172	3,203	2,266	3,068	4,929	5,144	3,328	3,553
Growth								
Revenue	n/a	-12.3%	6.1%	10.8%	11.2%	n/a	3.5%	n/a
EBITDA	n/a	1.0%	-29.3%	35.4%	60.7%	n/a	11.6%	n/a
Activity								
Inventory Turnover	361.8	57.6	132.4	65.6	54.4	44.6	134.4	93.9
Asset Turnover	0.4	0.4	1.0	1.1	1.4	1.2	0.9	1.0
Liquidity and Working Capital								
Current Ratio	0.7	0.6	0.3	0.5	0.5	0.5	0.5	0.5
Net Working Capital / Sales	17.3%	15.7%	10.6%	9.4%	7.2%	5.0%	12.1%	10.3%
Days in Accounts Receivable	184.5	84.0	71.7	68.3	53.1	51.9	92.3	73.8
+ Days in Inventories	1.0	6.3	2.8	5.6	6.7	8.2	4.5	5.2
- Days in Accounts Payable	(3.0)	(51.2)	(53.6)	(57.5)	(48.6)	(60.5)	(42.8)	(49.3)
Net Trade Cycle	182.5	39.1	20.8	16.3	11.2	(0.5)	54.0	29.6
Leverage and Coverage								
Liabilities / Equity	2.6	2.8	3.0	3.6	2.7	3.1	2.9	3.0
Debt / (Debt + Equity)	63.3%	53.6%	68.7%	70.5%	61.2%	65.0%	63.4%	64.3%
Assets / Equity	3.6	3.8	4.0	4.6	3.7	4.1	3.9	4.0
Times Interest Earned[1]	0.1	(0.0)	(0.4)	0.1	1.3	1.5	0.2	0.4
Profitability								
Gross Profit Margin	38.1%	40.9%	36.7%	34.4%	36.0%	36.7%	37.2%	36.5%
EBITDA Margin[1]	8.0%	9.2%	6.2%	7.5%	10.9%	11.3%	8.4%	8.6%
EBIT Margin[1]	1.0%	0.0%	-1.9%	0.4%	4.4%	4.9%	0.8%	1.3%
Net Profit Margin[1]	-3.8%	-3.6%	-4.3%	-2.2%	0.6%	0.9%	-2.7%	-2.0%
EBITDA/Assets[1]	3.3%	3.7%	5.9%	8.6%	14.9%	13.7%	7.3%	9.1%
EBITDA/Equity[1]	11.8%	13.9%	23.8%	39.7%	55.0%	55.9%	28.8%	36.3%
Return on Assets[1]	-1.5%	-1.5%	-4.1%	-2.6%	0.9%	1.1%	-1.8%	-1.5%
Return on Equity[1]	-5.5%	-5.5%	-16.5%	-11.8%	3.3%	4.5%	-7.2%	-6.5%
Other Ratios								
Depreciation / Sales	7.1%	9.3%	8.0%	7.1%	6.5%	6.5%	7.6%	7.4%
Capital Expenditures / Sales	16.3%	1.6%	1.4%	1.7%	2.3%	3.3%	4.7%	2.8%
Income Tax Rate[1]	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%
DuPont Analysis[1]								
Net Profit Margin[1]	-3.8%	-3.6%	-4.3%	-2.2%	0.6%	0.9%	-2.7%	-2.0%
x Assets / Equity	3.6	3.8	4.0	4.6	3.7	4.1	3.9	4.0
x Asset Turnover	0.4	0.4	1.0	1.1	1.4	1.2	0.9	1.0
Return on Equity	-5.5%	-5.5%	-16.5%	-11.8%	3.3%	4.5%	-7.2%	-6.5%

1 - Based on adjusted income
2 - Average growth rates represent compound annual growth rates for the five-year period

Maxco, Inc.
Weighted Average Cost of Capital

Exhibit B
Page 1 of 3

Cost of Equity

Risk Free Rate of Return		4.65%
Market / Equity Risk Premium	6.00%	
Selected Equity Beta	0.90	5.40%
Small Stock Risk Premium		6.41%
Subject Company (Unsystematic) Risk Premium		2.00%
Cost of Equity		**18.46%**

Cost of Debt

Long-Term, Pretax Cost of Debt	6.19%
Less: Income Tax Factor of 40%	-2.48%
Cost of Debt	**3.71%**

Weighted Average Cost of Capital

Percentage of Capital Structure Comprised of Equity	75.00%
Cost of Equity	18.46%
Percentage of Capital Structure Comprised of Debt	25.00%
Cost of Debt	3.71%
Weighted Average Cost of Capital	**14.77%**
Rounded	**14.80%**

Maxco, Inc.
Discounted Cash Flow Assumptions
(In 000's)

Exhibit B
Page 2 of 3

	For the Year Ended		For the Year Ending				
			Year 1	Year 2	Year 3	Year 4	Year 5
	3/31/2004	3/31/2005	3/31/2006	3/31/2007	3/31/2008	3/31/2009	3/31/2010
Revenue	$ 40,798	$ 45,364	$ 47,400	$ 50,480	$ 53,760	$ 55,910	$ 57,590
% Growth Rate	*n/a*	*11.2%*	*4.5%*	*6.5%*	*6.5%*	*4.0%*	*3.0%*
New Contract	-	-	-	-	1,800	3,600	5,600
Total Revenue	40,798	45,364	47,400	50,480	55,560	59,510	63,190
% Growth Rate	*n/a*	*11.2%*	*4.5%*	*6.5%*	*10.1%*	*7.1%*	*6.2%*
Gross Profit	14,024	16,325	16,750	17,820	19,610	21,010	22,310
% Gross Margin	*34.4%*	*36.0%*	*35.3%*	*35.3%*	*35.3%*	*35.3%*	*35.3%*
Operating Expenses	8,988	9,197	9,200	10,100	10,830	11,310	12,010
% Growth Rate	*n/a*	*2.3%*	*0.0%*	*9.8%*	*7.2%*	*4.4%*	*6.2%*
% Operating Expenses / Revenue	*22.0%*	*20.3%*	*19.4%*	*20.0%*	*19.5%*	*19.0%*	*19.0%*
Corporate Overhead	1,968	2,199	2,000	2,060	2,120	2,180	2,250
% Growth Rate	*n/a*	*11.7%*	*-9.0%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*
Other Income	(1,115)	(610)	-	-	-	-	-
% Other Income / Revenue	*-2.7%*	*-1.3%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Capital Budget							
Net Capital Expenditures	698	1,042	2,300	2,369	2,440	1,785	1,896
% CAPEX / Revenue	*1.7%*	*2.3%*	*4.9%*	*4.7%*	*4.4%*	*3.0%*	*3.0%*
Depreciation and Amortization	2,899	2,926	3,100	2,800	2,500	2,300	1,840
% Depreciation / Revenue	*7.1%*	*6.5%*	*6.5%*	*5.5%*	*4.5%*	*3.9%*	*2.9%*
Property and Equipment	35,684	36,486	38,786	41,155	43,595	45,380	47,276
Accumulated Depreciation	(15,265)	(18,018)	(21,118)	(23,918)	(26,418)	(28,718)	(30,558)
Net Property and Equipment	20,419	18,468	17,668	17,237	17,177	16,662	16,718
Gross Fixed Asset Turnover	*1.1*	*1.2*	*1.2*	*1.2*	*1.3*	*1.3*	*1.3*
Net Fixed Asset Turnover	*2.0*	*2.5*	*2.7*	*2.9*	*3.2*	*3.6*	*3.8*
Net Working Capital	3,816	3,269	3,412	3,634	3,999	4,284	4,548
% Net Working Capital / Sales	*9.4%*	*7.2%*	*7.2%*	*7.2%*	*7.2%*	*7.2%*	*7.2%*

Maxco, Inc.
Discounted Cash Flow Method
(in 000's)

Exhibit B
Page 3 of 3

	For the Year Ending				
	Year 1 3/31/2006	Year 2 3/31/2007	Year 3 3/31/2008	Year 4 3/31/2009	Year 5 3/31/2010
Revenue	$ 47,400	$ 50,480	$ 55,560	$ 59,510	$ 63,190
Cost of Sales	30,650	32,660	35,950	38,500	40,880
Gross Profit	16,750	17,820	19,610	21,010	22,310
Operating Expenses	9,200	10,100	10,830	11,310	12,010
Operating EBITDA	7,550	7,720	8,780	9,700	10,300
Depreciation and Amortization	3,100	2,800	2,500	2,300	1,840
Corporate Overhead	2,000	2,060	2,120	2,180	2,250
Earnings Before Income Taxes	2,450	2,860	4,160	5,220	6,210
Income Taxes @ 40%	980	1,144	1,664	2,088	2,484
Debt-Free Net Income	1,470	1,716	2,496	3,132	3,726
Adjustments:					
Plus: Depreciation and Amortization	3,100	2,800	2,500	2,300	1,840
Less: Capital Expenditures	(2,300)	(2,369)	(2,440)	(1,785)	(1,896)
Less: Additional Working Capital	(143)	(222)	(366)	(284)	(265)
Distributable Cash Flow	2,127	1,925	2,190	3,363	3,405
Fractional Year Remaining	47.2%	100.0%	100.0%	100.0%	100.0%
Distributable Cash Flow Remaining	1,004	1,925	2,190	3,363	3,405
Present Value Factor @ 14.8%	0.9679	0.8744	0.7617	0.6635	0.5780
Present Value of Distributable Cash Flow	$ 972	$ 1,684	$ 1,668	$ 2,231	$ 1,968

Present Value of Cash Flows (Years 1 to 5)	8,523
Present Value of Residual Cash Flow	17,177
Total Operating Value	25,700
Add: Nonoperating Assets	9,862
Business Enterprise Value	35,562
Less: Incentive Compensation Liability	(1,300)
Less: Interest-Bearing Debt	(16,286)
Less: Preferred Stock	(5,116)
Plus: Cash and Cash Equivalents	1,640
Value of Common Equity	14,500
Indicated Value - Rounded	14,500
Outstanding Shares	3,447
Per Share	**$ 4.21**

Year Five Cash Flow	3,405
Multiplied by: 1 + Growth Rate	1.03
Residual Cash Flow	$ 3,507
Discount Rate	14.8%
Less: Residual Growth Rate	-3.0%
Capitalization Rate	11.8%
Residual Cash Flow Value	29,720
Present Value Factor	0.5780
Present Value of Residual	$ 17,177

	Year 1	Year 2	Year 3	Year 4	Year 5
EBIT	$ 2,450	$ 2,860	$ 4,160	$ 5,220	$ 6,210
EBITDA	$ 5,550	$ 5,660	$ 6,660	$ 7,520	$ 8,050

Exhibit C
Page 1 of 3

Maxco, Inc.
Guideline Public Company Method
Comparative Financial Analysis
Most Recent Fiscal Year End (in millions)

	Commercial Metals Co.	Milastar Corporation	Novamerican Steel, Inc.	Olympic Steel, Inc.	Steel Technologies, Inc.	Worthington Industries, Inc.	Median	Maxco Inc.
Size								
Sales	$ 6,315.8	$ 13.0	$ 841.3	$ 1,010.4	$ 1,036.6	$ 3,078.9	$ 1,023.5	$ 45.4
Assets	2,238.3	10.0	426.3	340.7	451.5	1,830.0	438.9	33.2
Total Invested Capital	2,185.0	8.3	448.8	240.6	410.2	1,982.2	429.5	n/a
Growth								
Sales 5-year CAGR	15.7%	9.9%	12.6%	15.3%	13.8%	14.0%	13.9%	3.5%
Sales Growth Rate	65.8%	16.1%	51.6%	89.2%	53.5%	29.4%	52.5%	11.2%
EBITDA 5-year CAGR	17.5%	10.0%	40.8%	85.3%	18.8%	22.8%	20.8%	11.6%
EBITDA Growth Rate	193.8%	29.4%	322.0%	1117.2%	134.0%	31.1%	163.9%	60.7%
Activity								
Inventory Turnover	8.2	50.4	4.2	3.9	5.0	6.5	5.8	54.4
Asset Turnover	2.2	1.0	1.8	2.0	1.6	1.4	1.7	1.4
Liquidity and Working Capital								
Current Ratio	1.8	1.0	2.0	3.4	2.5	1.6	1.9	0.5
Net Working Capital / Sales	12.3%	7.0%	20.1%	21.9%	20.8%	11.4%	16.2%	7.2%
Days in Accounts Receivable	48.2	46.6	55.4	31.9	54.5	41.3	47.4	53.1
+ Days in Inventories	45.4	8.3	89.2	94.1	73.8	56.9	65.4	6.7
- Days in Accounts Payable	35.3	26.8	63.6	27.5	44.6	48.9	40.0	48.6
Net Trade Cycle	58.3	28.1	81.0	98.5	83.7	49.3	69.7	11.2
Leverage and Coverage								
Liabilities / Equity	1.7	0.9	1.3	1.1	1.3	1.3	1.3	2.7
Debt / (Debt + Equity)	40.9%	38.6%	36.8%	41.2%	41.3%	31.9%	39.7%	61.2%
Assets / Equity	2.7	1.9	2.3	2.1	2.3	2.3	2.3	3.7
Times Interest Earned	4.5	4.6	8.5	4.7	13.8	6.0	5.3	1.3
Profitability								
Gross Margin	12.0%	28.4%	23.8%	23.7%	11.0%	14.8%	19.3%	36.0%
EBITDA Margin	5.6%	15.5%	8.7%	4.8%	7.9%	9.4%	8.3%	10.9%
EBIT Margin	3.3%	5.3%	7.5%	2.7%	5.2%	6.2%	5.3%	4.4%
Net Profit Margin	1.5%	2.0%	3.9%	0.9%	2.4%	3.9%	2.2%	0.6%
Return on Assets	3.4%	2.4%	6.8%	2.3%	3.8%	5.7%	3.6%	0.9%
Return on Equity	9.4%	4.3%	14.6%	5.1%	8.6%	13.3%	9.0%	3.3%
Other Ratios								
Depreciation / Sales	2.3%	10.2%	1.3%	2.1%	2.8%	3.1%	2.5%	6.5%
Capital Expenditures / Sales	1.9%	11.9%	3.3%	0.3%	2.6%	1.9%	2.3%	2.3%
Income Tax Rate	35.9%	12.4%	33.7%	36.4%	45.6%	35.8%	35.8%	40.0%

Maxco, Inc.
Guideline Public Company Method
Relative Rankings

Exhibit C
Page 2 of 3

Sales (millions)	
Commercial Metals Company	6,315.8
Worthington Industries, Inc.	3,078.9
Olympic Steel, Inc.	1,010.4
Steel Technologies, Inc.	1,036.6
Novamerican Steel, Inc.	841.3
Maxco, Inc.	***45.4***
Milastar Corporation	13.0

Gross Margin	
Maxco, Inc.	***36.0%***
Milastar Corporation	26.4%
Novamerican Steel, Inc.	23.8%
Olympic Steel, Inc.	23.7%
Worthington Industries, Inc.	14.8%
Commercial Metals Company	12.0%
Steel Technologies, Inc.	11.0%

EBITDA Margin	
Milastar Corporation	15.5%
Maxco, Inc.	***10.9%***
Worthington Industries, Inc.	9.4%
Novamerican Steel, Inc.	8.7%
Steel Technologies, Inc.	7.9%
Commercial Metals Company	5.6%
Olympic Steel, Inc.	4.8%

Return on Assets	
Novamerican Steel, Inc.	6.8%
Worthington Industries, Inc.	5.7%
Steel Technologies, Inc.	3.8%
Commercial Metals Company	3.4%
Milastar Corporation	2.4%
Olympic Steel, Inc.	2.3%
Maxco, Inc.	***0.9%***

Return on Equity	
Novamerican Steel, Inc.	14.6%
Worthington Industries, Inc.	13.3%
Commercial Metals Company	9.4%
Steel Technologies, Inc.	8.6%
Olympic Steel, Inc.	5.1%
Milastar Corporation	4.3%
Maxco, Inc.	***3.3%***

5-Year CAGR of Sales	
Commercial Metals Company	15.7%
Olympic Steel, Inc.	15.3%
Worthington Industries, Inc.	14.0%
Steel Technologies, Inc.	13.8%
Novamerican Steel, Inc.	12.6%
Milastar Corporation	9.9%
Maxco, Inc.	***3.5%***

5-Year CAGR of EBITDA	
Olympic Steel, Inc.	1117.2%
Novamerican Steel, Inc.	322.0%
Commercial Metals Company	193.8%
Steel Technologies, Inc.	134.0%
Worthington Industries, Inc.	31.1%
Milastar Corporation	29.4%
Maxco, Inc.	***11.6%***

Times Interest Earned	
Steel Technologies, Inc.	13.8
Novamerican Steel, Inc.	8.5
Worthington Industries, Inc.	6.0
Olympic Steel, Inc.	4.7
Milastar Corporation	4.6
Commercial Metals Company	4.5
Maxco, Inc.	***1.3***

Debt / (Debt + Equity)	
Worthington Industries, Inc.	31.9%
Novamerican Steel, Inc.	36.8%
Milastar Corporation	38.6%
Commercial Metals Company	40.9%
Olympic Steel, Inc.	41.2%
Steel Technologies, Inc.	41.3%
Maxco, Inc.	***61.2%***

Current Ratio	
Olympic Steel, Inc.	3.4
Steel Technologies, Inc.	2.5
Novamerican Steel, Inc.	2.0
Commercial Metals Company	1.8
Worthington Industries, Inc.	1.6
Milastar Corporation	1.0
Maxco, Inc.	***0.5***

Capital Expenditures / Sales	
Olympic Steel, Inc.	0.3%
Commercial Metals Company	1.9%
Worthington Industries, Inc.	1.9%
Maxco, Inc.	***2.3%***
Steel Technologies, Inc.	2.6%
Novamerican Steel, Inc.	3.3%
Milastar Corporation	11.9%

Inventory Turnover	
Maxco, Inc.	***54.4***
Milastar Corporation	50.4
Commercial Metals Company	8.2
Worthington Industries, Inc.	6.5
Steel Technologies, Inc.	5.0
Novamerican Steel, Inc.	4.2
Olympic Steel, Inc.	3.9

Maxco, Inc.
Guideline Public Company Method
Pricing Multiples

Exhibit C
Page 3 of 3

	Commercial Metals Co.	Milastar Corporation	Novamerican Steel, Inc.	Olympic Steel, Inc.	Steel Technologies, Inc.	Worthington Industries, Inc.	Mean	Median	Maxco
Fiscal Year End	(8-31)	(4-30)	(11-30)	(12-31)	(9-30)	(5-31)			(3-31)
Exchange	NYSE	OTC	NSDQ	NSDQ	NSDQ	NYSE			NSDQ
Ticker Symbol	CMC	MILAA	TONS	ZEUS	STTX	WOR			MAXC
Closing Stock Price (10/12/05)	$28.91	$2.30	$37.28	$15.97	$24.07	$18.77			$5.07
Times: Shares Outstanding	58.122	2.723	10.126	10.152	12.923	87.962			3.45
Market Value of Equity (MVE)	1,680.3	6.3	377.5	162.1	311.1	1,651.0	698.0	344.3	17.5
Plus: Preferred Stock	0.0	0.0	0.0	0.0	0.0	0.0			5.1
Plus: Total Debt	572.9	2.2	84.0	82.6	117.0	388.4			16.3
Less: Cash and Equivalents	(68.2)	(0.2)	(12.7)	(4.1)	(17.9)	(57.2)			(1.6)
Less: Non-Operating Assets / Other	0.0	0.0	0.0	0.0	0.0	0.0			(8.6)
Enterprise Value (EV)	2,185.0	8.3	448.8	240.6	410.2	1,982.2	879.2	429.5	28.7
Valuation Multiples									
EV / LTM Revenue	34.6%	63.6%	53.3%	23.8%	39.6%	64.4%	46.5%	46.5%	63.1%
EV / 5-Year Wtd. Avg. Revenue	65.0%	76.0%	78.5%	39.9%	70.3%	80.6%	68.4%	73.2%	70.6%
EV / LTM EBITDA	7.0	3.8	3.5	2.1	5.7	6.1	4.7	4.7	5.6
EV / 5-Year Wtd. Avg. EBITDA	11.4	4.8	7.0	5.2	8.6	8.1	7.5	7.6	8.1
EV / 1-Yr. Proj Revenues	33.7%	na	55.6%	24.6%	40.7%	68.4%	44.6%	40.7%	60.5%
EV / 2-Yr. Proj Revenues	36.8%	na	56.6%	25.2%	43.7%	66.8%	45.8%	43.7%	56.8%

Maxco, Inc.
Selected Going-Private Transactions
Premiums Paid Analysis

Exhibit D
Page 1 of 2

Announced	Seller	Industry	Deal Size (Base Equity Price) ($mm)	1-Day Premium	5-Day Premium	30-Day Premium	Market Cap ($mm)
1/14/2004	Heritage Bancshares, Inc. /TX/	Banking & Finance	12.42	65.46%	82.29%	94.01%	7.51
1/14/2004	HCB Bancshares, Inc.	Banking & Finance	27.02	3.99%	4.78%	-2.64%	25.98
1/22/2004	T-NETIX, Inc.	Computer Software, Supplies & Services	69.24	9.52%	16.46%	33.33%	63.22
1/27/2004	Uni-Marts, Inc.	Retail	16.22	14.21%	37.20%	30.06%	14.20
1/27/2004	Dover Investments Corp.	Real Estate	20.06	35.32%	11.79%	14.65%	30.44
2/20/2004	Johnson Outdoors Inc	Toys & Recreational Products	84.35	18.58%	19.29%	27.70%	146.97
2/20/2004	Trover Solutions, Inc.	Miscellaneous Services	59.51	0.00%	-3.18%	1.74%	59.51
2/23/2004	Arrow Magnolia International, Inc.	Chemicals, Paints & Coatings	5.44	3.23%	1.91%	8.11%	5.27
2/27/2004	Guilford Mills Inc	Textiles	104.52	-15.85%	-16.48%	7.04%	124.21
3/5/2004	Extended Stay America, Inc.	Leisure & Entertainment	1926.84	24.60%	26.29%	21.97%	1546.38
3/22/2004	U.S. Oncology, Inc.	Health Services	1089.67	18.50%	20.30%	14.54%	1098.59
3/31/2004	Ecogen Inc	Chemicals, Paints & Coatings	1.68	127.27%	61.29%	78.57%	7.41
4/8/2004	TBA Global Events	Miscellaneous Services	4.94	69.62%	76.32%	17.54%	2.91
4/10/2004	North Bancshares, Inc.	Banking & Finance	23.51	16.07%	17.21%	60.44%	22.43
4/12/2004	SciQuest, Inc.	Computer Software, Supplies & Services	23.99	6.29%	6.29%	6.29%	22.58
4/13/2004	Gristedes Foods, Inc.	Retail	0.82	8.75%	-0.57%	2.35%	15.71
4/23/2004	Loehmanns Holdings, Inc.	Retail	154.77	5.75%	9.68%	24.59%	146.36
4/29/2004	Schuff International Inc	Construction Contractors & Eng. Svcs.	4.43	11.28%	15.12%	17.93%	13.77
5/24/2004	Lason, Inc.	Computer Software, Supplies & Services	3.72	-16.67%	-16.67%	-16.67%	4.46
6/4/2004	Stephan Co.	Toiletries & Cosmetics	19.86	7.53%	9.89%	11.86%	20.51
6/10/2004	Major Automotive Companies, Inc.	Computer Software, Supplies & Services	6.65	1.45%	12.90%	-9.09%	6.55
6/16/2004	Quality Dining, Inc.	Leisure & Entertainment	20.52	39.13%	39.74%	35.02%	26.67
6/25/2004	Edelbrock Corp.	Wholesale & Distribution	44.88	12.72%	13.10%	13.18%	81.58
6/29/2004	Catalyst International, Inc.	Computer Software, Supplies & Services	19.69	92.31%	92.31%	85.19%	10.24
7/2/2004	Del Laboratories, Inc.	Toiletries & Cosmetics	341.47	14.01%	14.75%	22.98%	299.51
7/8/2004	Microwave Transmission Systems, Inc. /Old/	Electrical Equipment	0.33	-12.73%	-12.73%	-12.73%	6.38
7/16/2004	General Bearing Corp.	Industrial & Farm Equipment & Machinery	5.22	6.10%	5.54%	11.42%	14.19
8/6/2004	Mississippi View Holding Co.	Banking & Finance	n/a	39.19%	41.10%	35.53%	n/a
8/17/2004	RSI Holdings, Inc.	Furniture	0.17	11.11%	-16.67%	17.65%	0.71
8/18/2004	Prime Hospitality Corp.	Leisure & Entertainment	546.53	44.63%	42.77%	17.90%	377.88
8/24/2004	Price Legacy Corp.	Brokerage, Investment & Mgmt. Consulting	705.05	2.01%	1.15%	1.91%	691.13
8/29/2004	LNR Property Corp.	Real Estate	1886.19	6.77%	10.08%	16.04%	1766.62
9/13/2004	Rag Shops, Inc.	Retail	9.15	23.21%	17.17%	37.82%	16.74
9/13/2004	Metro-Goldwyn-Mayer, Inc.	Leisure & Entertainment	2863.63	8.01%	8.79%	-1.07%	2651.24
10/7/2004	Anthony & Sylvan Pools Corp.	Construction Contractors & Eng. Svcs.	29.38	34.15%	34.15%	28.65%	21.90
10/18/2004	Select Medical Corp.	Health Services	1835.81	26.58%	27.84%	36.99%	1450.29
10/20/2004	Boca Resorts, Inc.	Leisure & Entertainment	961.42	27.93%	30.65%	24.61%	751.51
10/26/2004	Security Capital Corp.	Insurance	70.96	5.97%	8.91%	9.56%	66.96
11/8/2004	Cypress Communications Holdings Co., Inc.	Miscellaneous Services	41.50	72.00%	72.00%	43.33%	7.12
12/20/2004	Elmer's Restaurants, Inc.	Leisure & Entertainment	5.68	-0.66%	-0.53%	0.00%	13.92
1/17/2005	Penn Engineering & Manufacturing Corp.	Miscellaneous Manufacturing	325.90	0.00%	2.82%	-6.89%	325.90
1/28/2005	RSI Holdings, Inc.	Furniture	0.19	11.11%	11.11%	-23.08%	0.71
2/23/2005	Insurance Auto Auctions, Inc.	Retail	335.11	26.06%	24.39%	28.23%	265.84
3/1/2005	Blue Martini Software, Inc.	Computer Software, Supplies & Services	52.30	63.27%	81.82%	50.94%	32.03
3/7/2005	Insight Communications Co, Inc.	Broadcasting	599.40	21.38%	23.68%	17.62%	574.19
3/17/2005	Toys "R" Us, Inc.	Retail	5925.14	7.99%	13.01%	22.76%	5486.57
3/25/2005	Calprop Corp.	Construction Contractors & Eng. Svcs.	1.07	62.50%	71.05%	170.83%	3.89
3/25/2005	Vestin Group, Inc.	Banking & Finance	1.36	5.56%	3.64%	14.00%	6.82
3/28/2005	SunGard Data Systems, Inc.	Computer Software, Supplies & Services	10391.30	14.10%	44.29%	35.49%	9106.82

Maxco, Inc.
Selected Going-Private Transactions
Premiums Paid Analysis

Exhibit D
Page 2 of 2

Announced	Seller	Industry	Deal Size (Base Equity Price) ($mm)	1-Day Premium	5-Day Premium	30-Day Premium	Market Cap ($mm)
3/29/2005	Vialta, Inc.	Electrical Equipment	18.37	56.52%	56.52%	63.64%	19.11
4/7/2005	Neff Corp.	Miscellaneous Services	173.85	67.63%	49.35%	193.36%	103.71
4/8/2005	ShopKo Stores Inc	Retail	738.98	8.55%	12.71%	46.54%	660.74
4/18/2005	Manchester Technologies, Inc.	Computer Software, Supplies & Services	54.02	35.88%	17.43%	-41.82%	39.76
4/25/2005	DoubleClick, Inc.	Miscellaneous Services	1071.40	-0.82%	17.73%	7.46%	1080.22
4/28/2005	Black Warrior Wireline Corp.	Energy Services	9.38	341.18%	275.00%	212.50%	2.12
4/29/2005	Worldwide Restaurant Concepts, Inc.	Leisure & Entertainment	193.30	42.28%	41.41%	39.44%	135.86
5/2/2005	Neiman Marcus Group Inc	Retail	4894.38	1.71%	3.52%	13.77%	4812.15
5/3/2005	Motion DNA Corp.	Instruments & Photographic Equipment	69.71	89.39%	316.67%	31150.00%	36.47
5/10/2005	Blair Corp.	Computer Software, Supplies & Services	277.02	3.51%	7.43%	5.45%	286.85
5/16/2005	Vermont Teddy Bear Co, Inc.	Retail	32.75	21.50%	29.22%	21.50%	26.96
5/16/2005	iPayment, Inc.	Computer Software, Supplies & Services	565.46	20.44%	9.60%	-8.43%	531.69
5/18/2005	Metals USA Inc	Fabricated Metal Products	446.22	58.39%	50.89%	7.53%	281.73
5/19/2005	United Systems Technology Inc	Computer Software, Supplies & Services	5.62	100.00%	100.00%	66.67%	2.81
5/19/2005	Imperial Sugar Corp.	Food Processing	94.81	-19.35%	-13.51%	-23.80%	137.34
5/31/2005	School Specialty, Inc.	Printing & Publishing	1117.00	24.90%	26.13%	29.49%	894.29
6/1/2005	Mylan Laboratories, Inc.	Drugs, Medical Supplies & Equipment	5386.84	21.21%	21.29%	19.90%	4444.15
6/14/2005	Wyndham International, Inc.	Leisure & Entertainment	1366.50	18.56%	19.79%	21.05%	167.61
6/15/2005	John Q. Hammons Hotels, Inc.	Leisure & Entertainment	126.08	3.23%	2.43%	10.55%	122.14
6/20/2005	Cablevision Systems Corp.	Broadcasting	7890.33	24.67%	24.49%	24.54%	7910.94
7/7/2005	Obsidian Enterprises Inc	Plastics & Rubber	1.31	37.04%	27.59%	44.53%	4.20
7/12/2005	Coast Dental Services Inc	Brokerage, Investment & Mgmt. Consulting	6.93	15.63%	157.66%	156.94%	17.11
7/26/2005	National Vision, Inc.	Instruments & Photographic Equipment	39.57	42.16%	42.72%	40.78%	27.84
7/26/2005	BroadVision, Inc.	Computer Software, Supplies & Services	28.71	-36.36%	-35.88%	-30.58%	45.12
7/28/2005	SS&C Technologies, Inc.	Computer Software, Supplies & Services	856.71	12.88%	11.46%	24.13%	758.97
7/29/2005	PRG-Schultz International, Inc.	Miscellaneous Services	188.49	18.69%	21.63%	1.18%	180.06
8/3/2005	Chart Industries, Inc.	Industrial & Farm Equipment & Machinery	352.30	19821.21%	19821.21%	19821.21%	1.77
8/5/2005	Callaway Golf Co.	Toys & Recreational Products	1239.69	4.84%	8.41%	4.50%	1182.47
8/10/2005	Barbeques Galore Ltd	Household Goods	42.08	92.43%	65.17%	110.85%	21.87
8/17/2005	Beverly Enterprises, Inc.	Health Services	1423.46	0.46%	-0.23%	1.96%	1416.89
9/1/2005	Haggar Corp.	Retail	205.42	25.32%	29.12%	36.53%	163.91
9/6/2005	United Financial Mortgage Corp.	Banking & Finance	35.00	34.93%	32.71%	38.57%	25.94
9/6/2005	Capital Automotive REIT	Brokerage, Investment & Mgmt. Consulting	2046.98	9.03%	10.18%	-1.82%	1644.62
9/12/2005	Hector Communications Corp.	Communications	115.31	13.08%	15.72%	20.18%	101.97
9/13/2005	BayCorp Holdings Ltd.	Electric, Gas Water & Sanitary Services	8.11	45.69%	42.61%	15.55%	5.57
9/15/2005	UICI	Insurance	1706.39	19.05%	17.09%	11.08%	1433.36
9/22/2005	CCC Information Services Group, Inc.	Computer Software, Supplies & Services	439.07	3.92%	4.08%	15.42%	422.51
9/22/2005	Mossimo, Inc.	Apparel	27.31	0.40%	3.73%	7.53%	78.38
9/22/2005	Badger Paper Mills, Inc.	Paper	2.57	-60.38%	-68.27%	-68.35%	6.49
9/27/2005	Party City Corp.	Retail	315.90	42.51%	33.79%	25.45%	221.67
		Lower Quartile	15.27	5.75%	7.43%	7.04%	14.20
		Median	69.47	16.07%	17.21%	17.93%	65.09
		Upper Quartile	573.95	37.04%	39.74%	36.53%	449.80

APPENDIX B

October 17, 2005

Special Committee of the Board of Directors
Maxco, Inc.
1118 Centennial Way
Lansing, MI 48908-0737

Members of the Special Committee:

GBQ Consulting LLC (“GBQ”) understands that The Board of Directors of Maxco, Inc. (“Maxco” or the “Company”) has proposed to amend the Company’s Restated Articles of Incorporation to effect a 1-for-1,000 reverse stock split followed immediately by a 1,000-for-1 forward stock split of the Company’s common stock (the “Proposed Transaction”). As a result of the Proposed Transaction, each shareholder owning fewer than 1,000 shares immediately before the Proposed Transaction will receive from the Company consideration of $6.00 in cash, without interest (the “Consideration”), for each of such shareholder’s shares of the Company’s common stock. Each share of common stock held by a shareholder owning 1,000 or more shares will continue to represent one share of the Company after completion of the Proposed Transaction. In the event that there are fewer than 300 shareholders of record following the Proposed Transaction, Maxco intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to terminate registration of its common stock under federal securities laws.

The Board of Directors of the Company has formed a special committee (the “Special Committee”) to consider certain matters regarding the Proposed Transaction, including the ability to disapprove of the Proposed Transaction. GBQ has been engaged by the Special Committee to serve as an independent financial advisor to the Special Committee and render an opinion (our “Opinion”) of whether the Consideration to be received by certain cashed-out shareholders of Maxco in connection with the Proposed Transaction is fair to them, from a financial point of view. Our Opinion does not address, specifically or otherwise, the Company's underlying business decision to engage in or effect the Proposed Transaction. Moreover, we have not been engaged to recommend, and we have not recommended, a transaction price, and we have not participated in the Proposed Transaction negotiations.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

➢
reviewed the Company’s annual reports on Form 10-K for the five fiscal years ended March 31, 2005, 2004, 20003, 2002, and 2001, and quarterly report on Form 10-Q for the quarter ended June 30, 2005, as well as internal financial statements prepared by the Company’s management for the fiscal year ended March 31, 2005 and the quarter ended June 30, 2005;

➢	discussed future performance with management and developed financial projections for the fiscal years ending March 31, 2006 through 2010 based on those forecasts;

➢	reviewed agreements and other documents related to the Proposed Transaction including a draft Proxy Statement to be filed pursuant to Section 14(a) of the Securities Exchange Act of 1934;

➢
reviewed historical market prices and trading volume of the Company’s publicly traded common stock since October 1, 2002, analyzed a recent shareholder profile of the Company and the number of shareholders, and reviewed certain publicly available news articles and press releases relating to the Company;

➢	reviewed publicly available financial data of certain publicly-traded companies that we deem comparable to the Company;

➢	reviewed publicly available information regarding prices and premiums paid in certain transactions that we deemed relevant;

➢	reviewed various management-prepared documents, lists, and schedules; and

➢	conducted such other studies, analyses, and inquiries as we deemed necessary in arriving at our Opinion.

In addition, we visited the Company’s headquarters and manufacturing facilities located in Lansing, Michigan and held discussions with certain members of senior management concerning the Company’s history, operations, financial condition, industry, and future prospects.

Our Opinion is premised on the assumption that the assets, liabilities, financial condition, and prospects of the Company as of the date of this letter have not changed materially since June 30, 2005, the date of the most recent financial statements made available to us. In rendering our Opinion, we have assumed and relied upon the accuracy and completeness, without independent verification, of all information that was publicly available or that was furnished to us, either verbally or in writing, by the Company. Moreover, we have assumed, without independent verification, that our discussions with management regarding financial projections reflect management’s best currently available estimate of the future financial results and condition of the Company, and we have relied upon such projections in arriving at our Opinion. We have not been engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based and express no view as to the forecasts, projections, or assumptions.

We have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information which may be provided to or obtained by us after the issuance of the Opinion which suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.

The Special Committee has not requested that we solicit, nor have we solicited, any third-party indications of interest for the acquisition of all or any part of the Company. Further, we were not requested to consider, and our Opinion does not address, the merits of the contemplated Proposed Transaction relative to any alternative business strategies that may exist for the Company or the effect of any other transactions in which the Company might engage, nor do we offer any opinion as to the material terms of the Proposed Transaction.

We understand that management of the Company is unaware of any current or prospective offers to purchase the Company or its assets from a third-party strategic or financial acquirer.

We are acting as independent financial advisor to the Special Committee in connection with the Proposed Transaction and will receive a fee for our services. However, our compensation for providing financial advisory services to the Special Committee is neither based nor contingent on the results of our engagement. Further, none of our employees who worked on this engagement has any known financial interest in the assets or equity of the Company or the outcome of our engagement. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

It is understood that this Opinion was prepared at the request of the Special Committee for its confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without our prior written consent, except as required by applicable securities laws. Notwithstanding anything to the contrary, the Company may reproduce this letter in its entirety in any filing with the Securities and Exchange Commission required to be made by the Company in respect of the Proposed Transaction pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

This Opinion is only to be utilized as one input to consider in the process of analyzing the contemplated Proposed Transaction. This Opinion is not intended to be, nor does it constitute, a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to those shareholders receiving Consideration in connection with the Proposed Transaction.

Respectfully submitted,

GBQ Consulting LLC